As filed with the Securities and Exchange Commission on December 1, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Jet.AI Inc.

(Exact name of registrant as specified in its charter.)

Delaware	4522	93-2971741
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, Nevada 89135

702-747-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Winston

10845 Griffith Peak Dr.

Suite 200

Las Vegas, Nevada 89135

702-747-4000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen	M. Ali Panjwani
Peter F. Waltz	Pryor Cashman LLP
Hallie D. Heath	7 Times Square
Dykema Gossett PLLC	New York, NY 10036
111 E. Kilbourn Ave., Suite 1050	(212) 421-4100
Milwaukee, WI 53202
(414) 488-7300

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 1, 2025

PRELIMINARY PROSPECTUS

Jet.AI Inc.

2,000,000 Shares of Common Stock

2,000,000 Pre-Funded Warrants

2,000,000 Shares of Common Stock Underlying the Pre-Funded Warrants

Jet.AI Inc. (the “Company,” “we,” “our,” and “us”) is offering, on a firm commitment basis, up to 2,000,000 shares of our Common Stock, par value $0.0001 per share (the “Common Stock”), at an assumed public offering price of $2.00 per share of Common Stock. The public offering price per share of Common Stock of $2.00 is based upon the closing price of our Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on November 26, 2025. The actual public offering price per share of Common Stock (or Pre-Funded Warrant) will be determined between us, the underwriters (as defined below), and the investors in the offering at the time of pricing, and may be at a discount to the current market price of our Common Stock. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final offering price.

We are also offering to those purchasers, if any, whose purchase of Common Stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”) in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock. The purchase price of each Pre-Funded Warrant will be equal to the combined public offering price per share of Common Stock sold in this offering minus $0.0001, the exercise price per share of Common Stock of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants.

Our Common Stock is traded on Nasdaq under the symbol “JTAI”. The last reported sale price of our Common Stock on Nasdaq on November 26, 2025, was $2.00 per share. There is currently no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

We have engaged Maxim Group LLC, (“Maxim” or the “lead underwriter”) to act as our exclusive managing underwriter and sole book running manager in connection with this offering. The lead underwriter has agreed to arrange for the sale of the securities offered by this prospectus on a firm commitment basis. As such, the lead underwriter is obligated to take and pay for all of the securities in this offering if any such securities are taken. We will bear all costs associated with this offering and have agreed to pay the lead underwriter the fees set forth in the table below. In addition, Ladenburg Thalmann & Co. Inc. (“Ladenburg” and together with Maxim, the “underwriters”) will be acting as the co-manager in connection with this offering. See the section of this prospectus titled “Underwriting” for more information regarding our arrangements with the underwriters.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the section of this prospectus entitled “Risk Factors— Risks Relating to Ownership of Jet.AI Securities” for more information related to our reduced reporting requirements.

Investing in our securities involves a high degree of risks. See “Risk Factors” beginning on page 8 of the prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus and in the documents incorporated by reference into this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The following table sets forth the expected proceeds from this Offering, assuming an offering price at the minimum of the proposed price range of the shares of our Common Stock:

	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price Per Pre-Funded Warrant	Total(1)
Public Offering Price	$	$	$
Underwriting fees(2)	$	$	$
Proceeds, Before Expenses, to us(3)	$	$	$

(1) Assumes no exercise of the over-allotment option by the underwriters.

(2) Represents cash transaction fee payable to the underwriters of 7.0% of the total gross proceeds to us from this offering. We have also agreed to reimburse certain expenses of the underwriters in connection with this offering. See “Underwriting” beginning on page 99 of this prospectus for additional information regarding the compensation to be received by the underwriters.

(3) Does not include proceeds from the exercise of the Pre-Funded Warrants, if any.

The underwriters may also exercise their option to purchase up to 300,000 additional shares of Common Stock (or Pre-Funded Warrants in lieu thereof), which equals 15% of the total number of shares of Common Stock (or Pre-Funded Warrants in lieu thereof) to be offered by us in this offering, for forty-five (45) days after the date of this prospectus solely to cover over-allotments, if any (based on an assumed public offering price of $2.00 per share, which is the last reported sale price of our Common Stock on Nasdaq on November 26, 2025). If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $280,000 and the additional proceeds to us, before expenses, from the over-allotment option exercise will be $600,000 (based on an assumed public offering price of $2.00 per share, which is the last reported sale price of our Common Stock on Nasdaq on November 26, 2025).

Maxim Group LLC	Ladenburg Thalmann

The date of this prospectus is           , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”). It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information with regard to us and the securities being offered in this offering. You should review the information and exhibits in the Registration Statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus entitled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the sections of this prospectus entitled “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representation not contained or incorporated by reference in this prospectus or any related free writing prospectus. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our securities. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As used in this prospectus, unless the context requires otherwise, the terms “Company,” “Jet.AI,” “we,” “our,” and “us” refer to Jet.AI Inc., and its consolidated subsidiaries. Unless otherwise indicated, all share and per share amounts in this prospectus have been presented on a retrospective and pro forma basis to reflect the reverse stock split of our outstanding shares of common stock at a ratio of 1-for-225, which we effected on November 12, 2024.

Company Overview

Our business strategy combines concepts from fractional jet and charter jet programs with innovations in artificial intelligence, commonly referred to as “AI.” Our purposeful enhancement of price discovery has the potential to produce fairer and more inclusive results for aircraft owners and travelers alike.

We formed our company on June 4, 2018. We developed and, in September 2019, launched our booking platform represented by our iOS app Jet Token, which originally functioned as a prospecting and quoting platform to arrange private jet travel with third party carriers. Following our acquisition of HondaJets, we began selling jet cards and fractional ownership interests in our aircraft. In 2023, we launched an AI-enhanced booking app called CharterGPT (the “App”). Beginning in 2023, we launched our Jet.AI Operator Platform to provide a business-to-business (“B2B”) software platform for software-as-a-service (“SaaS”) products. Currently we offer the following SaaS software to aircraft owners and operators generally:

●	Reroute AI: recycles aircraft waiting to return to base into prospective new charter bookings to destinations within specific distances; and

●	DynoFlight: enables aircraft operators to estimate aircraft emissions then purchase carbon removal credits via our DynoFlight API.

We have also established a specific version of a private jet by-the-seat booking tool for the Las Vegas Golden Knights professional ice hockey team and Great Western Air, LLC (DBA Cirrus Aviation Services, LLC) (“Cirrus”) via 380 Software LLC. 380 Software LLC is a by-the-seat charter joint venture between us and Cirrus.

Our strategy historically has involved expanding our fleet of aircraft with larger aircraft capable of traveling longer distances, developing a national jet card program based on third party aircraft, further enhancing the AI functionality of CharterGPT, and expanding upon our B2B software offerings. Our strategy currently involves further enhancing the AI functionality of Ava and CharterGPT, and expanding upon Reroute AI and DynoFlight.

In 2024 and 2025, we launched two AI-enhanced booking apps called CharterGPT and Ava, respectively. We began transitioning the primary focus of our business to AI data center operations and assets in 2025, as more fully described below.

Recent Events

Merger Agreement

On February 13, 2025, we entered into an Agreement and Plan of Merger and Reorganization (the “Original Merger Agreement”) with flyExclusive, Inc. (“flyExclusive”), FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive (“Merger Sub”), and Jet.AI SpinCo, Inc., a Delaware corporation and our wholly owned subsidiary (“SpinCo”). Pursuant to the Merger Agreement, (i) as a condition to closing on the Merger Agreement, we will distribute all of the shares of SpinCo, on a pro rata basis, to our stockholders (the “Distribution”), (ii) Merger Sub will merge with and into SpinCo (the “Merger” and, together with the Distribution and all other transactions contemplated under the Merger Agreement, the “Transactions”) with SpinCo surviving the Merger as a wholly owned subsidiary of flyExclusive, and (iii) as consideration for the Merger, our existing stockholders will have the right to receive shares of Class A common stock of flyExclusive. Additionally, our stockholders will continue to own and hold their existing shares of our common stock as of closing of the Merger.

On May 6, 2025, the parties entered into an Amended and Restated Agreement and Plan of Merger and Reorganization (as subsequently amended, the “Merger Agreement”). Except as follows, the material terms of the Transactions remain unchanged in the Merger Agreement. The Merger Agreement amends, restates, replaces and supersedes the Original Merger Agreement in its entirety. The Merger Agreement amended the Original Merger Agreement to provide for the concept that 20% of the merger consideration will not be issued upon closing, but will instead be issued post-closing, if any, upon final determination of the purchase price. Previously, the Original Merger Agreement contemplated all of the merger consideration shares being issued upon closing, with 20% of such merger consideration shares being “Restricted Shares” subject to potential post-closing claw back upon determination of the final purchase price. Additionally, the Original Merger Agreement contained a condition to closing which would have required us to amend our existing securities purchase agreement with Ionic Ventures, LLC (“Ionic”). The Merger Agreement amended the closing condition to instead require us to execute a new securities purchase agreement with a third-party investor, pursuant to which we will issue the investor a warrant to purchase up to $50 million worth of shares of a newly-designated series of preferred stock.

2

On July 30, 2025, the parties entered into an Amendment No. 1 to Amended and Restated Agreement and Plan of Merger and Reorganization. The material terms of the Transactions remain unchanged in the Merger Agreement, except that the Outside Date (as defined in the Merger Agreement).

On October 10, 2025, the parties entered into an Amendment No. 2 to Amended and Restated Agreement and Plan of Merger and Reorganization. The material terms of the Transactions remain unchanged in the Merger Agreement, except that the Outside Date (as defined in the Merger Agreement) was extended from October 31, 2025, to December 31, 2025

In connection with executing the Original Merger Agreement, we, SpinCo, and flyExclusive entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) pursuant to which we will transfer the business, operations, services and activities of our jet charter business to SpinCo (the “Separation”). Upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, we will consummate the Distribution. As such, we will no longer operate a jet charter business as of consummation of the Distribution. There will be no change to our board of directors (the “Board”) or executive officers as a result of the Merger, Separation, Distribution, or other Transactions.

The Merger Agreement contains customary conditions to closing, including the following mutual conditions: (i) the Separation and Distribution and the other transactions contemplated by the Separation and Distribution Agreement shall have been consummated in accordance with the Separation and Distribution Agreement; (ii) a registration statement on Form S-4 covering the merger consideration shares shall be effective; (iii) the approval of the Transactions by holders of our common stock shall have been obtained; and (iv) the shares of flyExclusive Class A common stock issuable pursuant to the Transactions shall have been approved for listing on the NYSE American LLC.

After the Transactions, we will continue to operate and retain our software and intellectual property assets, but will cease to hold our aircraft fractional, jet card and management assets and expects to pursue additional business opportunities in the AI sector utilizing our remaining assets to enhance those business operations and model. The Transactions are subject to stockholder approval and are expected to close during the fourth quarter of 2025.

We do not believe that the proposed Transactions will have an impact on this offering. For more information regarding flyExclusive and the proposed Transactions, please refer to the Registration Statement on Form S-4 (File No. 333-284960) filed by flyExclusive with the SEC.

Joint Venture and Contribution Agreements

On June 26, 2025, we entered into a Joint Venture Agreement (the “JV Agreement”) with Consensus Core Technologies Inc. (“Consensus Core”), pursuant to which we and Consensus Core agreed to enter into a joint venture to collaborate in developing data centers. The JV Agreement provided certain terms of the joint venture, including: (i) we and Consensus Core would enter into a Contribution Agreement (the “Contribution Agreement”) with a joint venture limited liability company outlining the full terms of the joint venture; (ii) the joint venture limited liability company would be organized under the laws of the State of Delaware prior to any initial closing under the Contribution Agreement, which would initially be wholly owned by Consensus Core; and (iii) the joint venture limited liability company would establish separate subsidiaries for each data center project to be contributed to the joint venture.

On July 2, 2025, we entered into the Contribution Agreement with Consensus Core and Convergence Compute LLC, a Delaware limited liability company and the joint venture entity contemplated by the JV Agreement (“Convergence Compute”), pursuant to which Jet.AI contributed $300,000 to Convergence Compute in the first closing of the transactions contemplated by the JV Agreement. As consideration for our contribution, we acquired a 0.5% equity interest in Convergence Compute.

3

Upon the completion of certain data center project milestones, we and Consensus Core will make additional contributions to Convergence Compute and will receive additional equity interests in Convergence Compute and Convergence Compute’s subsidiaries. Specifically, we will contribute up to an aggregate $20 million to Convergence Compute in five tranches tied to specific project development milestones. Consensus Core will contribute 100% of the equity interests of its Midwest data center project to Convergence Compute at the second closing under the Contribution Agreement and will contribute 100% of the equity interests of its Maritime data center project to Convergence Compute at the third closing under the Contribution Agreement. In consideration for such contributions, we and Consensus Core will each receive a 17.5% equity interest in the Midwest project upon the second closing and a 17.5% equity interest in the Maritime project upon the third closing. We will also receive an additional 0.5% equity interest in Convergence Compute upon each additional closing, for an aggregate equity interest of up to 2.5% if all five tranches are consummated.

On November 7, 2025, we announced that the milestones associated with the second closing had been substantially completed. However, no such second closing has yet occurred. We anticipate utilizing a portion of the proceeds from this offering to fund up to $1.7 million of our required contribution to Convergence Compute as part of the second closing pursuant to the Contribution Agreement. See the section of this prospectus entitled “Use of Proceeds” for more information regarding our anticipated use of the proceeds of this offering.

Company Information

The address of our executive corporate offices is 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135, and our telephone number is (702) 747-4000. Our website is www.jet.ai. Information contained on or accessible through this website is not incorporated by reference in, or otherwise a part of, this prospectus, and any references to this website are intended to be inactive textual references only.

Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

●	The Company is an early-stage company with a limited operating history.
●	The Company may not be able to successfully implement its growth strategies.
●	The Company’s operating results are expected to be difficult to predict based on a number of factors that also will affect its long-term performance.
●	The Company may not have enough capital as needed and may be required to raise more capital and the terms of subsequent financings may adversely impact your investment.
●	The Company’s business and reputation rely on, and will continue to rely on, third parties.
●	The Company may be unable to adequately protect its intellectual property interests or may be found infringing on the intellectual property interests of others.
●	A delay or failure to identify and devise, invest in and implement certain important technology, business, and other initiatives could have a material impact on the Company’s business, financial condition and results of operations.
●	The Company is dependent on its information systems which may be vulnerable to cyber-attacks or other events.
●	Because the Company’s software could be used to collect and store personal information, privacy concerns in the territories in which the Company operates could result in additional costs and liabilities to the Company or inhibit sales of its software.
●	The Company may not have enough funds to sustain the business until it becomes profitable and may not be able to obtain additional capital when desired, on favorable terms or at all.
●	Jet.AI is subject to risks related to taxation in the United States.
●	Jet.AI’s sole material asset is its direct and indirect interests in its subsidiaries and, accordingly, Jet.AI is dependent upon distributions from its subsidiaries to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on the Jet.AI common stock.
●	Demand for the Company’s services may decline due to factors beyond its control.
●	The Company faces a high level of competition with numerous market participants with greater financial resources and operating experience.
●	Aviation businesses are often affected by factors beyond their control including: air traffic congestion at airports; airport slot restrictions; air traffic control inefficiencies; natural disasters; adverse weather conditions, such as hurricanes or blizzards; increased and changing security measures; changing regulatory and governmental requirements; new or changing travel-related taxes; or the outbreak of disease; any of which could have a material adverse effect on the Company’s business, results of operations and financial condition.
●	The operation of aircraft is subject to various risks, and failure to maintain an acceptable safety record may have an adverse impact on our ability to obtain and retain customers.
●	The supply of pilots to the airline industry is limited and may negatively affect the Company’s operations and financial condition. Increases in labor costs may adversely affect the Company’s business, results of operations and financial condition.
●	The Company is exposed to operational disruptions due to maintenance.
●	Significant increases in fuel costs could have a material adverse effect on the Company’s business, financial condition and results of operations.

4

●	If efforts to continue to build a strong brand identity and improve member satisfaction and loyalty are not successful, the Company may not be able to attract or retain members, and its operating results may be adversely affected.
●	Any failure to offer high-quality customer support may harm the Company’s relationships with its customers and could adversely affect the Company’s reputation, brand, business, financial condition and results of operations.
●	Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect our business, investments and results of operations.
●	The Company’s failure to attract and retain highly qualified personnel in the future could harm its business.
●	The proposed Transactions with flyExclusive may not be completed on the terms or timeline currently contemplated, or at all.
●	In the proposed Transactions with flyExclusive Jet.AI will divest substantially all of its fractional and jet card business and related assets, together with associated working capital and thereafter adopt a business strategy that focuses on expanding its AI operations. Any or all of these decisions if incorrect may have a material adverse effect on the results of Jet.AI’s operations, financial position and cash flows, and pose further risks to the successful operation of Jet.AI’s business over the short and long-term.
●	The AI sector in which Jet.AI expects to primarily focus after the Transactions is subject to significant risks, including rapid growth and volatility, capital requirements, dependence on rapidly changing underling technologies, market and political risks and uncertainties and extreme competition. Jet.AI cannot guarantee that it will be able to anticipate or overcome any or all of these risks and uncertainties, especially as a small company operating in an environment that includes many large, well-capitalized competitors with substantially more resources.
●	Particularly after the Transactions Jet.AI’s success will be dependent on its ability to successfully develop new services, platforms and solutions that utilize AI and enhance or complement its existing services, platforms and solutions, and market acceptance of these offerings.
●	Our focus on the development and provision of AI data center services represents an evolving business model and strategy.
●	Our AI data center services strategy may take significant time and expenditure to implement and our efforts may not be successful.
●	Our increased focus on the AI data center market may not be successful and may result in adverse consequences to our business, results of operations and financial condition.
●	Expansion of our business strategy into the AI data center market could increase competitive, operational, legal and regulatory risks to our business in ways we cannot predict.
●	Changing political and geopolitical conditions, including changing international trade policies and the implementation of wide-ranging, reciprocal and retaliatory tariffs, surtaxes and other similar import or export duties, or trade restrictions, could adversely impact our business, prospects, operations and financial performance, specifically as it relates to the development and provision of AI data center services.
●	Our anticipated data center business is expected to have significant customer concentration.
●	We may be unable to raise additional capital needed to fulfill our capital or liquidity needs or grow our business and achieve the expansion plans we have for the development and provision of AI data center services.
●	We expect to continue to incur substantial capital expenditures to grow our AI data center services business.
●	Supply chain and logistics issues for us, our contractors or our suppliers may frustrate or delay our expansion plans into the AI data center services market or increase the cost of constructing our infrastructure.
●	Any electricity outage, non-supply or limitation of electricity supply, including as a result of political pressures or regulations, or increase in electricity costs may result in material impacts to our AI data center services operations and financial performance.
●	We may be affected by price fluctuations in the wholesale and retail power markets.
●	Any delays or unexpected costs in the development of any new properties acquired for development may delay and harm our growth prospects, future operating results and financial condition.
●	Our AI data center services business may be affected by price fluctuations in the wholesale and retail power markets.
●	Government regulators and utilities may potentially restrict the ability of electricity suppliers to provide electricity to AI data centers or AI services generally.
●	We may fail to anticipate or adapt to technology innovations in a timely manner, or at all.
●	The Company’s stock price may be volatile, and you may not be able to sell shares at or above the price at which you purchase shares.
●	If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares, limit our ability to access existing liquidity facilities and make obtaining future financing more difficult for us.
●	Stockholders may experience dilution of their ownership interest due to the issuance of additional shares of common stock upon the conversion of the Series B Preferred Stock, especially since the Series B Preferred Stock has fluctuating conversion rates that are set at a discount to market prices of our shares of common stock during the period immediately following conversion.
●	The issuances of additional shares of Jet.AI common stock under the Share Purchase Agreement and the GEM Warrant may result in dilution of future Jet.AI stockholders and have a negative impact on the market price of Jet.AI common stock.
●	Certain existing stockholders purchased our securities at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price.
●	Sales of Jet.AI common stock, or the perception of such sales, by us or our significant stockholders in the public market or otherwise could cause the market price for Jet.AI common stock to decline.
●	The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

5

THE OFFERING

Common Stock Offered	Up to 2,000,000 shares of Common Stock (based on an assumed public offering price of $2.00 per share, which is the last reported sale price of our Common Stock on Nasdaq on November 26, 2025).

Pre-Funded Warrants Offered	We are also offering to those purchasers, if any, whose purchase of shares of Common Stock in this offering would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering, the opportunity to purchase, in lieu of the shares of our Common Stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%), Pre-Funded Warrants each to purchase one share of Common Stock at an exercise price of $0.0001 per share. The assumed combined public offering price for each Pre-Funded Warrant will be equal to the public offering price per share of Common Stock in this offering, minus $0.0001. Each Pre-Funded Warrant will be exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we sell will be decreased on a one-for-one basis. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities – Pre-Funded Warrants” for additional information.

Common Stock Offering Price	$2.00 per share (based on an assumed public offering price of $2.00 per share, which is the last reported sale price of our Common Stock on Nasdaq on November 26, 2025).

Common Stock Outstanding Prior to This Offering	4,237,256 shares of Common Stock (as of November 28, 2025).

Common Stock To Be Outstanding After This Offering	6,237,256 shares of Common Stock, (or 6,537,256 shares if the underwriters exercise their option to purchase additional shares in full) based on an assumed public offering price of $2.00 per share (which is the last reported sale price of our Common Stock on Nasdaq on November 26, 2025) and assuming no sale of Pre-Funded Warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis.

Use of Proceeds	We intend to use the net proceeds from the sales of the securities offered by this prospectus primarily for general working capital needs, the further development of announced and pending data center projects, and our ongoing operations in the data center space. For more information, see the sections of this prospectus entitled “Use of Proceeds” on page 37 and “Data Center Business – Anticipated Projects” on page 72.

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Underwriters’ Over-allotment Option	We have granted the underwriters a 45-day option from the date of this prospectus to purchase up to 300,000 additional shares of Common Stock (or Pre-Funded Warrants in lieu thereof) representing 15% of the total number of securities offered by us in the offering (based on an assumed public offering price of $2.00 per share, which is the last reported sale price of our Common Stock on Nasdaq on November 26, 2025).

Lock-up Agreements	In connection with this offering, we, our directors and officers, and our affiliates have agreed not to offer, issue, sell, or otherwise dispose of any of our securities without the underwriters’ prior consent, except for any ordinary course equity grants under our equity compensation plans or sales of our Common Stock that may be effected in accordance with the terms of various pre-existing arrangements. See “Underwriting” on page 99 of this prospectus for more information.

Market for the Common Stock	Our Common Stock is traded on Nasdaq under the symbol “JTAI”. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

The number of shares of our Common Stock outstanding is based on an aggregate of 4,237,256 shares of our Common Stock outstanding as of November 28, 2025, and excludes:

●	9,686 shares of Common Stock issuable upon exercise of the GEM Warrant as of November 28, 2025;

●	3,539,543 shares of Common Stock issuable upon conversion of 850 shares of Series B Preferred Stock as of November 28, 2025;

●	22,668 shares of Common Stock issuable upon exercise of outstanding options with an average exercise price of $998.26 as of November 28, 2025;

●	10,933 shares of Common Stock available for future issuance under the Amended and Restated 2023 Jet.AI Inc. Omnibus Incentive Plan as of November 28, 2025.

6

SUMMARY FINANCIAL DATA

The following tables summarize our consolidated financial data. We have derived the summary consolidated statement of operations data for the years ended December 31, 2024 and 2023 as well as our balance sheet data as of December 31, 2024 and 2023 from our audited consolidated financial statements included elsewhere in this prospectus. The summary data for the nine months ended September 30, 2025 and 2024 as well as our balance sheet data as of September 30, 2025 is derived from our unaudited consolidated financial statements appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes included elsewhere in this prospectus.

Consolidated Statement of Operations Data (in thousands, except per share data)

	Years Ended		Nine Months Ended
	December 31,		September 30,
	2024	2023	2025	2024
Revenues	$14,023	$12,215	$7,411	$10,849
Gross loss	$(965)	$(179)	$(514)	$(555)
Operating loss	$(12,567)	$(12,510)	$(7,687)	$(9,252)
Net loss	$(12,733)	$(12,616)	$(7,520)	$(9,252)
Deemed dividend from warrant exchange offer	$(540)	$–	$–	$(540)
Cumulative preferred stock dividends	$(109)	$(47)	$–	$78
Net loss to common stockholders	$(13,383)	$(12,663)	$(7,520)	$(9,949)
Net loss per share – basic and diluted	$(47.93)	$(450.34)	$(2.83)	$(138.60)

Consolidated Balance Sheet Data

	As of
	September 30, 2025
	Actual	As adjusted
Total assets	$12,892,262	$
Total liabilities	$3,663,249	$
Total stockholders’ equity	$9,229,013	$

7

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. In addition to the information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, you should carefully consider the risks described below in addition to the other information contained in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. As a result, you could lose some or all of your investment in our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

Risks Related to the Company’s Business

The Company may not be able to continue to operate its business if it is not successful in securing additional sources of capital and, as a result, may not be able to continue as a going concern.

The Company is dependent on funds from its operations, proceeds from its financing arrangements and additional fundraising in order to sustain its ongoing operations. The Company has suffered recurring losses from operations and has a significant accumulated deficit. As a result of these recurring losses from operations and the need for additional capital, there is substantial doubt about the Company’s ability to continue as a going concern. Therefore, our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern in its report on the Company’s audited financial statements for the year ended December 31, 2024. And, Note 2 to the consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 included a similar qualification regarding the Company’s ability to continue as a going concern. The financial statements have been prepared in accordance with GAAP, which contemplates that the Company will continue to operate as a going concern. The Company’s financial statements do not contain any adjustments that might result if it is unable to continue as a going concern. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, the Company may be required to reduce the near-term scope of its planned development and operations, which could delay implementation of the Company’s business plan and harm its business, financial condition and operating results. In such circumstances, the Company may have to significantly reduce its operations or delay, scale back or discontinue the development of one or more of its products or services, seek alternative financing arrangements, declare bankruptcy or terminate its operations entirely.

The Company may not have enough capital as needed and may be required to raise more capital and the terms of subsequent financings may adversely impact your investment.

Although the Company anticipates that the funds from this offering will be sufficient to support its expected operations, it may need access to credit in order to support its working capital requirements as it grows. Interest rates are rising, and it is a difficult environment for obtaining credit on favorable terms. If the Company cannot obtain credit when needed, the Company may issue debt or equity securities to raise funds, modify its growth plans, or take some other action. Interest on debt securities could increase costs and negatively impact operating results and convertible debt securities could result in diluting your interest in the Company. If the Company is unable to find additional capital on favorable terms, then it is possible that it will choose to cease its sales activity. In that case, the only asset remaining to generate a return on your investment could be the Company’s intellectual property. Even if the Company is not forced to cease its sales activity, the unavailability of capital could result in the Company performing below expectations, which could adversely impact the value of your investment.

The Company may not have enough funds to sustain the business until it becomes profitable and may not be able to obtain additional capital when desired, on favorable terms or at all.

The Company may not accurately anticipate how quickly it may use its funds and whether these funds are sufficient to bring the business to profitability.

The industry, products and markets in which Jet.AI focuses are markets that make Jet.AI’s prospects difficult to evaluate and enter these industry sectors and thereafter remain competitive, Jet.AI expects to be required to make continued investments in equipment, facilities and technology. Jet.AI expects that substantial capital will be required to pursue certain business opportunities in sectors that are complementary to AI focused business operations, and to also continue technology and product development, and to fund working capital for anticipated growth. If Jet.AI does not generate sufficient cash flow from operations or otherwise have the capital resources to meet its future capital needs, we may need additional financing to implement our business strategy.

8

Jet.AI expects that it will need to raise additional capital in the future to fund more rapid expansion, respond to competitive pressures, potentially acquire complementary assets, businesses or technologies or take advantage of unanticipated opportunities, and it may seek to do so through public or private financing, strategic relationships or other arrangements. The ability of Jet.AI to secure any required financing will depend in part upon prevailing capital market conditions and business success. There can be no assurance that Jet.AI will be successful in its efforts to secure any additional financing on terms satisfactory to management or at all. Even if such funding is available, Jet.AI cannot predict the size of future issues of common shares or securities convertible into common shares or the effect, if any, that future issues and sales of common shares will have on the price of Jet.AI’s common shares.

If Jet.AI raises additional capital through the issuance of equity securities, the percentage ownership of Jet.AI’s existing shareholders may be reduced, and such existing shareholders may experience additional dilution in net book value per share. Any such newly-issued equity securities may also have rights, preferences or privileges senior to those of the holders of the common shares. If additional funds are raised through the incurrence of indebtedness, such indebtedness may involve restrictive covenants that impair the ability of Jet.AI to pursue its growth strategy and other aspects of its business plan, expose Jet.AI to greater interest rate risk and volatility, require Jet.AI to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital and capital expenditures, increase Jet.AI’s vulnerability to general adverse economic and industry conditions, place Jet.AI at a competitive disadvantage compared to its competitors that have less debt, and limit Jet.AI’s ability to borrow additional funds. In connection with any such future capital raising transactions, whether involving the issuance of equity securities or the incurrence of indebtedness, Jet.AI may be required to accept terms that restrict its ability to raise additional capital for a period of time, which may limit or prevent Jet.AI from raising capital at times when it would otherwise be opportunistic to do so.

The Company is an early-stage company with a limited operating history.

The Company’s predecessor operating company Jet Token, Inc. was formed on June 4, 2018. Accordingly, the Company has a limited history upon which an investor can evaluate its performance and future prospects. The Company has a short history and a limited number of aircraft and related customers. The Company’s current and proposed operations are subject to all business risks associated with newer enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its markets, difficulty in managing its growth and the entry of competitors into the market. The Company has incurred net losses to date and anticipates continuing net losses for the foreseeable future. The Company cannot assure you that it will be profitable in the foreseeable future or generate sufficient profits to pay dividends. If the Company does achieve profitability, the Company cannot be certain that it will be able to sustain or increase such profitability. The Company has not consistently generated positive cash flow from operations, and it cannot be certain that it will be able to generate positive cash flow from operations in the future. To achieve and sustain profitability, the Company must accomplish numerous objectives, including broadening and stabilizing its sources of revenue and increasing the number of paying members to its service. Accomplishing these objectives may require significant capital investments. The Company cannot be assured that it will be able to achieve these objectives.

The Company may not be able to successfully implement its growth strategies.

The Company’s growth strategies include, among other things, expanding its addressable market by opening up private aviation to non-members through our marketplace, expanding into new domestic markets, pursuing new opportunities in the AI sector, and developing adjacent (or complementary) businesses, including, but not limited to, developing and operating AI data centers. The Company faces numerous challenges in implementing its growth strategies, including its ability to execute on market, business, product/service and geographic expansions. The Company’s strategies for growth are dependent on, among other things, its ability to expand existing products and service offerings and launch new products and service offerings. Although the Company devotes significant financial and other resources to the expansion of its products and service offerings, its efforts may not be commercially successful or achieve the desired results. The Company’s financial results and its ability to maintain or improve its competitive position will depend on its ability to effectively gauge the direction of its key marketplaces and successfully identify, develop, market and sell new or improved products and services in these changing marketplaces. The Company’s inability to successfully implement its growth strategies could have a material adverse effect on its business, financial condition and results of operations and any assumptions underlying estimates of expected cost savings or expected revenues may be inaccurate.

9

The Company’s operating results are expected to be difficult to predict based on a number of factors that also will affect its long-term performance.

The Company expects its operating results to fluctuate significantly in the future based on a variety of factors, many of which are outside its control and difficult to predict. As a result, period-to-period comparisons of the Company’s operating results may not be a good indicator of its future or long-term performance. The following factors may affect the Company from period-to-period and may affect its long-term performance:

●	the Company may fail to successfully execute its business, marketing and other strategies;

●	the Company’s ability to grow complementary products and service offerings may be limited, which could negatively impact its growth rate and financial performance;

●	the Company may be unable to attract new customers and/or retain existing customers;

●	the Company will require additional capital to finance strategic investments and operations, pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and the Company cannot be sure that additional financing will be available;

●	the Company’s historical growth rates may not be reflective of its future growth;

●	the Company’s business and operating results may be significantly impacted by general economic conditions, the health of the U.S. aviation industry and risks associated with its aviation assets;

●	litigation or investigations involving the Company could result in material settlements, fines or penalties and may adversely affect the Company’s business, financial condition and results of operations;

●	existing or new adverse regulations or interpretations thereof applicable to the Company’s industry may restrict its ability to expand or to operate its business as intended and may expose the Company to fines and other penalties;

●	the occurrence of geopolitical events such as war, terrorism, civil unrest, political instability, environmental or climatic factors, natural disaster, pandemic or epidemic outbreak, public health crisis and general economic conditions may have an adverse effect on the Company’s business;

●	some of the Company’s potential losses may not be covered by insurance, and the Company may be unable to obtain or maintain adequate insurance coverage; and

●	the Company is potentially subject to taxation-related risks in multiple jurisdictions, and changes in tax laws could have a material adverse effect on its business, cash flow, results of operations or financial condition.

The Company’s business is primarily focused on certain targeted geographic regions, making it vulnerable to risks associated with having geographically concentrated operations.

Jet.AI’s customer base is primarily concentrated in the southwestern region of the United States. As a result, Jet.AI’s business, financial condition and results of operations are susceptible to regional economic downturns and other regional factors, including state regulations and budget constraints and severe weather conditions, catastrophic events or other disruptions. As Jet.AI seeks to expand in its existing markets, opportunities for growth within these regions will become more limited and the geographic concentration of the Company’s business may increase.

10

The Company’s business and reputation rely on, and will continue to rely on, third parties.

The Company has relied on a third-party app developer to develop the initial versions of its App and the Company may continue to rely on third parties for future development of portions of any new or revised App. In place of a third-party app developer, the Company relies both on internal development and freelance contractors supervised by the Company’s Chief Technology Officer. The Company intends to continue to build its internal development team and to gradually decrease its reliance on external contractors for app development. If there were delays or complications in the further development of the App, this might result in difficulties that include but are not limited to the following:

●	Increased Development Costs: Extended development timelines can result in higher costs associated with personnel, software licenses, hardware, and other development resources. Delays may require additional investments to address technical issues, hire more personnel, or acquire additional technology or expertise to expedite the development process. These increased costs may negatively impact our financial performance and profitability.

●	Missed Time-to-Market Opportunities: Delays in app development may cause us to miss strategic market windows, limiting our ability to capture early adopters and gain a competitive advantage. Competitors may seize the opportunity to launch similar apps, potentially eroding our market share and diminishing our growth prospects. Our ability to generate revenue and establish a strong market presence may be compromised as a result.

●	Customer Dissatisfaction and Loss of Trust: If delays or complications prolong the release of new versions of our App, it may lead to customer frustration and disappointment. Use of the App may diminish, and users may turn to alternative solutions or competitors. Customer dissatisfaction can harm our reputation and brand image, resulting in a loss of trust and reducing customer loyalty and engagement with our products and services.

●	Negative Impact on Revenue and Financial Performance: A delay in launching revisions of our App or other software products may impact our revenue projections, financial forecasts, and investment plans. The inability to generate expected revenue streams can adversely affect our cash flow, profitability, and ability to meet financial obligations or raise additional capital. Our valuation and attractiveness to investors may also be negatively impacted.

●	Opportunity Costs and Competitive Disadvantage: Time spent on addressing delays and complications diverts management’s attention and resources away from other strategic initiatives or product developments. We may miss out on potential partnership opportunities, market expansions, or product enhancements, resulting in missed revenue and growth opportunities. Competitors may gain a competitive advantage over us.

●	Loss of Investor Confidence: Extended delays or ongoing complications may erode investor confidence in our ability to execute our business plan successfully. Investors may question our management’s capability, resulting in reduced investor interest, difficulty in raising funds, and a potential decline in our stock price. The loss of investor confidence can have broader implications for our overall financial stability and long-term viability.

The Company also relies heavily on its existing operating partner, Cirrus, to maintain and operate the Company’s leased aircraft for charter services and the Company will rely on third party operators when its clients book flights through its platform with those operators. Both the Company and Cirrus actively book charter onto the Company aircraft. Cirrus books charter via its 24-hour charter department and the Company books charter via its App. The failure of these third parties to perform these roles properly may result in damage to the Company’s reputation, loss of clients, potential litigation and other costs. The Company may also experience delays, defects, errors, or other problems with their work that could have an adverse effect on its results and its ability to achieve profitability.

11

The Company relies on third-party Internet, mobile, and other products and services to deliver its mobile and web applications and flight management system offerings to customers, and any disruption of, or interference with, the Company’s use of those services could adversely affect its business, financial condition, results of operations, and customers.

The Company’s platform’s continuing and uninterrupted performance is critical to its success. That platform is dependent on the performance and reliability of Internet, mobile, and other infrastructure services that are not under the Company’s control. While the Company has engaged reputable vendors to provide these products or services, the Company does not have control over the operations of the facilities or systems used by its third-party providers. These facilities and systems may be vulnerable to damage or interruption from natural disasters, cybersecurity attacks, human error, terrorist attacks, power outages, pandemics, and similar events or acts of misconduct. In addition, any changes in one of the Company’s third-party service provider’s service levels may adversely affect the Company’s ability to meet the requirements of its customers. While the Company believes it has implemented reasonable backup and disaster recovery plans, the Company has experienced, and expects that in the future it will experience, interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions, capacity constraints, or external factors beyond the Company’s control. Sustained or repeated system failures would reduce the attractiveness of the Company’s offerings and could disrupt the Company’s customers’ businesses. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as the Company expands its products and service offerings. Any negative publicity or user dissatisfaction arising from these disruptions could harm the Company’s reputation and brand, may adversely affect the usage of the Company’s offerings, and could harm the Company’s business, financial condition and results of operation.

The Company relies on third parties maintaining open marketplaces to distribute its mobile and web applications.

The success of the Company’s App relies in part on third parties maintaining open marketplaces, including the Apple App Store and Google Play, which make our App available for download. The Company cannot be assured that the marketplaces through which it distributes its App will maintain their current structures or that such marketplaces will not charge the Company fees to list its App for download.

The Company may be unable to adequately protect its intellectual property interests or may be found infringing on the intellectual property interests of others.

The Company’s intellectual property may include trademarks, domain names, website, mobile and web applications, software (including our proprietary algorithms and data analytics engines), copyrights, trade secrets, and inventions (whether or not patentable). The Company believes that its intellectual property plays an important role in protecting its brand and the competitiveness of its business. If the Company does not adequately protect its intellectual property, its brand and reputation may be adversely affected and its ability to compete effectively may be impaired.

The Company protects its intellectual property through a combination of trademarks, domain names and other measures. The Company has registered its trademarks and domain names that it currently uses in the United States. The Company’s efforts may not be sufficient or effective. Further, the Company may be unable to prevent competitors from acquiring trademarks or domain names that are similar to or diminish the value of its intellectual property. In addition, it may be possible for other parties to copy or reverse engineer the Company’s applications or other technology offerings. Moreover, the Company’s proprietary algorithms, data analytics engines, or other software or trade secrets may be compromised by third parties or the Company’s employees, which could cause the Company to lose any competitive advantage it may have from them.

In addition, the Company’s business is subject to the risk of third parties infringing its intellectual property. The Company may not always be successful in securing protection for, or identifying or stopping infringements of, its intellectual property and it may need to resort to litigation in the future to enforce its rights in this regard. Any such litigation could result in significant costs and a diversion of resources. Further, such enforcement efforts may result in a ruling that the Company’s intellectual property rights are unenforceable.

Moreover, companies in the aviation and technology industries are frequently subject to litigation based on allegations of intellectual property infringement, misappropriation, or other violations. As the Company expands and raises its profile, the likelihood of intellectual property claims being asserted against it grows. Further, the Company may acquire or introduce new technology offerings, which may increase the Company’s exposure to patent and other intellectual property claims. Any intellectual property claims asserted against the Company, whether or not having any merit, could be time-consuming and expensive to settle or litigate. If the Company is unsuccessful in defending such a claim, it may be required to pay substantial damages or could be subject to an injunction or agree to a settlement that may prevent it from using its intellectual property or making its offerings available to customers. Some intellectual property claims may require the Company to seek a license to continue its operations, and those licenses may not be available on commercially reasonable terms or may significantly increase the Company’s operating expenses. If the Company is unable to procure a license, it may be required to develop non-infringing technological alternatives, which could require significant time and expense. Any of these events could adversely affect the Company’s business, financial condition, or operations.

12

A delay or failure to identify and devise, invest in and implement certain important technology, business, and other initiatives could have a material impact on the Company’s business, financial condition and results of operations.

In order to operate its business, achieve its goals, and remain competitive, the Company continuously seeks to identify and devise, invest in, implement and pursue technology, business and other important initiatives, such as those relating to aircraft fleet structuring, business processes, information technology, initiatives seeking to ensure high quality service experience, and others.

The Company’s business and the aircraft the Company operates are characterized by changing technology, introductions and enhancements of models of aircraft and services and shifting customer demands, including technology preferences. The Company’s future growth and financial performance will depend in part upon its ability to develop, market and integrate new services and to accommodate the latest technological advances and customer preferences. In addition, the introduction of new technologies or services that compete with the Company’s product and services could result in its revenues decreasing over time. If the Company is unable to upgrade its operations or fleet with the latest technological advances in a timely manner, or at all, its business, financial condition and results of operations could suffer.

The Company is dependent on its information systems which may be vulnerable to cyber-attacks or other events.

The Company’s operations are dependent on its information systems and the information collected, processed, stored, and handled by these systems. The Company relies heavily on its computer systems to manage its client account balances, booking, pricing, processing and other processes. The Company receives, retains and transmits certain confidential information, including personally identifiable information that its clients provide. In addition, for these operations, the Company depends in part on the secure transmission of confidential information over public networks to charter operators. The Company’s information systems are subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches, including credit card or personally identifiable information breaches, coordinated cyber-attacks, vandalism, catastrophic events and human error. If the Company’s platform is hacked, these funds could be at risk of being stolen which would damage the Company’s reputation and likely its business. Any significant disruption or cyber-attacks on the Company’s information systems, particularly those involving confidential information being accessed, obtained, damaged, or used by unauthorized or improper persons, could harm the Company’s reputation and expose it to regulatory or legal actions and adversely affect its business and its financial results.

Because the Company’s software could be used to collect and store personal information, privacy concerns in the territories in which the Company operates could result in additional costs and liabilities to the Company or inhibit sales of its software.

The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many government bodies and agencies have adopted or are considering adopting laws and regulations regarding the collection, use, storage and disclosure of personal information and breach notification procedures. The Company is also required to comply with laws, rules and regulations relating to data security. Interpretation of these laws, rules and regulations and their application to the Company’s software and services in applicable jurisdictions is ongoing and cannot be fully determined at this time.

In the United States, these include rules and regulations promulgated under the authority of the Federal Trade Commission, the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, the California Consumer Privacy Act of 2018 (the “CCPA”) and other state and federal laws relating to privacy and data security. By way of example, the CCPA requires covered businesses to provide new disclosures to California residents, provide them new ways to opt-out of certain disclosures of personal information, and allows for a new cause of action for data breaches. It includes a framework that includes potential statutory damages and private rights of action. There is some uncertainty as to how the CCPA, and similar privacy laws emerging in other states, could impact the Company’s business as it depends on how such laws will be interpreted. As the Company expands its operations, compliance with privacy laws may increase its operating costs.

13

Jet.AI is subject to risks related to taxation in the United States.

Significant judgments based on interpretations of existing tax laws or regulations are required in determining Jet.AI’s provision for income taxes. Jet.AI’s effective income tax rate could be adversely affected by various factors, including, but not limited to, changes in the mix of earnings in tax jurisdictions with different statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in existing tax policies, laws, regulations or rates, changes in the level of non-deductible expenses (including share-based compensation), changes in the location of Jet.AI’s operations, changes in Jet.AI’s future levels of research and development spending, mergers and acquisitions or the results of examinations by various tax authorities. Although Jet.AI believes its tax estimates are reasonable, if the IRS or any other taxing authority disagrees with the positions taken on its tax returns, Jet.AI could have additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position.

Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect Jet.AI’s business and future profitability.

Jet.AI is a U.S. corporation and thus subject to U.S. corporate income tax on its worldwide income. Further, since Jet.AI’s operations and customers are located throughout the United States, Jet.AI is subject to various U.S. state and local taxes. U.S. federal, state, local and non-U.S. tax laws, policies, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Jet.AI and may have an adverse effect on its business and future profitability.

For example, several tax proposals have been set forth that would, if enacted, make significant changes to U.S. tax laws. Such proposals include an increase in the U.S. income tax rate applicable to corporations (such as Jet.AI) from 21% to 28%. Congress may consider, and could include, some or all of these proposals in connection with tax reform that may be undertaken. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect Jet.AI’s business and future profitability.

In the event that Jet.AI’s business expands domestically or internationally, including to jurisdictions in which tax laws may not be favorable, its obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect Jet.AI’s after-tax profitability and financial results.

In the event that Jet.AI’s business expands domestically or internationally, its effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect Jet.AI’s future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) pre-tax operating results of Jet.AI’s business.

Additionally, Jet.AI may be subject to significant income, withholding, and other tax obligations in the United States and may become subject to taxation in numerous additional U.S. state and local and non-U.S. jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Jet.AI’s after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions, and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on Jet.AI’s after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with Jet.AI’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If Jet.AI does not prevail in any such disagreements, Jet.AI’s profitability may be affected.

14

Jet.AI’s after-tax profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.

Jet.AI’s ability to utilize its net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to use its pre-change net operating loss carryforwards (“NOLs”) to offset future taxable income. The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three year period. If the Company has experienced an ownership change at any time since its incorporation, Jet.AI may be subject to limitations on its ability to utilize its existing NOLs and other tax attributes to offset taxable income or tax liability. In addition, future changes in Jet.AI’s stock ownership, which may be outside of Jet.AI’s control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit Jet.AI’s use of accumulated state tax attributes. As a result, even if Jet.AI earns net taxable income in the future, its ability to use its pre-change NOL carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to Jet.AI.

Jet.AI’s sole material asset is its direct and indirect interests in its subsidiaries and, accordingly, Jet.AI is dependent upon distributions from its subsidiaries to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on the Jet.AI common stock.

Jet.AI is a holding company and it has no material assets other than its direct and indirect equity interests in its subsidiaries. Jet.AI has no independent means of generating revenue. To the extent Jet.AI’s subsidiaries have available cash, Jet.AI will cause its subsidiaries to make distributions of cash to pay taxes, cover Jet.AI’s corporate and other overhead expenses and pay dividends, if any, on the common stock. To the extent that Jet.AI needs funds and its subsidiaries fail to generate sufficient cash flow to distribute funds to Jet.AI or are restricted from making such distributions or payments under applicable law or regulation or under the terms of their financing arrangements, or are otherwise unable to provide such funds, Jet.AI’s liquidity and financial condition could be materially adversely affected.

Risks Related to the Company’s Charter Business Operating Environment

Demand for the Company’s services may decline due to factors beyond its control.

Demand for private jet charters may be negatively impacted by factors affecting air travel generally, such as adverse weather conditions, an outbreak of a contagious disease and other natural events, terrorism and increased security screening requirements.

In particular, the recurrence of a pandemic, whether COVID-19 or otherwise, may result in a decline in air travel. Additionally, the reimposition of travel restrictions and other measures intended to contain the spread of any such virus may contribute to a decline in demand for air travel. If travel remains in a general decline for a significant period of time, the Company may be unable to compete with more established operators and may not be able to achieve profitability in the medium term or at all.

15

More broadly, business jet travel is highly correlated to the performance of the economy, and an economic downturn, such as the current economic environment, which has been adversely affected by high rates of inflation, increasing interest rates, and low consumer sentiment, is likely to have a direct impact on the use of business jets. The Company’s customers may consider private air travel through its products and services to be a luxury item, especially when compared to commercial air travel. As a result, any economic downturn which has an adverse effect on the Company’s customers’ spending habits could cause them to travel less frequently and, to the extent they travel, to travel using commercial air carriers or other means considered to be more economical than the Company’s products and services. For example, beginning in 2008 and in connection with weakened macroeconomic conditions, the corporate and executive jet aviation industry, and companies that utilize corporate jets, experienced intensified political and media scrutiny.

Any of these factors that cause the demand for private jet travel to decline may also result in delays that could reduce the attractiveness of private air charter travel versus other means of transportation, particularly for shorter distance travel, which represents our primary market currently. Delays also frustrate passengers, affecting the Company’s reputation and potentially reducing fleet utilization and charter bookings as a result of flight cancellations and increase costs. The Company may experience decreased demand, as well as a loss of reputation, in the event of an accident involving one of its aircraft or an aircraft booked through our platform or any actual or alleged misuse of its platform or aircraft by customers in violation of law. Demand for the Company’s product and services may also decline due to actions that increase the cost of private air charter travel versus other forms of transportation, particularly efforts aimed at addressing climate change such as carbon tax initiatives or other actions. Any of the foregoing circumstances or events which reduced the demand for private jet charters could negatively impact the Company’s ability to establish its business and achieve profitability.

The Company faces a high level of competition with numerous market participants with greater financial resources and operating experience.

The private air travel industry is extraordinarily competitive. Factors that affect competition in this industry include price, reliability, safety, regulations, professional reputation, aircraft availability, equipment and quality, consistency and ease of service, willingness and ability to serve specific airports or regions, and investment requirements. The Company competes against private jet charter and fractional jet companies as well as business jet charter companies. Both the private jet charter companies and the business jet charter companies have numerous competitive advantages that enable them to attract customers. Jet.AI’s access to a smaller aircraft fleet and regional focus puts it at a competitive disadvantage, particularly with respect to its appeal to business travelers who want to travel overseas.

The fractional private jet companies and many of the business jet charter companies have access to larger fleets of aircraft and have greater financial resources, which would permit them to more effectively service customers. Due to the Company’s relatively small size, it is more susceptible to their competitive activities, which could prevent the Company from attaining the level of sales required to sustain profitable operations.

Recent consolidation in the industry, such as VistaJet’s acquisitions of XOJET and JetSmarter and Wheels Up’s acquisition of Delta Private Jets as well as Gama Aviation, a business jet services company, and increased consolidation in the future could further intensify the competitive environment the Company faces.

There can be no assurance that the Company’s competitors will not be successful in capturing a share of our present or potential customer base. The materialization of any of these risks could adversely affect the Company’s business, financial condition and results of operations.

Aviation businesses are often affected by factors beyond their control including: air traffic congestion at airports; airport slot restrictions; air traffic control inefficiencies; natural disasters; adverse weather conditions, such as hurricanes or blizzards; increased and changing security measures; changing regulatory and governmental requirements; new or changing travel-related taxes; or the outbreak of disease; any of which could have a material adverse effect on the Company’s business, results of operations and financial condition.

Like other aviation companies, the Company’s business is affected by factors beyond its control, including air traffic congestion at airports, airport slot restrictions, air traffic control inefficiencies, natural disasters, adverse weather conditions, increased and changing security measures, changing regulatory and governmental requirements, new or changing travel-related taxes, or the outbreak of disease. Factors that cause flight delays frustrate passengers and increase operating costs and decrease revenues, which in turn could adversely affect profitability. In the United States, the federal government singularly controls all U.S. airspace, and aviation operators are completely dependent on the FAA to operate that airspace in a safe, efficient and affordable manner. The air traffic control system, which is operated by the FAA, faces challenges in managing the growing demand for U.S. air travel. U.S. air-traffic controllers often rely on outdated technologies that routinely overwhelm the system and compel aviation operators to fly inefficient, indirect routes resulting in delays and increased operational cost. In addition, there are currently proposals before Congress that could potentially lead to the privatization of the United States’ air traffic control system, which could adversely affect the Company’s business.

16

Adverse weather conditions and natural disasters, such as hurricanes, winter snowstorms or earthquakes, can cause flight cancellations or significant delays. Cancellations or delays due to adverse weather conditions or natural disasters, air traffic control problems or inefficiencies, breaches in security or other factors may affect the Company to a greater degree than its competitors who may be able to recover more quickly from these events, and therefore could have a material adverse effect on the Company’s business, results of operations and financial condition to a greater degree than other air carriers. Any general reduction in passenger traffic could have a material adverse effect on the Company’s business, results of operations and financial condition.

The operation of aircraft is subject to various risks, and failure to maintain an acceptable safety record may have an adverse impact on our ability to obtain and retain customers.

The operation of aircraft is subject to various risks, including catastrophic disasters, crashes, mechanical failures and collisions, which may result in loss of life, personal injury and/or damage to property and equipment. The Company may experience accidents in the future. These risks could endanger the safety of its customers, personnel, third parties, equipment, cargo and other property (both the Company’s and that of third parties), as well as the environment. If any of these events were to occur, the Company could experience loss of revenue, termination of customer contracts, higher insurance rates, litigation, regulatory investigations and enforcement actions (including potential grounding of the Company’s fleet and suspension or revocation of its operating authorities) and damage to its reputation and customer relationships. In addition, to the extent an accident occurs with an aircraft the Company operates or charters, the Company could be held liable for resulting damages, which may involve claims from injured passengers and survivors of deceased passengers. There can be no assurance that the amount of the Company’s insurance coverage available in the event of such losses would be adequate to cover such losses, or that the Company would not be forced to bear substantial losses from such events, regardless of its insurance coverage.

Moreover, any aircraft accident or incident, even if fully insured, and whether involving the Company or other private aircraft operators, could create a public perception that the Company is less safe or reliable than other private aircraft operators, which could cause customers to lose confidence and switch to other private aircraft operators or other means of transportation. In addition, any aircraft accident or incident, whether involving the Company or other private aircraft operators, could also affect the public’s view of industry safety, which may reduce the amount of trust by customers.

The Company incurs considerable costs through the monthly management fee paid to Cirrus to maintain the quality of its (i) safety program, (ii) training programs and (iii) fleet of aircraft. The Company cannot guarantee that these costs will not increase. Likewise, the Company cannot guarantee that its efforts will provide an adequate level of safety or an acceptable safety record. If the Company is unable to maintain an acceptable safety record, the Company may not be able to retain existing customers or attract new customers, which could have a material adverse effect on its business, financial condition and results of operations.

The supply of pilots to the airline industry is limited and may negatively affect the Company’s operations and financial condition. Increases in labor costs may adversely affect the Company’s business, results of operations and financial condition.

The pilots that fly aircraft on behalf of the Company are subject to stringent pilot qualification and crew member flight training standards, which among other things require minimum flight time for pilots and mandate strict rules to minimize pilot fatigue. The existence of such requirements effectively limits the supply of qualified pilot candidates and increases pilot salaries and related labor costs. A shortage of pilots would require the Company to further increase its labor costs, which would result in a material reduction in its earnings. Such requirements also impact pilot scheduling, work hours and the number of pilots required for the Company’s operations.

17

In addition, the Company’s operations and financial condition may be negatively impacted if pilots are not able to be trained in a timely manner. Due to an industry-wide shortage of qualified pilots, driven by the flight hours requirements under the FAA qualification standards and attrition resulting from the hiring needs of other industry participants, pilot training timelines have significantly increased and stressed the availability of flight simulators, instructors and related training equipment. As a result, the training of pilots may not be accomplished in a cost-efficient manner or in a manner timely enough to support the Company’s operational needs.

Pilot attrition may negatively affect the Company’s operations and financial condition.

In recent years, the Company has observed significant volatility in pilot attrition as a result of pilot wage and bonus increases at other industry participants and the growth of cargo, low-cost and ultra-low-cost airlines. If attrition rates are higher than the availability of replacement pilots, the Company’s operations and financial results could be materially and adversely affected.

The Company is exposed to operational disruptions due to maintenance.

The Company’s fleet requires regular maintenance work, which may cause operational disruption. The inability to perform timely maintenance and repairs can result in the Company’s aircraft being underutilized which could have an adverse impact on its business, financial condition and results of operations. On occasion, airframe manufacturers and/or regulatory authorities require mandatory or recommended modifications to be made across a particular fleet which may mean having to ground a particular type of aircraft. This may cause operational disruption to and impose significant costs on the Company. Moreover, as the Company’s aircraft base increases, maintenance costs could potentially increase.

Significant increases in fuel costs could have a material adverse effect on the Company’s business, financial condition and results of operations.

Fuel is essential to the operation of the Company’s aircraft and to the Company’s ability to carry out its transport services. Fuel costs are a key component of the Company’s operating expenses. A significant increase in fuel costs may negatively impact the Company’s revenue, margins, operating expenses and results of operations. While the Company may be able to pass increases in fuel costs on to its customers, increased fuel surcharges may affect the Company’s revenue and retention if a prolonged period of high fuel costs occurs. To the extent there is a significant increase in fuel costs that affects the amount the Company’s customers choose to fly, it may have a material adverse effect on the Company’s business, financial condition and results of operations.

If efforts to continue to build a strong brand identity and improve member satisfaction and loyalty are not successful, the Company may not be able to attract or retain members, and its operating results may be adversely affected.

The Company must continue to build and maintain strong brand identity for its products and services, which have expanded over time. The Company believes that strong brand identity will continue to be important in attracting members. If the Company’s efforts to promote and maintain its brand are not successful, the Company’s operating results and our ability to attract members and other customers may be adversely affected. From time to time, the Company’s members and other customers may express dissatisfaction with its products and service offerings, in part due to factors that could be outside of the Company’s control, such as the timing and availability of aircraft and service interruptions driven by prevailing political, regulatory, or natural conditions. To the extent dissatisfaction with the Company’s products and services is widespread or not adequately addressed, the Company’s brand may be adversely impacted and its ability to attract and retain members may be adversely affected. With respect to the Company’s planned expansion into additional markets, the Company will also need to establish its brand and to the extent it is not successful, the Company’s business in new markets would be adversely impacted.

18

Any failure to offer high-quality customer support may harm the Company’s relationships with its customers and could adversely affect the Company’s reputation, brand, business, financial condition and results of operations.

Through the Company’s marketing, advertising, and communications with its customers, the Company sets the tone for its brand as aspirational but also within reach. The Company’s strives to create high levels of customer satisfaction through the experience provided by its team and representatives. The ease and reliability of its offerings, including its ability to provide high-quality customer support, helps the Company attract and retain customers. The Company’s ability to provide effective and timely support is largely dependent on its ability to attract and retain skilled employees who can support the Company’s customers and are sufficiently knowledgeable about the Company’s product and services. As the Company continues to grow its business and improve its platform, it will face challenges related to providing quality support at an increased scale. Any failure to provide efficient customer support, or a market perception that the Company does not maintain high-quality support, could adversely affect the Company’s reputation, brand, business, financial condition and results of operations.

The demand for the Company’s services is subject to seasonal fluctuations.

Demand for the Company’s services will fluctuate over the course of the year and is higher in the summer season and during holiday periods. During periods of higher demand, the Company’s ability to provide agreed upon levels of service to its customers may deteriorate, which could have a negative impact on the Company’s reputation and its ability to succeed.

Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. The Company’s business is subject to significant regulation by the FAA, the TSA as well as “know your customer” obligations and other laws and regulations. The laws and regulations concerning the selling of the Company’s product or services may change and if they do then the selling of the Company’s product or service may no longer be possible or profitable. In addition, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and our results of operations.

The Company’s failure to attract and retain highly qualified personnel in the future could harm its business.

The Company believes that its future success will depend in large part on its ability to retain or attract highly qualified management, technical and other personnel. The Company may not be successful in retaining key personnel or in attracting other highly qualified personnel. If the Company is unable to retain or attract significant numbers of qualified management and other personnel, the Company may not be able to grow and expand its business.

Risks Related to the flyExclusive Transactions and Jet.AI after the Closing of the Transactions

The proposed Transactions with flyExclusive may not be completed on the terms or timeline currently contemplated, or at all.

The consummation of the proposed Transactions is subject to numerous conditions, including (1) the effectiveness of the registration statement on Form S-4 filed by flyExclusive with the SEC in connection with the Transactions, (2) the approval by Jet.AI’s stockholders of the Transactions, and (3) other customary closing conditions and there can be no assurance that the Transactions will be consummated. If the Transactions are not completed for any reason, the price of Jet.AI’s common stock may decline to the extent that the market price of Jet.AI’s common stock reflects or previously reflected positive market assumptions that the Transactions would be completed, and the related benefits would be realized. In addition, Jet.AI has expended and will continue to expend significant management time and resources and have incurred and will continue to incur significant expenses due to legal, advisory, printing and financial services fees related to the Transactions. These expenses must be paid regardless of whether the Transactions are consummated.

19

In the proposed Transactions with flyExclusive Jet.AI will divest substantially all of its fractional and jet card business and related assets, together with associated working capital and thereafter adopt a business strategy that focuses on expanding its AI operations. Any or all of these decisions if incorrect may have a material adverse effect on the results of Jet.AI’s operations, financial position and cash flows, and pose further risks to the successful operation of Jet.AI’s business over the short and long-term.

There are substantial risks associated with divesting a portion of our legacy assets and operations in the proposed Transactions with flyExclusive and thereafter focusing primarily upon on opportunities in the AI sector, including the loss of working capital and the loss of revenue associated with divesting our aviation centric assets. After the proposed Transactions are consummated, Jet.AI management expects the company to focus on opportunities in the AI sector, or that are complementary to that sector, and leverage Jet.AI’s remaining assets in that process. While Jet.AI management has experience in the software development and artificial intelligence sectors (including from its existing booking platform and iOS Apps (such as CharterGPT)) there is no guarantee that Jet.AI’s chosen strategy will be successful. Further, Jet.AI’s business operations after the Transactions will be significantly dependent on its ability to further penetrate the AI sector and identify and execute upon business opportunities that are complementary to that sector, and the future market acceptance and sale of its existing or new AI focused applications, and implementing its business model, which, in some cases are neither fully developed nor in qualification stages. There can be no assurance that Jet.AI will be successful in addressing these or any other significant risks it may encounter after the divestment of certain assets to flyExclusive or the expansion of its AI focused strategy.

The AI sector in which Jet.AI expects to primarily focus after the Transactions is subject to significant risks, including rapid growth and volatility, capital requirements, dependence on rapidly changing underling technologies, market and political risks and uncertainties and extreme competition. Jet.AI cannot guarantee that it will be able to anticipate or overcome any or all of these risks and uncertainties, especially as a small company operating in an environment that includes many large, well-capitalized competitors with substantially more resources.

Developing and then commercializing AI focused technologies, services and products is subject to significant barriers to entry and operational fluctuations. In order to become and then remain competitive, Jet.AI will incur substantial costs associated with research and development, qualification, prototype production capacity and sales and marketing activities in connection with its products and services. Jet.AI may also need to acquire new assets, or enter new agreements, to facilitate its entry into certain opportunities in the greater AI sector. In addition, the rapidly changing industry, the length of time between developing and introducing a product to market, frequent changing customer (or market driven) specifications for apps and products, customer cancellations of products and general down cycles in the industry, among other things, make our future prospects difficult to evaluate. As a result of these factors, it is possible that we may not (i) generate sufficient positive cash flow from operations; (ii) raise funds through the issuance of equity, equity-linked or convertible debt securities; or (iii) otherwise have sufficient capital resources to meet our future capital or liquidity needs. There are no guarantees Jet.AI will be able to generate additional financial resources beyond its existing balances.

Jet.AI may not achieve some or all of the expected benefits of the Transactions, and the Transactions may adversely impact Jet.AI’s business.

Jet.AI may not realize the strategic, financial, operational or other benefits from the Transactions it hopes to achieve. Jet.AI is seeking to divest certain assets and operations that have historically operated at a net loss, and thereafter primarily focus on the AI sector while leveraging its remaining intellectual property and software assets and expertise. Jet.AI cannot predict with certainty if or when anticipated benefits from the Transactions will occur or the extent to which they will be achieved. Following the completion of the Transactions Jet.AI’s operational and financial profile will change, and it will face new risks. Following the completion of the Transactions, Jet.AI will initially be a smaller and less-diversified company compared to Jet.AI prior to the Transactions, and, may be more vulnerable to changing market conditions. The business opportunities that Jet.AI expects to pursue will likely require it to identify and execute on additional sources of liquidity and are in industries or business sectors where Jet.AI faces barriers to entry and competition. While Jet.AI believes that the Transactions will allow Jet.AI to focus on business opportunities that it can more readily scale and capitalize on, and, will help position Jet.AI to capitalize on its remaining assets and pursue other business opportunities in high growth industries, Jet.AI cannot assure you that following the Transactions it will be able to successfully identify any such opportunities or effect and capitalize on those business opportunities.

20

Particularly after the Transactions Jet.AI’s success will be dependent on its ability to successfully develop new services, platforms and solutions that utilize AI and enhance or complement its existing services, platforms and solutions, and market acceptance of these offerings.

Although Jet.AI will retain various of its software and intellectual property assets after the Transactions and continue to offer its existing apps that utilize AI, the software and AI industries are characterized by rapid technological change, evolving industry standards, changing customer preferences, new product and service introductions and the emergence of new developers and vendors with lean cost and flexible cost models. Jet.AI’s future success will depend on its ability to successfully develop services, platforms and solutions that utilize AI that build upon or differ from its legacy aircraft fractional, jet card and management operations and keep pace with changes in Jet.AI’s addressable markets, and the acceptance of these services, platforms and solutions by existing and target customers. Jet.AI cannot guarantee that it will be successful in developing new applications, services, platforms and solutions, addressing evolving technologies on a timely or cost-effective basis or, if these services, platforms and solutions are developed, that Jet.AI will be successful in the marketplace. Jet.AI also cannot guarantee that it will be able to compete effectively with new developers or vendors offering lean cost and flexible cost models, or that products, services or technologies developed by others will not render our services, platforms and solutions non-competitive or obsolete. Jet.AI’s failure to address these developments could have a material adverse effect on our business, results of operations and financial condition.

The Transactions could give rise to disputes or other unfavorable effects, which could materially and adversely affect Jet.AI’s business, financial position or results of operations.

After the Transactions Jet.AI will have decreased working capital and will have divested certain of its revenue producing assets and operations. However, Jet.AI will continue to own and operate certain other of its legacy assets and continue to have operational expenses and overhead (including the costs and expenses associated with being a publicly reporting company with a class of securities listed on Nasdaq), of both a nonrecurring and a recurring nature, and certain of these expenses and costs are related to arrangements made between Jet.AI and certain of its existing vendors and strategic partners. Disputes with third parties could also arise out of these transactions, and Jet.AI could experience unfavorable reactions to any separation from employees, financing partners or other interested parties. These increased expenses, changes to operations, disputes with third parties or other effects could materially and adversely affect Jet.AI’s business, financial position or results of operations.

Risks Related to Our Anticipated Data Center Operations

Our focus on the development and provision of AI data center services represents an evolving business model and strategy.

We began transitioning our focus into the AI data center market in the second quarter of 2025, which represents a significant evolution in our business strategy. As AI solutions become more widely available, we expect services and products related to such digital assets to continue to evolve, and we expect that our business model will also need to evolve. Our expansion and focus on the AI data center industry may take longer or be more expensive than we currently anticipate as a result of evolving market conditions, technological developments, customer requirements, our evolving business model or otherwise, and any such expansion may also have an impact on our ongoing private charter business. Factors including inflation, tariffs, and interest rates may all impact the amount of capital required and the terms upon which we can obtain such capital. We will continue to review our expansion plans in light of such factors, and our expansion plans may be delayed or may change as a result. There is no assurance that our expansion into AI data center operations, and any other changes in our business model or modifications to our strategy, will be successful or that they will not result in harm to our business. Even if successful, such changes and modifications may increase the complexity of our business and place significant strain on our management, personnel, operations, systems, technical performance, financial resources and internal financial control and reporting functions.

Moreover, we may not be able to manage growth effectively, which could damage our reputation, limit our growth and adversely affect our operating results. As a result, we are subject to many risks common to growing companies, including under-capitalization, cash shortages, limitations concerning personnel, financial and other resources and lack of revenues and limited profitability or losses. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities within the AI data center market or other markets we seek to expand into, and we may lose out on such opportunities. Any of the foregoing could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our AI data center services strategy may take significant time and expenditure to implement and our efforts may not be successful

Our growth strategy includes expanding and diversifying our revenue sources into new markets, and we are continuing to diversify into the AI data center market pursuant to that strategy. The continued development of our existing and planned facilities to implement that strategy is subject to various factors beyond our control. There may be difficulties in integrating new equipment into existing infrastructure, constraints on our ability to connect to or procure the expected electricity supply capacity at facilities, defects in design, construction or installed equipment, diversion of management resources, insufficient funding or other resource constraints. Actual costs for development may exceed our planned budget. In particular, our ability to utilize existing data centers could be challenging and may require retrofits, alterations or other custom designed solutions to enable the operating environment to function for our requirements, which may not be possible or may be cost prohibitive.

We intend to execute on our growth strategy in part by acquiring and developing data center sites, taking into account a number of important characteristics such as availability of energy, electrical infrastructure and related costs, geographic location and the local regulatory environment. We may have difficulty finding sites that satisfy our requirements at a commercially viable price or our timing requirements. Furthermore, there may be significant competition for suitable data center sites, and government regulators, including local permitting officials, may restrict our ability to set up data center operations in certain locations.

21

In addition, our ability to complete the purchase of sites that we have contractually secured may ultimately fail due to factors beyond our control (for example, due to non-fulfilment of contractual conditions precedent and default or non-performance by counterparties). In addition, estimated power availability at sites secured could be materially less than initially expected, available too late, delayed, or not available in each case whether at sustainable cost or at all. Furthermore, the ability to secure connection agreements to access such power sources and permits, approvals and/or licenses to construct and operate our facilities could be delayed by regulatory approval processes, may not be successful or may be cost prohibitive.

Development and construction delays, increased development and construction costs, cost overruns, changes in market circumstances, availability and cost of construction materials, environmental or community constraints, an inability to find suitable and feasible data center locations as part of our expansion and other factors may adversely affect our growth plans as well as our operations, financial position and financial performance. We will continue to review our growth strategy expansion plans in light of evolving market conditions. Any such delays, and any failure to execute on our growth strategy and expansion plans, could adversely impact our business, financial condition, cash flows and results of operations.

Our increased focus on the AI data center market may not be successful and may result in adverse consequences to our business, results of operations and financial condition.

Our growth strategy includes expanding and diversifying our revenue sources into new markets, and we are continuing to diversify into the AI data center market pursuant to that strategy. In particular, we are utilizing certain existing infrastructure and intend to build out new infrastructure to develop and offer data center services to a broad range of customers for a variety of applications, which may include scientific research, engineering, rendering, machine learning, and other AI cloud service providers. We believe our future success will depend in part on our ability to execute on our growth strategy and expand into new markets.

We have limited experience in developing and offering AI data center services, or acquiring the relevant components to develop an offering of such services for customers in various industries and markets. We may experience difficulties with infrastructure development or modification, engineering, product design, product development, marketing or certification, which could result in excessive research and development expenses and capital expenditure, delays or prevent us from developing and offering data center services at all. For example, we may need to make modifications to existing data centers, or modify the design of new data centers, in order to meet customer requirements for services or provide a competitive offering of services. Any such modifications (if possible at all) may involve significant capital expenditures, and may result in increased cost of our facilities, delays in our development and construction schedules for our new facilities, or outages at existing data centers. Further, any such modifications could adversely impact the performance of our data centers, including cooling systems and electrical performance, among others. Our focus on developing and offering AI data center services may also disrupt our business, divert our resources, and require significant management attention that would otherwise be available for utilization within and development of our existing business. It may also impact our energy strategy, including limiting our ability to curtail energy use and require a different strategy for hedging in the electricity markets in which we operate. Additionally, our ability to develop and offer AI data center services relies on third-party components for which there are limited suppliers, which require significant capital expenditure and may be difficult to procure given the current elevated demand. We may be unable to raise the required capital for the development and offer of AI data center services.

The market for AI data center services is driven in large part by demand for data center space capable of supporting graphics processing units (“GPUs”), server clusters, specialized or high-performance applications, and hosted software solutions which require fast and efficient data processing, and is characterized by rapid advances in technologies. It is difficult to predict the development of demand for AI data center services, the size and growth rate for this market, the entry of competitive products, or the success of any existing or future products that may compete with any services we may develop. There has been an increasing number of competitors providing AI data center services, which has resulted in increasing competition and pricing pressure that may cause us to reduce our pricing in order to remain competitive. Meanwhile, if there is a reduction in demand for any of these services, whether caused by a lack of customer acceptance, a slowdown in demand for computational power, an overabundance of unused computational power, advancements in technology, technological challenges, competing technologies and solutions, decreases in corporate and customer spending, weakening economic conditions or otherwise, it could result in reduced customer orders, early order cancellations, the loss of customers, or decreased sales, any of which would adversely affect our business, results of operations and financial condition.

22

Expansion of our business strategy into the AI data center market could increase competitive, operational, legal and regulatory risks to our business in ways we cannot predict.

As we continue to enter into the AI data center market, competitive, operational, legal and regulatory risks may be exacerbated as there is substantial uncertainty about the extent to which AI will result in changes that come with risks that we may not be able to anticipate, prevent, mitigate or remediate.

We will face new sources of competition, new business models and new customer relationships, and our competitors may be larger, have longer operating histories and significantly greater resources than we do. In order to be successful, we will need to cultivate new industry relationships and strengthen existing relationships to bring any new solutions and offerings to market, and the success of any services we develop will depend on many factors, including demand for those solutions, our ability to win and maintain customers, and the cost, performance and perceived value of any such services. As a result, there can be no assurance that any AI data center services we develop will be adopted by the market, or be profitable or viable. Our limited experience with respect to the provision of data center services could limit our ability to successfully execute on this growth strategy or adapt to market changes. If we are unsuccessful in continuing to develop and offer AI data center services, our business, results of operations and financial condition could be adversely affected. Further, an increased focus on AI data center services could displace or reduce our existing aircraft operations, which may adversely affect our business, results of operations and financial condition.

Our investments in developing and offering AI data center services may result in new or enhanced governmental or regulatory scrutiny, litigation, confidentiality or security risks, ethical concerns or other complications that could adversely affect our business, reputation, results of operations or financial condition. The increasing focus on the risks and strategic importance of certain AI services, such as AI cloud services, and AI or machine learning technologies, has already resulted in regulatory restrictions that target products and services capable of enabling or facilitating AI and machine learning, and may in the future result in additional restrictions impacting any offerings we may develop, including AI cloud services and other solutions. Complying with multiple evolving laws, rules and regulations from different jurisdictions related to new solutions that we develop could increase our cost of doing business or may change the way that we operate in certain jurisdictions. We may not be able to adequately anticipate or respond to these evolving laws and regulations, and we may need to expend additional resources to adjust our offerings in certain jurisdictions if applicable legal frameworks are inconsistent across jurisdictions.

For example, the European Union (“EU”) recently adopted the Artificial Intelligence Act (“AI Act”), which establishes, among other things, a risk-based governance framework for regulating AI systems operating in the EU. There is a risk that the AI Act could have a negative impact on our current or future use of AI. For example, the AI Act prohibits certain uses of AI systems and places numerous obligations on providers and deployers of permitted AI systems, with heightened requirements based on AI systems that are considered high risk. This regulatory framework is expected to have a material impact on the way AI is regulated in the EU and beyond. Similarly, other jurisdictions, such as Canada with its Artificial Intelligence and Data Act and certain U.S. states, have also implemented or are considering similar regulatory frameworks. In April 2023, the U.S. Federal Trade Commission, Department of Justice, Consumer Financial Protection Bureau and Equal Employment Opportunity Commission issued a joint statement on AI, demonstrating their interest in monitoring the development and use of automated systems and enforcement of their respective laws and regulations. Such regulatory frameworks, as well as developing regulatory guidance and judicial decisions in this area, may affect our use of AI and our ability to provide and to improve our products and solutions, require additional compliance measures and changes to our operations and processes, result in increased compliance costs and potential increases in civil claims against us and could adversely affect our business, financial condition and results of operations.

Furthermore, concerns regarding third-party use of AI for purposes contrary to governmental and societal interests, including concerns relating to the misuse of AI applications, models, and solutions, could result in restrictions on AI products. Any such restrictions could reduce the demand for our intended AI data center services, and negatively impact our business, financial condition and operating results, and damage our reputation.

23

It is also unclear how our status as an infrastructure provider for customers developing and deploying AI applications, as opposed to developing such applications ourselves, could affect the applicability of these existing or proposed regulatory frameworks and other restrictions with respect to any services we may offer from time to time. However, it is possible that such regimes will impose obligations on infrastructure providers, such as us, to oversee, monitor or restrict the use of AI systems that are trained or deployed on their systems, and/or to ensure compliance with such regulatory frameworks and other restrictions. If our customers violate existing or proposed regulatory regimes or other restrictions, or if they use our services for unlawful, harmful or non-compliant purposes, we could be subject to regulatory investigations, regulatory fines, reputational damage or contractual liability for any such actions, even if we do not control the customer applications. Further, AI data center customers increasingly are looking to pass through their regulatory obligations and other liabilities to their outsourced data center providers, and we may not be able to limit our liability or damages in an event of loss suffered by such customers whether as a result of our breach of an agreement or otherwise.

These competitive, operational, legal and regulatory risks are evolving and uncertain and could impact our business in ways we cannot predict. Any of the foregoing could limit our ability to expand our offering of AI data center services and continue to grow our business, which could have a material adverse effect on prospects, results of operations and financial condition.

Changing political and geopolitical conditions, including changing international trade policies and the implementation of wide-ranging, reciprocal and retaliatory tariffs, surtaxes and other similar import or export duties, or trade restrictions, could adversely impact our business, prospects, operations and financial performance, specifically as it relates to the development and provision of AI data center services.

Changes in political and geopolitical conditions may be difficult to predict and may adversely affect our business, prospects, operations and financial performance. For example, changes in political and geopolitical conditions may lead to changes in governmental policies, laws and regulations, including with respect to sanctions, taxes, tariffs, surtaxes and other similar import or export duties, import and export controls or restrictions, tariff rate quotas, and the general movement of goods, materials, services and capital, or may lead to uncertainty as to the potential for such changes. Our joint venture with Consensus Core involves our intended acquisition of equity interests in data centers located in Canada. Accordingly, our business, prospects, operations and financial condition may be significantly impacted by such changes in political and geopolitical conditions, and in particular by changes in international trade policies, including the imposition of tariffs, surcharges and other similar import or export duties, or trade restrictions including tariff rate quotas, as well as by uncertainty with respect to the potential for such changes.

Our anticipated data center business is expected to have significant customer concentration.

We believe that we will generate a large portion of our revenue from a small number of customers. There are inherent risks whenever a large percentage of total revenue is concentrated with a limited number of customers. If we were to lose one or more of our customers, our operating results could be materially adversely affected.

We expect that the limited number of customers will account for a high percentage of our revenue in the future. In addition, demand for our services generated by these customers may fluctuate significantly from quarter to quarter. The anticipated concentration of our customer base increases risks related to the financial condition of our customers, and the deterioration in financial condition of a single customer or the failure of a single customer to perform its obligations could have a material adverse effect on our results of operations and cash flow. In the event that any of our future customers experience a decline in their equipment usage for any reason, or decide to discontinue the use of our facilities, we may be compelled to lower our prices or risk losing a significant customer. Such developments could adversely affect our profit margins and financial position, leading to a negative impact on our revenue and operational results.

24

We may be unable to raise additional capital needed to fulfill our capital or liquidity needs or grow our business and achieve the expansion plans we have for the development and provision of AI data center services.

We will need to raise additional capital to pursue our planned and potential growth strategies (such as our expansion into the AI data center market), including to fund additional construction at existing or new sites, to develop new sites to increase our data center capacity, and to fund the purchase of additional equipment to increase our operating capacity, continue our development of AI data center services and potentially expand into new markets. In particular, constructing data center facilities for AI services requires significant capital expenditures when compared to capital expenditures for our legacy aircraft charter business.

We may seek to raise additional capital through future offerings of securities (including potentially convertible debt securities) that could rank senior to our shares of Common Stock upon our bankruptcy or liquidation or have various dividend preferences. An issuance of additional equity securities or securities with a right to convert into equity, such as convertible bonds or warrant bonds, could adversely affect the market price of our shares of Common Stock and would dilute the economic and voting interests of shareholders. We may be required to accept terms that restrict our ability to incur additional indebtedness or to take other actions including terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our shareholders. As the timing and nature of any future offering would depend on market conditions and other factors beyond our control, it is not possible to predict or estimate the amount, timing, or nature of future offerings. Ultimately, we may not be able to obtain additional debt, equity or equity-linked financing, or other forms of financing, on favorable terms, if at all, which could impair our growth and our development of AI data center services, adversely affect our existing operations and requiring us to seek additional capital, sell assets or restructure or refinance our indebtedness. In addition, if the terms of additional financing are less favorable or require us to comply with more onerous covenants or restrictions, our business operations could be restricted. Any of the foregoing could adversely impact our financial condition, cash flows and results of operations.

We expect to continue to incur substantial capital expenditures to grow our AI data center services business.

Our growth strategy includes expanding and diversifying our revenue sources, including by entering the AI data center services market, as well as aiming to develop new products and services leveraging our eventual data center capacity and access to power.

As a result, we expect eventually to incur capital expenditures to acquire the hardware necessary to provide services related to our AI data center operations and to implement our growth plans. These costs may be substantial, and in some cases may also be unexpected. If we do not generate sufficient revenue from customers of our AI data center services, we may not realize the benefit of these capital expenditures. Further, there is no guarantee that such technology will be available to us, available on commercially acceptable terms, successfully implemented in our operations or achieve the expected operational performance. If we fail, this will hinder the ability to maintain competitive performance in compute-intensive applications and may have significant adverse impact on our results of operations and may delay or prevent the timely completion of our growth strategies and anticipated increases in data center capacity.

Further, the price of new equipment and hardware, including GPUs, is subject to market fluctuations. Such fluctuations are influenced by factors including, supply and demand for such equipment. In the case of GPUs for AI services, current demand for NVIDIA GPUs and certain networking equipment far exceeds supply, impacting the price and availability of such hardware. As a result, the cost of new equipment has been and may in the future be unpredictable, and may also be significantly higher than our historical costs.

Supply chain and logistics issues for us, our contractors or our suppliers may frustrate or delay our expansion plans into the AI data center services market or increase the cost of constructing our infrastructure.

The equipment that we intend to use in developing and providing our AI data center operations is generally manufactured by third parties using a large amount of commodity inputs (for example, steel, copper, aluminum). Many manufacturing businesses globally are currently experiencing supply chain issues and increased costs with respect to such commodities and other materials and labor used in their production processes, which is due to a complex array of factors including increased demand from AI services, data center and other industries, and which can occur from time to time. Procurement from suppliers which manufacture equipment outside of North America is also exposed to additional risks such as regulatory changes (for example, a tariff or ban on equipment imported or exported from certain jurisdictions) and global freight disruptions. Additionally, shortages in global semiconductor chip supply may impact procurement timelines for equipment. Such issues may cause delays in the delivery of, or increases in the cost of, the equipment used in our operations, which could materially impact our operating results and may delay our expansion plans.

25

The delivery of equipment is subject to the fluctuations of supply and demand for air and sea freight, as well as the availability of local logistics companies, coupled with possible local congestion at key processing locations, such as airports or pickup warehouses. Additionally, there are inherent risks associated with transit, including potential damage, loss or theft of equipment. These logistical challenges could materially impact our operations, causing delays or losses in equipment delivery and potentially hindering our expansion plans.

In addition, public health crises, including an outbreak of an infectious disease, terrorist acts, and political or military conflict, such as the conflict in Ukraine, have increased the risks and costs of doing business abroad. Many of the manufacturers of the equipment we need to develop and expand our AI data center operations are located outside of the jurisdictions in which we have facilities and sites, necessitating international shipping to enable us to incorporate the equipment into our facilities. Political and economic instability have caused many businesses to experience logistics issues in the past resulting in delayed deliveries of equipment, which could occur again in the future. Supply chain disruptions may also occur from time to time due to a range of factors beyond our control, including, but not limited to, climate-related risks, seasonal and unseasonal weather events, shipping constraints (for example, blocked shipping canals or closure of shipyards), increased costs of labor, inflationary pressure, freight costs, industrial disputes, political or military blockades and raw material prices along with a shortage of qualified workers. Such supply chain disruptions can potentially cause material impacts to our operating performance and financial position if delivery of equipment for our facilities is delayed.

Any electricity outage, non-supply or limitation of electricity supply, including as a result of political pressures or regulations, or increase in electricity costs may result in material impacts to our AI data center services operations and financial performance.

The primary input of our AI data center operations will be electricity and we will rely on third parties, including utility providers, for the reliable and sufficient supply of electricity to our infrastructure. Our growth strategy includes the development and operation of AI data centers. There can be no assurance that utility providers will have the necessary infrastructure to deliver power that we may require to implement our development plans, or that we will be able to procure power from or contract with these third parties on commercially acceptable terms. Further, we may experience delays in procuring power due to various factors outside of our control. Even if we are able to procure the power that we may require to implement our development plans, the relevant utility providers may impose onerous conditions that may adversely impact the feasibility or economics of our facilities. Any of the foregoing could adversely impact our growth plans, result in delays, and/or result in additional capital expenditure and other costs with respect to the development of our facilities, which could have a material adverse impact on our business, financial performance, financial condition and results of operations.

Further, we cannot guarantee that the third parties, including utility providers, that we rely on for the supply of electricity will be able to provide any electrical power at sufficient levels and consistently. As we increase our focus on and expand our AI data center services, we may add alternative sources of backup power supply in response to customer requirements or otherwise. These backup power supply arrangements may be costly to install and any use of such backup power supplies could also be costly. Non-supply or restrictions on the supply of, or our failure to procure sufficient electricity to ensure sufficient backup generation sources for our data centers, could adversely affect our operating performance and revenue by constraining the number of hardware that we can operate at any one time. This may adversely impact customers of the services we offer, for example by adversely impacting our ability to meet contractual requirements in respect of uptime, availability or performance. If we fail to meet such contractual requirements, our customers may have the right to terminate their contracts with us, which could lead to the loss of such customers and adversely impact business, financial performance, financial condition and results of operations. Moreover, electricity outages, or the perception that our data centers do not have adequate backup electricity generation, could adversely impact our ability to compete in the AI data center services market.

26

Our access to electricity, or sufficient electricity, may be affected by climate-related risks, severe weather, acts of God, natural and man-made disasters, political or market operator interventions, utility equipment failure or scheduled and unscheduled maintenance that results in electricity outages to the utility or broader electrical network facilities. These electricity outages may occur with little or no warning and be of unpredictable duration. Further, our counterparties may be unable to deliver the required amount of power for various technical, economic or political reasons. As the operation of data centers generally are energy-intensive and backup power generation may be expensive to procure, any backup electricity supplies may not be available or may not be available on commercially acceptable terms, or be sufficient to power some or all of our hardware in an affected location for the duration of the outage. Any such events, including any significant nonperformance by counterparties, could have a material adverse impact on our business, financial performance, financial condition and results of operations.

We may be affected by price fluctuations in the wholesale and retail power markets.

Our power arrangements may vary depending on the markets in which we operate, and comprise fixed and variable power prices, including arrangements that may contain price adjustment mechanisms in case of certain events. Furthermore, some portion of our power arrangements may be priced by reference to published index prices and, thus, reflect market movements outside of our control. A substantial increase in electricity costs could render the AI data center services we offer ineffective or not viable for us. Market prices for power, generation capacity and ancillary services are unpredictable. An increase in market prices for power, generation capacity or ancillary services may adversely affect our business, prospects, financial condition, and operating results. Long-term and short-term power prices may fluctuate substantially due to a variety of factors outside of our control, including, but not limited to:

●	increases and decreases in the supply and type of generation capacity;
●	instantaneous supply and demand balances;
●	changes in network and/or market regulator fees, programs and charges;
●	fuel costs;
●	commodity prices;
●	new generation technologies;
●	changes in power transmission constraints or inefficiencies;
●	climate-related risks and volatile weather conditions, particularly unusually hot or mild summers or unusually cold or warm winters, and other natural or man-made disasters, including the impacts of such on the demand or power;
●	technological shifts resulting in changes in the demand for power or in patterns of power usage, due to factors including increasing demand from data center operations as an industry, as well as the potential development of demand-side management tools, expansion and technological advancements in power storage capability and the development of new fuels or new technologies for the production or storage of power;
●	federal, state, local and foreign power, market and environmental policy, regulation and legislation;
●	changes in capacity prices and capacity markets; and
●	power market structure (for example, energy-only versus energy and capacity markets).

Periodically, state legislatures may pass new laws that could affect our business—including through the regulation of energy prices. While we will aim to mitigate price disruptions (for example, we may, from time to time, seek to purchase electricity market derivatives or hedges to minimize wholesale price volatility), there is no guarantee that any such arrangements would be successful in mitigating volatility or increases in wholesale market prices. Increases and fluctuations in the cost of electricity we purchase could have a material adverse effect on our business, financial performance, financial condition and results of operations.

27

Any delays or unexpected costs in the development of any new properties acquired for development may delay and harm our growth prospects, future operating results and financial condition.

We intend to build out data centers in the future based on signed letters of intent at significant cost. Our successful development of these and future projects is subject to many risks, including those associated with:

●	delays in construction, or changes to the plans or specifications;
●	budget overruns, increased prices for raw materials or building supplies, or lack of availability and/or increased costs for specialized data center components, including long lead time items such as generators;
●	construction site accidents and other casualties;
●	financing availability, including our ability to obtain construction financing and permanent financing, or increases in interest rates or credit spreads;
●	labor availability, costs, disputes and work stoppages with contractors, subcontractors or others that are constructing the project;
●	failure of contractors to perform on a timely basis or at all, or other misconduct on the part of contractors;
●	access to sufficient power and related costs of providing such power to our customers;
●	environmental issues;
●	supply chain constraints;
●	fire, flooding, earthquakes and other natural disasters;
●	pandemics;
●	geological, construction, excavation and equipment problems; and
●	delays or denials of entitlements or permits, including zoning and related permits, or other delays resulting from requirements of public agencies and utility companies.

In addition, development activities, regardless of whether they are ultimately successful, also typically require a substantial portion of our management’s time and attention. This may distract our management from focusing on other operational activities of our business. If we are unable to complete development projects successfully and on a timely basis, our business may be adversely affected.

Government regulators and utilities may potentially restrict the ability of electricity suppliers to provide electricity to AI data centers or AI services generally.

The supply of electricity for our existing or future operations, and the interconnection to the transmission system of any facilities we are currently developing or may develop in the future, could be limited or otherwise adversely impacted as a result of political pressure or regulation. Government and regulatory scrutiny related to AI services and their energy consumption and impact on the environment has increased and may continue to increase. Some governments and regulators are increasingly focused on the energy and environmental impact of data centers in particular, including the impact on the electricity market that may arise from price responsiveness. This has led to new governmental measures regulating, restricting or prohibiting the use of electricity for data centers generally in any of the jurisdictions in which we operate from time to time.

For example, in December 2022, the Government of British Columbia announced a temporary 18-month suspension on new and early-stage BC Hydro connection requests from cryptocurrency mining projects, which was subsequently extended for another 18-months in June 2024. The suspension was challenged in court, but subsequently upheld by the British Columbia Court of Appeal. Additionally, in May 2024, the Government of British Columbia amended the BC Utilities Commission Act to enable the government to enact regulations regarding public utilities’ provision of electricity service to cryptocurrency miners. These events demonstrate that potential policy-driven actions and future actions by governments, or the issuance of any new legislation, government orders of regulations, may reduce the availability and/or increase the cost of electricity in the geographic locations in which our operating facilities could be located, or could otherwise adversely impact our business.

We may fail to anticipate or adapt to technology innovations in a timely manner, or at all.

The AI data center market is experiencing rapid technological changes. In addition, use of AI is becoming more prevalent. Failure to anticipate technology innovations or adapt to such innovations in a timely manner, or at all, may result in our current and future capabilities becoming obsolete. The process of developing and marketing new products, services, solutions or capabilities, and implementing the use of new technologies in our business, is inherently complex and involves significant uncertainties. There are a number of risks, including the following:

●	our product or service planning efforts may fail in resulting in the development or commercialization of new technologies or ideas;

28

●	our research and development efforts may fail to translate new product plans into commercially feasible solutions;
●	our new products or solutions that we offer (including AI data center services) may not be well received by consumers or otherwise may fail to achieve their intended purpose or functionality;
●	we may not have adequate funding and resources necessary for continual investments in product planning and research and development;
●	to the extent that we do not have sufficient rights to use the data or other material or content used in or produced by AI tools that we may use in our business, or if we experience cybersecurity incidents in connection with our use of AI, it could adversely affect our reputation and expose us to legal liability or regulatory risk, including with respect to third-party intellectual property, privacy, publicity, contractual or other rights;
●	in the United States, a number of civil lawsuits have been initiated related to the use of AI, which may, among other things, require us to limit the ways in which our AI systems in our business;
●	our products or solutions may become obsolete due to rapid advancements in technology and changes in consumer preferences; and
●	high level of competition in the digital asset, data center, and AI services markets means that competitors may introduce superior products or services before we can develop or market our own innovations.

Any failure to anticipate the next generation technology roadmap or changes in customer preferences or to timely develop new or enhanced products or implement use of new technologies in our business, including AI, in response could result in decreased revenue and market share. An inability to adapt could tarnish our reputation as an innovator and leader in our industry, further affecting our competitive position and long-term viability. In addition, as the utilization of AI becomes more prevalent, we anticipate that it will continue to present new or unanticipated ethical, reputational, technical, operational, legal, competitive, and regulatory issues, among others. As a result, the challenges presented with our use of AI could adversely affect our business, financial condition and results of operations.

Risks Related to Ownership of Jet.AI Securities

The Company has never paid cash dividends on its capital stock, and Jet.AI does not anticipate paying dividends in the foreseeable future.

The Company has never paid cash dividends on its capital stock and currently intends to retain any future earnings to fund the growth of its business, other than mandatory dividend payments on its preferred stock, subject to Delaware law. Any determination to pay dividends in the future will be at the discretion of the Board and will depend on Jet.AI’s financial condition, operating results, capital requirements, general business conditions and other factors that the Board may deem relevant. As a result, capital appreciation, if any, of Jet.AI’s common stock will be the sole source of gain for the foreseeable future.

The Company’s stock price may be volatile, and you may not be able to sell shares at or above the price at which you purchase shares.

Fluctuations in the price of the common stock could contribute to the loss of all or part of your investment. If an active market for our securities develops and continues, the trading price of common stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control.

Factors affecting the trading price of our common stock may include:

●	the realization of any of the risk factors presented in this prospectus;
●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to Jet.AI;

29

●	failure to meet or exceed financial estimates and projections of the investment community or that Jet.AI provides to the public;
●	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;
●	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations, financings, or capital commitments;
●	the volume of shares of common stock available for public sale;
●	operating and stock price performance of other companies that investors deem comparable to Jet.AI;
●	Jet.AI’s ability to market new and enhanced products and technologies on a timely basis;
●	changes in laws and regulations affecting Jet.AI’s business;
●	Jet.AI’s ability to meet compliance requirements;
●	commencement of, or involvement in, litigation involving Jet.AI;
●	changes in financial estimates and recommendations by securities analysts concerning Jet.AI or the market in general;
●	the timing and magnitude of investments in the growth of the business;
●	actual or anticipated changes in laws and regulations;
●	additions or departures of key management or other personnel;
●	increased labor costs;
●	disputes or other developments related to intellectual property or other proprietary rights, including litigation;
●	the ability to market new and enhanced solutions on a timely basis;
●	sales of substantial amounts of the Jet.AI common stock by Jet.AI’s directors, executive officers, significant stockholders or the perception that such sales could occur;
●	trading volume of our common stock, including as a result of transactions we may execute pursuant to existing financing arrangements;
●	changes in capital structure, including future issuances of securities or the incurrence of debt and the terms thereof; and
●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to Jet.AI could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of Jet.AI’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

30

Anti-takeover provisions contained in the Company’s Certificate of Incorporation and applicable laws could impair a takeover attempt.

The Company’s Certificate of Incorporation afford certain rights and powers to the Board that could contribute to the delay or prevention of an acquisition that it deems undesirable. Any of the foregoing provisions and terms that have the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of our securities, and could also affect the price that some investors are willing to pay for our securities.

If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares, limit our ability to access existing liquidity facilities and make obtaining future financing more difficult for us.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “JTAI”.

In order to continue listing its securities on Nasdaq, the Company is required to maintain certain financial, distribution and stock price levels. We cannot assure you that the Company will be able to continue to meet those listing requirements. If Nasdaq were to delist the Company’s Common Stock from trading on its exchange and the Company is not able to list its securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that the Common Stock is a “penny stock” which will require brokers trading in Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

31

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since the Company’s Common Stock is listed on Nasdaq, it is a covered security. Although the states are preempted from regulating the sale of its securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if the Company was no longer listed on a securities exchange, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities.

Stockholders may experience dilution of their ownership interest due to the issuance of additional shares of common stock upon the conversion of the Series B Preferred Stock, especially since the Series B Preferred Stock has fluctuating conversion rates that are set at a discount to market prices of our shares of common stock during the period immediately following conversion.

Starting in October 2024, and through the date of this prospectus, a portion of the 1,500 shares of Series B Preferred Stock have been converted in full into shares of our Common Stock. Those conversions, in total, resulted in the issuance of 2,846,655 shares of common stock. Additional conversions of Series B Preferred Stock could result in material dilution to existing stockholders of the Company. Because the conversion price is based upon the trading prices of our shares at the time of conversion, the number of shares into which the Series B Preferred Stock may be converted may increase without an upper bound. If the trading prices of our shares are low when the conversion price of the convertible debt is determined, we would be required to issue a greater number of shares to the converting holder, which could cause substantial dilution to our stockholders. In addition, if any or all of the holders Series B Preferred Stock convert and then sell our common stock, this could result in an imbalance of supply and demand for our common stock and reduce our stock price significantly. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion, resulting in further dilution to our stockholders. Because a market price-based conversion formula can lead to dramatic stock price reductions and corresponding negative effects on both a company and its stockholders, convertible security financings with market price-based conversion ratios have colloquially been called “floorless,” “toxic,” and “death spiral,” convertibles.

The issuances of additional shares of Jet.AI common stock under the Share Purchase Agreement and the GEM Warrant may result in dilution of future Jet.AI stockholders and have a negative impact on the market price of Jet.AI common stock.

Our existing cash and cash equivalents may not be sufficient to meet our working capital needs and we may draw on the Share Purchase Agreement to meet our cash needs. Further, our estimates may prove to be inaccurate, and we could spend our capital resources faster than we currently expect. Changing circumstances, some of which may be beyond our control, could also cause us to spend capital significantly faster than we currently anticipate, and we may need to seek additional funding sooner than planned. To the extent this occurs, it could impose significant dilution on the Company’s stockholders.

In addition to shares to be sold to GEM upon a drawdown, the Share Purchase Agreement entitled GEM to receive (i) payment of a commitment fee of $800,000, which the Company elected to pay in shares of common stock and (ii) the GEM Warrant. The shares issuable pursuant to the GEM Warrant were calculated on a fully diluted basis as of the closing of the Business Combination. The GEM Warrant grants it the right to purchase up to 9,686 shares of common stock of the Company on a fully diluted basis.

Because the average closing price of Jet.AI’s common stock for the 10 trading days following the first anniversary of the date of listing was less than 90% of the then current exercise price of the GEM Warrant, the exercise price of the GEM Warrant was adjusted to 110% of our then current trading price. Accordingly, the warrant exercise price was reduced to $14.12 per share as of December 31, 2024.

The issuances of common stock pursuant to the GEM Warrant and the Share Purchase Agreement would result in dilution of future Jet.AI stockholders and could have a negative impact on the market price of common stock and Jet.AI’s ability to obtain additional financing. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Overview – Share Purchase Agreement” for a description of the GEM Warrant.

32

Certain existing stockholders purchased our securities at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price.

Given the relatively lower purchase prices that some of our stockholders paid to acquire some of their securities compared to the current trading price of our shares of common stock, these stockholders in some instances may earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of our shares of common stock at the time that such stockholders choose to sell their shares of common stock.

Such stockholders may be incentivized to sell their securities at prices below the prevailing trading price because the prices at which they acquired their shares may be lower than prevailing market prices and/or the prices at which public investors purchased our securities in the open market, and therefore such stockholders may generate positive rates of return on their investment that would not be available to public stockholders that acquired their securities at higher prices.

Public stockholders may not be able to experience the same positive rates of return on securities they purchase due to the low price at which some of our stockholders acquired shares of our common stock or the prices at which GEM may receive shares at the time of a drawdown under the Share Purchase Agreement.

Sales of Jet.AI common stock, or the perception of such sales, by us or our significant stockholders in the public market or otherwise could cause the market price for Jet.AI common stock to decline.

The sale of shares of common stock in the public market or otherwise, particularly sales by our officers or directors, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that is deemed appropriate. Resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

We have an effective Registration Statement on Form S-3 (File No. 333-289982) covering the resale of up to 1,956,000 shares of common stock held by, or available upon exercise of warrants or other convertible securities by, certain of our stockholders, as well as the issuance by us of shares of common stock upon exercise of our outstanding warrants. Given the substantial number of shares of common stock registered for potential resale by these stockholders, the sale of shares by them, or the perception in the market that they intend to sell shares, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock. Many of these stockholders have or may acquire their shares at a significant discount to the market price of our common stock. This will create an incentive for such stockholders to sell shares of our common stock because they purchased the shares at prices lower than the then-current trading price.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our shareholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following August 16, 2026, the fifth anniversary of the date of the first sale of common equity securities of the Company in a registered offering under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our the shares of common stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

33

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

Risks Related to This Offering

Resales of our shares of our common stock in the public market by investors in this offering may cause the market price of our shares of our common stock to fall.

We are registering shares of Common Stock and shares of Common Stock (or Pre-Funded Warrants in lieu thereof) offered under this prospectus. Sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Common Stock. The issuance of new shares of Common Stock in this offering or in the future could result in sales of shares of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

This offering may cause the trading price of shares of our common stock to decrease.

The price per share, together with the number of shares of Common Stock being offered hereby, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our shares of our Common Stock that could result in further dilution to investors purchasing our securities in this offering or result in downward pressure on the price of our shares of Common Stock. We may sell shares of Common Stock or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

34

Except as set forth in the Pre-Funded Warrants, holders of the Pre-Funded Warrants will have no rights as holders of Common Stock until such warrants are exercised.

Except as set forth in the Pre-Funded Warrants, until you acquire shares of Common Stock upon exercise of your Pre-Funded Warrants, you will have no rights with respect to the shares of Common Stock issuable upon exercise of your Pre-Funded Warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of ownership of our shares of Common Stock, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire shares of Common Stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of Common Stock. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed the combined public offering price.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” “strive,” “might,” “possible,” “potential,” “predict,” or the negative of such terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

In addition, we caution you that the forward-looking statements regarding us that are included in this prospectus are subject to the following factors:

●	our ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

●	the closing of the proposed Merger involving flyExclusive, including the timing, the satisfaction of the closing conditions, including the net cash condition, and the relative ownership levels in flyExclusive as of the closing date, which will depend on our net cash as of the closing date;

●	our ability to maintain the listing of our securities on Nasdaq;

●	our public securities’ potential liquidity and trading;

35

●	our ability to raise financing in the future;

●	our success in retaining or recruiting, or changes in, our officers, key employees or directors;

●	the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law on ownership of U.S. airlines;

●	risks associated with the overall economy, including future increases in interest rates, the impact of the recent shutdown of the federal government and the potential for a recession;

●	changes in applicable laws or regulations;

●	our ability to maintain the listing of our securities on the Nasdaq or any other national securities exchange;

●	the risk that we may fail to effectively build scalable and robust processes to manage the growth of its business;

●	the risk that demand for our products and services may decline;

●	high levels of competition that we face, with numerous market participants having greater financial resources and operating experience than us;

●	the possibility that our business may be adversely affected by changes in government regulations;

●	the possibility that we may not be able to grow our client base;

●	our failure to attract and retain highly qualified personnel;

●	our inability to finance aircraft or generate sufficient funds;

●	the possibility that we may not have enough capital and may be required to raise additional capital;

●	data security breaches, cyber-attacks or other network outages;

●	the volatility of the prices of blockchain currencies that we accept as payment;

●	our reliance on third parties;

●	our inability to adequately protect our intellectual property interests or infringement on intellectual property interests of others;

●	the possibility that we may be adversely affected by other economic, business or competitive factors; and

●	other factors detailed in the section entitled “Risk Factors.”

Should one or more of the risks or uncertainties described in this prospectus and in any document incorporated by reference in this prospectus materialize, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

36

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $3.54 million, assuming a public offering price of $2.00 per share (the last reported sale price of our Common Stock on Nasdaq on November 26, 2025) and after deducting the underwriting fees and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option in full, the additional net proceeds to us, assuming a public offering price of $2.00 per share and after deducting the underwriting fees and estimated offering expenses payable by us, will be $4.1 million.

We estimate that the net proceeds of this offering will be used for general working capital needs, the further development of announced and pending data center projects, and our ongoing operations in the data center space. We anticipate that we may use up to $1.7 million of the net proceeds of this offering to fulfill our funding obligation to Convergence Compute under the Contribution Agreement associated with our joint venture with Consensus Core. For more information regarding our announced data center projects, please see the section of this prospectus entitled “Data Center Business – Anticipated Projects.”

As of the date of this prospectus and except as explicitly set forth herein, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors, including the factors described under the heading “Risk Factors” in this prospectus. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and investors will be relying on our judgment in such allocation.

The above description of the anticipated use of proceeds is not binding on us and is merely a description of our current intentions. We reserve the right to change the above use of proceeds if management believes it is in the best interests of our company.

Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not paid dividends on the Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board. It is the present intention of the Board to retain all earnings, if any, for use in our business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance of 300,000 shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock subsequent to September 30, 2025 and 10,000 shares of Common Stock pursuant to that certain Equity Distribution Agreement dated November 21, 2025, with Maxim; and

●	on a pro forma as-adjusted basis, giving effect to this offering of 2,000,000 shares of Common Stock at an assumed public offering price of $2.00 per share of Common Stock (the last reported sale price of our Common Stock on Nasdaq on November 26, 2025), after deducting underwriting commissions and estimated offering expenses payable by us.

37

The pro forma as-adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” our audited financial statements and the related notes appearing elsewhere in this prospectus.

	September 30, 2025
	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma as Adjusted (unaudited)
Cash	$3,475,410	$3,720,000	$7,195,410
Current liabilities	3,572,091	-	3,572,091
Lease liability, net of current portion	91,158	-	91,158
Stockholder’s equity
Preferred Stock, 4,000,000 shares authorized, par value $0.0001, 0 issued and outstanding	-	-	-
Series B Convertible Preferred Stock, 5,000 shares authorized, par value $0.0001, 989 and 250 issued and outstanding	-	-	-
Common stock, 200,000,000 shares authorized, par value $0.0001, 3,501,701 and 1,629,861 issued and outstanding	350	200	550
Subscription receivable	(6,724)	-	(6,724)
Additional paid-in-capital	69,302,341	3,719,800	73,022,141
Accumulated deficit	(60,066,954)	-	(60,066,954)
Total stockholders’ equity (deficit)	$9,229,013	$3,720,000	$12,949,013
Total capitalization	$12,892,262	$3,720,000	$16,612,262

The number of shares of our Common Stock outstanding is based on an aggregate of 3,501,701 shares of our Common Stock outstanding as of September 30, 2025, and excludes:

●	9,686 shares of Common Stock issuable upon exercise of the GEM Warrant;

●	3,539,543 shares of Common Stock issuable upon conversion of 850 shares of Series B Preferred Stock;

●	22,668 shares of Common Stock issuable upon exercise of outstanding options with an average exercise price of $998.26; and

●	10,933 shares of Common Stock available for future issuance under the Amended and Restated 2023 Jet.AI Inc. Omnibus Incentive Plan.(1)

(1) Does not include shares of Common Stock underlying previously granted awards in excess of 10,933 shares of Common Stock, including 23,153 shares of Common Stock either underlying previously granted stock options or otherwise approved by our Board and granted to our directors and employees and 60 performance share units (“PSUs”) previously granted to six of our executive officers. Each PSU represent the right to receive shares of our Common Stock upon vesting of the PSU, which will occur either (i) incrementally upon the achievement of certain defined growth of our market capitalization described below, or (ii) entirely upon (A) a Change in Control (as defined in the Plan), unless determined otherwise by a unanimous vote of the disinterested members of the Board, (B) termination of the holder’s employment without Cause (as defined in the Plan), or (C) resignation of employment by the holder for Good Reason (as defined in the Plan). Absent a Change in Control, the first PSU vests upon us achieving, and sustaining for sixty (60) days, $5 million in market capitalization—defined as the product of (i) our outstanding shares of Common Stock as of a certain date, multiplied by (ii) the value weighted average price of our Common Stock on the same date. This vesting trigger has been met and, therefore, we are obligated to issue the shares of Common Stock underlying one PSU for each PSU holder in accordance with the terms of each PSU holder’s PSU award agreement. Each additional PSU will vest upon us achieving, and sustaining for sixty (60) days, an additional $5 million in market capitalization (up to a market capitalization of $50 million). Upon vesting, a holder of a PSU is entitled to receive a number of shares of our Common Stock equal to (i) the product of (A) the amount of our market capitalization metric that triggered vesting multiplied by (B) the market cap percentage set forth in the holder’s PSU award agreement, divided by (ii) the weighted average price of our Common Stock on the date the PSU vests (rounded down). For purposes of the formula the following market cap percentages have been assigned to our executive officers: CEO and Executive Chairman: 10%; CFO: 5%; and CTO, COO, CMO and VP of Sales: 1% each, respectively. We calibrated the PSU Awards to generate less than or equal to 19% of the then current shares of our Common Stock outstanding, consistent with the scale of a reasonable and customary equity compensation plan.

38

DILUTION

If you purchase securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this Offering.

Our net tangible book value as of September 30, 2025, was $9,229,013, or $2.636 per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets minus total liabilities. Net tangible book value per share as of September 30, 2025, is our net tangible book value divided by the number of shares of Common Stock outstanding as of September 30, 2025.

The information below is illustrative only. Our dilution following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

After giving effect to (i) the issuance of 300,000 shares of Common Stock since September 30, 2025, upon the conversion of shares of Series B Preferred Stock; (ii) the issuance of 10,000 shares of Common Stock since September 30, 2025, pursuant to that certain Equity Distribution Agreement dated November 21, 2025, by and between us and Maxim; and (iii) the sale of the shares of Common Stock offered hereby (assuming no exercise by the underwriters of their option to purchase additional shares), at an assumed public offering price of $2.00 per share of Common Stock (the last reported sale price of our Common Stock on Nasdaq on November 26, 2025), and after deducting estimated underwriters compensation and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of the date of this prospectus, would have been approximately $12.8 million, or approximately $2.064 per share of Common Stock. This amount represents an immediate increase in a pro forma as adjusted net tangible book value per share of $(0.572) per share of Common Stock to our existing stockholders and an immediate dilution of $0.064 per share of Common Stock to investors participating in this offering. We determine dilution per share of Common Stock to investors participating in this offering by subtracting as adjusted net tangible book value per share of Common Stock after giving effect to this offering from the public offering price per share of Common Stock paid by investors participating in this offering.

Assumed offering price per share of Common Stock		$2.00
Historical net tangible book value per share of Common Stock as of September 30, 2025(1)	$2.636
Increase in net tangible book value per share attributable to new investors in this offering(2)	$(0.572)
Pro forma as adjusted net tangible book value per share after this offering(3)		$2.064
Immediate dilution in net tangible book value per share to new investors		$0.064

(1)	Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.
(2)	Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of September 30, 2025.
(3)	Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of common stock to be outstanding following this offering.

A $0.50 increase in the assumed combined public offering price per share of $2.00 would increase the as adjusted net tangible book value by approximately $0.141 per share and the dilution to new investors by $0.231 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriters compensation and estimated offering expenses payable by us. A $0.50 decrease in the assumed combined public offering price per share of $2.00 would decrease the as adjusted net tangible book value by approximately $0.199 per share and the dilution to new investors by $0.301 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriters compensation and estimated offering expenses payable by us.

An increase of 500,000 in the number of shares offered by us would decrease the as adjusted net tangible book value and the dilution to new investors by approximately $0.015 per share, assuming no change in the public offering price per share of Common Stock, and after deducting estimated underwriters compensation and estimated offering expenses payable by us. A decrease of 500,000 in the number of shares offered by us would increase the as adjusted net tangible book value and the dilution to new investors by approximately $0.018 per share, assuming no change in the public offering price per share of Common Stock, and after deducting estimated underwriters compensation and estimated offering expenses payable by us.

The table and discussion above are based on an aggregate of 3,501,701shares of our Common Stock outstanding as of September 30, 2025, and excludes:

●	9,686 shares of Common Stock issuable upon exercise of the GEM Warrant;

●	2,802,113 shares of Common Stock issuable upon conversion of 1,300 shares of Series B Preferred Stock;

●	22,668 shares of Common Stock issuable upon exercise of outstanding options with an average exercise price of $998.26; and

●	10,933 shares of Common Stock available for future issuance under the Amended and Restated 2023 Jet.AI Inc. Omnibus Incentive Plan.(1)

(1) Does not include shares of Common Stock underlying previously granted awards in excess of 10,933 shares of Common Stock, including 23,153 shares of Common Stock either underlying previously granted stock options or otherwise approved by our Board and granted to our directors and employees and 60 PSUs previously granted to six of our executive officers. Each PSU represent the right to receive shares of our Common Stock upon vesting of the PSU, which will occur either (i) incrementally upon the achievement of certain defined growth of our market capitalization described below, or (ii) entirely upon (A) a Change in Control (as defined in the Plan), unless determined otherwise by a unanimous vote of the disinterested members of the Board, (B) termination of the holder’s employment without Cause (as defined in the Plan), or (C) resignation of employment by the holder for Good Reason (as defined in the Plan). Absent a Change in Control, the first PSU vests upon us achieving, and sustaining for sixty (60) days, $5 million in market capitalization—defined as the product of (i) our outstanding shares of Common Stock as of a certain date, multiplied by (ii) the value weighted average price of our Common Stock on the same date. This vesting trigger has been met and, therefore, we are obligated to issue the shares of Common Stock underlying one PSU for each PSU holder in accordance with the terms of each PSU holder’s PSU award agreement. Each additional PSU will vest upon us achieving, and sustaining for sixty (60) days, an additional $5 million in market capitalization (up to a market capitalization of $50 million). Upon vesting, a holder of a PSU is entitled to receive a number of shares of our Common Stock equal to (i) the product of (A) the amount of our market capitalization metric that triggered vesting multiplied by (B) the market cap percentage set forth in the holder’s PSU award agreement, divided by (ii) the weighted average price of our Common Stock on the date the PSU vests (rounded down). For purposes of the formula the following market cap percentages have been assigned to our executive officers: CEO and Executive Chairman: 10%; CFO: 5%; and CTO, COO, CMO and VP of Sales: 1% each, respectively. We calibrated the PSU Awards to generate less than or equal to 19% of the then current shares of our Common Stock outstanding, consistent with the scale of a reasonable and customary equity compensation plan.

39

INDUSTRY AND MARKET DATA

Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained herein, and our beliefs and estimates based on such data, may not be reliable.

JET.AI, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial information gives effect to the Separation and related adjustments in accordance with Article 11 of the SEC’s Regulation S-X, as amended. The Separation and related transactions are described in the section of this prospectus entitled “Prospectus Summary — Company Overview — Recent Events.”

The unaudited pro forma consolidated financial information has been derived from our historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2025, our historical audited consolidated statement of operations for the year ended December 31, 2024, and our historical unaudited condensed consolidated balance sheet at September 30, 2025. The pro forma adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024, assume that the Separation and related transactions occurred as of January 1, 2024. The unaudited pro forma consolidated balance sheet gives effect to the Separation and related transactions as if they had occurred on September 30, 2025, our latest balance sheet date.

The unaudited pro forma consolidated financial information has been prepared to include transaction accounting adjustments to reflect the financial condition and results of operations as if we were a separate standalone entity.

Transaction accounting adjustments include the following:

●	the effect of our anticipated post-Separation capital structure, including the issuance of 100,000 shares of Common Stock upon execution of the Series C Preferred Stock Agreement as contemplated by the Amended and Restated Merger Agreement, based on the closing price of $2.00 per share of our Common Stock on November 26, 2025; and

●	the one-time expenses associated with the Separation and related transactions which are expected to be incurred subsequent to September 30, 2025, as well as the removal of one-time expenses associated with the Separation and related transactions which were incurred during the nine months ended September 30, 2025 and during the year ended December 31, 2024, and are not expected to have a continuing impact on our results of operations following the completion of the Separation.

The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments described in the accompanying notes. Management believes these assumptions and adjustments are reasonable under the circumstances and given the information presently available. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Jet.AI would have been if the Separation had occurred on the dates indicated, nor is it necessarily indicative of our future consolidated results of operations or consolidated financial position. Jet.AI actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the unaudited consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2025.

40

JET.AI, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025

	(A)	(B)	Transaction
	Historical	Separation of	Accounting		Pro Forma
	Jet.AI	SpinCo	Adjustments	Notes	Jet.AI

Assets
Current assets:
Cash and cash equivalents	$3,475,410	$(3,475,410)	-		$-
Accounts receivable	194,948	(194,948)	-		-
Note receivable - related party	236,790	-			236,790
Deferred offering costs	45,000	-			45,000
Other current assets	259,566	(259,566)	-		-
Refundable capital contribution	2,660,000	-			2,660,000
Total current assets	6,871,714	(3,929,924)	-		2,941,790

Property and equipment, net	3,143	-	-		3,143
Intangible assets, net	86,745	-	-		86,745
Right-of-use lease asset	645,099	(645,099)	-		-
Investment in joint venture	400,000	-	-		400,000
Deposit on aircraft	4,050,000	(4,050,000)	-		-
Deposits and other assets	835,561	(689,750)	-		145,811
Total assets	$12,892,262	$(9,314,773)	$-		$3,577,489

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$903,413	$(888,359)	-		$15,054
Accrued liabilities	1,688,172	(1,386,655)	3,750,000	C	4,051,517
Deferred revenue	443,015	(356,834)	-		86,181
Operating lease liability	537,491	(537,491)	-		-
Total current liabilities	3,572,091	(3,169,339)	3,750,000		4,152,752

Lease liability, net of current portion	91,158	(91,158)	-		-
Total liabilities	3,663,249	(3,260,497)	3,750,000		4,152,752

Commitments and contingencies	$	$	$		$

Stockholders’ Deficit
Preferred Stock	-	-	-		-
Common stock	350	-	-		350
Subscription receivable	(6,724)	-	-		(6,724)
Additional paid-in capital	69,302,341	(9,353,729)	200,000	D	59,428,862
			(719,750)	F
Accumulated deficit	(60,066,954)	3,299,453	(3,230,250)	E	(59,997,751)
Total stockholders’ deficit	9,229,013	(6,054,276)	(3,750,000)		(575,263)
Total liabilities and stockholders’ deficit	$12,892,262	$(9,314,773)	$-		$3,577,489

41

JET.AI, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	(A)	(B)	Transaction
	Historical	Separation of	Accounting		Pro Forma
	Jet.AI	SpinCo	Adjustments	Notes	Jet.AI

Revenues	$7,411,526	$(4,986,403)	$-		$2,425,123

Cost of revenues	7,925,747	(5,967,838)	-		1,957,909

Gross profit (loss)	(514,221)	981,435	-		467,214

Operating Expenses:
General and administrative	6,307,798	(1,696,774)	(624,750)	F	3,986,274
Sales and marketing	676,081	(454,861)	-		221,220
Research and development	189,295	-	-		189,295
Total operating expenses	7,173,174	(2,151,635)	(624,750)		4,396,789

Operating loss	(7,687,395)	3,133,070	624,750		(3,929,575)

Other expense (income):
Other income	(166,519)	-	-		(166,519)
Total other expense (income)	(166,519)	-	-		(166,519)

Loss before provision for income taxes	(7,520,876)	3,133,070	624,750		(3,763,056)

Provision for income taxes	-	-	-		-

Net Loss	$(7,520,876)	$3,133,070	$624,750		$(3,763,056)

Weighted average shares outstanding - basic and diluted	2,659,129			G	2,697,132
Net loss per share - basic and diluted	$(2.83)				$(1.40)

42

JET.AI, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	(A)	(B)	Transaction
	Historical	Separation of	Accounting		Pro Forma
	Jet.AI	SpinCo	Adjustments	Notes	Jet.AI

Revenues	$14,022,628	$(9,828,312)	$-		$4,194,316

Cost of revenues	14,987,245	(10,983,987)	-		4,003,258

Gross profit (loss)	(964,617)	1,155,675	-		191,058

Operating Expenses:
General and administrative	10,752,048	(2,358,666)	(95,000)	F	8,298,382
Sales and marketing	687,785	(666,581)	-		21,204
Research and development	162,152	-	-		162,152
Total operating expenses	11,601,985	(3,025,247)	(95,000)		8,481,738

Operating loss	(12,566,602)	4,180,922	95,000		(8,290,680)

Other expense (income):
Interest expense	167,054	-	-		167,054
Other income	(221)	-	-		(221)
Total other expense (income)	166,833	-	-		166,833

Loss before provision for income taxes	(12,733,435)	4,180,922	95,000		(8,457,513)

Provision for income taxes	-	-	-		-

Net Loss	$(12,733,435)	$4,180,922	$95,000		$(8,457,513)

Deemed dividend from warrant exchange offer	(540,255)	-	-		(540,255)
Cumulative preferred stock dividends	(109,303)	-	-		(109,303)

Net Loss to common stockholders	$(13,382,993)	$4,180,922	$95,000		$(9,107,071)

Weighted average shares outstanding - basic and diluted	279,201			G	377,357
Net loss per share - basic and diluted	$(47.93)				$(24.13)

43

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Notes provide important information about the presentation of the unaudited pro forma condensed consolidated financial statements, including a description of the adjustments reflected therein:

A.	The “Historical Jet.AI” column in the unaudited pro forma consolidated financial statements reflects the historical consolidated financial statements of Jet.AI for the periods presented, prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), and does not reflect any adjustments related to the Separation.

B.	The adjustments included within the “Separation of SpinCo” column of the unaudited pro forma condensed consolidated financial statements remove the assets, liabilities, and equity and the results of operations attributable to SpinCo, which were included in our historical consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

C.	To reflect additional nonrecurring costs Jet.AI expects to incur subsequent to September 30, 2025 to complete the Separation and related transactions. These costs primarily relate to $750,000 in legal and advisory fees directly related to the Separation and $3 million in special cash bonuses to be paid to executive officers at the effective date of a change of control transaction in accordance with their employment agreements.

D.	To reflect the issuance of 100,000 shares subsequent to September 30, 2025, based on the closing price of $2.00 per share of our common stock on November 26, 2025. Such shares are due upon execution of the Series C Preferred Stock Agreement as a closing condition in the Merger Agreement to complete the Separation.

E.	To reflect the net impact on stockholders’ deficit of the Separation adjustments described in notes C, D, and F.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

F.	To reflect the removal of $624,750 and $95,000 of nonrecurring costs related to the Separation which are included in our historical results of operations for the nine months ended September 30, 2025 and the fiscal year ended December 31, 2024, respectively. These costs relate to stock-based compensation from the issuance of 150,000 shares during the nine months ended September 30, 2025, and the fiscal year ended December 31, 2024, respectively, for legal and advisory fees directly related to the Separation and are not expected to have a continuing impact on our results of operations following the completion of the Separation.

Pro Forma Earnings Per Share

G.	The table below presents the computation of proforma basic and dilutive net loss per share:

Shares and per share individual units	Nine Months ended September 30, 2025	Year ended December 31, 2024
Pro forma weighted-average shares outstanding (Basic and diluted)
Historical weighted-average shares outstanding	2,659,129	279,201
Issuance of shares under Series C Preferred Stock Agreement (D)	100,000	100,000
Removal of stock-based compensation (F)	(61,997)	(1,844)

Pro forma weighted-average shares outstanding (Basic and diluted)	2,697,132	377,357

Pro forma loss per share
Pro forma net loss	$(3,763,056)	$(9,107,071)
Pro forma basic and diluted loss per share	$(1.40)	$(24.13)

Unaudited pro forma net loss per share for all periods excludes potentially dilutive shares of common stock that would have been antidilutive.

44

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which Jet.AI’s management believes is relevant to an assessment and understanding of its consolidated results of operations and financial condition. You should read the following discussion and analysis of Jet.AI’s financial condition and results of operations together with the historical unaudited consolidated financial statements as of September 30, 2025 and December 31, 2024, and the three and nine months ended September 30, 2025 and 2024, and the related notes that are included in this prospectus.

Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for Jet.AI’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in “Item 1A – Risk Factors” in Jet.AI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025, and factors identified in other subsequent reports filed with the SEC, Jet.AI’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Factors that could cause or contribute to such differences include, but are not limited to, capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this prospectus. We assume no obligation to update any of these forward-looking statements.

Percentage amounts included in this prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. Certain other amounts that appear in this prospectus may not sum due to rounding.

Overview

We were founded in 2018 by Michael Winston, its Executive Chairman. The Company, directly and indirectly through its subsidiaries, historically has been principally involved in (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain of the Company’s and other’s aircraft at agreed-upon rates, (iii) the operation of a proprietary booking platform, which functions as a prospecting and quoting platform to arrange private jet travel with third-party carriers as well as via the Company’s leased and managed aircraft, (iv) direct chartering of its HondaJet Elite aircraft by Cirrus Aviation Services, (v) aircraft brokerage and (vi) monthly management and hourly operation of customer aircraft.

Currently we offer the following SaaS software to aircraft owners and operators generally:

●	Reroute AI: recycles aircraft waiting to embark to their next revenue flight into prospective new charter bookings to destinations within specific operational parameters.

●	DynoFlight: enables aircraft operators to estimate aircraft emissions then purchase carbon removal credits via our DynoFlight application programming interface API.

In 2024 and 2025, we launched two AI-enhanced booking apps called CharterGPT and Ava, respectively.

In 2025 the Company began transitioning its primary focus to AI data center operations and assets.

Business Combination

On August 10, 2023, the Company, formerly known as Oxbridge Acquisition Corp., consummated a business combination pursuant to a Business Combination Agreement and Plan of Reorganization, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of May 11, 2023 (the “Business Combination Agreement”) among the Company, OXAC Merger Sub I, Inc., a direct, wholly owned subsidiary of the Company (“First Merger Sub”), Summerlin Aviation LLC, a direct, wholly owned subsidiary of the Company (“Second Merger Sub”), and Jet Token Inc., a Delaware corporation (“Jet Token”). Pursuant to the Business Combination Agreement, the Company redomiciled as a Delaware corporation and was immediately renamed “Jet.AI Inc.”, and promptly thereafter, (i) First Merger Sub merged with and into Jet Token, with Jet Token surviving the merger as a wholly owned subsidiary of the Company, and (b) Jet Token merged with and into Second Merger Sub with Second Merger Sub surviving the merger as a wholly owned subsidiary of the Company (each merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Following the Business Combination, the Company’s common stock was listed on the Nasdaq Stock Market LLC under the ticker symbol “JTAI”.

45

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby the Company is treated as the acquired company and Jet Token is treated as the acquirer (the “Reverse Recapitalization”). Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Jet Token issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded.

The consolidated assets, liabilities, and results of operations prior to the Reverse Recapitalization are those of Jet Token. The shares and corresponding capital amounts and losses per share, prior to the Reverse Recapitalization, have been retroactively restated based on shares reflecting the exchange ratio established in the Business Combination.

Potential Sale of Aviation Business Assets

On February 13, 2025, the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with flyExclusive, Inc. (“flyExclusive”), FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive (“Merger Sub”), and Jet.AI SpinCo, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”). Pursuant to the Merger Agreement, (i) as a condition to closing on the Merger Agreement, the Company will distribute all of the shares of SpinCo, on a pro rata basis, to the Company’s stockholders (the “Distribution”), (ii) Merger Sub will merge with and into SpinCo (the “Merger” and, together with the Distribution and all other transactions contemplated under the Merger Agreement, the “Transactions”) with SpinCo surviving the Merger as a wholly owned subsidiary of flyExclusive and (iii) as consideration for the Merger, the Company’s existing stockholders will have the right to receive shares of Class A common stock of flyExclusive. Additionally, the Company’s stockholders will continue to own and hold their existing shares of the Company’s common stock as of closing of the Merger.

In connection with executing the Merger Agreement, the Company, SpinCo, and flyExclusive entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) pursuant to which the Company will transfer the business, operations, services and activities of the Company’s fractional and jet card business to SpinCo and will no longer operate a fractional and jet card business (the “Separation”). Upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, the Company will consummate the Distribution and at that time cease to operate a fractional or jet card business. There will be no change expected to the Company’s board of directors or executive officers as a result of the Merger, Separation, Distribution, or other Transactions.

The Transactions are subject to shareholder approval and are expected to close during the fourth quarter of 2025.

After the Transactions Jet.AI will continue to operate and retain its software and intellectual property assets, but will cease to hold its aircraft fractional, jet card and management assets and expects to pursue additional business opportunities in the broader artificial intelligence (AI) and data-center enterprise sectors.

Joint Venture

On June 26, 2025, we entered into the JV Agreement with Consensus Core to establish a joint venture allowing us to collaborate in developing data centers. In furtherance of this collaboration, we and Consensus Core entered into the Contribution Agreement and Convergence Compute on July 2, 2025. Pursuant to the Contribution Agreement, we contributed $300,000 to Convergence Compute at the first closing of the transactions contemplated by the JV Agreement and thereby acquired a 0.5% equity interest in Convergence Compute. Upon the completion of certain data center project milestones, we and Consensus Core will make additional contributions to Convergence Compute and receive additional equity interests in Convergence Compute and its subsidiaries in return for such contributions.

Ultimately, we have agreed to contribute up to an aggregate $20 million to Convergence Compute in five tranches that are each tied to specific project development milestones. In connection with the second closing under the Contribution Agreement, Consensus Core will contribute all equity interests of its data center project located in Midwestern Canada (the “Midwest Project”) to Convergence Compute. As a result of this contribution, we and Consensus Core each will receive a 17.5% equity interest in the Midwest Project and we will receive an additional 0.5% equity interest in Convergence Compute. In connection with the third closing under the Contribution Agreement, Consensus Core will contribute all equity interests in its data center project located in Maritime Canada (the “Maritime Project”) to Convergence Compute. As a result of this contribution, we and Consensus Core each will receive a 17.5% equity interest in the Maritime Project and we will receive an additional 0.5% equity interest in Convergence Compute. If all five closings contemplated by the Contribution Agreement occur, we will receive hold an aggregate equity interest of 2.5% of Consensus Core, an equity interest of 17.5% in the Midwest Project, and an equity interest of 17.5% in the Maritime Project.

On November 7, 2025, we announced that the milestones associated with the second closing had been substantially completed. However, no such second closing has yet occurred. We anticipate utilizing a portion of the proceeds from this offering to fund up to $1.7 million of our required contribution to Convergence Compute as part of the second closing pursuant to the Contribution Agreement. See the section of this prospectus entitled “Use of Proceeds” for more information regarding our anticipated use of the proceeds of this offering.

46

Results of Operations

The following table sets forth our results of operations for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues	$1,710,988	$3,917,393	$7,411,526	$10,849,875

Cost of revenues	1,999,395	3,931,279	7,925,747	11,405,113

Gross loss	(288,407)	(13,886)	(514,221)	(555,238)

Operating Expenses:
General and administrative (including stock-based compensation of $175,586, $1,313,358, $1,489,654, and $3,714,404, respectively)	1,408,391	2,746,783	6,307,798	7,956,830
Sales and marketing	300,072	83,310	676,081	632,380
Research and development	39,327	37,959	189,295	107,901
Total operating expenses	1,747,790	2,868,052	7,173,174	8,697,111

Operating loss	(2,036,197)	(2,881,938)	(7,687,395)	(9,252,349)

Other (income) expense:
Interest expense	-	-	-	79,314
Other income	(70,148)	(56)	(166,519)	(176)
Total other (income) expense	(70,148)	(56)	(166,519)	79,138

Loss before provision for income taxes	(1,966,049)	(2,881,882)	(7,520,876)	(9,331,487)

Provision for income taxes	-	-	-	-

Net Loss	$(1,966,049)	$(2,881,882)	$(7,520,876)	$(9,331,487)

Deemed dividend from warrant exchange offer	-	(540,255)	-	(540,255)
Cumulative preferred stock dividends	-	18,708	-	78,163

Net Loss to common stockholders	$(1,966,049)	$(3,440,845)	$(7,520,876)	$(9,949,905)

Weighted average shares outstanding - basic and diluted	3,334,744	78,523	2,659,129	71,791
Net loss per share - basic and diluted	$(0.59)	$(43.82)	$(2.83)	$(138.60)

Three Months Ended September 30, 2025 and 2024

Revenues

Revenues for the third quarter of 2025 totaled $1.7 million, a $2.2 million decrease from 2024’s third quarter revenues of $3.9 million, and were comprised of $884,000 in services revenue from the management of customers’ aircraft, $0.6 million of revenues related to our software App Cirrus and Charter program (being $591,000 in software-related revenue and $51,000 in revenue from the chartering of our HondaJets by our operating partner Cirrus), and $185,000 in Jet Card revenue for hours flown and other charges based on hours flown.

The primary reason for the decrease was due to a reduction in Cirrus charter and Jet Card revenues of $1.3 million and $363,000, respectively, in the 2025 period due to the planned sale of the Company’s aviation assets to flyExclusive.

47

The following table sets forth a breakout of revenue components by subcategory for the three months ended September 30, 2025 and 2024.

	Three Months Ended
	September 30,
	2025	2024

Software App and Cirrus Charter	$642,279	$2,409,742
Jet Card and Fractional Programs	184,655	547,186
Management and Other Services	884,054	960,465
	$1,710,988	$3,917,393

The Company recognized $592,000 in revenue related to App-generated Services and software revenues related to charter bookings made through its App in the third quarter of 2025, a decrease of $506,000 and reflected reduced brokerage staff, and greater economic uncertainties. This compares to revenues totaling $1.1 million in the 2024 period.

The Company recognized $884,000 in service revenue in the third quarter of 2025, a decrease of $76,000, relating to reduced flying by the owners of the Company’s managed aircraft. There was $960,000 in service revenues in the third quarter of 2024.

During the third quarter of 2025, the Company did not sell any prepaid flight hours under its jet card and fractional programs and recognized $185,000 of revenue for 23 flight hours flown or forfeited, as well as additional charges. These additional charges represent primarily charges for cost reimbursements such as a fuel component adjustment to adjust for changes in fuel prices relative to the jet card and fractional contracts’ base fuel price and reimbursement of federal excise taxes. Prepaid flight hours are recognized as revenue as the flight hours are used or forfeited. At September 30, 2025, the Company had recorded deferred revenue of $443,000 on its consolidated balance sheet representing prepaid flight hours for which the related travel had not yet occurred.

In the third quarter of 2024, the Company sold 110 prepaid flight hours, amounting to $615,000, and recognized $547,000 of revenue for 85 flight hours flown or forfeited, as well as additional charges. At September 30, 2024, the Company had recorded deferred revenue of approximately $1.2 million.

The decrease in flight hours flown period over period is a direct result of the planned sale of the Company’s aviation assets to flyExclusive.

The following table details the flight hours sold and flown or forfeited, as well as the associated deferred revenues and recognized revenues, respectively, and additional charges for the third quarter of 2025 and 2024:

	For the three months ended September 30,
	2025	2024
Deferred revenue at the beginning of the period (1)	$647,117	$1,099,466
Prepaid flight hours sold
Amount	$—	$615,130
Total Flight Hours	—	110

Prepaid flight hours flown
Amount	$160,258	$480,929
Total flight hours	23	85

Additional charges	$24,397	$66,257
Total flight hour revenue	$184,655	$547,186

Deferred revenue at the end of the period (2)	$443,015	$1,206,869

(1)	Deferred revenue at June 30, 2025 and 2024 also includes $130,025 and $56,067, respectively, with respect to customer prepayments associated with software app transactions and $16,233 and $16,233 with respect to customer prepayments associated with management and other services revenue.

(2)	Deferred revenue at September 30, 2025 and 2024 also includes $86,181 and $29,269, respectively, with respect to customer prepayments associated with software app transactions and $16,233 and $16,233 with respect to customer prepayments associated with management and other services revenue.

In addition to its software App and jet card revenues, the Company also generates revenue through the direct chartering of its HondaJet aircraft by Cirrus. During the third quarter of 2025 this revenue amounted to approximately $51,000, a decrease of $1.3 million, or 96.1% from the prior year period. The decreased revenue was a direct result of the decreased chartering of the Company’s HondaJet fleet, as well as decreased software app bookings in the third quarter of 2025 as compared to the third quarter of 2024.

48

Cost of revenues

Our cost of revenue is comprised of payments to Cirrus for the maintenance and management of our fleet aircraft, commissions to Cirrus for their arranging for charters on our aircraft, aircraft lease expense, federal excise tax relating to jet card and third-party charters, and payments to third-party aircraft operators for both charter flights booked through our App, as well as the cost of subcharters for covering jet card flights when our HondaJets were unavailable. The management of our aircraft by Cirrus covers all our aircraft regardless of whether the aircraft are used for program flight hours or charter flights and includes expenses such as fuel, pilot wages and training costs, aircraft insurance, maintenance and other flight operational expenses.

In the third quarter of 2025, the Company operated three HondaJets, one King Air 390i and one CJ4.

As a result of the decrease in Cirrus charter flight activity, costs related to the operation of these aircraft and payments to Cirrus for their management decreased $1.7 million from $3.1 million in the third quarter of 2024 to $1.4 million in 2025, and aircraft lease payments remained the same at $321,000 in the third quarter of 2025 and 2024. The Company also incurred third-party charter costs of approximately $546,000 in the third quarter of 2025, a $358,000 decrease over 2024, reflecting the reduced number of App-generated charter bookings, and a reduction in subcharters used for covering jet card flights when our HondaJets were unavailable. Merchant fees and federal excise tax relating to charter flights of $60,000 in the third quarter of 2025 were a $70,000 decrease as compared to $130,000 in the third quarter of 2024.

In total, it cost $2.0 million to operate these five aircraft in the third quarter of 2025, compared to $3.9 million to operate four aircraft in the third quarter of 2024.

Gross loss

The resulting gross loss totaled approximately $288,000 for the third quarter of 2025, compared to a gross loss of $14,000 for the third quarter of 2024. The gross loss in the third quarter of 2025 was largely driven by reduced flights performed for our jet card customers without a corresponding reduction in fixed costs.

Total Operating Expenses

In the third quarter of 2025, the Company’s operating expenses decreased by approximately $1.2 million over the prior year comparable period due to an approximate $1.3 million decrease in general and administrative expenses, a $217,000 increase in sales and marketing expenses and a $1,000 increase in research and development costs. Excluding non-cash stock-based compensation of $176,000 and $1.3 million in the third quarter of 2025 and 2024, respectively, general and administrative expenses declined by approximately $129,000 primarily due to a decrease in professional service expenses of $238,000 with a substantial portion of these expenses during the 2025 period related to the potential flyExclusive transaction, offset by an increase in Directors and Officers Insurance costs of $42,000 and decreased wages of $38,000, primarily due to decreased commissions compensation payable on software app revenue.

The Company’s sales and marketing expenses increased by $217,000 to $300,000 in the third quarter of 2025 from $83,000 in the third quarter of 2024. These expenses are mainly linked to promoting the Company and its programs, including its transitioning its primary focus to AI data center operations and assets.

Research and development expenses increased $1,000 in the third quarter of 2025 from $38,000 in the third quarter of 2024, due to the reduced need to refine the App, offset by continued development work on additional software offerings.

Operating Loss

As a result of all of the above, in the third quarter of 2025 the Company recognized an operating loss of approximately $1.9 million, which was a decrease in loss of approximately $1.0 million when compared to the prior year period. The decrease in operating loss was primarily due to the decrease in general and administrative expenses resulting from the decrease in non-cash stock-based compensation expenses that resulted from the non-cash vesting of employee stock options as well as the decrease in professional costs.

Other (Income) Expense

During the third quarter of 2025, the Company recognized approximately $70,000 in other income as compared to $56.

Nine Months Ended September 30, 2025 and 2024

Revenues

Revenues for the first nine months of 2025 totaled $7.4 million, a $3.4 million decrease from revenues of $10.8 during the comparable period in 2024. Revenues in the 2024 period were comprised of approximately $6.4 of revenues related to our software App and Cirrus charter services (comprised of approximately $3.4 million in software-related revenue and $2.9 million in revenue from the chartering of our HondaJets by our operating partner Cirrus), $2.7 million in services revenue from the management of customers’ aircraft, and $1.8 million in Jet Card revenue for hours flown and other charges based on hours flown.

49

The following table sets forth a breakout of revenue components by subcategory for the nine months ended September 30, 2025 and 2024.

	Nine Months Ended
	September 30,
	2025	2024

Software App and Cirrus Charter	$3,763,924	$6,391,732
Jet Card and Fractional Programs	949,306	1,783,066
Management and Other Services	2,698,296	2,675,077
	$7,411,526	$10,849,875

The Company began recording revenue in September 2020 reflecting services and software revenues related to charter bookings made through its App and in the first nine months of 2025, the Company recognized $2.4 million in revenue related to App-generated charter bookings. During 2024 these revenues totaled $3.4 million, a $1.0 million or 29.5% decrease from 2024 reflecting reduced brokerage staff and greater economic uncertainties.

The Company recognized $2.7 million in service revenue in the first nine months of 2025, flat from 2024. There was $2.7 million in service revenues in the first nine months of 2024.

During the first nine months of 2025, the Company sold 20 prepaid flight hours under its jet card and fractional programs, amounting to $116,000, and recognized $1.0 of revenue for 150 flight hours flown or forfeited, as well as additional charges. These additional charges represent primarily charges for cost reimbursements such as a fuel component adjustment to adjust for changes in fuel prices relative to the jet card and fractional contracts’ base fuel price and reimbursement of federal excise taxes. Prepaid flight hours are recognized as revenue as the flight hours are used or forfeited. At September 30, 2025, the Company recorded deferred revenue of $443,000 on its consolidated balance sheet, which represents prepaid flight hours for which the related travel had not yet occurred.

In the first nine months of 2024, we sold 220 prepaid flight hours amounting to approximately $1.3 million and recognized approximately $1.8 million of revenue for 267 flight hours flown or forfeited, as well as additional charges. At September 30, 2024, the Company recorded deferred revenue of $1.2 million on its consolidated balance sheet.

The decrease in flight hours flown is a direct result of is a direct result of the planned sale of the Company’s aviation assets to flyExclusive.

The following table details the flight hours sold and flown or forfeited, as well as the associated deferred revenues and recognized revenues, respectively, and additional charges for the first nine months of 2025 and 2024:

	For the nine months ended September 30,
	2025	2024
Deferred revenue at the beginning of the period (1)	$1,319,746	$1,779,794
Prepaid flight hours sold
Amount	$116,000	$1,270,130
Total Flight Hours	20	220

Prepaid flight hours flown
Amount	$866,634	$1,619,739
Total flight hours	150	267

Additional charges	$82,672	$163,327
Total flight hour revenue	$949,306	$1,783,066

Deferred revenue at the end of the period (2)	$443,015	$1,206,869

(1)	Deferred revenue at December 31, 2024 and 2023 also includes $212,278 and $268,818, respectively, with respect to customer prepayments associated with software app transactions.

(2)	Deferred revenue at September 30, 2025 and 2024 also includes $86,181 and $29,269, respectively, with respect to customer prepayments associated with software app transactions and $16,233 and $16,233 with respect to customer prepayments associated with management and other services revenue.

During the first nine months of 2025 revenue generated through the direct chartering of the Company’s HondaJet aircraft by Cirrus amounted to approximately $1.3 million, a decrease of $1.6 million, or 54.6% from the prior year. The decreased revenue was a direct result of decreased charter activity, both ad hoc and by Cirrus.

50

Cost of revenues

Our cost of revenue is comprised of payments to Cirrus for the maintenance and management of our fleet aircraft, commissions to Cirrus for their arranging for charters on our aircraft, aircraft lease expense, federal excise tax relating to jet card and third-party charters, and payments to third-party aircraft operators for both charter flights booked through our App, as well as the cost of subcharters for covering jet card flights when our HondaJets were unavailable. The management of our aircraft by Cirrus covers all our aircraft regardless of whether the aircraft are used for program flight hours or charters and includes expenses such as fuel, pilot wages and training costs, aircraft insurance, maintenance and other flight operational expenses.

As a result of the decrease in jet card and Cirrus charter flight activity, operating expenses related to the operation of the Company’s aircraft and payments to Cirrus for their management decreased $2.2 million from $6.9 million in the first nine months of 2024 to $4.7 million in the 2025 year period and aircraft lease payments decreased $53,000 from $1.0 million in 2024 to $969,000 in the first nine months of 2025. The Company also incurred third-party charter costs of approximately $1.9 million in the first nine months of 2025, a $980,000 decrease over 2024, as a result of the reduction in as hoc charters and a reduced need for subcharters used for covering jet card flights when our HondaJets were unavailable. Federal excise tax and merchant fees relating to charter flights decreased $321,000 in the first nine months of 2025 to $219,000 from $540,000 in 2024.

In total, it cost $7.9 million to operate the Company’s 5 aircraft in the first nine months of 2025, compared to $11.4 million in 2024.

Gross loss

The resulting gross loss totaled $514,000 for the first nine months of 2025, compared to $555,000 for the 2024 period. The decreased gross loss in these operations was a result of decreased maintenance costs, together with lower utilization on our HondaJets.

Total Operating Expenses

In the first nine months of 2025, the Company’s operating expenses decreased $1.6 million due to a $1.6 million decrease in general and administrative expenses. Excluding non-cash stock-based compensation of $1.5 million and $3.7 million in the first nine months of 2025 and 2024, respectively, general and administrative expenses rose by approximately $576,000 primarily due to due to increased wages of $408,000, primarily due to increased commissions compensation payable on charter sales and a $102,000 increase in professional service expenses related to the potential flyExclusive transaction.

The Company’s sales and marketing expenses increased by about $44,000 to $676,000 in the first nine months of 2025 from $632,000 in 2024. These expenses are mainly linked to promoting the Company and its programs.

Research and development expenses also increased $81,000 to $189,000 in the first nine months of 2025 from $108,000 in 2024, due to the continued development work on additional software offerings.

Operating Loss

As a result of all of the above, in the first nine months of 2025 the Company recognized an operating loss of approximately $7.6 million, which was a decrease in loss of $1.6 million compared to the 2024 period. The decrease was primarily due to reduced operating expenses of $1.6 million, and a decrease in the Company’s gross loss of $37,000.

Other (Income) Expense

During the first nine months of 2025, the Company recognized approximately $167,000 in other income due primarily to interest income during the period, compared to $79,000 in other expense due primarily to interest expense related to the Bridge Agreement recorded for the first nine months of 2024.

Liquidity and Capital Resources

Overview

As of September 30, 2025, our cash and cash equivalents totaled $3.5 million. Current assets exceeded current liabilities by $3.3 million, including $443,000 in deferred revenue, which will be recognized as revenue upon the utilization or forfeiture of prepaid flight hours.

51

In the first nine months of 2025, we raised $11.0 million through the issuance of 1,100 shares of Series B Preferred Stock, which was the primary factor causing our cash and cash equivalent assets and current assets as a whole to increase from December 31, 2024.

We have historically incurred negative cash flows from operations and significant operating losses, resulting in an accumulated deficit of $60.1 million as of September 30, 2025. We anticipate revenue and operating profit growth from strategic initiatives, including aircraft acquisitions, increased Jet Card pricing, enhanced charter activity through CharterGPT, Ava, and Reroute AI, and SaaS revenue from DynoFlight. However, we expect to incur operating losses for at least the next 12 months, depending on the success and timing of these initiatives. To fund operations, we plan to utilize funds from potential sales of equity or debt securities. Contractual limitations may restrict certain funding options, and further equity issuances may adversely affect our stock price and ability to raise capital. To support growth, we have executed a non-binding term sheet for a proposed $50 million financing transaction, with economic terms similar to our existing $16.5 million arrangement with Ionic.

The term sheet reflects the parties’ agreement in principle on material deal terms, including the issuance of Series C Convertible Preferred Stock and related warrants, subject to finalization and execution of definitive documentation. There can be no assurance that such definitive agreements will be entered into or that the proposed transaction will be consummated.

In the absence of external financing, we are prepared to reduce cash utilization by halting marketing, suspending software development, streamlining operations, and focusing on existing customers, enabling operations to continue for at least one year, during which we would seek new financing to resume full operations. Forward-looking statements regarding our financial condition and liquidity are subject to risks and uncertainties, as detailed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 26, 2025.

Ionic Transaction

General

On March 28, 2024, the Company entered into a Securities Purchase Agreement (the “Series B Securities Purchase Agreement”) and a number of other transaction documents described below for a private placement with Ionic, which closed on March 29, 2024, which we collectively refer to as the “Ionic Transaction.” Under the Series B Securities Purchase Agreement, the Company issued to Ionic (i) 150 shares of the Company’s Series B Preferred Stock, which are convertible into shares of the Company’s common stock, (ii) a warrant to purchase up to 1,500 shares of Series B Preferred Stock (the “Ionic Warrant”), at an exercise price of $10,000 per share, and (iii) 1,111 shares of the Company’s common stock. As of the date of this prospectus, Ionic has fully exercised the Ionic Warrant for a total of 1,500 shares of Series B Preferred Stock, resulting in gross proceeds to the Company of $15.0 million. And, therefore we do not expect to receive additional funds from Ionic under the terms of the Series B Securities Purchase Agreement and Ionic Warrant.

Series B Preferred Stock

On March 28, 2024, we filed a Certificate of Designation of the Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware, which provides for the issuance of up to 5,000 shares of the Company’s Series B Preferred Stock (the “Certificate of Designations”). The Series B Preferred Stock ranks senior to all other capital stock of the Company.

Each share of Series B Preferred Stock converts into a number of shares of our Common Stock, subject to certain limitations, including a beneficial ownership limitation of 4.99% (calculated in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), which can be adjusted to a beneficial ownership limitation of 9.99% upon 61 days prior written notice by Ionic. From time to time Ionic may convert Series B Preferred Stock into Common Stock which it may liquidate and thereafter receive additional shares of Common Stock pursuant to subsequent conversions of its Series B Preferred Stock. Although the beneficial ownership limitation imposes a legally binding limitation on Ionic’s beneficial ownership at any point in time, it does not prohibit Ionic from, over time, receiving shares of common stock upon separate conversions of its shares of Series B Preferred Stock that, in the aggregate and over a period of time, exceed the beneficial ownership limitation.

52

Subject to the limitations set forth in the preceding paragraph and provided there is an effective registration statement covering Ionic’s potential resale of common stock underlying the Series B Preferred Stock, shares of Series B Preferred Stock will automatically convert into shares of common stock on or prior to the tenth trading day after the issuance date of such shares of Series B Preferred Stock. The number of shares of common stock issuable upon conversion of a share of Series B Preferred Stock is calculated by dividing the conversion amount per share of Series B Preferred Stock by the then conversion price. The conversion amount is equal to the stated value of the shares of Series B Preferred Stock, which is $10,000, plus any additional amounts and late charges calculated in accordance with the Certificate of Designations. The conversion price is equal to the lower of (i) $2.50, or (ii) 90% (or, in the case of a delisting, 80%) of the lowest daily volume weighted average price of our common stock over a period beginning on the trading day after we deliver shares of common stock upon such conversion to Ionic and ending on the trading day on which the aggregate dollar trading volume of our common stock exceeds seven times the applicable conversion amount, subject to a five trading day minimum period for such calculation, and subject to certain adjustments.

If certain defined “triggering events” defined in the Certificate of Designations occur, then we may be required to redeem the Series B Preferred Stock for cash at 110% of the stated value.

Other Transaction Documents and Subsequent Agreements

The Ionic Warrant exercise price was initially set at $10,000 per share of Series B Preferred Stock, subject to adjustment for certain events, such as a stock split, issuance of additional shares as a dividend or otherwise.

The Series B Securities Purchase Agreement obligates the Company to reserve no less than 200% of the maximum number of shares of common stock issuable upon conversion of the Series B Preferred Stock outstanding, using an alternate conversion method (the “Required Reserve Amount”). The Company and Ionic initially agreed that the Required Reserve Amount was 200,000 shares of Common Stock.

Registration Statements

Pursuant to the Registration Rights Agreement entered into by the Company and Ionic on March 29, 2024, we filed a Registration Statement on Form S-1 (File No. 333-279385), which was originally filed with the SEC on May 13, 2024, and as amended (the “First Registration Statement”), that registered the offer and resale of 133,778 shares of common stock (as adjusted to reflect the subsequent reverse stock split) by Ionic. The First Registration Statement was declared effective by the SEC on July 24, 2024. On November 13, 2024, Ionic notified the Company that it had sold all shares of common stock that were registered under the First Registration Statement.

Since the number of shares of common stock available under the First Registration Statement was insufficient to cover all of the shares of common stock issuable to Ionic, we were required to file at least one additional registration statement. Accordingly, on November 13, 2024, we filed a Registration Statement on Form S-3 (File No. 333-283207) with the SEC (as amended, the “Second Registration Statement”), which registered the offer and resale of 600,000 shares of common stock by Ionic and was declared effective by the SEC on December 27, 2024. On February 20, 2025, Ionic notified the Company that it had sold all shares of common stock that were registered under the Second Registration Statement.

Since the number of shares of common stock available under the First Registration Statement and the Second Registration Statement were, in the aggregate, insufficient to cover all of the shares of common stock issuable to Ionic, we were required to file at least one additional registration statement. Accordingly, on January 24, 2025, we filed another Registration Statement on Form S-3 (File No. 333-284504) with the SEC (as amended, the “Third Registration Statement”), to register an additional 1,270,000 shares of common stock for offer and resale by Ionic. As of the date hereof, 929,255 shares of common stock have been sold.

Conversions of Series B Preferred Stock; Warrant Exercises

Starting in October 2024, and through the date of this prospectus, Ionic has converted in full the 150 shares of Series B Preferred Stock issued to it at the initial closing of the Ionic Transaction, the 50 additional shares of Series B Preferred Stock issued to it in connection with an agreement between parties, and 200 shares of Series B Preferred Stock issued to it pursuant to partial exercises of the Ionic Warrant. Those conversions, in total, resulted in the issuance of 835,261 shares of Common Stock (as adjusted to give effect to the reverse stock split).

53

Ionic effected partial exercises of the Ionic Warrant on the following dates and in the following amounts: (i) on October 28, 2024, for 150 additional shares of Series B Preferred Stock, resulting in total proceeds to the Company of $1.5 million, (ii) on November 14, 2024, for 250 additional shares of Series B Preferred Stock, resulting in total proceeds to the Company of $2.5 million, (iii) on January 23, 2025, for 250 additional shares of Series B Preferred Stock, resulting in total proceeds to the Company of $2.5 million, and (iv) on February 27, 2025, for 850 additional shares of Series B Preferred Stock, resulting in total proceeds to the Company of $8.5 million.

Adjustment to Beneficial Ownership Limitation

On February 14, 2025, Ionic delivered a notice to the Company that it had elected to increase the beneficial ownership limitation to 9.99%. The adjusted beneficial ownership limitation took effect on April 16, 2025.

Share Purchase Agreement

The Company has access to an aggregate of up to $40 million from the Share Purchase Agreement, dated as of August 4, 2022, with GEM Yield LLC SCS and GEM Yield Bahamas Limited (together with GEM Yield LLC SCS, “GEM”), less drawdowns of $2,550,024 to date. In consideration for GEM’s services under the Share Purchase Agreement, the Company paid GEM a commitment fee equal to $800,000 in shares of common stock. Upon the Company’s issuance of shares in connection with any drawdown purchase made by GEM, the Company was required to pay GEM a portion of such commitment fee in an amount equal to 2% of the amount purchased in such drawdown; provided that the full $800,000 commitment fee was due on or before the first anniversary of the closing of the Business Combination. In October 2024, the Company issued 58,447 shares of common stock to satisfy in full the outstanding commitment fee payable and 44,225 shares of common stock under the Share Purchase Agreement with GEM for total consideration of $2.5 million.

GEM is not obligated to purchase shares under the Share Purchase Agreement if any purchase of shares would result in GEM and its affiliates beneficially owning, directly or indirectly, at the time of the proposed issuance, more than 9.99% of the number of issued and outstanding shares of common stock as of the date of such proposed issuance. GEM may waive the restriction under the Share Purchase Agreement by providing the Company with sixty-one (61) days’ notice that the Purchaser would like to waive the restriction with regard to any or all shares issuable pursuant to the Share Purchase Agreement.

On August 10, 2023, the Company issued GEM a warrant (as subsequently amended, the “GEM Warrant”) granting it the right to purchase up to 6% of the outstanding common stock of the Company on a fully diluted basis as of the date of listing. The GEM Warrant has a term of three years. The GEM Warrant included an adjustment mechanism, whereby the exercise price is subject to adjustment from time to time. Pursuant to the Warrant, on the first anniversary following the Public Listing Date as defined in the GEM Warrant (the “Adjustment Date”), if all or any portion of the GEM Warrant remains unexercised and the average closing price of the Company’s common stock for the 10 trading days following the Adjustment Date is less than 90% of the then current exercise price of the warrant (the “Baseline Price”), then the exercise price of the unexercised Warrant Shares that remain exercisable pursuant to the Warrant shall be adjusted to 110% of the Baseline Price. Accordingly, the warrant exercise price was reduced to $9.07 per share as of September 30, 2025. The warrant may be exercised by payment of the per share amount in cash or through a cashless exercise.

The GEM Warrant provides that GEM can elect to limit the exercisability of the GEM Warrant such that it is not exercisable to the extent that, after giving effect to the exercise, GEM and its affiliates, to the Company’s actual knowledge, would beneficially own in excess of 4.99% of the Company’s common stock outstanding immediately after giving effect to such exercise. GEM has made this election, which makes funds available under the Share Purchase Agreement in excess of this 4.99% ownership limit up to the 9.99% ownership restriction in the Share Purchase Agreement. GEM may revoke this election by providing written notice, which revocation will not be effective until the sixty-first (61st) day thereafter.

54

Cash Flows for the Nine Months Ended September 30, 2025 and 2024

As of September 30, 2025, the Company’s cash and equivalents were approximately $3.5 million.

The following table summarizes our cash flows for the nine months ended September 30, 2025 and 2024:

	For the nine months ended September 30,
	2025	2024
Net cash used in operating activities	$(8,917,202)	$(4,840,533)
Net cash used in investing activities	(2,227,790)	(12,922)
Net cash provided by financing activities	8,747,775	3,064,795
Decrease in cash and cash equivalents	$(2,397,217)	$(1,788,660)

Cash Flow from Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2025 was $8.9 million compared to $4.8 million for the nine months ended September 30, 2024. The cash outflow from operating activities in the 2025 period primarily consisted of our net loss, net of non-cash charges, of $5.6 million, a $0.4 million reduction in lease liability, a $229,000 decrease in operating liabilities and a $2.6 million increase in accounts receivables and other current assets. The decrease in operating liabilities was primarily driven by a $877,000 decrease in deferred jet card revenue relating to the sale of jet card hours not yet flown, partially offset by a $648,000 increase in the Company’s accounts payable and accrued liabilities relating to the operation of the Company’s aircraft. Net cash used in operating activities for the nine months ended September 30, 2024 was $4.8 million. The cash outflow from operating activities in the 2024 period primarily consisted of our net loss, net of non-cash charges of $4.2 million, a $0.4 million reduction in lease liability, which were offset by a $1.2 million increase in operating liabilities and a $41,000 reduction in accounts receivable and other current assets. The increase in operating liabilities was primarily driven by a $1.2 million increase in the Company’s accounts payable and accrued liabilities relating to the operation of the Company’s aircraft and a $0.6 million decrease in deferred jet card revenue relating to the sale of jet card hours not yet flown.

Cash Flow from Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2025 was $2.2 million as compared to $13,000 in the 2024 year period, primarily relating to the Company’s joint venture investment, advances under related party promissory note and additional Textron deposits.

Cash Flow from Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2025 was $8.7 million. Cash provided by financing activities was primarily driven by the sale of preferred stock, partially offset by offering costs. Net cash provided by financing activities for the nine months ended September 30, 2024 was $3.1 million. Cash provided by financing activities was primarily driven by warrant exercises and proceeds from the sale of common stock under the Share Purchase Agreement, sale of preferred stock, partially offset by repayments of notes payable.

Aircraft Financing Arrangements

In November 2021 and April 2022, the Company entered into two separate five-year leasing arrangements for the acquisition of two of its HondaJet Elite aircraft. At any time during their term, the Company has the option to purchase either aircraft from the lessor at the aircraft’s fair market value at that time. The leasing arrangements also require the Company to hold a combined liquidity reserve of $500,000 in a separate bank account pledged as security to the lessor, which the Company records as restricted cash on its balance sheet, as well as a maintenance reserve of approximately $690,000 for each leased aircraft, which is held by the lessor in the event the lessor determines that the relevant aircraft is not being maintained in accordance with the lease requirements or to prevent deterioration of the aircraft. Events of default under the leasing arrangements include, among other things, failure to make the monthly payments (with a 10-day cure period), default on other indebtedness, breaches of covenants related to insurance and maintenance requirements, change of control or merger, insolvency and a material adverse change in the Company’s business, operations or financial condition. Please see Note 5 to the Company’s financial statements for the nine months ended September 30, 2025 for a further description of these leasing arrangements.

55

Critical Accounting Estimates

Going Concern and Management Plans

The Company has limited operating history and has incurred losses from operations since its inception. These matters raise concern about the Company’s ability to continue as a going concern.

The Company began ramping up its revenue-generating activities during the second half of the year ended December 31, 2022 and those activities continued into 2025. During the next twelve months, the Company intends to fund its operations with funds from its operations, proceeds received from prior drawdowns under the Share Purchase Agreement, as well as proceeds from other prospective financing arrangements. The Company also has the ability to reduce cash burn to preserve capital. There are no assurances, however, that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, the Company may be required to reduce the near-term scope of its planned development and operations, which could delay implementation of the Company’s business plan and harm its business, financial condition and operating results. The consolidated balance sheets do not include any adjustments that might result from these uncertainties.

Basis of Presentation for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby the Company is treated as the acquired company and Jet Token is treated as the acquirer (the “Reverse Recapitalization”). Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Jet Token issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded.

Jet Token has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

●	Jet Token’s former stockholders had the greatest voting interest in the combined entity;
●	Jet Token’s former stockholders had the ability to nominate a majority of the initial members of the combined entity board;
●	Jet Token’s senior management is the senior management of the combined entity;
●	Jet Token is the larger entity based on historical operating activity and has the larger employee base; and
●	The post-combination company has assumed a Jet Token branded name: “Jet.AI Inc.”

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the fair value of options granted. Although considerable variability is likely to be inherent in these estimates, management believes that the amounts provided are reasonable.

Revenue Recognition

In applying the guidance of ASC 606, the Company determines revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when, or as, a performance obligation is satisfied.

56

Revenue is derived from a variety of sources including, but not limited to, (i) fractional/whole aircraft sales, (ii) fractional ownership and jet card programs, (iii) ad hoc charter through the Jet Token App (replaced by CharterGPT and Ava) and (iv) aircraft management.

Under the fractional ownership program, a customer purchases an ownership share in a jet which guarantees the customer access to the jet for a preset number of hours per year. The fractional ownership program consists of a down payment, one or more progress payments, a payment on delivery, a monthly management fee and an occupied hourly fee based on usage. Revenues from the sale of fractional or whole interests in an aircraft are recognized at the time title to the aircraft is transferred to the purchasers, which generally occurs upon delivery or ownership transfer.

The jet card program provides the customer with a preset number of hours of guaranteed private jet access over the agreement term (generally a year) without the larger hourly or capital commitment of purchasing an ownership share. The jet card program consists of a fixed hourly rate for flight hours typically paid 100% up front.

Revenue is recognized upon transfer of control of the Company’s promised services, which generally occurs upon the flight hours being used. Any unused hours for the fractional jet and jet card programs are forfeited at the end of the contract term and are thus immediately recognized as revenue at that time.

Deferred revenue is an obligation to transfer services to a customer for which the Company has already received consideration. Upon receipt of a prepayment from a customer for all or a portion of the transaction price, the Company initially recognizes a contract liability. The contract liability is settled, and revenue is recognized when the Company satisfies its performance obligation to the customer at a future date.

The Company also generates revenues from individual ad hoc charter bookings processed through the Company’s booking app, whereby the Company will source, negotiate, and arrange travel on a charter basis for a customer based on pre-selected options and pricing provided by the Company to the customer through the app. In addition, Cirrus markets charter on the Company’s aircraft for the Company’s benefit.

The Company utilizes certificated independent third-party air carriers in the performance of a portion of flights. The Company evaluates whether there is a promise to transfer services to the customer, as the principal, or to arrange for services to be provided by another party, as the agent, using a control model. The nature of the flight services the Company provides to members is similar regardless of which third-party air carrier is involved. The Company directs third-party air carriers to provide an aircraft to a member or customer. Based on evaluation of the control model, it was determined that the Company acts as the principal rather than the agent within all revenue arrangements. Owner charter revenue is recognized for flights where the owner of a managed aircraft sets the price for the trip. The Company records owner charter revenue at the time of flight on a net basis for the margin we receive to operate the aircraft. If the Company has primary responsibility to fulfill the obligation, then the revenue and the associated costs are reported on a gross basis in the consolidated statements of operations.

57

Flights

Flights and flight-related services, along with the related costs of the flights, are earned and recognized as revenue at the point in time in which the service is provided. For round-trip flights, revenue is recognized upon arrival at the destination for each flight segment.

Fractional and jet card members pay a fixed quoted amount for flights based on a contractual capped hourly rate. Ad hoc charter customers primarily pay a fixed rate for flights. In addition, flight costs are paid by members through the purchase of dollar-denominated prepaid blocks of flight hours (“Prepaid Blocks”), and other incidental costs such as catering and ground transportation are billed monthly as incurred. Prepaid Blocks are deferred and recognized as revenue when the member completes a flight segment.

Aircraft Management

The Company manages aircraft for owners in exchange for a contractual fee. Revenue associated with the management of aircraft also includes the recovery of owner-incurred expenses including maintenance coordination, cabin crew and pilots, as well as recharging of certain incurred aircraft operating costs and expenses such as maintenance, fuel, landing fees, parking and other related operating costs. The Company passes the recovery and recharge costs back to owners at either cost or a predetermined margin.

Aircraft management-related revenue contains two types of performance obligations. One performance obligation is to provide management services over the contract period. Revenue earned from management services is recognized over the contractual term, on a monthly basis. The second performance obligation is the cost to operate and maintain the aircraft, which is recognized as revenue at the point in time such services are completed.

Aircraft Sales

The Company acquires aircraft from vendors and various other second-party sellers in the private aviation industry. The Company’s classifies the purchase as aircraft inventory on the consolidated balance sheets. Aircraft inventory is valued at the lower of cost or net realizable value. Sales are recorded on a gross basis within revenues and cost of revenue in the consolidated statements of operations.

Pass-Through Costs

In applying the guidance of ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are distinct performance obligations. The Company then assesses whether it is acting as an agent or a principal for each identified performance obligation and includes revenue within the transaction price for second-party costs when the Company determines that it is acting as the principal

58

Cost of Sales

The cost of sales expenses includes costs incurred in providing air transportation services, such as chartering second-party aircraft, aircraft lease expenses, pilot training and wages, aircraft fuel, aircraft maintenance, and other aircraft operating expenses.

1.	Chartering Third-Party Aircraft: The cost of chartering second-party aircraft is recorded as a part of the cost of sales expense. These expenses include the fees paid to second-party operators for providing aircraft services on behalf of the company. Expenses are recognized in the income statement in the period when the service is rendered and are reported on an accrual basis.

2.	Aircraft Lease Expenses: Aircraft lease expenses include the cost of leasing aircraft for the company’s operations. The lease expenses are recognized as an operating expense in the income statement over the lease term on a straight-line basis.

3.	Pilot Training and Wages: Pilot training costs are expensed as incurred and are included in the cost of sales expenses. This encompasses expenses related to initial pilot training, recurrent training, and any additional required training programs. Pilot wages, including salaries, bonuses, and benefits, are also recognized as a part of the cost of sales expenses and are reported on an accrual basis.

4.	Aircraft Fuel: The cost of aircraft fuel is recognized as an expense in the cost of sales category based on the actual consumption during flight operations. Fuel costs are recorded in the income statement in the period when the fuel is consumed and are reported on an accrual basis.

5.	Aircraft Maintenance: Aircraft maintenance expenses include both routine and non-routine maintenance. Routine maintenance costs are expensed as incurred and are recorded as a part of the cost of sales expense. Non-routine maintenance expenses, such as major repairs and overhauls, are capitalized and amortized over their expected useful life. The amortization expense is included in the cost of sales expense and is recognized in the income statement on a straight-line basis over the asset’s useful life.

6.	Other Aircraft Operating Expenses: Other aircraft operating expenses include costs such as insurance, landing fees, navigation charges, and catering services. These expenses are recognized in the income statement as a part of the cost of sales expenses in the period when they are incurred and are reported on an accrual basis.

Stock-Based Compensation

The Company accounts for stock awards under ASC 718, Compensation – Stock Compensation. Under ASC 718, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite vesting period or over the nonemployee’s period of providing goods or services. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model.

Trend Information

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, Federal and foreign governmental policy decisions. A host of factors beyond Jet.AI’s control could cause fluctuations in these conditions. Adverse conditions may include but are not limited to: changes in the airline industry, fuel and operating costs, changes to corporate governance best practices for executive flying, general demand for private jet travel, regulations on carbon emissions from aviation, competition and other barriers to entry in the data center industry, and market acceptance of the Company’s business model. These adverse conditions could affect the Company’s financial condition and the results of operations.

59

CURRENT BUSINESS

Overview

On August 10, 2023, we consummated a “Business Combination” pursuant to the Business Combination Agreement and Plan of Reorganization, dated February 24, 2023, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of May 11, 2023. In connection with the Business Combination, we changed our name from “Oxbridge Acquisition Corp.” to “Jet.AI Inc.” Our business strategy has historically combined concepts from fractional jet and charter jet programs with innovations in AI.

We formed our company on June 4, 2018. We developed and, in September 2019, launched our booking platform represented by our iOS app Jet Token (the “App”), which originally functioned as a prospecting and quoting platform to arrange private jet travel with third party carriers. Following our acquisition of HondaJet HA-420 aircraft (the “HondaJet Elites”), we began selling jet cards and fractional ownership interests in our aircraft. In 2023 and 2024, we launched two AI-enhanced booking apps called CharterGPT and Ava, respectively, as more fully discussed under “Our Software Platforms” and “Strategy – Artificial Intelligence” below.

Beginning in 2023, we launched our Jet.AI Operator Platform to provide a B2B software platform for SaaS products. Currently we offer the following SaaS software to aircraft owners and operators generally:

●	Reroute AI: recycles aircraft waiting to return to base into prospective new charter bookings to destinations within specific distances.
●	DynoFlight: enables aircraft operators to estimate aircraft emissions then purchase carbon removal credits via our DynoFlight API.

We have also established a specific version of a private jet by-the-seat booking tool for the Las Vegas Golden Knights professional ice hockey team and Great Western Air, LLC (DBA Cirrus Aviation Services, LLC) (“Cirrus”) via 380 Software LLC. 380 Software LLC is a by-the-seat charter joint venture between us and Cirrus.

Our strategy historically has involved expanding our fleet of aircraft with larger aircraft capable of traveling longer distances, developing a national jet card program based on third party aircraft, further enhancing the AI functionality of CharterGPT, and expanding upon our B2B software offerings. Our strategy currently involves further enhancing the AI functionality of Ava and CharterGPT, and expanding upon Reroute AI and DynoFlight.

In 2024 and 2025, we launched two AI-enhanced booking apps called CharterGPT and Ava, respectively. We began transitioning the primary focus of our business to AI data center operations and assets in 2025, as more fully described below.

Recent Events

Potential Sale of Aviation Business Assets

On February 13, 2025, we entered into the Original Merger Agreement with flyExclusive, Merger Sub, and SpinCo whereby (i) we have agreed to distribute all of the shares of SpinCo, on a pro rata basis, to our stockholders to effect the Distribution, (ii) Merger Sub will merge with and into SpinCo to effect the Merger, and (iii) as consideration for the Merger, our existing stockholders will have the right to receive shares of Class A common stock of flyExclusive. Additionally, our stockholders will continue to own and hold their existing shares of our common stock as of closing of the Merger.

60

On May 6, 2025, we entered into Amended and Restated Agreement and Plan of Merger and Reorganization material terms of the Transactions remain unchanged in the Merger Agreement, which amended the Original Merger Agreement to provide that (i) 20% of the merger consideration will not be issued upon closing, but will instead be issued post-closing, if any, upon final determination of the purchase price and (ii) we must execute a new securities purchase agreement with a third-party investor, pursuant to which we will issue the investor a warrant to purchase up to $50 million worth of shares of a newly-designated series of preferred stock.

On July 30, 2025, the parties entered into an Amendment No. 1 to Amended and Restated Agreement and Plan of Merger and Reorganization. The material terms of the Transactions remain unchanged in the Merger Agreement, except that the Outside Date (as defined in the Merger Agreement) was extended from June 30, 2025, to October 31, 2025.

On October 10, 2025, we entered into an Amendment No. 2 to Amended and Restated Agreement and Plan of Merger and Reorganization. The material terms of the Transactions remain unchanged in the Merger Agreement, except that the Outside Date was extended from October 31, 2025, to December 31, 2025.

In connection with executing the Original Merger Agreement, we, SpinCo, and flyExclusive entered into the Separation and Distribution Agreement, pursuant to which we will transfer the business, operations, services and activities of our jet charter business to SpinCo to effect the Separation. Upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, we will consummate the Distribution. As such, we will no longer operate a jet charter business as of consummation of the Distribution. There will be no change to our Board or executive officers as a result of the Merger, Separation, Distribution, or other Transactions.

The Merger Agreement contains customary conditions to closing, including the following mutual conditions: (i) the Separation and Distribution and the other transactions contemplated by the Separation and Distribution Agreement shall have been consummated in accordance with the Separation and Distribution Agreement; (ii) a registration statement on Form S-4 covering the merger consideration shares shall be effective; (iii) the approval of the Transactions by holders of our common stock shall have been obtained; and (iv) the shares of flyExclusive Class A common stock issuable pursuant to the Transactions shall have been approved for listing on the NYSE American LLC.

After the Transactions, we will continue to operate and retain our software and intellectual property assets, but will cease to hold our aircraft fractional, jet card and management assets and expects to pursue additional business opportunities in the AI sector utilizing our remaining assets to enhance those business operations and model. The Transactions are subject to stockholder approval and are expected to close during the third quarter of 2025.

We do not believe that the proposed Transactions will have an impact on this offering. For more information regarding flyExclusive and the proposed Transactions, please refer to the Registration Statement on Form S-4 (File No. 333-284960) filed by flyExclusive with the SEC.

Joint Venture and Contribution Agreements

On June 26, 2025, we entered into the JV Agreement with Consensus Core to establish a joint venture allowing us to collaborate in developing data centers. In furtherance of this collaboration, we and Consensus Core entered into the Contribution Agreement and Convergence Compute on July 2, 2025. Pursuant to the Contribution Agreement, we contributed $300,000 to Convergence Compute at the first closing of the transactions contemplated by the JV Agreement and thereby acquired a 0.5% equity interest in Convergence Compute. Upon the completion of certain data center project milestones, we and Consensus Core will make additional contributions to Convergence Compute and receive additional equity interests in Convergence Compute and its subsidiaries in return for such contributions.

61

Ultimately, we have agreed to contribute up to an aggregate $20 million to Convergence Compute in five tranches that are each tied to specific project development milestones. In connection with the second closing under the Contribution Agreement, Consensus Core will contribute all equity interests of its Midwest Project to Convergence Compute. As a result of this contribution, we and Consensus Core each will receive a 17.5% equity interest in the Midwest Project and we will receive an additional 0.5% equity interest in Convergence Compute. In connection with the third closing under the Contribution Agreement, Consensus Core will contribute all equity interests of its Maritime Project to Convergence Compute. As a result of this contribution, we and Consensus Core each will receive a 17.5% equity interest in the Maritime Project and we will receive an additional 0.5% equity interest in Convergence Compute. If all five closings contemplated by the Contribution Agreement occur, we will receive hold an aggregate equity interest of 2.5% of Consensus Core, an equity interest of 17.5% in the Midwest Project, and an equity interest of 17.5% in the Maritime Project.

On November 7, 2025, we announced that the milestones associated with the second closing had been substantially completed. However, no such second closing has yet occurred.We anticipate utilizing a portion of the proceeds from this offering to fund up to $1.7 million of our required contribution to Convergence Compute as part of the second closing pursuant to the Contribution Agreement. See the section of this prospectus entitled “Use of Proceeds” for more information regarding our anticipated use of the proceeds of this offering.

Our Aircraft Operations

In July 2021, we leased a HondaJet aircraft under a short-term lease arrangement, which terminated in February 2022, to accelerate our aircraft operations and sales of jet card memberships. We previously acquired four HondaJet Elite aircraft under our 2020 purchase agreement with Honda Aircraft Company, LLC (“Honda Aircraft Company”), discussed under “Our Aircraft” below, all four of which have been sold, but three of which remain part of our fleet, as discussed below, with three of the four aircraft having been delivered in 2022. Cirrus is managing, operating, and maintaining our aircraft and has a growing team of pilots that have been specially trained on the HondaJet at the Flight Safety facility on the Honda Aircraft Company campus in Greensboro, NC. Cirrus has additionally developed a safety co-pilot training program in coordination with the FAA and a local flight training academy for licensed pilots already skilled with the Garmin 1000 avionics suite.

We offer the following programs for our HondaJet Elite aircraft:

●	Fractional ownership program: This program provides potential owners the ability to purchase a share in a jet at a fraction of the cost of acquiring an entire aircraft. Each 1/5 share guarantees 75 occupied hours of usage per year with 24 hours of notice. The fractional ownership program consists of a down payment, one or more progress payments, a payment on delivery, a monthly management fee and an hourly usage fee. As part of the aircraft purchase agreement, the buyer enters into an aircraft management agreement which lasts three years and, at the end of the contract period, the aircraft is typically sold, and the owners are given their pro-rata share of the sale proceeds. The three-year term is not renewable. Our current contracts do not contemplate the re-fractioning of the aircraft to other buyers at the end of the term, but rather a whole aircraft sale to a single buyer. Monthly management fees are in general subject to an annual CPI-W based step-up. CPI-W is a measure of cost inflation commonly used in long term aviation service contracts with OEMs and engine manufacturers.

●	Jet card program: A membership in our jet card program generally includes 10, 25 or 50 occupied hours of usage per year with 24 hours of notice. Members generally pay 100% upfront and then fly for a fixed hourly rate over the next twelve months. Those who require guaranteed availability may pay a membership fee for an additional charge. Jet card program members may interchange as a set ratio per aircraft onto any one of twenty jets operated by our partner, Cirrus.

In addition to servicing members, fractional owners and third-party charter clients, we intend for our HondaJet Elites to be available to address unexpected cancellations or delays on brokered charters. Unlike most of our brokerage competitors, as well as many business jet management companies which require owner approval before their aircraft can be used for third party charter, we believe maintaining a fleet of readily available aircraft to back fill third party charter services provides more reliability and is an attractive selling point for potential clients.

In 2022, we entered into agreements with Cirrus under which we will sell jet cards for Cirrus’s aircraft, for a commission for sales and client management services, and we make Cirrus’s aircraft available to our customers for charter bookings at preferred rates and with certain service guarantees. As a result, our jet card members and charter customers have access to twenty of Cirrus’s aircraft in the light, mid, super-mid, heavy, and ultra-long-range categories, comprising the following aircraft: CJ3+, CJ4, Lear 45XR, Citation XLS+, Lear 60, Hawker 900XP, Challenger 300, Challenger 604, Falcon 900EX, Challenger 850, Gulfstream V and Gulfstream G550.

In the fourth quarter of 2022, we launched the Onboard Program to allow aircraft owners to contribute their aircraft to our charter and jet card inventory. The Onboard Program requires one month FAA conformity of aircraft onto the Cirrus Part 135 certificate, a one-week pilot recertification course for charter operation and execution of a limited management agreement. We currently have one Cessna Citation Jet CJ4 aircraft (“Citation CJ4 Gen 2”) and one Beechcraft Super King Air B300 (350I) aircraft (“King Air 350i”) managed pursuant to our OnBoard Program.

62

The above description of our aircraft operations assumes that our current operations will remain the same. However, if we consummate the proposed Transactions pursuant to the Merger Agreement with flyExclusive, we will transfer the business, operations, services and activities of our fractional and jet card business to SpinCo and will no longer operate a fractional and jet card business.

Our Software Platforms

Our Booking Platform – CharterGPT

Our booking platform displays a variety of options across private aircraft types in addition to the pricing of our own aircraft, with a range of prices drawn from a list of thousands of aircraft for hire. We offer users the ability to request a jet and to simultaneously task us with seeking a lower-cost otherwise superior alternative. Our App (or CharterGPT) is directly connected via our application programming interface (API) to Avinode, the major centralized database in private aviation. Through Avinode we can electronically and automatically correspond with operators of private jets who have posted their aircraft for hire. We envision a time when CharterGPT draws upon resources other than Avinode for private aircraft inventory, in particular we contemplate a connection between the inventory found in Reroute AI and CharterGPT.

The CharterGPT app, which we released in the iOS and Android stores in 2023 to replace the charter booking function of our Jet Token App, automates certain of these manual steps involved in charter bookings, and we believe this automation will enable us to scale charter activity with fewer persons than would be normally required. In particular, CharterGPT is designed to do the following: (1) intake travel requirements in natural language and then interact with customers to provide substantive replies and actionable suggestions with quality indistinguishable from an experienced charter professional; (2) power the content behind outbound calls to smaller charter operators to confirm electronic indications of interest communicated via the Avinode centralized booking database of private aircraft; (3) reconcile the natural language terms in a third party jet operator contract with the terms and conditions in the contract the customer signs with us (4) verify that payment for the charter has cleared.

Our Booking Platform –Ava

In late 2024 we announced the launch of our cutting-edge agentic AI model, “Ava,” that books private jets. Through Ava, customers can now conveniently book private jets by calling or texting a toll-free number where the AI provides real-time aircraft availability, transparent pricing, and expert guidance to help users select the perfect jet for their intended journey. For those who prefer texting, Ava enables full conversational experience via SMS, responding to inquiries, sharing details, and providing a direct link to the CharterGPT app for seamless trip management. The AI is intended to ensure every customer receives a personalized and efficient experience, whether they’re seasoned flyers or first-time travelers.

Jet.AI Operator Platform

Jet.AI provides and continues to develop a B2B software platform for a suite of SaaS products termed “Jet.AI Operator Platform” which currently consists of:

Reroute AI

In 2024 we launched Reroute AI. Reroute AI software is web based and enables FAA Part 135 operators to earn revenue on otherwise empty flight legs. When prompted with basic travel itinerary information such as city pair and date of travel, Reroute AI searches its database of empty flight legs and proposes novel combinations of those legs that meet these constraints it has been given. Its database of empty flight legs comes from API integrations with certain other databases and a ChatGPT enhanced scrape of publicly available empty leg lists published by Part 135 operators. An operator may upload its own aircraft tail numbers and empty leg list if for any reason one or both have not already been uploaded into the system. We generate revenue from Reroute AI when an operator wishes to book an itinerary proposed by the software that involves the use of aircraft outside that operator’s fleet. In that instance, we act as broker to the operator using Reroute AI’s proposed itinerary and a human in the loop to negotiate the new pricing and new routing of the third party operator’s aircraft.

63

DynoFlight

DynoFlight is a software API that we launched at the end of 2023. It enables aircraft operators to track and estimate emissions and then purchase carbon offset credits. DynoFlight offers small to medium sized operators a way to begin tracking and offsetting their carbon credits with advances estimation techniques, compliant practices, and quality credits at prices usually only accessible to operators working at a much larger scale that are buying in bulk. In February, 2024, we announced a collaboration with FL3XX, a web and app-based aviation management platform, to introduce the DynoFlight carbon offset platform to FL3XX customers. We believe the DynoFlight API may offer an advantage even to large organizations that wish to manage working capital more efficiently (i.e. pay as they fly instead of buying in bulk). We are currently in the process of integrating the DynoFlight API with the FL3XX systems. We believe that, once the DynoFlight API has been integrated with FL3XX and future customers, it will generate monthly and usage-based revenues with modest operating costs limited to server administration and maintenance of the code base.

AI Data Centers

With our announcement of the potential sale of our fractional and jet card business assets, we also announced our entry into the AI infrastructure space and have entered into the JV Agreement for our first 50-megawatt project as part of a new one-hundred-and-twenty-acre campus that will allow room for the phased construction of a full gigawatt of capacity in the years ahead. Consensus Core is a Vancouver-based provider of high-performance graphics processing unit infrastructure and AI cloud services. The joint venture is expected to develop two hyperscale data center campuses - one located in Midwestern Canada and the other in Maritime Canada - with a combined power capacity target of approximately 1.5 gigawatts. The Midwest Project currently has 2 megawatts of capacity live and is expected to reach 100 megawatts within 12 months, while the Maritime Project is expected to begin with 40 megawatts and scale to over 1 gigawatt. Under the JV Agreement and Contribution Agreement, on July 2, 2025, we contributed $300,000 to Convergence Compute and acquired a 0.5% equity interest in Convergence Compute. We intend to invest an additional $1.7 million in the fourth quarter of 2025, securing a 17.5% equity interest in the Midwest Project, and an additional $2 million at a later date to obtain a 17.5% equity interest in the Maritime Project. We will have the option to complete the fourth and fifth closings under the Contribution Agreement, which would result in us having contributed an aggregate of $20 million. The project development milestones and additional cash contributions that we have agreed to contribute or have the option of contributing are outlined in the table below.

Closing Event	Midwest Milestones	Maritime Milestones	Contribution Amount

Initial(1)	Signing Definitive Agreement.	Signing Definitive Agreement.	$300,000
Second(2)	The contribution by Consensus Core as set forth in the Contribution Agreement. The release of any mortgage liens on the property owned by the Midwest Project. The execution by Convergence Compute of a letter of intent to acquire at least 100 additional acres of property adjacent or proximate to the existing property owned by the Midwest Project.	Completion of Jet.AI inspection.	$1,700,000
Third	The submission by Convergence Compute of a Transmission Power Load Study application with respect to the Midwest Project. Confirmation from natural gas utility or other supplier or reseller that they are willing to supply sufficient flow to operate up to the six proposed turbines.	The contribution by Consensus Core as set forth in the Contribution Agreement. Execution of a letter of intent by Convergence Compute with a power producer to acquire power from their proposed wind farm for use by the Maritime Project (the “Wind Power Project”).	$2,000,000
Fourth	Obtaining of any necessary environmental permits or studies. Delivery of site plans for establishment of utility/energy generation to the Midwest Project property, including any gas lines.	Obtaining of any necessary environmental permits or studies. Delivery of site plans for establishment of utility/energy generation to the Maritime Project property, including any gas lines. Execution of a definitive agreement with respect to the Wind Power Project.	$4,000,000
Fifth	Execution of a hyperscale tenant letter of intent or execution of letter of intent for project financing to self-fund the Midwest Project. Execution of letter of intent or purchase order to acquire up to six turbines.	Execution of a hyperscale tenant letter of intent or execution of letter of intent for project financing to self-fund the Maritime Project.	$12,000,000
Total			$20,000,000

(1) The initial closing occurred on July 2, 2025.

(2) On November 7, 2025, we announced that the milestones associated with the second closing had been substantially completed. However, no such second closing has yet occurred. We anticipate utilizing a portion of the proceeds from this offering to fund up to $1.7 million of our required contribution to Convergence Compute as part of the second closing pursuant to the Contribution Agreement. See the section of this prospectus entitled “Use of Proceeds” for more information regarding our anticipated use of the proceeds of this offering.

The joint venture is structured to generate recurring cash flow from our equity interests and offer potential capital appreciation, aligning with our long-term strategy to become a leading developer of AI infrastructure. The projects feature access to large-scale power infrastructure, including transmission lines, natural gas pipelines, and proximity to hydroelectric sources, positioning them for scalable and sustainable growth in the rapidly evolving AI compute market.

Strategy

Aircraft Operations

Having successfully purchased and sold four HondaJet Elite aircraft, three of which remain part of our fleet, as discussed below, we plan to gradually expand our fleet with larger light jet and super-mid-size aircraft and the help of our operating partner, Cirrus. Cirrus manages a fleet of 30 jets in Las Vegas, where we are headquartered. In October 2024, we entered into an aircraft purchase agreement with Textron Aviation Inc. (“Textron”), for the purchase of three Citation CJ4 Gen 2 aircraft. The aircraft are expected to be delivered in the second, third and fourth quarters of 2026, respectively. Upon delivery, the jets would, in turn, be managed by Cirrus and listed on their Part 135 certificate. Customers who purchase fractional interest in these jets would be expected to make a down payment and progress payments, consistent with fractional industry norms.

Given the timeframe prior to delivery, we may consider independent development of Part 135 operations, subject to our management’s internal return on capital targets and, depending on the level of scale, the prospective benefits of enhanced operational control on customer service.

Because all major manufacturers of larger cabin aircraft such as Gulfstream, Falcon, Bombardier, Embraer, and Textron each have one to three year waiting lists for purchasing an aircraft, many of our fractional competitors can only pre-sell, and remain otherwise unable to offer the related service. Our strategy is to allow customers, in advance of delivery, to fly on Cirrus’s managed aircraft. In return the customer would pay a monthly management fee (MMF) and an occupied hourly fee (OHF) at rates substantially similar to those for their Citation CJ4 Gen 2. We believe this “buy and fly” approach may resonate with market participants who may appreciate the convenience of a fractional program without the extraordinarily long wait.

64

Conventional wisdom in private aviation has been that a very light jet FAA Part 135 operation presents financial challenges because the lower hourly rate that operators can charge for the use of a very light jet leaves little margin to pay a second pilot and remain profitable. Thanks to our partnership with Cirrus, we have sought to address this concern by having a type rated pilot in command with at least 1,500 hours in jets, 1,000 of which must have been in the HondaJet specifically, fly alongside a co-pilot who has been through an FAA approved ground school developed by Cirrus and Chennault Flying Service. This “safety co-pilot” is permitted to operate the aircraft in the unlikely event the pilot in command is incapacitated or otherwise unable to act. The HondaJet, which has been designated by the FAA for single pilot operation, integrates the Garmin 3000 flight system and by law does not require a second pilot to fly. This safety co-pilot program brings trained pilots who are already schooled in either the Garmin 1000 or Garmin 3000 flight system, gives them additional training on the HondaJet and Garmin 300 system, and then allows them to develop their skills alongside a mentor. Importantly, the presence of this safety co-pilot is regarded by our insurer as sufficient to maintain our present level of premium. The safety pilot does not require a full wage because of their status as a trainee and the professional value they gain from accruing jet flight hours. This lower cost of labor helps us overcome the traditional costs of paying a second pilot and helps bring a stream of prospective pilot in command candidates. Some safety pilots are newer to aviation while others have had many years of flight training and thousands of hours of flight time on civilian (or military) jet or turboprop aircraft. We believe that the comparatively low cost of entry of the HondaJet and the proven capabilities of the Challenger 3500 are attractive to new and seasoned traveler alike, particularly given our ability to offer interchange between the two aircraft and onto any one of twenty of the thirty aircraft managed by Cirrus. In addition, while some customers have shorter mission profiles and lower passenger loads better suited to the HondaJet others have longer mission profiles with higher passenger loads – and so the HondaJet and the Citation CJ4 Gen 2 (plus Cirrus’s fleet) again make an excellent combination in our view. We have taken a gradual approach to fleet expansion given the capital-intensive nature of aviation and our view that customers should bear the risk (and related tax reward) of owning and maintaining airplanes.

The above description of our aircraft operations strategy assumes that our current operations will remain the same. However, if we consummate the proposed Transactions pursuant to the Merger Agreement with flyExclusive, we will transfer the business, operations, services and activities of our fractional and jet card business to SpinCo and will no longer operate a fractional and jet card business.

Artificial Intelligence

We operate our App in the iOS and Android stores. The App functions as a prospecting and quoting tool for those interested in chartering a private jet. In 2023, we released our enhanced booking App, called CharterGPT, to automate much of the manual labor in charter bookings for all of the steps between a customer’s firm indication of interest and their arrival at ultimate destination. In late 2024, we followed up with our agentic AI model, Ava. We believe this automation will enable us to scale charter activity with fewer persons than would be normally required. In particular, CharterGPT is designed to do the following: (1) intake travel requirements in natural language and then interact with customers to provide substantive replies and actionable suggestions with quality indistinguishable from an experienced charter professional; (2) power the content behind outbound calls to smaller charter operators to confirm electronic indications of interest communicated via the Avinode centralized booking database of private aircraft; (3) reconcile the natural language terms in a third party jet operator contract with the terms and conditions in the contract the customer signs with us; and (4) verify that payment for the charter has cleared.

In addition, in 2024, we incorporated the following AI-powered features into CharterGPT and Ava to offer a continually improving unique and personalized experience to customers:

Aircraft Recommendation Engine: This feature provides customers greater transparency and understanding of the characteristics of to the aircraft that are available for their trips, making it easier for customers to make an informed decision regarding which aircraft to book. The recommendation engine analyzes a list of available jets based on the traveler’s request, and considers factors such as budget, preferred aircraft size, age of aircraft, distance of the trip compared with non-stop/range capability, number of passengers, ages and weights of passengers and their respective bags compared with cargo capacity, basic take-off weight limitations, operator safety audit (Argus/Wyvern), cabin amenities such as a fully enclosed lavatory, WiFi availability and years since last interior refurbishment.

65

Customer service: This feature provides intelligent customer service by using natural language processing and machine learning algorithms to understand and respond to initial booking requests. Our management believes that untrained call center staff and brittle chat bots characterize much of the customer facing experience today in the US. With the advent of AI, we believe that even for high ticket items, consumers will come to expect a natural language interface trained on terabytes of data that relate specifically to their respective purchases.

Charter brokerage is labor intensive, and most customers are highly price sensitive. We believe these two factors explain why no charter broker has acquired more than 3-5% of the 500,000 brokered flights that land each year in North America. The back end of the App is expected to provide three features that may address the labor intensity (and hence scalability) of our charter brokerage business. First, each charter operator has its own form of legal contract for carriage and that contract must be reconciled with the terms found in the charter brokers’ agreement with the passenger. Our AI is expected to perform this reconciliation automatically, improving the speed to close with the client and reducing labor costs. Second, many charter operators do not initially respond to electronic requests delivered through the Avinode charter database that powers our app. Our generative chat AI is expected to perform outbound voice calls to prompt aircraft operators to respond to quotes we have requested via the web interface to their Avinode account. Third, we expect to develop our AI to integrate with Schedero (an Avinode based scheduling application) to generate a trip sheet for a given charter and then to further integrate with Stripe to invoice and confirm payment via credit card, wire, or ACH.

In addition, we are developing the following AI-powered features to incorporate into the AI functionality of CharterGPT:

Predictive Destination Optimization: CharterGPT uses historical traffic patterns and traveler preferences, and is expected to make use of information such as airport closures, fuel prices, and landing fees to then recommend which private airport to select when a traveler’s destination address is serviced by multiple airstrips. For example, Los Angeles is serviced by Los Angeles International Airport (LAX), Van Nuys Airport (KVNY), Burbank Bob Hope Airport (KBUR), and John Wayne Airport (KSNA). Landing at an airport farther from one’s ultimate destination may save time if doing so enables faster ground transportation.

Predictive Departure Date: CharterGPT analyzes historical pricing data and forward-looking event data related to a given itinerary to predict the best date to book a flight to obtain the lowest price for their desired charter itinerary. Although approximately thirty-five blackout days a year are widely understood to absorb most domestic private aviation capacity, a variety of lesser appreciated grey-out days centered around key sporting events or entirely new happenings can affect both regional and national pricing.

Predictive Departure Time: CharterGPT recommends optimal departure times based on both historical and live weather conditions, air traffic, and other factors, to help customers more reliably arrive at their destination on time.

Predictive Ground Transportation: CharterGPT recommends ground transportation. For example, some airports run out of rental cars at certain times each year because of an annual conference or other recurring special event. Some of our competitors have taken steps to remedy the shortage at some airports by positioning in their own vehicles for customer use.

Sales and Marketing

Our marketing and advertising efforts are focused on high-net-worth individuals. We have observed that many first-time private flyers came to market beginning in 2020 in an effort to avoid commercial travel and thereby curtail their prospective exposure to COVID-19. We intend to continue to expand our marketing and advertising through the following channels: online marketing, television advertising and event marketing. Paid social media and search engine advertising drive our online marketing. In the past we have launched 15 and 30 second advertising spots that are targeted at high-net-worth individuals and corporate executives through several channels, including CNBC, Fox Business, and The Golf Channel, as well as online through Facebook and LinkedIn. We intend to expand social media and event marketing in particular, provided those meet our internal return targets. With respect to event marketing, we intend to have a presence at sporting events, business jet industry gatherings and company hosted aircraft static displays.

66

Market Opportunity

Over the past 30 years, the market for private jet travel has transformed significantly. First the model of full aircraft ownership transformed into fractional ownership with companies such as NetJets and FlexJet. This was followed by operators offering jet cards and on-demand service through their fleet of aircraft. The latest iteration of private jet travel provides even more flexibility by providing an on-demand service to travelers while leveraging the flight availability of one or more third party carriers. The result of this transformation is a highly segmented industry with numerous market participants offering varying levels of ownership.

We believe that by combining the private jet on-demand model with commercial airline flight availability and the underutilized flight hours of private jet operators, our company will be positioned to provide optimum flexibility and cost efficiency for our clients.

Our Aircraft

Our owned and leased aircraft fleet consists of five aircraft – three HondaJet Elites, one Citation CJ4 Gen 2 aircraft and one King Air 350i aircraft. We acquired the three HondaJet Elites pursuant to a purchase agreement with Honda Aircraft Company for a multi-aircraft deal for four HondaJet Elites, all four of which have been sold, but three of which remain part of our fleet. One of the HondaJet Elites in our current fleet was sold and we now lease the aircraft from Western Finance Company. The other two HondaJet Elites in our current fleet were purchased and subsequently financed through the sale of all fractional interests in each of these aircraft. We now operate both of those HondaJet Elites. We also acquired an additional HondaJet Elite pursuant to the purchase agreement with Honda Aircraft Company, but we sold this aircraft in June 2022, after we determined, based on our internal financial and legal review, that the sale of the aircraft would offer a net benefit to our stakeholders. We do not operate this HondaJet Elite aircraft. The fourth and fifth aircraft in our current fleet - the Citation CJ4 Gen 2 aircraft and King Air 350i aircraft - are wholly owned by one of our customers who committed his aircraft to us via our Onboard Program for management and charter pursuant to our limited management agreement. Under the terms of our management agreement, which has a term of one year that automatically renews unless otherwise terminated by either party upon 30 days prior notice, the customer pays us a monthly management fee for services, including aircraft management services, flight crew services, such as pilot hiring, flight operations services, aircraft maintenance management and other administrative services.

Many believe, including our management, that the HondaJet Elite aircraft are ideally suited for trips under 3 hours carrying 2-4 passengers plus two pilots. We believe the HondaJet Elite aircraft is one of the most spacious and cost-efficient light jets on the market with ample baggage and interior room (including an enclosed lavatory). The wing mounted engines allow for a tranquil, spacious interior. Engines on the wings mean less weight on the tail and more room in the cabin.

As discussed in “Business – Strategy – Aircraft Operations” above, we have executed a fleet purchase agreement to acquire three Citation CJ4 Gen 2 aircraft from Textron Aviation, consisting of three firm orders. We are now actively pre-selling fractional interests in these aircraft. Upon delivery, the jets would in turn be managed by Cirrus and listed on their Part 135 certificate. Customers would be expected to make a down payment and progress payments, consistent with fractional industry norms.

We currently base our fleet at Harry Reid International airport in Las Vegas, NV, a top ten private jet destination, and may relocate the fleet based on seasonal travel patterns and the travel patterns of our membership.

Based on our experience, and in light of many of our competitors restricting charters on certain “blackout dates,” we estimate that thirty calendar days per year (due to holidays, major sporting events, etc.) it is extremely difficult to fly private without the guaranteed access provided by a jet membership program such as ours. We believe that the ability to safely offer guaranteed capacity, on demand, is one of the most important features one can deliver in private aviation. Also, possessing a dedicated fleet enables us to offer dynamic pricing to customers, which is attractive to online customers.

67

We have entered into several Executive Aircraft Management and Charter Services Agreements with Cirrus. Under these agreements, Cirrus provides management services to us with respect to the marketing, operation, maintenance and administration of our aircraft. Specifically, following the initial set-up services, Cirrus provides Flight Crew Services, including selection, training, employment and management of the pilots necessary for operating our Aircraft; Flight Operation Services, including flight scheduling, following and support services; Aircraft Maintenance Services, including maintenance of the Aircraft and/or management of maintenance of the Aircraft performed by third parties, related maintenance support functions and the administration of the Aircraft’s log books, manuals, data, records, reports and subscriptions; Administrative Services, including budgeting, accounting and reporting services; Facility Services, including providing and/or arranging for aircraft hangar and support facilities at the Aircraft’s Operating Base and other locations at which the Aircraft may be situated from time to time; and Insurance Services, including providing insurance policies for the Aircraft.

Cirrus is the largest private jet charter company based in Las Vegas. The Cirrus team has been managing and operating aircraft – commercially and privately – for more than 40 years. In addition, Cirrus is:

●	FAA Eligible On-Demand Approved
●	ARG/US Platinum Rated
●	Wyvern Recommended

Cirrus maintains, services and operates our aircraft on our behalf and in compliance with all applicable FAA regulations and certification requirements. Cirrus has the capability to provide substitute aircraft at competitive rates in periods of excess demand for our aircraft.

The above description of our aircraft assumes that our current operations will remain the same. However, if we consummate the proposed Transactions pursuant to the Merger Agreement with flyExclusive, we will transfer the business, operations, services and activities of our fractional and jet card business to SpinCo and will no longer operate a fractional and jet card business.

Competition

The private air travel industry is extraordinarily competitive. We will compete against private jet charter and fractional jet companies. Established private jet brokerage and fractional companies include but are not limited to, NetJets, FlexJet, VistaGlobal (including JetSmarter powered by XO), SentientJet, WheelsUp, JetSuite, Flight Options, Nicholas Air, Jet Alliance, Executive Air Share, Plane Sense, One Sky Jets, StarJets, Jet Aviation, Volato and Luxury Aircraft Solutions. All compete for passengers with a variety of pricing plans, aircraft types, blackout periods, booking terms, flyer programs and other products and services, including seating, food, entertainment and other on-board amenities.

Both the private jet charter companies and the legacy airlines and low-cost carriers have numerous competitive advantages that enable them to attract both business and leisure travelers. Our competitors may have corporate travel contracts that direct large numbers of employees to fly with a preferred carrier. The enormous route networks operated by our competitors, combined with their marketing and partnership relationships with regional airlines and international alliance partner carriers, allow them to generate increased passenger traffic from domestic and international cities. Our access to smaller aircraft fleet networks and lack of connecting traffic and marketing alliances puts us at a competitive disadvantage, particularly with respect to our appeal to higher-fare business travelers.

The fractional private jet companies and the legacy airlines and low-cost carriers each operate larger fleets of aircraft and have greater financial resources, which would permit them to add service in response to our entry into new markets. Due to our relatively small size, we are more susceptible to fare wars or other competitive activities, which could prevent us from attaining the level of traffic or maintaining the level of sales required to sustain profitable operations.

68

In 2018 and 2019, respectively, VistaJet acquired XOJET and JetSmarter, combining its heavy jet subscription-based service targeting multinational corporations and ultra-high net worth individuals with XOJET’s super-midsize jet on demand service and JetSmarter’s digital booking platform for business aviation. In addition, during 2020, Wheels Up acquired Delta Private Jets as well as Gama Aviation, a business jet services company and in 2021 Vista Jet acquired a number of smaller players as well as Apollo Jets. Increased consolidation in our industry could further intensify the competitive environment we face.

The above description of our competition assumes that our current operations will remain the same. However, if we consummate the proposed Transactions pursuant to the Merger Agreement with flyExclusive, we will transfer the business, operations, services and activities of our fractional and jet card business to SpinCo and will no longer operate a fractional and jet card business.

Intellectual Property

We registered a trademark on our brand name, Jet Token, and our logo with the United States Patent and Trademark Office. We have also purchased the domain names, jettoken.com and jet.ai, operating our website under those domains. We have an application pending with the United States Patent and Trademark Office for Jet.AI. We are the sole owner of the intellectual property rights in and to the software code underlying our App, CharterGPT and the software code underlying our Jet.AI Operator Platform offerings.

Employees

As of November 28, 2025, we have eight employees (seven full-time and one part-time), including our Executive Chairman and Interim Chief Executive Officer, our Interim Chief Financial Officer, our Chief Operating Officer, our Chief Technology Officer and our Chief Marketing Officer.

Regulation

Regulations Applicable to the Ownership and Operation of Our Aircraft

Once we have leased our aircraft, Cirrus, which maintains and manages our aircraft, is subject to a high degree of regulation that affects our business, including regulations governing aviation activity, safety standards and environmental standards.

U.S. Department of Transportation (“DOT”)

The DOT primarily regulates economic issues affecting air transportation such as the air carrier’s financial and management fitness, insurance, consumer protection and competitive practices. The DOT has the authority to investigate and bring proceedings to enforce its regulations and may assess civil penalties, revoke operating authority, and seek criminal sanctions. Our operating as an air charter carrier is regulated and certificated by the DOT. The DOT authorizes the carrier to engage in on-demand air transportation within the United States, its territories, and possessions. The DOT can suspend or revoke that authority for cause, essentially stopping all operations.

U.S. Federal Aviation Administration (“FAA”)

The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft and pilot, mechanic, dispatcher and flight attendant certification. The FAA regulates:

●	aircraft and associated equipment (and all aircraft are subject to ongoing airworthiness standards),
●	maintenance and repair facility certification,
●	certification and regulation of pilots and cabin crew, and
●	management of airspace.

In order to engage in air transportation for hire, each air carrier is required to obtain an FAA operating certificate authorizing the airline to operate using specified equipment in specified types of air service. In the case of our leased aircraft, it is a Part 135 license. The FAA has the authority to modify, suspend temporarily or revoke permanently the authority to provide air transportation for failure to comply with FAA regulations. The FAA can assess civil penalties for such failures or institute proceedings for the imposition and collection of monetary fines for the violation of certain FAA regulations. The FAA can revoke authority to provide air transportation on an emergency basis, without notice and hearing, where significant safety issues are involved. The FAA monitors compliance with maintenance, flight operations and safety regulations, maintains onsite representatives and performs inspections of a carrier’s aircraft, employees and records.

69

The FAA also has the authority to issue maintenance/airworthiness directives and other mandatory orders relating to aircraft and engines, fire retardant and smoke detection devices, collision and windshear avoidance systems, navigational equipment, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future. FAA enforcement authority over aircraft includes the power to ground aircraft or limit their usage.

U.S. Transportation Security Administration (“TSA”)

The TSA is responsible for oversight of passenger and baggage screening, cargo security measures, airport security, assessment and distribution of intelligence and security research and development. Air carriers are subject to TSA mandates and oversight in connection with screening passenger identities and screening baggage. TSA regulations governing passenger identification, which we will apply at the time of our purchase as well as at the time of travel, requires all passengers to provide identification using a valid verifying identity document. In addition, all passengers must provide their full name, date of birth, and gender, which is screened against the travel ban watch list in effect at the time of initial screening and at the time of travel.

All air carriers are also subject to certain provisions of the Communications Act of 1934 because of their extensive use of radio and other communication facilities and are required to obtain an aeronautical radio license from the Federal Communications Commission, or the FCC.

U.S. Customs and Border Protection (“CBP”)

CBP, also an agency of DHS, is the principal regulator of customs and immigration matters affecting the aviation industry and enforcer of certain public health matters affecting the aviation industry. Whenever our air carrier operations include an international flight segment, we must provide CBP with an advance disclosure of passenger information, facilitate CBP’s inspection of baggage and help ensure the proper disposal of any foreign-originating refuse on the aircraft. CBP also oversees entry and clearance into the U.S., including with respect to exports and imports, and issues landing rights approvals for aircraft arriving in the U.S. from abroad.

U.S. Environmental Protection Agency (“EPA”)

The EPA is the principal federal environmental regulator. In January 2021, the EPA promulgated new rules relating to the greenhouse gas emissions from carbon fuels used in aircraft engines for aircraft manufactured or in-production on or after January 1, 2028. This will bring about a change in future aircraft engine designs and approvals and eventually require replacement of engines in future years. This area of regulation is not yet settled. It still is subject to change based on domestic and international laws and standards intended to address global environmental issues, making it impossible to say how such developments might impact our business in the future. Our costs of complying with environmental laws were insignificant for the years ended December 31, 2024 and 2023.

Local Airport Authorities

The vast majority of airports where we fly are owned and operated by state and local government entities. These airport authorities claim the right to impose certain safety, security and other regulations so long as they do not conflict with U.S. federal law. Airport authorities also have extensive property rights that empower them to impose conditions on leasing and using airport facilities. The terms on which an airport authority might lease or allow use of its property (or other property and services at an airport) can, at times, be on terms less favorable than would be customary for real estate or other transactions outside of an airport environment.

These regulatory authorities have the ability to stop a part or all of our business and flight operations such as by suspending or revoking our certifications or other authorizations. They also have the ability to impose monetary fines and other civil penalties and to make referrals for criminal prosecution. These actions may occur with little or no notice, depending on the circumstances as perceived by the regulators in their discretion.

Properties

We lease space for our corporate headquarters in Las Vegas, Nevada and a satellite office in San Francisco, consisting of office space and the use of shared conference facilities. We believe these leased offices are in satisfactory condition and are suitable for the conduct of our business.

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the “Investor Relations” portion of our website as soon as practicable after we have electronically filed such material with, or furnished it to, the SEC. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

Our internet address is www.jet.ai. The information on our website is not, and shall not be deemed to be, part of this prospectus or incorporated into any other filings we make with the SEC, except as shall be expressly set forth by specific reference in any such filings. All website addresses in this prospectus are intended to be inactive textual references only.

DATA CENTER BUSINESS

Introduction to Our Data Center Business

As described above, we are strategically transitioning into an AI data center enterprise, capitalizing on the unprecedented demand for high-performance computing infrastructure to power the AI economy. According to a 2024 McKinsey & Company report, global demand for data center capacity is projected to grow at an annual rate of 19–22% from 2023 to 2030, reaching 171–219 gigawatts (GW), with a potential upper-range scenario of 298 GW. This surge is driven primarily by AI-ready data centers, which are expected to account for approximately 70% of total demand by 2030, fueled by the rapid adoption of generative AI and advanced-AI workloads. The report highlights a looming supply deficiency - with the United States alone facing a potential shortfall of over 15 GW by 2030 - underscoring the urgency and opportunity afforded to strategic players, like us, that are poised to fulfill this capacity need.

70

We are building our data center business utilizing a disciplined, high-return strategy that combines ground-up development, strategic joint ventures, and a seasoned leadership team with proven expertise in data center development and operations from industry giants such as SAP and Facebook. This blend of internal talent and external partnerships positions us to deliver scalable, sustainable, and value-accretive projects that meet the needs of hyperscale tenants and generate significant returns for our shareholders.

Our business model leverages the compelling economics of data center development. Generally speaking, each megawatt of data center capacity costs approximately $10 million to construct and would be expected to generate roughly $1 million in stabilized annual Net Operating Income (“NOI”), thereby yielding a 10% return on construction cost. Market valuations, typically based on a 6% capitalization rate, translate this NOI into substantial asset value. For example, a 50-megawatt data center, built for $500 million, that generates $50 million in NOI, would result in an $800 million valuation-creating $300 million in value. By utilizing 80% debt and 20% equity financing, it is possible to amplify equity returns, with the general partner’s $20 million equity investment potentially growing to $80 million upon exit in this example, or a 300% return all else equal. This model is underpinned by long-term, triple-net leases with creditworthy tenants, ensuring stable cash flows and efficient use of leverage.

Our strategy is both tactical and opportunistic, balancing ground-up development with strategic partnerships to optimize capital deployment and accelerate growth. A prime example is our recently announced joint venture with Consensus Core, a Vancouver-based provider of high-performance GPU infrastructure and AI cloud services. This joint venture targets the development of two hyperscale data center campuses in Midwestern and Maritime Canada with a projected combined capacity of up to 1.5 gigawatts. The Midwest Project, which is already operational at 2 megawatts, is expected to scale to 100 megawatts within 12 months, potentially generating $100 million in incremental NOI, or $1 million per megawatt, if we apply the market rates described earlier. The Maritime Project, with 40 megawatts of immediate capacity is expected to exceed 1 gigawatt over time, and benefits from close geographic access to hydro-electric power. We believe this partnership exemplifies our ability to align with best-in-class operators to secure scarce, high-value infrastructure assets.

By combining our internal expertise, strategic partnerships, and a disciplined investment approach, we are well-positioned to capture the growing demand for AI-driven data center capacity. Our projects are designed to deliver recurring cash flows, asset appreciation, and long-term value creation.

About Consensus Core

The Consensus Core leadership team brings unparalleled expertise to the Midwest Project and the Maritime Project.

Wayne Lloyd serves as Co-Founder and Chief Executive Officer of Consensus Core. Wayne is a seasoned technology executive with expertise in capital markets and emerging technologies. For the last 10 years he led the creation, funding, and growth of public and private companies with over 100MWs of data center capacity for blockchain and AI, and structured a number of data center M&A transactions. He transformed a greenfield infrastructure project into a cloud data center and launched one of Canada’s first GPU-as-a-Service offerings. Wayne holds a bachelors degree from the University of British Columbia and, serves on several technology boards and is a CFA Charterholder.

Dr. Yan Zhang is Co-Founder and Chief Technology Officer of Consensus Core, responsible for the technical leadership, innovation, and operational delivery of advanced data center solutions in Canada. Dr. Yan Zhang is an experienced executive, author, and patent holder with over 50 patents across telecommunications, cybersecurity, computing, and blockchain and 10+ papers in top academic journals and proceedings. In the past 20 years, he built large scale IT infrastructure projects, including data centers, smart cities and wireless networks in North America, South East Asia and Middle East, serving international hyper-scale and telco clients. Yan sits on multiple boards, driving innovation and strategy. He is leading the Roam Project to deliver the next generation global wireless network, as well as DappWorks, a leader in cloud confidential computing. He holds a Bachelor ‘s from Tsinghua University and a PhD from Simon Fraser University.

71

Davy Wang is Chief Cloud Officer of Consensus Core and a globally experienced leader in artificial intelligence, blockchain and hyperscale cloud computing. He brings over two decades of executive experience across North America and the Asia-Pacific region. Davy has held senior leadership roles at leading technology companies, including Senior Expert at Intel, Global CTO at a Hong Kong-listed fintech company, and senior executive at several of the world’s top 5 hyperscalers, including Oracle. He played a pivotal role in scaling hyperscaler from millions to billions of dollars in revenue and in building U.S. market entries from the ground up to hundreds of millions annually as well as in the Asia market. He is a published author and a frequent keynote speaker on AI innovation, cloud strategy, and digital infrastructure development.

Om Bhatia serves as Director of Consensus Core. Om is a seasoned finance and engineering professional specializing in large-scale infrastructure project finance globally. During his 16 years working at Wall Street banks, He has held senior director roles at Macquarie Group and Goldman Sachs, focusing on commodities derivatives, trading and project financing. Recently, Om has led a multi-billion-dollar sustainable industrial project financing and his core expertise spans financial risk, industrial operations, procurement, and project finance. Om holds a Master of Science in Engineering and MBA.

Anticipated Projects

Midwest Project

The joint venture is developing a state-of-the-art data center campus in Midwestern Canada, to expand its portfolio of high-capacity, sustainable data infrastructure. Wayne Lloyd led a tour of the Midwest Project site for our team, highlighting its unique convergence of energy infrastructure. The location sits adjacent to the largest natural gas pipeline in North America, historically intended to support the now-canceled Keystone Pipeline. This pipeline transports Alberta gas eastward and includes the Emerson line—once a major conduit to Chicago—creating a surplus of available gas due to shifting U.S. demand and the rise of renewables. The estimated gas flow through the site is equivalent to 4–6 GW of electrical capacity, with potential access to even more.

Electric power access is equally robust. The site connects directly to a 115 kV transmission line tied to a main generation aggregation point. This line terminates at a pad owned by Hydro, essentially a utility “jumping-off point” with scalability—rights-of-way on both sides allow for future capacity expansion. The site already hosts a 2 MVA transformer, switchgear, and a package substation capable of supporting a 15 MW load. This infrastructure is in place and operational, the result of zoning changes (from agricultural to industrial) and regulatory approvals.

A small proof-of-concept data center is currently installed and tested on-site, housing approximately 2 MW of capacity. Although idle due to provincial opposition to Bitcoin mining, the infrastructure is active, and the owner is an established commercial power customer. Under Canadian utility law, commercial users cannot be easily cut off—only expanded—making this a privileged and durable power arrangement.

The region’s frigid climate allows for efficient ambient air cooling, which is advantageous for GPU-driven compute loads. Additionally, the site has direct access to fiber—installation costs have dropped from $500,000 to $30,000 due to broader regional buildout—making 10 Gbps connections feasible. Copper infrastructure is already present and maintained.

Further expansion is possible, with several adjacent parcels (ranging from 144 to 170 acres) available for purchase or lease. The team is negotiating with a neighbor who owns one such parcel and operates a civil excavation business; informal dumping practices on the land may motivate a sale. Environmental constraints are expected to be minimal, as the site is not intended for residential development.

The site is already equipped, permitted, and integrated into critical energy and communications infrastructure. It represents a uniquely viable location for large-scale data center deployment, benefiting from natural cooling, underutilized power and gas capacity, and a favorable regulatory and utility environment.

Maritime Project with the Joint Venture

The joint venture is developing a high-capacity data center campus in Maritime Canada. Strategically positioned to capitalize on the region’s robust energy infrastructure and sustainability potential, the Maritime Project strengthens our portfolio of scalable data centers, addressing the escalating demand for cloud computing, artificial intelligence, and digital infrastructure across North America.

72

The Maritime Project benefits from immediate access to 40 megawatts of substation capacity, that would be expected to enable operations to commence promptly upon development. The site is expected to scale to 100 megawatts in the near term, with long-term plans to exceed 1 gigawatt, which at that scale would position the site as a major hub for hyperscale data center operations. Located alongside an established large-scale critical energy hub, the campus has access to substantial natural gas resources, increasing the probability of reliable and cost-effective power delivery. Additionally, the site is adjacent to 10,000 acres of developable land earmarked for future green energy production expansion.

Maritime Canada’s strategic location provides excellent connectivity to national and international networks, supporting low-latency data services for enterprise and hyperscale clients. The region’s growing reputation as a data center destination, combined with its stable energy infrastructure, positions the Maritime Project to attract leading technology companies seeking secure and scalable solutions.

Conclusion

The foregoing projects illustrate how we may allocate proceeds from this offering, reflecting our intent to develop scalable, high-performance data centers and to position us for long-term stockholder value. These initiatives are expected to represent a strategic use of capital aimed at advancing cutting-edge data infrastructure. In addition, we may pursue further partnerships and evaluate prospective projects that could support efficient deployment of offering proceeds and promote sustained growth within the data center sector.

DIRECTORS AND EXECUTIVE OFFICERS

The following is a list of our directors and executive officers.

Name	Age	Position
Michael D. Winston, CFA	49	Executive Chairman and Interim Chief Executive Officer, Director (each since August 10, 2023)
George Murnane	67	Interim Chief Financial Officer, Director (each since August 10, 2023)
William Yankus(1)(3)	66	Director (since August 10, 2023)
Wrendon Timothy(1)(2)(3)	45	Director (since August 10, 2023)
Patrick McNulty	41	Chief Operating Officer (since August 10, 2023)
Lt. Col. Ran David(2)	51	Director (since August 10, 2023)
Donald Jeffrey Woods(3)	50	Director (since August 10, 2023)
Ehud Talmor(1)(2)	51	Director (since August 10, 2023)

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Effective upon the Closing of the Business Combination, Michael D. Winston was appointed to serve as our Executive Chairman and as Company’s interim Chief Executive Officer (the “CEO”) and George Murnane was appointed to serve as our interim Chief Financial Officer (the “CFO”) until Company completes its ongoing search for a long-term CFO, at which point Mr. Winston will step down from his role as interim CEO and Mr. Murnane will transition from our interim CFO to its CEO.

Executive Officers

Michael D. Winston, CFA founded Jet.AI Inc. (formerly Jet Token) in 2018 and has served as its Executive Chairman since its founding. Upon completion of the Business Combination, he began to serve as Jet.AI’s Interim Chief Executive Officer. Mr. Winston also serves on the board of directors, and as Chief Executive Officer, of AIIA Sponsor Ltd., a Cayman Islands ordinary resident company and the sponsor of AI Infrastructure Acquisition Corp. (NYSE: AIIAU), a blank check special purpose acquisition company incorporated on May 13, 2025, as a Cayman Islands exempted company. He also serves on the board of directors, and as Chief Executive Officer, of AI Infrastructure Acquisition Corp. Mr. Winston began his career in 1999 with Credit Suisse First Boston Corporation and later worked as a portfolio manager at Millennium Partners LP. In 2012, Mr. Winston formed the Sutton View group of companies, an alternative asset management platform where he advised one of the largest academic endowments in the world until 2022. Mr. Winston received an MBA in Finance and Real Estate from Columbia Business School in 2005, and a BA in Economics from Cornell University in 1999. While at Cornell he studied for a year at the London School of Economics and at age 18 won a $1 million prize from IBM for his first startup company. Mr. Winston is a CFA Charterholder, and a member of the Economic Club of New York. We believe Mr. Winston is qualified to serve as a director because of his operational and historical expertise gained from serving as Jet.AI Inc.’s Founder and Executive Chairman.

73

George Murnane served as Jet Token’s Chief Executive Officer from September 2019 to August 2023. Upon completion of the Business Combination, he was named Interim Chief Financial Officer of Jet.AI until such time as we hire a permanent Chief Financial Officer, at which time he will again assume the role of Chief Executive Officer. Mr. Murnane also serves on the board of directors, and as Chief Financial Officer, of AIIA Sponsor Ltd., a Cayman Islands ordinary resident company and the sponsor of AI Infrastructure Acquisition Corp. (NYSE: AIIAU), a blank check special purpose acquisition company incorporated on May 13, 2025, as a Cayman Islands exempted company. He also serves on the board of directors, and as Chief Financial Officer, of AI Infrastructure Acquisition Corp. Mr. Murnane has 30 years of senior executive experience, including 20 years as a Chief Operating Officer and/or Chief Financial Officer in the air transportation and aviation industry, including as Chief Executive Officer for ImperialJet S.a.l from 2013 to 2019, Chief Operating Officer and Acting Chief Financial Officer of VistaJet Holdings, S.A. in 2008, Chief Financial Officer of Mesa Air Group from 2002 to 2007, Chief Operating Officer and Chief Financial Officer of North-South Airways from 2000 to 2002, Executive Vice President, Chief Operating Officer and Chief Financial Officer of International Airline Support Group from 1996 to 2002 and Executive Vice President and Chief Operating Officer of Atlas Air, Inc. from 1995 to 1996. From 2009 until he joined Jet Token, Mr. Murnane was a managing partner of Barlow Partners, a consulting services firm providing operational and financial management, merger and acquisition, financing and restructuring expertise to industrial and financial companies. Mr. Murnane received an MBA with Distinction from The Wharton School of the University of Pennsylvania in 1986 and a BA in Economics from the University of Pennsylvania in 1980. Mr. Murnane is also a Certified Public Accountant. We believe Mr. Murnane is qualified to serve as a director because of his expertise gained from serving as Jet Token’s Chief Executive Officer and his extensive financial experience.

Patrick McNulty served as Jet Token’s Chief Operating Officer since June 2021 and now serves as Jet.AI’s Chief Operating Officer. Prior to joining Jet.AI, Mr. McNulty was employed by Honda Aircraft Company starting in 2013 and served in various roles, including as a manager of Sales Operations and Business Development with Honda Aircraft Company. While with Honda Aircraft Company, Mr. McNulty led the development of a robust sales engineering team and was instrumental in product development and market analysis for the manufacturer. Prior to Honda Aircraft Company, Mr. McNulty worked in the aircraft engine division of Rolls-Royce North America and at light jet manufacturer Eclipse Aviation. Mr. McNulty is a graduate of the Embry-Riddle Aeronautical University (BS Aerospace Engineering, MBA Aviation).

Non-Employee Directors

Wrendon Timothy serves as our lead independent director, chairman of the audit committee, and member of the compensation, and nominating and corporate governance committees of the Board since August 2023. Mr. Timothy served as the Chief Financial Officer, Treasurer, Secretary and director of Oxbridge Acquisition Corp. (NASDAQ: OXAC) from April 2021 until the business combination with Jet.AI, and also served as a director on OXAC’s sponsor, OAC Sponsor Ltd. from April 2021 to March 2025. Mr. Timothy serves as a director of Oxbridge Re Holdings Limited (“Oxbridge Re”)(NASDAQ: OXBR) since November 2021, and has served as the Chief Financial Officer and Corporate Secretary of Oxbridge Re since August 2013. In his role with Oxbridge Re, he has provided financial and accounting consulting services with a focus on technical and SEC reporting, compliance, internal auditing, corporate governance, mergers & acquisitions analysis, risk management, and CFO and controller services. Mr. Timothy also serves as an executive and director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the licensed reinsurance subsidiaries of Oxbridge Re. Mr. Timothy also serves as a director of Oxbridge Re other subsidiaries SurancePlus Holdings Ltd., and SurancePlus Inc., a British Virgin Islands Web3 entity.

Mr. Timothy serves as an independent director, chairman of the audit committee, and member of the compensation, and nominating and corporate governance committees of the board of AI Infrastructure Acquisition Corp. (NYSE: AIIA-UN), a Cayman Islands-based blank check special purpose acquisition company (“SPAC”). Since May 2025, Mr. Timothy also serves as a director on AIIA Sponsor Ltd., the SPAC’s sponsor, in which Jet.AI owns a 49.9% equity interest.

Mr. Timothy holds directorship and leadership roles with a number of other privately-held companies, and also serves on various not-for-profit organizations, including his governance role as Chairman of Audit & Risk Committee of The Utility Regulation & Competition Office of the Cayman Islands from May 2021 to December 2022, and June 2023 to present.

Mr. Timothy started his financial career at PricewaterhouseCoopers (Trinidad) in 2004 as an Associate in their assurance division, performing external and internal audit work, and tax-related services. Throughout his career progression and transitions through KPMG Trinidad and PricewaterhouseCoopers (Cayman Islands), Mr. Timothy has successfully delivered services across both the public and private sectors. Mr. Timothy management roles allowed him to be heavily involved in the planning, budgeting, and leadership of engagement teams, serving as a liaison for senior client management, and advising on technical accounting matters. Mr. Timothy is a Fellow of the Association of Chartered Certified Accountants (ACCA), a Chartered Corporate Secretary and also holds a Postgraduate Diploma in Business Administration and a Master of Business Administration, with Distinction (with a Specialism in Finance (with Distinction)), from Heriot Watt University in Edinburg, Scotland. Mr. Timothy is an active Fellow Member of the ACCA, an active member of the Cayman Islands Institute of Professional Accountants (CIIPA), and an active Fellow Member of the Chartered Governance Institute, an active member of the Cayman Islands Directors Association (CIDA), holds the Accredited Director (Acc. Dir.) designation through the Chartered Governance Institute of Canada and has completed executive education at the Stanford Law School Directors’ College.

We believe that Mr. Timothy is qualified to serve as a director because of his extensive capital markets experience and significant expertise across a wide array of corporate matters, including finance, accounting, corporate governance, risk management and prior SPAC experience.

74

William L. Yankus has served as one of our independent directors since August 2021. Mr. Yankus is an experienced investment banking specialist with a demonstrated history of working in the insurance industry. Since July 2015, Mr. Yankus has served as Founder and Principal of Pheasant Hill Advisors, LLC, a Connecticut based consulting firm that provides various research, advisory, private equity capital raising and M&A services primarily to the insurance industry and insurance industry investors. Since March 2016, Mr. Yankus has served on the Board of directors of Kingstone Companies, Inc. (NASDAQ: KINS), a New York based NASDAQ-listed property and casualty insurance company. He has also served as the Chairman of Kingstone’s Compensation Committee since April 2017. Mr. Yankus is also a Senior Advisor at Independent Insurance Analysts LLC, which provides investment analysis, credit research and investment banking services related to the life insurance industry. From September 2011 to June 2015, Mr. Yankus served as Managing Director for Sterne Agee. Prior to Sterne Agee, Mr. Yankus also held executive and leadership roles with other reputable financial services and investment banking firms, including serving as Head of Insurance Research at Macquarie Group from December 2009 to November 2010, Managing Director-Insurance Research for Fox-Pitt, Kelton from May 1993 to November 2009, and Vice President, Insurance Research at Conning & Company from June 1985 to April 1993. He completed the CFA program in 1989 and passed the CT uniform CPA exam in 1984. He received his B.A. degree in Economics and Accounting from The College of the Holy Cross. We believe that Mr. Yankus is qualified to serve as a director because of his significant leadership, insurance, public company, mergers & acquisitions, corporate governance and investment banking experience.

We believe that Mr. Yankus is qualified to serve as a director because of his significant leadership, insurance, public company, mergers & acquisitions, corporate governance and investment banking experience.

Ehud Talmor (Maj. IAF Ret.) is a decorated, retired, senior officer from the Israeli Air Force with over twenty-five years of experience in all aspects of air combat and aircraft logistics. He began his career in 1995 as a fighter pilot and later, flight instructor. He subsequently took on a variety of supervisory roles, including F-16 deputy squadron commander. In 2007, he joined the Acquisitions Department of the Israeli Ministry of Defense and later held the position of Project Manager for three separate Air Force jet acquisition projects. The jet acquisition projects were: (1) the Beechcraft T-6II, (2) the Leonardo M-346, and (3) the Lockheed Martin F-35A. In addition to serving as Project Manager for the F-35 program, Mr. Talmor was also the Israeli Air Force’s Chief Instructor for the F-35. Mr. Talmor graduated from I.D.C. Herzliya with a B.A. in Psychology. We believe Mr. Talmor is qualified to serve as a director because of his considerable aviation industry, business and project management experience.

Lt. Col. Ran David (IAF) is a decorated combat pilot in the Israeli Air Force. He has served as a Deputy Squadron Commander and spent over 20 years as a flight instructor. Throughout his career, one of Lt. Col David’s primary responsibilities has been to train, test and approve new IAF fighter pilots. Lt. Col David is a graduate of the USAF Air Command and Staff College and the University of Haifa. Today, Lt. Col. David serves as a pilot for EL AL Israel Airlines Ltd. In addition to his military service, Lt. Col. David is an experienced private business professional with a strong interest in emerging technologies, particularly in the energy sector. He actively seeks and evaluates innovative solutions and ventures in this field. We believe Lt. Col David is qualified to serve as a director because of his considerable aviation industry and pilot training experience.

Jeff Woods is currently the Co-Founder, Chief Product Officer, and a director of Puzl, Inc., a company using artificial intelligence to transform retail. He has served in these roles since 2020. From 2020 to 2025, he also served as President and Board Member of Woods Supermarket, Inc., a mid-sized family-owned chain of supermarkets operating across Missouri, which has been serving its communities for over 75 years. He has served in these roles since 2020. Prior to these roles, from 2011 to 2019, Mr. Woods served in roles of Vice President of Marketing Strategy and Chief Product Strategist with SAP SE (NYSE: SAP) in London and New York. From 2001 to 2011, Mr. Woods served as Vice President of Enterprise Applications Research at Gartner Inc (NYSE: IT) where he was the global lead for enterprise applications. Prior to this, Mr. Woods built and sold his own logistics company. Mr. Woods is a graduate of Cornell University in Applied Economics and holds an MBA from Columbia Business School. We believe Mr. Woods is qualified to serve as a director because of his considerable technology development, artificial intelligence, business and marketing experience.

Family Relationships

There are no familial relationships among our directors and executive officers.

75

Legal Proceedings

There are no proceedings to which any of our directors, officers or, to our knowledge, any of our affiliates, owners of record or beneficially of more than five percent of any of our voting securities, or any associate of any of the foregoing is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. Furthermore, none of our executive officers or directors are, or with in the past 10 years has been, involved in any legal proceedings required to be disclosed under Rule 401(f) of Regulation S-K under the Securities Act.

Board Composition

The Board is comprised of seven directors and is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are among the three classes as follows:

●	the Class I directors are Lt. Col. Ran David and Donald Jeffrey Woods and their terms will expire at the 2027 annual meeting of stockholders;

●	the Class II directors are William Yankus and Wrendon Timothy and their terms will expire at the 2025 annual meeting of stockholders; and

●	the Class III directors are Michael Winston, George Murnane and Ehud Talmor and their terms will expire at the 2026 annual meeting of stockholders.

Directors in a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors is elected at each annual meeting of Jet.AI stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. This classification of the Board may have the effect of delaying or preventing changes in Jet.AI’s control or management.

Our Certificate of Incorporation and Bylaws provide that only the Board can fill vacant directorships, including newly-created seats. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. The Certificate of Incorporation and Bylaws also provide that Jet.AI’s directors may only be removed for cause and by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares entitled to vote in the election of directors, voting together as a single class.

Director Independence

The Board determined that each of the directors serving on the Board, other than Michael Winston and George Murnane, qualifies as an independent director, as defined under the listing rules of Nasdaq, and the Board consists of a majority of “independent directors,” as defined under the applicable rules of the SEC and Nasdaq relating to director independence requirements. In addition, we are subject to certain rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

Board Leadership Structure

The Board does not have a policy requiring the positions of the Chairperson of the Board and Chief Executive Officer to be separate or held by the same individual. The members of the Board believe that this determination should be based on circumstances existing from time to time, based on criteria that are in our best interests and the best interests of its stockholders, including the composition, skills and experience of the board and its members, specific challenges faced by us or the industry in which we operate and governance efficiency. The Board adopted Corporate Governance Guidelines, which provide for the appointment of a lead independent director at any time when the Chairperson is not independent. Wrendon Timothy serves as the lead independent director.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which have the composition and responsibilities described below. The Board and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Board delegates various responsibilities and authority to its committees and the committees regularly report on their activities and actions to the full board of directors. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees to facilitate the management of our business as it deems necessary or appropriate from time to time.

76

Each committee of the Board operates under a written charter approved by the Board. Copies of each charter are posted on the Investor Relations section of our website at investors.jet.ai. The inclusion of our website address or the reference to our website in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Audit Committee

Our audit committee is comprised of Wrendon Timothy, William Yankus and Ehud Talmor, with Mr. Timothy serving as audit committee chairperson. The Board determined that Messrs. Timothy, Yankus and Talmor each meet the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. In addition, the Board determined that each of Messrs. Timothy and Yankus is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of the audit committee and the Board. The audit committee is responsible for, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;

●	reviewing and discussing the results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

●	reviewing our financial statements and critical accounting policies and estimates;

●	reviewing the adequacy and effectiveness of our internal controls;

●	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls or audit matters;

●	overseeing our policies on risk assessment and risk management;

●	overseeing compliance with our code of business conduct and ethics;

●	reviewing related party transactions; and

●	approving or, as permitted, pre-approving all audit and all permissible non-audit services (other than de minimis non-audit services) to be performed by the independent registered public accounting firm.

The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which is available on our website. All audit services to be provided to Jet.AI and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by the audit committee.

Compensation Committee

Our compensation committee is comprised of Lt. Col. Ran David, Wrendon Timothy and Ehud Talmor, and Mr. Talmor is the chairperson of the compensation committee. The Board determined that each member of the compensation committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee is responsible for, among other things:

●	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our executive officers, including the Chief Executive Officer;

77

●	making recommendations regarding non-employee director compensation to the full Board;

●	administering our equity compensation plans and agreements with Jet.AI executive officers;

●	reviewing, approving and administering incentive compensation and equity compensation plans; and

●	reviewing and approving our overall compensation philosophy.

The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and Nasdaq listing standards, and is available on our website.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is comprised of William Yankus, Wrendon Timothy and Jeff Woods, and Mr. Woods is the chairperson of the nominating and corporate governance committee. The Board determined that each member of the nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:

●	identifying, evaluating and selecting, or making recommendations to the Board regarding nominees for election to the Board and its committees;

●	considering and making recommendations to the Board regarding the composition of the Board and its committees;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing the evaluation and the performance of the Board and individual directors; and

●	contributing to succession planning.

The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and Nasdaq listing standards and is available on our website.

Code of Business Conduct and Ethics

The Board adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on the Corporate Governance section of our website at https://investors.jet.ai/documents-charters. In addition, we have posted on the Corporate Governance section of our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

78

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been at any time one of our officers or employees. None of our executive officers currently serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has or has had one or more executive officers serving as a member of the Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Certificate of Incorporation and Bylaws, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE AND DIRECTOR COMPENSATION

We are considered a smaller reporting company and an “emerging growth company” within the meaning of the JOBS Act and have opted to comply with the executive compensation disclosure rules applicable to such companies. These rules provide for reduced compensation disclosure for the principal executive officer and the two most highly compensated executive officers other than the principal executive officer (the “named executive officers”). This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. In order to provide a fuller understanding of the compensation arrangements with our executive officers, we have presented full year 2024 and 2023 information, including compensation paid by Jet Token prior to the completion of the Business Combination.

79

For fiscal year 2024 and 2023, our named executive officers were:

●	Michael Winston, our Executive Chairman and Interim Chief Executive Officer following the Business Combination (Founder and Executive Chairman and Treasurer of Jet Token);

●	George Murnane, our Interim Chief Financial Officer following the Business Combination (Chief Executive Officer and President of Jet Token); and

●	Patrick McNulty, our Chief Operating Officer following the Business Combination (Chief Operating Officer of Jet Token).

We believe our compensation programs should promote our success and align executive incentives with the long-term interests of our stockholders. Our compensation programs reflect its startup origins and consist primarily of salary, bonus and equity awards. As our needs evolve, it intends to continue to evaluate its philosophy and compensation programs as circumstances require.

Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by, and paid to each of the named executive officers for services rendered to us and Jet Token in all capacities during the years ended December 31, 2024 and 2023, respectively:

Name and Principal Position	Year	Salary ($)	Bonus / Commission ($)	Option Awards(1)($)	All Other Compensation ($)(1)(2)	Total ($)
Michael D. Winston	2024	$357,606	$100,000	$32,760	$46,632	$536,998
Executive Chairman and Interim Chief Executive Officer (formerly Founder, Executive Chairman and Treasurer of Jet Token)	2023	$281,606	$100,000	$—	$52,814	$434,420

George Murnane	2024	$232,212	$100,000	$4,914	$58,008	$395,134
Interim Chief Financial Officer (formerly Chief Executive Officer and President of Jet Token)	2023	$234,615	$100,000	$359,745	$63,720	$758,080

Patrick McNulty	2024	$185,769	$47,732	$7,371	$45,192	$286,064
Chief Operating Officer (formerly Chief Operating Officer of Jet Token)	2023	$172,933	$18,106	$205,035	$40,886	$436,960

(1) The amounts in this column do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the aggregate grant date fair value of option awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718, as further described in Note 2 of the notes to our Consolidated Financial Statements included elsewhere in this prospectus, which contains a discussion of all assumptions made by us in determining the grant date fair value of our equity awards. The reported amounts do not reflect the risk the option awards may be forfeited in certain circumstances and, for awards that are subject to performance conditions, the risk there is no payout because the performance conditions are not met.

80

(2) The reported amounts of all other compensation for 2024 include the following items:

Name	Contributions to Qualified Defined Contribution Plan(a)	Fringe Benefits(b)	Health and Disability Benefits(c)
Michael D. Winston	$14,015	$8,640	$23,977
George Murnane	$12,569	$20,016	$25,423
Patrick McNulty	$—	$7,200	$37,992

(a)	Represents our contributions to the Jet.AI 401(k) Retirement Plan, a broad-based tax qualified defined contribution plan, based on the same fixed and matching contribution formula applicable to all participants in this plan.

(b)	Represents amounts paid directly to the named executive officer for certain fringe benefits including:

●	Bi-weekly reimbursement for automotive costs (up to $600);

●	Bi-weekly reimbursement for mobile phone costs (up to $150);

●	Bi-weekly reimbursement for health club (up to $100);

●	For employees that opt for the High Deductible Health Plan offered by our healthcare provider, a $1,500 annual tax-free contribution to an HSA by us on the employee’s behalf; and

●	Employee achievement awards - up to $1,600 of non-taxable tangible personal property each year, other than cash, cash equivalent or gift card Employee achievement awards (up to $1,600).

(c)	Represents amounts paid by us towards the named executive officer’s health, dental and vision insurance, health savings account and life insurance expenses.

Narrative Disclosure to Summary Compensation Table

For 2024, the compensation program for our named executive officers consisted of base salary, bonus and equity awards.

Compensation Arrangements following the Business Combination

A condition to Jet Token’s obligation to close the Business Combination was that we enter into new or amended employment agreements or arrangements with Michael Winston, George Murnane and Patrick McNulty, effective as of the Closing. The terms of those employment agreements and arrangements are disclosed below.

Michael Winston Employment Letter

On August 8, 2023, Michael Winston entered into an employment offer letter with us to serve as our Executive Chairman and as our Chief Executive Officer until a Chief Financial Officer is appointed by us to replace Mr. Murnane, who will serve as our Chief Financial Officer during this interim period until Mr. Murnane becomes our Chief Executive Officer. Pursuant to the offer letter, Mr. Winston is entitled to receive a base salary of $385,000.00 and is eligible to participate in our performance bonus program. Mr. Winston is entitled to participate in performance commission plan for new customer sales and renewal customers and sales of aircraft. Mr. Winston will be eligible for a special cash bonus of $1,500,000 upon a Change of Control (as defined in the offer letter). Pursuant to the offer letter, if Mr. Winston’s employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the offer letter), Mr. Winston will be entitled to severance in the amount equal to three times his then current base salary, less all applicable withholdings and deductions, paid over a 12 month period, conditioned upon Mr. Winston delivering a general release of claims in favor of us within 30 days following his termination date.

81

George Murnane Employment Letter

On August 10, 2023, Mr. Murnane, entered into an amended and restated employment offer letter with us to serve as our Chief Financial Officer until we appoint a replacement Chief Financial Officer, at which point he will become our Chief Executive Officer. Pursuant to the employment offer letter, Mr. Murnane is entitled to receive a base salary of $250,000 and will be eligible to participate in our performance bonus program. Mr. Murnane is entitled to participate in our commission plan for new customer sales and renewal customers and sales of aircraft. Mr. Murnane will be eligible for a special cash bonus of $1,500,000 upon a Change of Control (as defined in the offer letter). Pursuant to the offer letter, if Mr. Murnane’s employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the offer letter), Mr. Murnane will be entitled to severance in the amount equal to one times his then current base salary, less all applicable withholdings and deductions, paid over a 12 month period, conditioned upon Mr. Murnane delivering a general release of claims in favor of us within 30 days following his termination date.

Patrick McNulty Employment Letter

On July 11, 2023, Patrick McNulty entered into an amended and restated employment offer letter with us to serve as our Chief Operating Officer. Pursuant to the offer letter, Mr. McNulty is entitled to receive a base salary of $200,000.00 and is eligible to participate in our performance bonus program. Mr. McNulty is entitled to participate in our commission plan for new customer sales and renewal customers and sales of aircraft.

The foregoing descriptions of Mr. Winston’s, Mr. Murnane’s and Mr. McNulty’s offer letters are qualified in their entirety by the full text of such agreements.

2023 and 2024 Equity Awards

In 2023, following the Business Combination, Mr. Murnane received options to purchase 150,000 shares of our Common Stock under the 2023 Jet.AI Inc. Omnibus Incentive Plan (as amended, the “Omnibus Incentive Plan”) adopted in connection with the Business Combination, described below, and Mr. McNulty received options to purchase 50,000 shares of Common Stock under the Omnibus Incentive Plan. During 2024, Mr. Winston, Mr. Murnane and Mr. McNulty received options to purchase 1,778, 267 and 400 shares of our Common Stock, respectively.

Benefits and Perquisites

Prior to the Business Combination Jet Token provided, benefits to the named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; health savings account; life insurance; and a tax-qualified Section 401(k) plan for which the company matched 100% of contributions up to 6% of the employee’s salary.

Following the Business Combination, we adopted a Fringe Benefit Perk Policy for all full-time employees. This Policy provides for the following fringe benefits:

●	Bi-weekly reimbursement for automotive costs (up to $600);
●	Bi-weekly reimbursement for mobile phone costs (up to $150);
●	Bi-weekly reimbursement for health club (up to $100);
●	For employees that opt for the High Deductible Health Plan offered by our healthcare provider, a $1,500 annual tax-free contribution to an HSA by the company on the employee’s behalf; and
●	Employee achievement awards - up to $1,600 of non-taxable tangible personal property each year, other than cash, cash equivalent or gift card Employee achievement awards (up to $1,600).

82

We also provide a tax-qualified Section 401(k) plan to our employees for which we match 100% of contributions up to 6% of the employee’s salary. In addition, directors and officers may make personal use of company aircraft provided (1) the aircraft and its crew cannot reasonably be utilized for profit during the time required to safely execute a proposed flight, (2) the aircraft and its pilots are not moved out of geographical position so as to impair our ability to utilize it (or them) for profit thereafter, (3) ample aircraft and crew are available at the time of departure to service customers, (4) a customary charter trip sheet is generated for the flight and retained electronically for not less than 12 months, (5) at least one officer and one director must both review and approve the trip sheet, and (6) the value of the charter flight for an aircraft in that category is independently quoted and retained with the trip sheet. If these conditions are met, the relevant employee is responsible for paying:

●	2.0x the cost of fuel, oil, lubricants, and other additives.
●	Travel expenses of the crew, including food, lodging, and ground transportation.
●	Hangar and tie-down costs away from the aircraft’s base of operation.
●	Insurance obtained for the specific flight.
●	Landing fees, airport taxes, and similar assessments.
●	Customs, foreign permit, and similar fees directly related to the flight.
●	In-flight food and beverages.
●	Passenger ground transportation.
●	Flight planning and weather contract services.

The contributions made on behalf of the named executive officers for fiscal years 2023 and 2024 are disclosed above in the notes to the Summary Compensation Table.

Jet Token Compensation Arrangements prior to the Business Combination

Base Salary

In 2024, each of Mr. Murnane and Mr. McNulty received an annual base salary from Jet Token to compensate them for services rendered to Jet Token. Prior to the Business Combination, the base salaries of Mr. McNulty and Mr. Murnane were $175,000 and $250,000, respectively, and following the Business Combination were $200,000 and $250,000. The actual base salary received by each named executive officer is set forth above in the Summary Compensation Table in the column titled “Salary.” Prior to the Business Combination, Jet Token did not have any formal compensation arrangements with its Founder and Executive Chairman, Mr. Winston. Rather, Mr. Winston, as its sole board member, determined the compensation to be paid to him from time to time in consultation with Jet Token’s Chief Executive Officer and President, Mr. Murnane.

Cash Bonus

Each of Mr. Murnane’s and Mr. McNulty’s Jet Token employment arrangement provided that the named executive officer would be eligible to earn a discretionary annual bonus subject to achievement of certain goals (including revenue and profitability targets) as determined by the board of directors of Jet Token (“Jet Token Board”). In 2024 and 2023, Mr. Winston, Mr. Murnane and Mr. McNulty were eligible to earn annual cash bonuses based on their performance, as determined by the Jet Token Board, in its discretion.

The actual annual cash bonuses awarded to each of the named executive officers for fiscal 2024 and fiscal 2023 performance are set forth above in the Summary Compensation Table in the column titled “Bonus.”

Potential Payments on Termination or Change in Control of Jet Token

Mr. Murnane was entitled to a special cash bonus of $1.5 million paid at the effective date of a change of control transaction provided he was still employed by the Company at the time of the closing. The Business Combination did not constitute a change of control under Mr. Murnane’s employment agreement.

83

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding each outstanding option award or unvested stock award held by Messrs. Winston, Murnane and McNulty as of December 31, 2024.

	Option Awards
Name	Number of Securities Underlying Unexercised Jet.AI Options (#) Exercisable	Number of Securities Underlying Unexercised Jet.AI Options (#) Unexercisable	Jet.AI Option Exercise Price ($)	Jet.AI Option Expiration Date
Michael Winston	645	$1,133	$24.345	9/24/34
George Murnane	864	$-	$186.75	9/23/29
	864	$-	$186.75	9/23/29
	1,727	$	$938.25	12/31/30
	1,649	$51,575	$2,344.50	7/30/31
	130	$7	$2,344.50	3/16/32
	291	$374	$562.50	9/22/33
(1)	100	167	24.345	9/24/34
Patrick McNulty	13	$-	$2,344.50	8/2/31
	55	$-	$2,344.50	7/1/31
	68	$-	$2,344.50	7/1/31
	136	$-	$2,344.50	10/31/31
	136	$-	$2,344.50	1/5/32
	17	$-	$2,344.50	3/1/32
	34	$-	$2,344.50	8/31/32
	68	$-	$2,344.50	9/30/32
	101	$120	$562.50	9/22/33
(1)	145	255	24.345	9/24/34

(1)	These option grants were made pursuant to the Omnibus Incentive Plan, which was initially was approved by the Company’s board of directors on July 10, 2023, and by the Company’s stockholders in connection with the approval of the Business Combination on August 7, 2023. The Omnibus Incentive Plan became effective as of August 10, 2023, upon the completion of the Business Combination and is described below under “– The Omnibus Incentive Plan.”

In addition, on December 26, 2023, the Board approved, at the recommendation of the compensation committee and subject to stockholder approval of an amendment to the Omnibus Incentive Plan at the Company’s 2024 annual meeting, the grant of incentive stock options to Mr. Murnane, exercisable for 60,000 shares of Common Stock, and to Mr. McNulty, exercisable for 90,000 shares of Common Stock. The amendment was approved at, and these options were granted following, the 2024 annual meeting. The options vest 1/3 each year beginning December 26, 2024 at an exercise price equal to the fair market value of the Common Stock on the date of grant, and expiring on the 10th anniversary of the grant date.

Equity Grant Timing

The Board does not determine the timing or terms of equity awards, including stock options or similar awards whose exercise price is related to the market value of our common stock, in connection with the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and we do not time the public release of such information based on stock option grant dates. During fiscal year 2024, there were no equity awards granted to any of our named executive officers within either four business days before or one business day after the filing of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any Current Report on Form 8-K that contained any material nonpublic information.

84

The Omnibus Incentive Plan

In connection with the Business Combination, we adopted the Omnibus Incentive Plan. At the 2024 annual meeting of stockholders our stockholders approved the Amended and Restated 2023 Jet.AI Inc. Omnibus Incentive Plan that established a fixed number of shares of Common Stock that may be issued under the plan and to eliminate an evergreen provision. The Omnibus Incentive Plan provides for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. The Omnibus Incentive Plan is a continuation of the 2018 Plan and 2021 Plan, which were assumed from Jet Token and amended, restated and re-named into the form of the Omnibus Incentive Plan effective as of the consummation of the Business Combination. As of December 31, 20234, subject to adjustment and annual increases (as described under “– Stock Subject to the Omnibus Incentive Plan” below), the maximum number of shares of Common Stock available for issuance under the Omnibus Incentive Plan is 10,933 shares (on a post-split basis).

Summary

The following is a summary of the principal features of the Omnibus Incentive Plan. The summary is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan.

Purpose

The purpose of the Omnibus Incentive Plan is to advance the interests of Jet.AI and its stockholders by enabling Jet.AI and its subsidiaries and affiliates to attract and retain qualified individuals to perform services, by providing incentive compensation for such individuals in a form that is linked to the growth and profitability of Jet.AI and increases in stockholder value, and by providing opportunities for equity participation that align the interests of recipients with those of its stockholders.

Administration

The board of directors of Jet.AI administers the Omnibus Incentive Plan. The board has the authority under the Omnibus Incentive Plan to delegate plan administration to a committee of the board or a subcommittee thereof. The board of directors of Jet.AI or the committee of the board to which administration of the Omnibus Incentive Plan has been delegated is referred to in this prospectus as the Committee. Subject to certain limitations, the Committee will have broad authority under the terms of the Omnibus Incentive Plan to take certain actions under the plan.

To the extent permitted by applicable law and subject to certain limitations as provided in the Omnibus Incentive Plan, the Committee may delegate to one or more of its members or to one or more officers of Jet.AI such administrative duties or powers under the Omnibus Incentive Plan, as it may deem advisable.

No Re-pricing

The Committee may not, without prior approval of the stockholders of Jet.AI, effect any re-pricing of any previously granted “underwater” option or SAR by: (i) amending or modifying the terms of the option or SAR to lower the exercise price or grant price; (ii) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price or grant price; or (C) other awards; or (iii) repurchasing the underwater options or SARs and granting new awards under the Omnibus Incentive Plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of Common Stock of Jet.AI is less than the exercise price of the option or the grant price of the SAR.

Stock Subject to the Omnibus Incentive Plan

Subject to adjustment (as described below), the maximum number of shares of Common Stock available for issuance under the Omnibus Incentive Plan is 394,329 shares, with an annual increase on the first day of each calendar year beginning on January 1, 2024 and ending on January 1, 2033 equal to: (A) such amount of shares of Common Stock such that the total number of shares available for issuance under this Plan, plus the total number of shares reserved for issuance under outstanding Jet Token Options and Jet Token RSU Awards (as such terms are defined in the Business Combination Agreement) assumed in is equal to ten percent (10%) of the total number of shares then issued and outstanding as of the last day of the prior fiscal year; and (B) such smaller number of shares of Common Stock as may be determined by the Board.

85

Shares that are issued under the Omnibus Incentive Plan or that are subject to outstanding awards will be applied to reduce the maximum number of shares remaining available for issuance under the Omnibus Incentive Plan only to the extent they are used; provided, however, that the full number of shares subject to a stock-settled SAR or other stock-based award will be counted against the shares authorized for issuance under the Omnibus Incentive Plan, regardless of the number of shares actually issued upon settlement of such SAR or other stock-based award. Any shares withheld to satisfy tax withholding obligations on awards issued under the Omnibus Incentive Plan, any shares withheld to pay the exercise price or grant price of awards under the Omnibus Incentive Plan and any shares not issued or delivered as a result of the “net exercise” of an outstanding option or settlement of a SAR in shares will not be counted against the shares authorized for issuance under the Omnibus Incentive Plan and will be available again for grant under the Omnibus Incentive Plan. Shares subject to awards settled in cash will again be available for issuance pursuant to awards granted under the Omnibus Incentive Plan. Any shares related to awards granted under the Omnibus Incentive Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares will be available again for grant under the Omnibus Incentive Plan. Any shares repurchased by Jet.AI on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grant of awards. To the extent permitted by applicable law, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Jet.AI or a subsidiary or otherwise will not be counted against shares available for issuance pursuant to the Omnibus Incentive Plan. The shares available for issuance under the Omnibus Incentive Plan may be authorized and unissued shares or treasury shares.

Adjustments

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of Common Stock of Jet.AI, the Committee will make the appropriate adjustment or substitution. These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the Omnibus Incentive Plan. In order to prevent dilution or enlargement of the rights of participants, the Committee may also adjust the number, kind, and exercise price or grant price of securities or other property subject to outstanding awards.

Eligible Participants

Awards may be granted to employees, non-employee directors and consultants of Jet.AI or any of its subsidiaries. A “consultant” for purposes of the Omnibus Incentive Plan is one who renders services to Jet.AI or its subsidiaries that are not in connection with the offer and sale of its securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for its securities.

Types of Awards

The Omnibus Incentive Plan permits Jet.AI to grant non-statutory and incentive stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards and other stock-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options

Stock options entitle the holder to purchase a specified number of shares of Common Stock of Jet.AI at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Omnibus Incentive Plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees of Jet.AI or its subsidiaries. Each stock option granted under the Omnibus Incentive Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. The exercise price of each stock option granted under the Omnibus Incentive Plan must be at least 100% of the fair market value of a share of Common Stock of Jet.AI as of the date the award is granted to a participant. Fair market value under the Omnibus Incentive Plan means, unless otherwise determined by the Committee, the closing sale price of Common Stock of Jet.AI, as reported on Nasdaq, on the grant date. The Committee will fix the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.

86

Stock Appreciation Rights

A SAR is a right granted to receive payment of cash, stock, or a combination of both equal to the difference between the fair market value of shares of our Common Stock and the grant price of such shares. Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the board may determine. The grant price of a SAR must be at least 100% of the fair market value of our Common Stock on the date of grant. The board fixes the term of each SAR, but SARs granted under the Omnibus Incentive Plan will not be exercisable more than 10 years after the date the SAR is granted.

Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units

Restricted stock awards, restricted stock units, or RSUs, and/or deferred stock units, or DSUs, may be granted under the Omnibus Incentive Plan. A restricted stock award is an award of Common Stock of Jet.AI that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. RSUs are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. DSUs permit the holder to receive shares of Common Stock or the equivalent value in cash or other property at a future time as determined by the board. The Committee will determine, and set forth in an award agreement, the period of restriction, the number of shares of restricted stock awards or the number of RSUs or DSUs granted, and other such conditions or restrictions.

Performance Awards

Performance awards, in the form of cash, shares of Common Stock of Jet.AI, other awards or a combination of both, may be granted under the Omnibus Incentive Plan in such amounts and upon such terms as the Committee may determine. The Committee shall determine, and set forth in an award agreement, the amount of cash and/or number of shares or other awards, the performance goals, the performance periods and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares or other awards earned by the participant. The Committee retains discretion to adjust performance awards either upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Non-Employee Director Awards; Limit on Non-Employee Director Compensation

The Committee at any time and from time-to-time may approve resolutions providing for the automatic or other grant to non-employee directors of awards. Such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the Committee may establish in its sole discretion consistent with the provisions of the Omnibus Incentive Plan. The Committee may permit non-employee directors to elect to receive all or any portion of their annual retainers, meeting fees or other fees in restricted stock, RSUs, DSUs or other stock-based awards in lieu of cash. Under the Omnibus Incentive Plan the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $750,000 (increased to $800,000 with respect to any Non-Employee Director serving as Chairman of the Board or Lead Independent Director).

Other Stock-Based Awards

Consistent with the terms of the plan, other stock-based awards may be granted to participants in such amounts and upon such terms as the Committee may determine.

87

Dividend Equivalents

With the exception of stock options, SARs, and unvested performance awards, awards under the Omnibus Incentive Plan may, in the Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock of Jet.AI covered by such award had such shares been issued and outstanding on the dividend payment date. However, no dividends may be paid on awards until they are vested. Such dividend equivalents will be converted to cash or additional shares of Common Stock of Jet.AI by such formula and at such time and subject to such limitations as determined by the Committee.

Termination of Employment or Other Service

The Omnibus Incentive Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between Jet.AI and a participant. If a participant’s employment or other service with Jet.AI is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with Jet.AI is terminated by reason of death, disability or retirement, then:

●	All outstanding stock options (excluding non-employee director options in the case of retirement) and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire;

●	All outstanding stock options and SARs that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and

●	All outstanding unvested RSUs, performance awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with Jet.AI or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

In the event a participant’s employment or other service with Jet.AI is terminated by reason other than for cause, death, disability or retirement, then:

●	All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs expire;

●	All outstanding restricted stock will be terminated and forfeited; and

●	All outstanding unvested RSUs, performance awards and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with Jet.AI or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

88

Modification of Rights upon Termination

Upon a participant’s termination of employment or other service with Jet.AI or any subsidiary, the Committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, DSUs, performance awards, non-employee director awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no stock option or SAR may remain exercisable beyond its expiration date any such action by the Committee adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the Committee is authorized by the Omnibus Incentive Plan to take such action.

Forfeiture and Recoupment

If a participant is determined by the Committee to have taken any action while providing services to Jet.AI or within one year after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the Omnibus Incentive Plan, all rights of the participant under the Omnibus Incentive Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to Jet.AI, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. Jet.AI may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Board to determine whether “cause” or “adverse action” exists. Jet.AI is entitled to withhold and deduct future wages or make other arrangements to collect any amount due.

In addition, if Jet.AI is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse Jet.AI for the amount of any award received by such individual under the Omnibus Incentive Plan during the 12 month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. Jet.AI also may seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which Common Stock of Jet.AI is then listed or traded or any policy adopted by Jet.AI.

Effect of Change in Control

Generally, a change in control will mean:

●	The acquisition, other than from Jet.AI, by any individual, entity or group of beneficial ownership of 50% or more of the then outstanding shares of Common Stock of Jet.AI;

●	The consummation of a reorganization, merger or consolidation of Jet.AI with respect to which all or substantially all of the individuals or entities who were the beneficial owners of Common Stock of Jet.AI immediately prior to the transaction do not, following the transaction, beneficially own more than 50% of the outstanding shares of Common Stock and voting securities of the corporation resulting from the transaction; or

●	A complete liquidation or dissolution of Jet.AI or the sale or other disposition of all or substantially all of the assets of Jet.AI.

Subject to the terms of the applicable award agreement or an individual agreement between Jet.AI and a participant, upon a change in control, the Committee may, in its discretion, determine whether some or all outstanding options and SARs shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSUs shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Committee may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock of Jet.AI subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to Jet.AI by the holder, to be immediately cancelled by Jet.AI, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding Jet.AI or a combination of both cash and such shares of stock.

89

Governing Law; Mandatory Jurisdiction

Except to the extent as provided in the Omnibus Incentive Plan, the validity, construction, interpretation, administration and effect of the Omnibus Incentive Plan and any rules, regulations and actions relating to the Omnibus Incentive Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise expressly provided in an applicable award agreement, Jet.AI and recipients of an award under the Omnibus Incentive Plan irrevocably submit to the jurisdiction and venue of the Federal or State courts of the State of Delaware relative to any and all disputes, issues and/or claims that may arise out of or relate to the Omnibus Incentive Plan or any related award agreement, with such jurisdiction and venue selected by and at the sole discretion of Jet.AI.

Term, Termination and Amendment

Unless sooner terminated by the Board, the Omnibus Incentive Plan will terminate at midnight on the day before the ten year anniversary of its effective date. No award will be granted after termination of the Omnibus Incentive Plan, but awards outstanding upon termination of the Omnibus Incentive Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Omnibus Incentive Plan.

Subject to certain exceptions, the Board has the authority to suspend or terminate the Omnibus Incentive Plan or terminate any outstanding award agreement and the Board has the authority to amend the Omnibus Incentive Plan or amend or modify the terms of any outstanding award at any time and from time to time. No amendments to the Omnibus Incentive Plan will be effective without approval of Jet.AI’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange on which Common Stock of Jet.AI is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Omnibus Incentive Plan; or (b) such amendment would: (i) modify the re-pricing provisions of the Omnibus Incentive Plan; (ii) increase the aggregate number of shares of Common Stock of Jet.AI issued or issuable under the Omnibus Incentive Plan; or (iii) reduce the minimum exercise price or grant price as set forth in the Omnibus Incentive Plan. No termination, suspension or amendment of the Omnibus Incentive Plan or an award agreement shall adversely affect any award previously granted under the Omnibus Incentive Plan without the written consent of the participant holding such award.

Jet Token Prior Option Plans

General. On June 4, 2018, Jet Token’s board of directors adopted the Jet Token Inc. 2018 Stock Option and Grant Plan (the “2018 Plan”). The 2018 Plan provided for the grant of equity awards to employees, and consultants, to purchase shares of Jet Token’s common stock. As of December 31, 2020, up to 3,434 shares of its common stock could be issued pursuant to awards granted under the 2018 Plan. During the year ended December 31, 2021, the 2018 Plan was amended three times to increase the total number of shares reserved for issuance thereunder. As of December 31, 2024 and 2023, the total number of shares reserved for issuance under the 2018 Plan was 10,301 shares. The 2018 Plan is administered by Jet Token’s board of directors.

In August 2021, Jet Token’s board of directors adopted the Jet Token Inc. 2021 Stock Plan (the “2021 Plan”). The 2021 plan provided for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. As of December 31, 2021, up to 688 shares of non-voting common stock may be issued pursuant to awards granted under the 2021 Plan. During the year ended December 31, 2022, the 2021 Plan was amended to increase the number of shares of non-voting common stock authorized under the 2021 Plan to 2,063. In the event that shares of non-voting common stock subject to outstanding options or other securities under the Jet Token’s 2018 Stock Open and Grant Plan expire or become exercisable in accordance with their terms, such shares shall be automatically transferred to the 2021 Plan and added to the number of shares then available for issuance under the 2021 Plan.

90

Plan Administration. The Jet Token Board administered the Jet Token Option Plan. The compensation committee of the Board currently administers the Jet Token Option Plan following the Closing Date.

Types of Awards. The Jet Token Option Plan provides for the grant of incentive Jet Token Options, non-statutory Jet Token Options, Jet Token Restricted Stock, restricted stock units and stock appreciation rights.

Stock Options. The Jet Token Board has the discretion to grant incentive or non-statutory Jet Token Options under the Jet Token Option Plan, provided that incentive Jet Token Options may only be granted to employees. The exercise price per share applicable to such Jet Token Options must generally be equal to at least the fair market value per share of Jet Token Common Stock on the date of grant. Subject to the provisions of the Jet Token Option Plan, the Jet Token Board has the discretion to determine the remaining terms of the Jet Token Options (e.g., vesting). After the termination of a participant’s service, the participant may only exercise his or her Jet Token Option, to the extent vested, for a specified period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the Jet Token Option will remain exercisable for 18 months and 12 months following the termination of service, respectively. In all other cases except for a termination for cause, the Jet Token Option will generally remain exercisable for three months following the termination of service. In the event of a termination for cause, the Jet Token Option will immediately terminate. However, in no event may a Jet Token Option be exercised later than the expiration of its maximum term.

Restricted Stock. The Jet Token Board has the discretion to grant Jet Token Restricted Stock under the Jet Token Option Plan. Jet Token Restricted Stock are generally shares of Jet Token Common Stock that are issued or sold to a participant pursuant to the Jet Token Option Plan and subject to repurchase by Jet Token under certain circumstances and that are fully vested at grant or that will vest in accordance with terms and conditions established by the Jet Token Board, in its sole discretion. The Jet Token Board has the discretion to determine the number of shares that the participant may receive or purchase, the price to be paid (if any), and the time by which the participant must accept the shares/offer.

Restricted Stock Units. The Jet Token Board has the discretion to grant restricted stock units under the Jet Token Option Plan. Each restricted stock unit is a bookkeeping entry representing an amount equal to the fair market value of one share of Jet Token Common Stock. The Jet Token Board, in its discretion, determines whether restricted stock units should be granted, the total units granted and/or the vesting terms applicable to such units. Participants holding restricted stock units will hold no voting rights by virtue of such restricted stock units. The Jet Token Board may, in its sole discretion, award dividend equivalents in connection with the grant of restricted stock units. Restricted stock units may be settled in cash, shares of Jet Token Common Stock, as applicable, or any combination thereof or in any other form of consideration, as determined by the Jet Token Board, in its sole discretion.

Stock Appreciation Rights. The Jet Token Board has the discretion to grant stock appreciation rights under the Jet Token Option Plan and to determine the terms and conditions of each stock appreciation right, except that the exercise price for each stock appreciation right cannot be less than 100% of the fair market value of the underlying shares of Jet Token Common Stock on the date of grant. Upon exercise of a stock appreciation right, a participant will receive payment from Jet Token in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash, shares of Jet Token Common Stock, or any combination thereof, or in any other form of consideration, as determined by the Jet Token Board in its discretion. Stock appreciation rights are exercisable at the times and on the terms established by the Jet Token Board, in its discretion.

Non-transferability of Awards. Unless the Jet Token Board provides otherwise, awards granted under the Jet Token Option Plan are generally not transferable.

Certain Adjustments. In the event of certain corporate events or changes in Jet Token’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Jet Token Option Plan, the Jet Token Board will make adjustments to one or more of the number, kind and class of securities that may be delivered under the Jet Token Option Plan and/or the number, kind, class and price of securities covered by each outstanding award.

91

Dissolution or liquidation. In the event of Jet Token’s dissolution or liquidation, each outstanding award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Jet Token Board.

Change in Control. The Jet Token Option Plan provides that in the event of a change in control, unless otherwise provided in the applicable award agreement or as determined by the Jet Token Board at the time of grant, outstanding awards will be assumed, canceled if not exercised/settled or cashed out in lieu of exercise as determined by the Jet Token Board.

Amendment or Termination. The Jet Token Board may amend or terminate the Jet Token Option Plan at any time, provided such action does not impair the rights or obligations of any participant without his or her consent. In addition, stockholder approval must be obtained to the extent necessary and desirable to comply with applicable laws.

Director Compensation

Neither Mr. Winston nor Mr. Murnane receives additional compensation for service on our Board.

Non-Employee Director Compensation Arrangements

Following the Business Combination, the compensation committee recommended, and the Board approved, a Non-Employee Director Compensation Policy (the “Policy”). The Policy has been designed to attract and retain high quality non-employee directors by providing competitive compensation and aligning their interests with the interests of our stockholders through equity awards. This Policy provides for an annual cash retainer to each eligible non-employee director of $50,000. In addition, each of the following is entitled to an additional annual retainer in the following amounts:

●	Lead Independent Director: $25,000
●	Audit Committee Chair: $15,000
●	Compensation Committee Chair: $10,000
●	Nominating and Corporate Governance Committee Chair: $6,250

Under the Non-Employee Director Compensation Policy, as amended, the non-executive directors of the Company are also entitled to receive the equity compensation under the Omnibus Incentive Plan, subject to approval of an amendment to the Omnibus Incentive Plan by stockholders at the 2025 annual meeting, At the close of business on the date of each annual meeting of stockholders, each person who is then a non-employee director, will automatically receive a restricted stock unit (“RSU”) award having a value of $25,000 and a restricted stock grant of $25,000. Each annual RSU and annual restricted stock grant will vest on the date of the following year’s annual meeting (or the date immediately preceding the date of the following year’s annual meeting if the non-employee director’s service as a director ends at such meeting as a result of the director’s failure to be re-elected or the director not standing for re-election. The vesting of each annual RSU and annual restricted stock grant is subject to the non-employee director’s continuous service on the applicable vesting date of each such awards.

For each non-employee director who remains in continuous service with the Company until immediately prior to the closing of a Change in Control (as defined in the Omnibus Incentive Plan), such non-employee director’s then-outstanding annual RSU and annual restricted stock grant will become fully vested immediately prior to the closing of such Change in Control. The grants will be eligible for deferred settlement in accordance with such deferral program as may be established by the Company and approved by the Board.

The Company began paying cash compensation to non-employee directors following the Business Combination in accordance with the terms of the Non-Employee Director Compensation Policy. The table below describes the compensation earned by the non-employee directors during fiscal 2024.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Ehud Talmor (2)	$52,000	$35,000	—	$87,000
Wrendon Timothy (3)	$82,000	$35,000	—	$117,000
William Yankus	$42,000	$35,000	—	$77,000
Lt. Col. Ran David	$42,000	$35,000	—	$77,000
Donald Jeffrey Woods(4)	$48,250	$35,000	—	$83,250

(1)	Amounts in the table reflect equity grants granted in 2024 and recommended by the compensation committee and approved by the Board in January 2025 and as contemplated by the Policy to each of the directors. These grants, which have not been made and are subject to stockholder approval of an amendment to the Omnibus Incentive Plan, equal 1,029 RSUs to each such director, representing the then value of $25,000, and a grant of 1,029 restricted stock to each such director, representing the then value of $25,000. Each of these grants will be made, and will fully vest, on the date of the Company’s 2025 annual meeting, assuming stockholders approve the amendment to the Omnibus Incentive. If either Mr. Timothy or Mr. Yankus is not elected as a Class II director at the 2025 annual meeting, these equity grants will be deemed made, and will vest, on the date immediately preceding the 2025 annual meeting. There are no other awards outstanding or anticipated to be granted to directors for services rendered in 2024.

92

(2)	Mr. Talmor is chairperson of the compensation committee.
(3)	Mr. Timothy is the lead independent director and chairperson of the audit committee.
(4)	Mr. Woods is chairperson of the nominating and corporate governance committee.

Under the Non-Employee Director Compensation Policy, the Company will also reimburse each non-employee director for any ordinary and reasonable out-of-pocket expenses actually incurred by such director in connection with in-person attendance at and participation in Board and committee meetings; provided, that such director timely submits to us appropriate documentation substantiating such expenses in accordance with our travel and expense policy as in effect from time to time.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management” and the registration rights described elsewhere in this prospectus, the following is a description of each transaction since January 1, 2023 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and

●	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Related Party Transactions in Connection with and Subsequent to the Business Combination

Maxim Payment and Settlement Agreement

On August 10, 2023, the Company entered into a settlement agreement (“Maxim Settlement Agreement”) with Maxim, who served as the underwriter for our initial public offering. Pursuant to the Maxim Settlement Agreement, the Company issued to Maxim Partners in a private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, (a) 270,000 shares of common stock to Maxim Partners to settle the payment obligations of the Company under the underwriting agreement dated on or about August 11, 2021, by and between the Company and Maxim and (b) 1,127 Series A Preferred Shares to Maxim Partners in an amount equal in value to $1,127,000. Following the issuance of the securities, Maxim beneficially owned greater than five percent of the Company’s common stock. The Series A Preferred Shares accrued interest at the rate of 8% per annum (which would increase to 18% if the Company failed to meet certain obligations under the terms thereof), payable quarterly and, at the Company’s option, in shares of common stock. The Series A Preferred Shares were convertible into 112,700 shares of common stock. The Company also issued 115,000 shares of common stock to Maxim Partners on August 16, 2021, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act, to meet a payment obligation under the underwriting agreement in connection with the Company’s IPO, representing a value of $9.00 per share reflecting an allocation of the $10.00 per Unit IPO price. The shares described above were subject to a registration rights agreement.

93

The Company was required to redeem all the outstanding Series A Preferred Shares on August 10, 2024, which was automatically extended by an additional three (3) month period because the Company had not closed upon one or more equity financings that, in total, resulted in gross proceeds to the Company of $10.0 million or greater.

In July 2024, the Company and Maxim entered into an amendment to the Maxim Settlement Agreement and agreed to, among other things, amend the definition of the “Series A Conversion Price” for the Series A Preferred Shares and certain restrictions with respect to shares of Company common stock Maxim may acquire upon the conversion of its Series A Preferred Shares.

During 2024, the Company issued 10,167 shares of common stock upon the conversion of 551 Series A Preferred Shares. In November 2024, the Company redeemed in full all of the remaining 576 Series A Preferred Shares for an aggregate redemption price of $663,740. As a result of the redemption, there are no Series A Preferred Shares issued and outstanding.

Sponsor Settlement Agreement

On August 10, 2023, the Company entered into settlement agreement (“Sponsor Settlement Agreement”) with OAC Sponsor Ltd., a Cayman Islands exempted company (the “Sponsor”). The Sponsor beneficially owned more than five percent of the Company’s common stock at the time the parties entered into the Sponsor Settlement Agreement. Pursuant to the Sponsor Settlement Agreement, the Company issued, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act, 575 Series A-1 Preferred Shares to settle the payment obligations of the Company under a promissory note in the principal amount of $575,000 dated November 14, 2022 in favor of Sponsor. The Series A-1 Preferred Shares accrued interest at the rate of 5% per annum (which would increase to 18% if the Company failed to meet certain obligations under the terms thereof), payable quarterly in cash. The Series A-1 Preferred Shares were convertible into 57,500 shares of common stock. The shares described above were subject to a registration rights agreement between the Company and Sponsor.

The Company was required to redeem all the outstanding Series A-1 Preferred Shares on August 10, 2024, which was automatically extended by an additional three (3) month period because the Company had not closed upon one or more equity financings that, in total, resulted in gross proceeds to the Company of $10.0 million or greater.

In August 2024, Sponsor agreed to waive certain notice and redemption rights in favor of Sponsor pursuant to terms of the Series A-1 Preferred Shares held by Sponsor related to equity financings conducted by the Company in consideration of $100,000 which was paid in October 2024.

In October 2024, the Company redeemed in full all of the previously issued and outstanding Series A-1 Preferred Shares by paying the holder the requisite per share redemption price together with all accrued but unpaid dividends on such shares. As a result of this redemption there are no Series A-1 Preferred Shares issued and outstanding.

Bridge Agreement

On September 11, 2023, the Company entered into a binding term sheet (“Bridge Agreement”) with eight investors to provide the Company $500,000 of short-term bridge financing pending its receipt of funds from its other existing financing arrangements. During the month of September, the Company engaged in discussions with numerous third parties to secure short-term bridge funding but was not offered terms it found acceptable. Rather, certain related parties of the Company and other parties agreed to provide the Company with this financing on substantially better material terms than it had received from unaffiliated third parties.

The Bridge Agreement was entered into with, and funding was provided by, Michael Winston, the Executive Chairman of the Board and Interim Chief Executive Officer, Wrendon Timothy, a member of the Board and all three Committees of the Board, William Yankus, a member of the Board and two of its Committees, and Oxbridge RE Holdings Limited, a significant stockholder of the Company for which Mr. Timothy serves as a director and officer, as well as the four other investors named in the Bridge Agreement.

94

Given Mr. Winston’s dual role as a participant in the negotiations with third parties and his participation in the bridge financing itself, for avoidance of doubt, he waived any right to receive accrued interest on the principal amount of his Note, as well as any redemption premium or any increase in the principal amount of his Note in connection with an event of default (the “Waiver”). The Company’s Audit Committee pursuant to its Certificate of Incorporation, and the full Board, including a majority of disinterested directors, unanimously approved the Agreement, in each case finding that the Agreement was in the best interests of the Company and its stockholders.

The Bridge Agreement provided for the issuance of Notes, in an aggregate principal amount of $625,000, reflecting a 20% original issue discount. The Notes bore interest at 5% per annum and matured on March 11, 2024. The Company was required to redeem the Notes with 100% of the proceeds of any equity or debt financing at a redemption premium of 110% of the principal amount of the Notes. In March 2024, the Company fully repaid the Bridge Agreement in the amount of approximately $683,000, representing principal, redemption premium and interest.

Maxim Advisory Agreement

On January 5, 2024, the Company entered into an agreement (the “Agreement”) pursuant to which it retained Maxim as a financial advisor and investment banker to provide general financial advisory and investment banking services.

As consideration for Maxim’s services pursuant to the Agreement, the Company paid Maxim fees in cash totaling $75,000. In addition, the Company shall promptly upon request from time to time reimburse Maxim for all reasonable expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Maxim in connection with its engagement. Such expenses will not exceed $2,500 without prior authorization of the Company.

The Company has also agreed to indemnify and hold harmless Maxim, and each of its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation), directly or indirectly caused by, relating to, based upon, arising out of, or in connection with, Maxim’s acting for the Company, including, without limitation, any act or omission by Maxim in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement, any breach by the Company of any representation, warranty, covenant or agreement contained in any instrument, document or agreement relating thereto, including any agency agreement, or the enforcement by Maxim of its rights under the Agreement, except to the extent that any such losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the person seeking indemnification under the Agreement. The Company also agreed that no indemnified person will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Maxim by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such indemnified person’s gross negligence or willful misconduct.

Either Maxim or the Company may terminate the Agreement at any time with thirty (30) days’ prior written notice to the other party after the six (6) month anniversary of the Agreement (the effective date of such termination, the “Termination Date”). The Agreement may be earlier terminated by the Company only for Cause (as defined below). Furthermore, in the event, in the course of due diligence performed by Maxim, Maxim deems it necessary to terminate the engagement, Maxim may do so at any time upon immediate written notice. “Cause” means gross negligence, willful misconduct or an uncured material breach of the Agreement by Maxim of which the Company has provided Maxim with reasonable notice and opportunity to cure. Certain provisions in the agreement, primarily compensation, expenses reimbursement and indemnification survive termination of the agreement.

95

Maxim Placement Agency Agreement

In connection with the transactions under the Securities Purchase Agreement with Ionic, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim. Pursuant to the terms of the Placement Agency Agreement, the Company was required pay Maxim a cash fee equal to 7% of the aggregate gross proceeds raised under the Securities Purchase Agreement and reimburse Maxim, directly upon the initial closing under the Securities Purchase Agreement for all travel and other documented out-of-pocket expenses incurred by Maxim, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $15,000. The Company paid Maxim a total of $120,000 out of the gross proceeds it received on March 29, 2024. Because the Company issued additional securities to Ionic as contemplated by the Securities Purchase Agreement, the Company paid Maxim cash fees of $1,050,000.

The Company also granted Maxim a right of first refusal to act as sole agent or sole managing underwriter and sole book runner for any and all future public and private equity and public debt offerings of the Company, or any successor to or any subsidiary of the Company for a period until the earlier of (i) December 31, 2024 and (ii) redemption and/or conversion in full of all Series A Preferred Shares beneficially owned by Maxim. The Company also agreed to indemnify Maxim and its affiliates, directors, officers, employees and controlling persons against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities pursuant to the Placement Agency Agreement.

Administrative Services Agreement

Commencing on the effective date of the Company’s IPO, Oxbridge agreed to pay its Sponsor a total of up to $10,000 per month for office space, utilities, secretarial and administrative support. Upon completion of the Business Combination, the Company ceased paying these monthly fees.

AIIA Sponsor Note

On May 31, 2025, we received a promissory note with an affiliated entity, AIIA Sponsor Ltd. (“AIIA Sponsor”). Under the terms of the note, we may advance up to $300,000 to AIIA Sponsor to fund its organizational costs and expenses. The note was unsecured, non-interest-bearing, and repayable on the earlier of (i) November 30, 2025 or (ii) the consummation of an initial public offering by AI Infrastructure Acquisition Corp., and could be prepaid at any time without penalty. As of September 30, 2025, we had advanced $236,790 under the note. In October 2025, AIIA Sponsor repaid in full all obligations owed to us under the promissory note.

AIIA Sponsor is the sponsor of AI Infrastructure Acquisition Corp., a special purpose acquisition company that intends to focus on opportunities with companies and/or strategic assets in high-impact private technology companies advancing AI and machine learning capabilities, as well as those involved in building, operating, or enabling next-generation data center infrastructure. AIIA Sponsor was founded and organized by Michael Winston, our Executive Chairman and Interim Chief Executive Officer, George Murnane, our Interim Chief Financial Officer, and Wrendon Timothy, one of our directors. We own a minority of the equity interests of AIIA Sponsor as described more fully below.

AI Infrastructure Acquisition, Corp. Ownership

As of the date of this prospectus, we have made capital contributions of $2,660,000 to AIIA Sponsor, in exchange for ordinary shares and preference shares of AIIA Sponsor. Our contribution represents a minority interest in AIIA Sponsor.

As described above, AIIA Sponsor was founded and organized by Michael Winston, our Executive Chairman and Interim Chief Executive Officer, George Murnane, our Interim Chief Financial Officer, and Wrendon Timothy, one of our directors.

Jet Token’s Related Party Transactions

From time to time, related parties made payments on Jet Token’s behalf or advance cash to Jet Token for operating costs which require repayment. Such transactions are considered short-term advances and non-interest bearing. During the years ended December 31, 2023 and 2022, Michael Winston, Jet Token’s Founder and Executive Chairman, advanced a total of $0 and $72,000, respectively, to Jet Token in the form of a non-interest-bearing loan and Jet Token repaid $0 and $242,196 of these advances, respectively. As of December 31, 2023 such advances had been fully repaid.

Related Party Transaction Policy

Our audit committee charter provides that the audit committee will establish and periodically review policies and procedures for the review, approval and ratification of related person transactions (as defined in applicable SEC rules and regulations), review related person transactions, and oversee other related party transactions governed by applicable accounting standards.

On April 17, 2024, our audit committee and board approved the Jet.AI Related Party Transaction Policy, which establishes a framework for identifying, reviewing, and approving “Related Party Transactions”, defined as a transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which the Company and any Related Party have a direct or indirect interest, including but not limited to sales or purchases of goods or services, loans or guarantees, leasing arrangements, compensation arrangements and joint ventures or investments.

A “Related Party” under the policy includes:

●	Any person who is, or at any time since the beginning of the Company’s last fiscal year was, a

●	director, executive officer or employee of the Company (or its subsidiaries);

96

●	Any stockholder owning 5% or more of the Company’s voting securities;

●	Any person or entity that controls, is controlled by, or under common control with the

●	Company;

●	Any entity in which a director or executive officer has a significant influence;

●	Any other party with whom the Company has a close business relationship that could create

●	a conflict of interest;

●	Any immediate family member of any of the foregoing persons, including spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The policy is administered by the Audit Committee. It provides for notification to the Corporate Secretary of the initiation or negotiation of any potential transaction involving a Related Party followed by an assessment by the Chairman and/or the Chief Financial Officer of materiality and potential for conflicts of interest and whether or not the transaction requires review by the audit committee under the policy. The audit committee is then responsible for reviewing and considering whether the transaction is conducted on arm’s-length terms and in accordance with fair market value; whether the transaction is in the best interests of the Company and its stockholders; and any potential conflicts of interest that may arise from the transaction. The audit committee must approve the transaction prior to its initiation unless not practicable, in which case the audit committee may retrospectively review and ratify the transaction. The audit committee is also responsible for reviewing ongoing Related Party Transactions annually.

Prior to the adoption of this policy, it was generally the Company’s practice to obtain pre-approval from the audit committee for any related party transactions occurring subsequent to the Business Combination that our Interim Chief Executive Officer believed were significant. The transactions described under “– Related Party Transactions in Connection with and Subsequent to the Business Combination – Maxim Payment and Settlement Agreement” and “– Related Party Transactions in Connection with and Subsequent to the Business Combination – Sponsor Settlement Agreement” above were approved by the Company’s audit committee prior to the consummation of the Business Combination. The transactions described under “ – Related Party Transactions in Connection with and Subsequent to the Business Combination – Bridge Agreement” above were pre-approved by our audit committee. The engagement described under “ – Related Party Transactions in Connection with and Subsequent to the Business Combination – Maxim Advisory Agreement” was not approved by either the Board or the audit committee. The Placement Agreement described under “ – Related Party Transactions in Connection with and Subsequent to the Business Combination – Maxim Placement Agreement” above was pre-approved by unanimous consent by the Board. Prior to the Business Combination, the Company’s audit committee was responsible for approving transactions with the Sponsor, any officer, any director or their respective affiliates and for reviewing any payments made to such persons on a quarterly basis. The transactions described under “– Related Party Transactions prior to the Business Combination – Administrative Services Agreement” above were approved by the Company’s board of directors in connection with the Company’s IPO and, subsequent to the IPO, were approved by the Company’s audit committee.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We have one class of Common Stock, listed on Nasdaq under the ticker symbol “JTAI”. The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

As of November 26, 2025, we had 3,749 holders of record of our Common Stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees.

97

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of November 28, 2025, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of Common Stock upon the Closing of the Business Combination;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group upon the Closing.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

The beneficial ownership percentages set forth in the table below are based on 4,237,256 shares of Common Stock issued and outstanding as of November 28, 2025 and other than as noted below.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Common Stock Outstanding
Directors and Executive Officers:
Michael D. Winston, CFA(2)	30,875	*	%
George Murnane(3)	5,889	*
William L. Yankus(4)	423	*
Wrendon Timothy(5)	1,206	*
Patrick McNulty(6)	940	*
Lt. Col. Ran David(7)	874	*
Jeffrey Woods(8)	97	*
Ehud Talmor(9)	737	*
All Directors and Executive Officers as a group (8 individuals)	41,041	*	%
Five Percent Holders:
Entities affiliated with Ionic Ventures, LLC (10)	469,728	9.99%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of our directors and executive officers is c/o Jet.AI Inc., 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135.
(2)	Includes 29,740 shares of Common Stock, and 1,135 shares of Common Stock issuable upon the exercise of vesting options within 60 days of November 26, 2025.
(3)	Comprised of 5,889 shares of common stock issuable upon the exercise of vesting options within 60 days of November 26, 2025.
(4)	Comprised of 423 shares of common stock.
(5)	Comprised of 1,206 shares of common stock.
(6)	Comprised of 940 shares of common stock issuable upon the exercise of vesting options within 60 days of November 26, 2025.
(7)	Includes 97 shares of Common Stock, and 777 shares of Common Stock issuable upon the exercise of vesting options within 60 days of November 26, 2025.
(8)	Comprised of 97 shares of common stock.
(9)	Includes 97 shares of Common Stock, and 640 shares of Common Stock issuable upon the exercise of vesting options within 60 days of November 26, 2025.
(10)	Consists of an aggregate of up to 469,173 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock within 60 days of November 26, 2025 held by Hexstone Capital, LLC and Ionic Ventures, LLC. Brendan O’Neil, the manager of Hexstone Management, LLC, the manager of Hexstone Capital, LLC, has the power to vote and/or dispose of the shares beneficially owned by Hexstone Capital, LLC. Keith Coulston and Brendan O’Neil, each as managers of Ionic Management, LLC, the manager of Ionic Ventures, LLC, have shared power to vote and/or dispose of the shares beneficially owned by Ionic Ventures, LLC. Given that Mr. O’Neil has the power to vote and/or dispose of the shares beneficially owned by Hexstone Capital, LLC and Ionic Ventures, LLC, such entities may be deemed to be the beneficial owner of these shares. Each of Mr. O’Neil and Mr. Coulston disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein. The principal business address for Hexstone Capital, LLC is 3053 Fillmore St, Suite 303, San Francisco, CA 94123. The principal business address for Ionic Ventures, LLC is 3053 Fillmore St, Suite 256, San Francisco, CA 94123.

98

UNDERWRITING

We are offering, on firm commitment basis, up to 2,000,000 shares of our Common Stock (or Pre-Funded Warrants in lieu thereof) at a public offering price of $2.00 per share of Common Stock (and $1.999 per Pre-Funded Warrant), which represents the closing price of our common stock on Nasdaq on 26, 2025, for gross proceeds of $4 million, before deduction of the underwriting fees and estimated offering expenses. If the over-allotment option is exercised in full, we estimate that our gross proceeds will be approximately $4,600,000, before deducting the underwriting fees and estimated offering expenses.

We have engaged Maxim to act as our exclusive managing underwriter and sole book running manager in connection with this offering. In addition, Ladenburg will be acting as the co-manager in connection with this offering. The underwriters have agreed to arrange for the sale of the securities offered by this prospectus on a firm commitment basis. listed next to their respective names in the following table:

Underwriter	Number of Shares
Maxim Group LLC
Ladenburg Thalmann & Co. Inc.
Total

We have agreed to pay the underwriters the fees set forth in the table below. Because we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust, or similar arrangement. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities in this offering are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities in this offering if any such securities are taken.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the shares of common stock (or Pre-Funded Warrants in lieu thereof) will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about                             , 2025.

Underwriting Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the underwriters a cash transaction fee equal to 7.0% of the total gross proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the underwriters for all reasonable out-of-pocket expenses incurred by the underwriters, including travel, databases, fees and disbursements of counsel and of other consultants and advisors retained by the underwriters, up to $100,000 in the event of a closing of this offering. If this offering does not close, the total reimbursement amount will not exceed $25,000.

The following table shows the combined public offering price and underwriting fees and proceeds, before expenses to us.

	Per Share	Per Pre-Funded Warrant	Total Without Over-Allotment Option	Total Without Over-Allotment Option
Public Offering Price	$	$	$	$
Underwriting fees (7.0%)	$	$	$	$
Proceeds to us (before expenses)	$	$	$	$

We estimate that the total expenses of this offering, including registration and filing fees, printing fees ,and legal and accounting expenses, but excluding the underwriting fees, will be approximately $176,736, all of which are payable by us. This figure includes, among other things, the underwriters’ expenses (including the legal fees, costs, and expenses for the underwriters’ legal counsel) that we have agreed to reimburse.

If within twelve months after the date of termination or expiration of our agreement with the underwriters, we sell securities to investors contacted by the underwriters on our behalf (excluding investors that we had previously contacted), then we shall pay to the underwriters at the time of each such sale the fees applicable to this offering as set forth above with respect to any such sale.

99

Over-Allotment

We have granted the underwriters a 45-day option from the date of this prospectus to purchase up to 300,000 additional shares of Common Stock (or Pre-Funded Warrants in lieu thereof) representing 15% of the total number of securities offered by us in the offering (based on an assumed public offering price of $2.00 per share, which is the last reported sale price of our Common Stock on Nasdaq on November 26, 2025).

Lock-Up Agreements

We and each of our officers and directors and our and their respective affiliates have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Common Stock or other securities convertible into or exercisable or exchangeable for our Common Stock for two months after this offering is completed without the prior written consent of the underwriters.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us, the underwriters and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the market price of our Common Stock on Nasdaq, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the underwriters or the Company. In connection with the offering, the underwriters may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on any website maintained by the Company or the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as the underwriters and should not be relied upon by investors.

Nasdaq Listing

Our Common Stock is listed on the Nasdaq under the symbol “JTAI”. As such, shares of Common Stock sold in this offering will be listed on Nasdaq.

100

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Common Stock in this offering because the underwriter repurchases the shares of Common Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Common Stock are traded, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our Common Stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our Common Stock during a specified two-month prior period or 200 shares of Common Stock, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

In the ordinary course of their various business activities, the underwriters and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

101

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (the “Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

102

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation No. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

103

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissǎo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it, or the information contained in it, to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it, or the information contained in it, to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the Allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

104

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

DESCRIPTION OF SECURITIES

Authorized Capitalization

We are authorized to issue 204,000,000 shares of capital stock, consisting of two classes: 200,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock, of which 1,127 are designated as Series A Preferred Shares, 575 are designated as Series A-1 Preferred Shares, and 5,000 are designated as Series B Preferred Stock. As of the date of this prospectus, we had the following outstanding securities:

●	4,237,256 shares of Common Stock;

●	the GEM Warrant, exercisable for up to 9,686 shares of Common Stock at a price of $9.07 per share; and

●	850 shares of Series B Preferred Stock.

Securities Offered in this Offering

We are offering 2,000,000 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) (based on an assumed public offering price of $2.00 per share, which is the last reported sale price of our Common Stock on Nasdaq on November 26, 2025).

Common Stock

Voting Rights

Our Certificate of Incorporation provides that, except as otherwise expressly provided by the Certificate of Incorporation or as provided by law, the holders of Common Stock shall at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Except as otherwise expressly provided in the Certificate of Incorporation or by applicable law, each holder of Common Stock shall have the right to one vote per share of Common Stock held of record by such holder.

Dividend Rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, shares of Common Stock will be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any of our assets legally available therefor.

105

Rights Upon Liquidation, Dissolution and Winding Up

Subject to any preferential or other rights of any holders of Preferred Stock then outstanding, upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all our assets available for distribution to its stockholders.

Other Rights

The holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of shares of Common Stock will be subject to those of the holders of any shares of Preferred Stock that we may issue in the future.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

Each pre-funded warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the pre-funded warrants are exercised in full. The pre-funded warrants will be exercisable in whole or in part by delivering to us a completed instruction form for exercise and complying with the requirements for exercise set forth in the pre-funded warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

Cashless Exercise

At the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a pre-funded warrant if the holder (together with its Attribution Parties (as defined in the pre-funded warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

106

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Anti-Takeover Effects of Delaware Law and Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Certain provisions of the DGCL and of our certificate of incorporation and bylaws effective immediately prior to the completion of this Offering could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our board of directors or management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

107

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Common Stock and Pre-Funded Warrants acquired in this offering and does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect, with the resulting U.S. federal income tax consequences being different from those set forth below. No ruling has been or will be sought from the Internal Revenue Service (“IRS”), with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the Common Stock or Pre-Funded Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of Common Stock and Pre-Funded Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

●	persons who acquired our Common Stock or Pre-Funded Warrants as compensation for services;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than 5% of our Common Stock (except to the extent specifically set forth below);

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code (except to the extent specifically set forth below);

108

●	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons deemed to sell our Common Stock or Pre-Funded Warrants under the constructive sale provisions of the Code;

●	banks or other financial institutions;

●	brokers or dealers in securities or currencies;

●	tax-exempt organizations or tax-qualified retirement plans;

●	pension plans;

●	regulated investment companies or real estate investment trusts;

●	persons that hold the Common Stock or Pre-Funded Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	insurance companies;

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

●	certain U.S. expatriates, former citizens, or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities or persons who hold shares of Common Stock or Pre-Funded Warrants through such partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If such a partnership or other pass-through entity holds shares of Common Stock or Pre-Funded Warrants, the treatment of a partner in such partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor and upon the activities of the partnership or other pass-through entity. A partnership or other pass-through entity, a partner in such a partnership and an investor in such other pass-through entity that will hold shares of Common Stock or Pre-Funded Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock or Pre-Funded Warrants.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our Common Stock and Pre-Funded Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Common Stock or Pre-Funded Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock or Pre-Funded Warrants that is not a U.S. Holder or a partnership (or other entity treated as a partnership) for U.S. federal income tax purposes.

109

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe that a Pre-Funded Warrant should be treated as a share of Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, we believe that the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.0001 per share.

However, our characterization of a Pre-Funded Warrant is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire Common Stock; if so, the amount and character of a holder’s gain with respect to an investment in a Pre-Funded Warrant could change.

Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of shares of Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of Common Stock as described below under the section titled “—Disposition of Common Stock or Pre-Funded Warrants.”

Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder may be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Certain Adjustments to Pre-Funded Warrants

The number of shares of Common Stock issued upon the exercise of the Pre-Funded Warrants and the exercise price of Pre-Funded Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of Pre-Funded Warrants generally should not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Pre-Funded Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

110

Disposition of Common Stock or Pre-Funded Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of shares of Common Stock or Pre-Funded Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the Common Stock or Pre-Funded Warrants sold. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock or Pre-Funded Warrants exceeds one year at the time of the disposition. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of shares of Common Stock or Pre-Funded Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of distributions (including constructive distributions) on the Common Stock and Pre-Funded Warrants and to the proceeds of a sale or other disposition of Common Stock and Pre-Funded Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from information reporting and backup withholding and the procedure for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Certain Adjustments to Pre-Funded Warrants

As described under “—U.S. Holders—Certain Adjustments to Pre-Funded Warrants,” an adjustment to the Pre-Funded Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Pre-Funded Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment under the Pre-Funded Warrants that references a dividend distribution on our Common Stock would possibly be taxable to a Non-U.S. Holder as described under “Distributions” below. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations we have in respect of the Pre-Funded Warrants by withholding from other amounts due to the Non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

111

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions.” To the extent those distributions do not constitute dividends for U.S. federal income tax purposes (i.e., the amount of such distributions exceeds both our current and our accumulated earnings and profits), they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock (determined separately with respect to each share of Common Stock), but not below zero, and then will be treated as gain from the sale of that Common Stock as described below under the section titled “—Disposition of Common Stock or Pre-Funded Warrants.”

Any distribution (including constructive distributions) on shares of Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Common Stock or Pre-Funded Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under “Distributions”) of shares of Common Stock or Pre-Funded Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

112

●	the Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Common Stock or Pre-Funded Warrants, if shorter), a “U.S. real property holding corporation,” unless the Common Stock is regularly traded on an established securities market, as defined by applicable Treasury Regulations, and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held the Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of Pre-Funded Warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding Pre-Funded Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that the Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation.”

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the Common Stock or Pre-Funded Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the Common Stock or Pre-Funded Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on the Common Stock or Pre-Funded Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Common Stock or Pre-Funded Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on the Common Stock and Pre-Funded Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

113

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock and Pre-Funded Warrants. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of the Common Stock or Pre-Funded Warrants, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the Common Stock or Pre-Funded Warrants.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Pre-Funded Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the Common Stock and Pre-Funded Warrants.

The preceding discussion of material U.S. federal tax considerations is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the Common Stock or Pre-Funded Warrants, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dykema Gossett PLLC. Certain legal matters related to this offering will be passed upon for the underwriters by Pryor Cashman LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and December 31, 2023 included in this prospectus have been audited by Hacker Johnson & Smith PA, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, which includes an explanatory paragraph as to our ability to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of Common Stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s website at www.sec.gov.

As a public company, we are required to file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and other information (including any amendments) with the SEC. You can find our SEC filings at the SEC’s website at www.sec.gov.

Our Internet address is www.jet.ai. Information contained on our website is not part of this prospectus. Our SEC filings (including any amendments) will be made available free of charge on www.sec.gov, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

114

JET.AI INC.

F-1

JET.AI, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$3,475,410	$5,872,627
Accounts receivable	194,948	132,230
Note receivable - related party	236,790	-
Deferred offering costs	45,000	-
Other current assets	259,566	357,751
Refundable capital contribution	2,660,000	-
Total current assets	6,871,714	6,362,608

Property and equipment, net	3,143	5,055
Intangible assets, net	86,745	86,745
Right-of-use lease asset	645,099	1,048,354
Investment in joint venture	400,000	100,000
Deposit on aircraft	4,050,000	2,400,000
Deposits and other assets	835,561	794,561
Total assets	$12,892,262	$10,797,323

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$903,413	$280,450
Accrued liabilities	1,688,172	1,663,338
Deferred revenue	443,015	1,319,746
Operating lease liability	537,491	525,547
Total current liabilities	3,572,091	3,789,081

Lease liability, net of current portion	91,158	495,782
Total liabilities	3,663,249	4,284,863

Commitments and contingencies (Note 2, 6, and 7)	-	-

Stockholders’ Equity
Preferred Stock, 4,000,000 shares authorized, par value $0.0001, 0 issued and outstanding	-	-
Series B Convertible Preferred Stock, 5,000 shares authorized, par value $0.0001, 989 and 250 issued and outstanding	-	-
Common stock, 200,000,000 shares authorized, par value $0.0001, 3,501,701 and 1,629,861 issued and outstanding	350	162
Subscription receivable	(6,724)	(6,724)
Additional paid-in capital	69,302,341	59,065,100
Accumulated deficit	(60,066,954)	(52,546,078)
Total stockholders’ equity	9,229,013	6,512,460
Total liabilities and stockholders’ equity	$12,892,262	$10,797,323

See accompanying notes to consolidated financial statements

F-2

JET.AI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues	$1,710,988	$3,917,393	$7,411,526	$10,849,875

Cost of revenues	1,999,395	3,931,279	7,925,747	11,405,113

Gross loss	(288,407)	(13,886)	(514,221)	(555,238)

Operating Expenses:
General and administrative (including stock-based compensation of $175,586, $1,313,358, $1,489,654, and $3,714,404, respectively)	1,408,391	2,746,783	6,307,798	7,956,830
Sales and marketing	300,072	83,310	676,081	632,380
Research and development	39,327	37,959	189,295	107,901
Total operating expenses	1,747,790	2,868,052	7,173,174	8,697,111

Operating loss	(2,036,197)	(2,881,938)	(7,687,395)	(9,252,349)

Other (income) expense:
Interest expense	-	-	-	79,314
Other income	(70,148)	(56)	(166,519)	(176)
Total other (income) expense	(70,148)	(56)	(166,519)	79,138

Loss before provision for income taxes	(1,966,049)	(2,881,882)	(7,520,876)	(9,331,487)

Provision for income taxes	-	-	-	-

Net Loss	$(1,966,049)	$(2,881,882)	$(7,520,876)	$(9,331,487)

Deemed dividend from warrant exchange offer	-	(540,255)	-	(540,255)
Cumulative preferred stock dividends	-	18,708	-	78,163

Net Loss to common stockholders	$(1,966,049)	$(3,440,845)	$(7,520,876)	$(9,949,905)

Weighted average shares outstanding - basic and diluted	3,334,744	78,523	2,659,129	71,791
Net loss per share - basic and diluted	$(0.59)	$(43.82)	$(2.83)	$(138.60)

See accompanying notes to consolidated financial statements

F-3

JET.AI, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(DEFICIT) NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(UNAUDITED)

	Series B Preferred Stock		Common Stock		Subscription	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Equity
Balance at December 31, 2024	250	$-	1,629,861	$162	$(6,724)	$59,065,100	$(52,546,078)	6,512,460
Stock-based compensation	-	-	25,485	3	-	550,933	-	550,936
Issuance of Series B Convertible Preferred Stock upon exercise of warrants	1,100	-	-	-	-	11,000,000	-	11,000,000
Series B Preferred Stock conversion	(50)	-	532,100	53	-	(53)	-	-
Offering costs	-	-	-	-	-	(1,270,000)	-	(1,270,000)
Net loss	-	-	-	-	-	-	(3,169,804)	(3,169,804)
Balance at March 31, 2025 (unaudited)	1,300	$-	2,187,446	$218	$(6,724)	$69,345,980	$(55,715,882)	$13,623,592
Stock-based compensation	-	-	145,000	15	-	763,117	-	763,132
Series B Preferred Stock conversion	(311)	-	929,255	93	-	(93)	-	-
Offering costs	-	-	-	-	-	(675,000)	-	(675,000)
Net loss	-	-	-	-	-	-	(2,385,023)	(2,385,023)
Balance at June 30, 2025 (unaudited)	989	$-	3,261,701	$326	$(6,724)	$69,434,004	$(58,100,905)	$11,326,701
Stock-based compensation	-	-	-	-	-	175,586	-	175,586
Series B Preferred Stock conversion	-	-	240,000	24	-	(24)	-	-
Offering costs	-	-	-	-	-	(307,225)	-	(307,225)
Net loss	-	-	-	-	-	-	(1,966,049)	(1,966,049)
Balance at September 30, 2025 (unaudited)	989	$-	3,501,701	$350	$(6,724)	$69,302,341	$(60,066,954)	$9,229,013

	Series B Preferred Stock		Common Stock		Subscription	Additional Paid-in	Accumulated	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Equity
Balance at December 31, 2023	-	$-	43,353	$4	$(6,724)	$35,343,069	$(39,272,388)	$(3,936,039)
Stock-based compensation	-	-	-	-	-	1,199,318	-	1,199,318
Sale of Series B Convertible Preferred Units	150	-	1,111	-	-	1,500,025	-	1,500,025
Offering costs	-	-	-	-	-	(155,000)	-	(155,000)
Issuance of Common Stock upon exercise of warrants	-	-	6,892	1	-	742,473	-	742,474
Sale of Common Stock for cash	-	-	4,444	-	-	1,110,000	-	1,110,000
Net loss	-	-	-	-	-	-	(3,229,049)	(3,229,049)
Balance at March 31, 2024 (unaudited)	150	$-	55,800	$5	$(6,724)	$39,739,885	$(42,501,437)	$(2,768,271)
Stock-based compensation	-	-	-	-	-	1,201,728	-	1,201,728
Sale of Common Stock for cash	-	-	9,778	1	-	617,278	-	617,279
Net loss	-	-	-	-	-	-	(3,220,556)	(3,220,556)
Balance at June 30, 2024 (unaudited)	150	$-	65,578	$6	$(6,724)	$41,558,891	$(45,721,993)	$(4,169,820)
Stock-based compensation	50	-	889	-	-	1,313,358	-	1,313,358
Issuance of Common Stock for settlement of accounts payable and accrued liabilities	-	-	18,667	2	-	411,670	-	411,672
Issuance of Common Stock from warrant exchange	-	-	53,535	5	-	540,250	(540,255)	-
Series A Preferred Stock conversion	-	-	10,167	1	-	551,987	-	551,988
Offering costs	-	-	-	-	-	(253,433)	-	(253,433)
Net loss	-	-	-	-	-	-	(2,881,882)	(2,881,882)
Balance at September 30, 2024 (unaudited)	200	$-	148,836	$14	$(6,724)	$44,122,723	$(49,144,130)	$(5,028,117)

See accompanying notes to consolidated financial statements

F-4

JET.AI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,520,876)	$(9,331,487)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	1,912	1,920
Amortization of debt discount	-	80,761
Stock-based compensation	1,489,654	3,714,404
Non-cash operating lease costs	403,255	391,665
Changes in operating assets and liabilities:
Accounts receivable	(62,718)	(71,162)
Other current assets and refundable capital contribution	(2,561,815)	111,668
Deferred offering costs	(45,000)	-
Accounts payable	622,963	410,766
Accrued liabilities	24,834	804,947
Deferred revenue	(876,731)	(572,925)
Operating lease liability	(392,680)	(381,090)
Net cash used in operating activities	(8,917,202)	(4,840,533)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances under related party promissory note	(236,790)	-
Purchase of intangible assets	-	(12,922)
Investment in joint venture	(300,000)	-
Deposit on aircraft	(1,650,000)	-
Deposits and other assets	(41,000)	-
Net cash used in investing activities	(2,227,790)	(12,922)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	-	(371,250)
Repayments of related party notes payable	-	(297,500)
Offering costs	(2,252,225)	(236,233)
Proceeds from exercise of common stock warrants	-	742,474
Proceeds from exercise of Series B Convertible Preferred Stock warrants	11,000,000	-
Proceeds from sale of Series B Preferred Stock	-	1,500,025
Proceeds from sale of Common Stock	-	1,727,279
Net cash provided by financing activities	8,747,775	3,064,795

Decrease in cash and cash equivalents	(2,397,217)	(1,788,660)
Cash and cash equivalents, beginning of period	5,872,627	2,100,543
Cash and cash equivalents, end of period	$3,475,410	$311,883

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$79,314
Cash paid for income taxes	$-	$-

Non-cash financing activities:
Issuance of Common Stock for Series A Preferred Stock conversion	$-	$551,988
Issuance of Common Stock for Series B Preferred Stock conversion	$170	$-
Issuance of Common Stock from warrant exchange	$-	$540,255
Issuance of Common Stock for settlement of accounts payable	$-	$239,472
Decrease in prepaid offering costs and accrued liabilities from issuance of common stock	$-	$172,200

See accompanying notes to consolidated financial statements

F-5

JET.AI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Jet.AI Inc., formerly known as Oxbridge Acquisition Corp. (“Jet.AI” or the “Company”), was incorporated as a Cayman Islands exempted company on April 12, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock or share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Jet Token, Inc. was formed on June 4, 2018 in the State of Delaware and is headquartered in Las Vegas, Nevada.

On August 10, 2023, the Company consummated the business combination transaction (“Business Combination”) pursuant to the Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) with OXAC Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“First Merger Sub”), Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Second Merger Sub”), and Jet Token, Inc., a Delaware corporation (“Jet Token”). Pursuant to the terms of the Business Combination Agreement, a business combination between the Company and Jet Token was effected through the merger of First Merger Sub and Jet Token, with Jet Token emerging as the surviving company, followed by a merger between Jet Token and Second Merger Sub, with Second Merger Sub emerging as the surviving company as a wholly owned subsidiary of the Company. In connection with the Business Combination, the Company was domesticated and continues as a Delaware corporation and immediately changed its name to “Jet.AI Inc.”

Following the closing of the Business Combination, the Company’s common stock, par value $0.0001 per share, was listed on the Nasdaq Stock Market LLC under the ticker symbol “JTAI” and Jet Token was determined to be the accounting acquirer in the Business Combination. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Jet Token issuing stock for the net assets of the Company, accompanied by a recapitalization. The Company is now a holding company for several wholly owned subsidiaries, including Second Merger Sub.

To date, the Company, directly and indirectly through its subsidiaries, has principally been involved in (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain aircraft at agreed-upon rates, (iii) the operation of a proprietary booking platform (the “App”), which functions as a prospecting and quoting platform to arrange private jet travel with third-party carriers as well as via the Company’s leased and managed aircraft, (iv) direct chartering of its HondaJet Elite aircraft by Cirrus Aviation Services (“Cirrus”), (v) aircraft brokerage and (vi) service revenue from the monthly management and hourly operation of customer aircraft. In 2025 the Company began transitioning its primary focus to AI data center operations and assets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern and Management Plans

The Company has limited operating history and has incurred losses from operations since inception. These matters raise concern about the Company’s ability to continue as a going concern.

During the next twelve months, the Company intends to fund its operations and obligations with capital from its operations, and proceeds from sales of debt or equity securities. The Company could, if necessary, reduce cash burn to preserve capital. There are no assurances, however, that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, the Company may be required to reduce the near-term scope of its planned development and operations, which could delay implementation of the Company’s business plan and harm its business, financial condition and operating results. The consolidated balance sheets do not include any adjustments that might result from these uncertainties.

F-6

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby the Company is treated as the acquired company and Jet Token is treated as the acquirer (the “Reverse Recapitalization”). Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Jet Token issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded.

Jet Token was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

●	Jet Token’s former stockholders had the greatest voting interest in the combined entity;
●	Jet Token’s former stockholders had the ability to nominate a majority of the initial members of the combined entity board of directors;
●	Jet Token’s senior management is the senior management of the combined entity;
●	Jet Token is the larger entity based on historical operating activity and has the larger employee base; and
●	The post-combination company has assumed a Jet Token branded name: “Jet.AI Inc.”

Unaudited Interim Financial Statements

Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these unaudited consolidated interim financial statements have been included. Such adjustments consist of normal recurring adjustments. The results of operations for the nine months ended September 30, 2025 are not necessarily indicative of the results that may be expected for the full year.

Reverse Stock Split

On November 12, 2024, the Company effected a reverse common stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-225. In addition, the aggregate number of equity-based awards that remain available to be granted under the Company’s equity compensation plans was decreased proportionately and proportionate adjustments were made to the per-share exercise price and the number of shares issuable upon the exercise of outstanding stock options, as applicable, as well as to the number of shares that would be owned upon vesting and settlement of restricted stock units and other equity-based awards, as applicable. Similar proportionate adjustments were also made to the outstanding warrants. No fractional shares were issued as a result of the reverse stock split and any fractional shares resulting from the reverse stock split were rounded down to the nearest number of whole shares so that the Company issued cash in lieu of any fractional shares that such stockholder would have received as a result of the reverse stock split. In accordance with Accounting Standards Codification (“ASC”) 260-10-55-12, the Company has adjusted the number of shares, per-share computations and the computations of basic and diluted loss per share (“EPS”) retroactively for all periods presented in the consolidated financial statements and related notes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Jet.AI Inc. and its wholly owned subsidiaries, Summerlin Aviation LLC, Jet Token Software Inc., Jet Token Management Inc., Galilee LLC, and Galilee 1 SPV LLC. All intercompany accounts and transactions have been eliminated in consolidation.

The consolidated assets, liabilities, and results of operations prior to the Reverse Recapitalization are those of Jet Token. The shares and corresponding capital amounts and losses per share, prior to the Reverse Recapitalization, have been retroactively restated based on shares reflecting the exchange ratio established in the Business Combination.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

F-7

Fair Value of Financial Instruments

Fair value is defined by ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Risks and Uncertainties

The Company has limited operating history and has incurred losses from operations since inception. The Company’s business and operations are sensitive to general business and economic conditions in the United States and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include but are not limited to: changes in the private airline industry, fuel and operating costs, changes to corporate governance best practices for executive flying, general demand for private jet travel, regulations on carbon emissions from aviation, competition and other barriers to entry in the data center industry and market acceptance of the Company’s business model. These adverse conditions could affect the Company’s financial condition and the consolidated results of its operations.

Cash and Cash Equivalents

For purpose of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Included within cash and cash equivalents is restricted cash of $500,000 at September 30, 2025 and December 31, 2024.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the consolidated balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expenses if the offering is not completed.

Other Current Assets

Other current assets include security deposits, which relate primarily to contractual prepayments to third parties for future services, prepaid expenses and customer receivables for additional expenses incurred in their charter trips.

F-8

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. As of September 30, 2025 and December 31, 2024, property and equipment consisted entirely of equipment which is being depreciated over a three-year period.

Internal-Use Software

The Company incurs software development costs to develop software programs to be used solely to meet its internal needs and cloud-based applications used to deliver its services. In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes development costs related to these software applications once a preliminary project stage is complete, funding has been committed, and it is probable that the project will be completed, and the software will be used to perform the function intended. As of September 30, 2025 and December 31, 2024, the Company has capitalized approximately $398,000 of internal software related costs, which is included in intangible assets in the accompanying consolidated balance sheets and was fully amortized as of September 30, 2025 and December 31, 2024.

Investments in Joint Ventures

In January 2023, the Company formed a 50/50 joint venture subsidiary with Great Western Air LLC (dba Cirrus Aviation Services) called 380 Software LLC, a Nevada limited liability company. Costs and profits are to be shared equally between the Company and Cirrus. The Company accounts for these investments using the equity method whereby the initial investment is recorded at cost and subsequently adjusted by the Company’s share of income or loss from the joint venture. There is currently no financial activity or material assets to report for this joint venture beyond this initial investment.

Allowance for Credit Losses

The Company recognizes an expected allowance for credit losses with respect to its accounts receivable. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. Accounts receivable are evaluated individually for impairment. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses. The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in operations or an offset to credit loss expense in the year of recovery, in accordance with the entity’s accounting policy election. No allowance for credit losses was considered necessary at September 30, 2025 and December 31, 2024.

Leases

The Company determines if an arrangement is a lease at inception on an individual contract basis. Operating leases are included in operating lease right-of-use assets, current operating lease liabilities, and non-current operating lease liabilities on the consolidated balance sheets. Operating lease right-of-use assets represent the right to use an underlying asset for the lease term. Operating lease right-of-use assets are recognized at lease commencement date based on the present value of the future minimum lease payments over the lease term. The interest rate implicit in each lease was readily determinable to discount lease payments.

The operating lease right-of-use assets include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Lease terms may include options to extend or terminate the lease. Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating right-of-use asset when they are at the Company’s discretion and considered reasonably certain of being exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company has elected the practical expedient not to recognize leases with an initial term of 12 months or less on the Company’s consolidated balance sheets and lease expense is recognized on a straight-line basis over the term of the short-term lease.

F-9

Impairment of Long-Lived Assets

The Company follows ASC 360-10, Impairment or Disposal of Long-Lived Assets. ASC 360-10 requires that if events or changes in circumstances indicate that the carrying value of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in ASC 360-10 as being held for sale are reflected at the lower of their carrying amount or fair market value, less costs to sell.

Revenue Recognition

In applying the guidance of ASC 606, Revenue from Contracts with Customers, the Company determines revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when, or as, a performance obligation is satisfied.

Revenue is derived from a variety of sources including, but not limited to, (i) fractional/whole aircraft sales, (ii) fractional ownership and jet card programs, (iii) ad hoc charter through the Company’s App and (iv) aircraft management.

Under the fractional ownership program, a customer purchases an ownership share in a jet which guarantees the customer access to the jet for a preset number of hours per year. The fractional ownership program consists of a down payment, one or more progress payments, a payment on delivery, a monthly management fee and an occupied hourly fee. Revenues from the sale of fractional or whole interests in an aircraft are recognized at the time title to the aircraft is transferred to the purchasers, which generally occurs upon delivery or ownership transfer.

The jet card program provides the customer with a preset number of hours of guaranteed private jet access over the agreement term (generally a year) without the larger hourly or capital commitment of purchasing an ownership share. The jet card program consists of a fixed hourly rate for flight hours typically paid 100% up front.

Revenue is recognized upon transfer of control of the Company’s promised services, which generally occurs upon the flight hours being used. Any unused hours for the fractional jet and jet card programs are forfeited at the end of the contract term and are thus immediately recognized as revenue at that time.

Deferred revenue is an obligation to transfer services to a customer for which the Company has already received consideration. Upon receipt of a prepayment from a customer for all or a portion of the transaction price, the Company initially recognizes a contract liability. The contract liability is settled, and revenue is recognized when the Company satisfies its performance obligation to the customer at a future date. As of September 30, 2025 and December 31, 2024, the Company deferred $340,601 and $1,091,235, respectively, related to prepaid flight hours under the jet card program for which the related travel had not yet occurred.

The Company also generates revenues from individual ad hoc charter bookings processed through the Company’s App, whereby the Company sources, negotiates, and arranges travel on a charter basis for a customer based on pre-selected options and pricing provided by the Company to the customer through the App. In addition, Cirrus Aviation Services markets charters on the Company’s aircraft for the Company’s benefit. Deferred revenue with respect to the App was $86,181 and $212,278 as of September 30, 2025 and December 31, 2024, respectively.

F-10

The Company utilizes certificated independent third-party air carriers in the performance of a portion of flights. The Company evaluates whether there is a promise to transfer services to the customer, as the principal, or to arrange for services to be provided by another party, as the agent, using a control model. The nature of the flight services the Company provides to members is similar regardless of which third-party air carrier is involved. The Company directs third-party air carriers to provide an aircraft to a member or customer. Based on evaluation of the control model, it was determined that the Company acts as the principal rather than the agent within all revenue arrangements. Owner charter revenue is recognized for flights where the owner of a managed aircraft sets the price for the trip. The Company records owner charter revenue at the time of flight on a net basis for the margin we receive to operate the aircraft. If the Company has primary responsibility to fulfill the obligation, then the revenue and the associated costs are reported on a gross basis in the consolidated statements of operations. Deferred revenue with respect to the management of aircraft was $16,233 as of September 30, 2025 and December 31, 2024.

The following is a breakout of revenue components by subcategory for the three and nine months ended September 30, 2025 and 2024.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Software App and Cirrus Charter	$642,279	$2,409,742	$3,763,924	$6,391,732
Jet Card and Fractional Programs	184,655	547,186	949,306	1,783,066
Management and Other Services	884,054	960,465	2,698,296	2,675,077
	$1,710,988	$3,917,393	$7,411,526	$10,849,875

Flights

Flights and flight-related services, along with the related costs of the flights, are earned and recognized as revenue at the point in time in which the service is provided. For round-trip flights, revenue is recognized upon arrival at the destination for each flight segment.

Fractional and jet card members pay a fixed quoted amount for flights based on a contractual capped hourly rate. Ad hoc charter customers primarily pay a fixed rate for flights. In addition, flight costs are paid by members through the purchase of dollar-denominated prepaid blocks of flight hours (“Prepaid Blocks”), and other incidental costs such as catering and ground transportation are billed monthly as incurred. Prepaid Blocks are deferred and recognized as revenue when the member completes a flight segment.

Aircraft Management

The Company manages aircraft for owners in exchange for a contractual fee. Revenue associated with the management of aircraft also includes the recovery of owner-incurred expenses including maintenance coordination, cabin crew and pilots, as well as recharging of certain incurred aircraft operating costs and expenses such as maintenance, fuel, landing fees, parking and other related operating costs. The Company passes the recovery and recharge costs back to owners at either cost or a predetermined margin.

Aircraft management-related revenue contains two types of performance obligations. One performance obligation is to provide management services over the contract period. Revenue earned from management services is recognized over the contractual term, on a monthly basis. The second performance obligation is the cost to operate and maintain the aircraft, which is recognized as revenue at the point in time such services are completed.

Aircraft Sales

The Company from time to time acquires aircraft from vendors and various other third-party sellers in the private aviation industry. The Company’s classifies the purchase as aircraft inventory on the consolidated balance sheets. Aircraft inventory is valued at the lower of cost or net realizable value. Sales are recorded on a gross basis within revenues and cost of revenue in the consolidated statements of operations. The Company recorded no aircraft sales for the nine months ended September 30, 2025 and 2024.

F-11

Pass-Through Costs

In applying the guidance of ASC 606, the Company recognizes revenue when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are distinct performance obligations. The Company then assesses whether it is acting as an agent or a principal for each identified performance obligation and includes revenue within the transaction price for third-party costs when the Company determines that it is acting as the principal.

Cost of Sales

The cost of sales expenses includes costs incurred in providing air transportation services, such as chartering third-party aircraft, aircraft lease expenses, pilot training and wages, aircraft fuel, aircraft maintenance, and other aircraft operating expenses, each of which is discussed below.

1.	Chartering Third-Party Aircraft: The cost of chartering third-party aircraft is recorded as a part of the cost of sales expense. These expenses include the fees paid to third-party operators for providing aircraft services on behalf of the Company. Expenses are recognized in the statements of operations in the period when the service is rendered and are reported on an accrual basis.

2.	Aircraft Lease Expenses: Aircraft lease expenses include the cost of leasing aircraft for the Company’s operations. The lease expenses are recognized as an operating expense in the statements of operations over the lease term on a straight-line basis.

3.	Pilot Training and Wages: Pilot training costs are expensed as incurred and are included in the cost of sales expenses. This encompasses expenses related to initial pilot training, recurrent training, and any additional required training programs. Pilot wages, including salaries, bonuses, and benefits, are also recognized as a part of the cost of sales expenses and are reported on an accrual basis.

4.	Aircraft Fuel: The cost of aircraft fuel is recognized as an expense in the cost of sales category based on the actual consumption during flight operations. Fuel costs are recorded in the statements of operations in the period when the fuel is consumed and are reported on an accrual basis.

5.	Aircraft Maintenance: Aircraft maintenance expenses include both routine and non-routine maintenance. Routine maintenance costs are expensed as incurred and are recorded as a part of the cost of sales expense. Non-routine maintenance expenses, such as major repairs and overhauls, are capitalized and amortized over their expected useful life. The amortization expense is included in the cost of sales expense and is recognized in the statements of operations on a straight-line basis over the asset’s useful life.

6.	Other Aircraft Operating Expenses: Other aircraft operating expenses include costs such as insurance, landing fees, navigation charges, and catering services. These expenses are recognized in the statements of operations as part of the cost of sales expenses in the period when they are incurred and are reported on an accrual basis.

F-12

Advertising Costs

The Company expenses the cost of advertising and promoting the Company’s services as incurred. Such amounts are included in sales and marketing expense in the consolidated statements of operations and totaled $676,081 and $632,380 for the nine months ended September 30, 2025 and 2024, respectively.

Research and Development

The Company incurs research and development costs during the process of researching and developing its technologies and future offerings. The Company’s research and development costs consist primarily of payments for third-party software development that is not capitalizable. The Company expenses these costs as incurred until the resulting product has been completed, tested, and made ready for commercial use.

Stock-Based Compensation

The Company accounts for stock awards under ASC 718, Compensation – Stock Compensation. Under ASC 718, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite vesting period or over the nonemployee’s period of providing goods or services. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model.

Income Taxes

The Company applies ASC 740, Income Taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

The Company is subject to tax in the United States and files tax returns in the U.S. Federal jurisdiction and Nevada state jurisdiction. The Company is subject to U.S. Federal, state, and local income tax examinations by tax authorities for all periods since inception. The Company currently is not under examination by any tax authority.

Loss per Common Share

The Company presents basic EPS and diluted EPS on the face of the consolidated statements of operations. Basic EPS is computed as net loss divided by the weighted average number of common shares outstanding for the period. For periods in which the Company incurs a net loss, the effects of potentially dilutive securities would be antidilutive and would be excluded from the diluted EPS calculations. For the nine months ended September 30, 2025 and 2024, there were (i) 22,668 and 21,336 options, (ii) 9,686 warrants to purchase common stock, and (iii) 2,802,113 and 8,032 common shares issuable upon conversion of Series B Convertible Preferred Stock, respectively, excluded.

Concentration of Credit Risk

The Company maintains its cash with several major U.S. financial institutions which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, however, the Company may maintain balances in excess of the federally insured limits.

F-13

Segment Reporting

The Company identifies operating segments as components of the Company for which discrete financial information is available and is regularly reviewed by the chief operating decision maker, or decision-making group, in making decisions regarding resource allocation and performance assessment. The chief operating decision maker is the Interim Chief Executive Officer. The Company determined that as of and through September 30, 2025 the Company operates in a single operating and reportable segment, private aviation services, as the chief operating decision maker reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenue, for purposes of making operating decisions, allocating resources, and assessing performance. All of the Company’s long-lived assets are located in the U.S. and revenue from private aviation services is substantially earned from flights throughout the U.S.

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board issued Accounting Standards Update 2024-03, “Expense Disaggregation Disclosures.” ASU 2024-03 requires disclosure to disaggregate prescribed expenses within relevant statement of operations captions. The standard is effective for fiscal years beginning after December 15, 2026 and for interim periods after December 15, 2027. Early adoption is permitted. The Company is evaluating the impact of the changes to its existing disclosures.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The ASU provides an optional practical expedient for estimating future credit losses based on current conditions as of the balance sheet date and assuming those conditions do not change over the remaining life of the accounts receivable. This standard is effective January 1, 2026. The Company does not expect this ASU to have a material impact on the condensed consolidated results of operations and financial condition.

In September 2025, the FASB issued ASU No. 2025-06, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The ASU removes references to prescriptive software development stages and includes an updated framework for capitalizing internal software costs. This standard is effective January 1, 2028. The Company is currently evaluating this ASU’s impact on the condensed consolidated results of operations and financial condition.

NOTE 3 – OTHER ASSETS

Other assets consisted of the following:

	September 30,	December 31,
	2025	2024
Deposits	$145,811	$104,811
Lease Maintenance Reserve	689,750	689,750
Total Other Assets	$835,561	$794,561

NOTE 4 – NOTES RECEIVABLE

Unsecured Promissory Note

On May 31, 2025, the Company entered into a promissory note with an affiliated entity (the “Maker”). Under the terms of the note, the Company may advance up to $300,000 to the Maker to fund its organizational costs and expenses. The note is unsecured, non-interest-bearing, and is repayable on the earlier of (i) November 30, 2025 or (ii) the consummation of an initial public offering by the Maker, and may be prepaid at any time without penalty. As of September 30, 2025, the Company had advanced $236,790 under this note.

During, 2025, the Maker repaid in full all obligations owed to the Company under the promissory note.

NOTE 5 – NOTES PAYABLE

Bridge Agreement

On September 11, 2023, the Company entered into a binding term sheet (the “Bridge Agreement”) with eight investors whereby the investors purchased senior secured promissory notes (the “Bridge Notes”) from the Company in the aggregate principal amount of $625,000, which included $281,250 from related parties.

The Company received net proceeds from the sale of the Bridge Notes of $500,000, resulting in an original issue discount of $112,500. The notes accrued interest at five percent (5%) per annum and matured on March 11, 2024. The Company recognized a debt discount of $168,250 from the Bridge Notes, of which $90,625 was amortized during the nine months ended September 30, 2024. Interest expense was $79,314 for the nine months ended September 30, 2024.

These notes and accrued interest payable were fully repaid during the nine months ended September 30, 2024.

F-14

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Operating Lease

In November 2021, the Company entered into a leasing arrangement with a third party for an aircraft to be used in the Company’s operations. The lease term is for 60 months, expiring November 2026, and requires monthly lease payments. At any time during the lease term, the Company has the option to purchase the aircraft from the lessor at the aircraft’s fair market value at that time.

The lease agreement also requires the Company to hold a liquidity reserve of $500,000 in a separate bank account as well as a maintenance reserve of approximately $690,000 for the duration of the lease term. The liquidity reserve is held in a bank account owned by the Company. As such, this is classified as restricted cash in the accompanying consolidated balance sheets. The maintenance reserve are funds held by the lessor to be used for reasonable maintenance expenses in excess of those covered by the airframe and engine maintenance programs maintained by the Company. These maintenance programs are designed to fully cover the Company’s aircraft’s maintenance costs, both scheduled and unscheduled, and therefore the Company does not expect these funds will be drawn upon. If funds from the maintenance reserve are expended by the lessor, the Company is required to replenish the maintenance reserve account up to the required reserve amount. Any funds remaining at the end of the Lease term will be returned to the Company. The maintenance reserve is included within deposits and other assets in the accompanying consolidated balance sheets.

Total lease expense for the nine months ended September 30, 2025 and 2024 was $969,188 and $1,022,325, respectively, which is included within cost of revenues in the accompanying statements of operations.

Right-of-use lease assets and lease liabilities for our operating leases was recorded in the consolidated balance sheet as follows:

	September 30,	December 31,
	2025	2024

Operating lease right-of-use asset	$2,576,036	$2,576,036
Accumulated amortization	(1,930,937)	(1,527,682)
Net balance	$645,099	$1,048,354

Lease liability, current portion	$537,491	$525,547
Lease liability, long-term	91,158	495,782
Total operating lease liabilities	$628,649	$1,021,329

As of September 30, 2025, the weighted average remaining lease term was 1.1 years, and the weighted average discount rate was 3%.

As of September 30, 2025, future minimum required lease payments due under the non-cancellable operating lease are as follows:

2025 (three months)	137,250
2026	503,250
Total future minimum lease payments	640,500
Less imputed interest	(11,851)
Maturities of lease liabilities	$628,649

F-15

GEM Share Purchase Agreement

Jet Token executed a Share Purchase Agreement, dated as of August 4, 2022, with GEM Yield LLC SCS and GEM Yield Bahamas Limited (together with GEM Yield LLC SCS, “GEM”), which was automatically assumed by the Company when the Business Combination was effected. The Company has the right to periodically issue and sell to GEM, and GEM has agreed to purchase, up to $40,000,000 aggregate value of shares of the Company’s common stock during the 36-month period following the date of listing on Nasdaq.

No shares of common stock were sold pursuant to this agreement during the nine months ended September 30, 2025.

During the nine months ended September 30, 2024, the Company issued 14,222 shares of common stock pursuant to the agreement for total consideration of $1.7 million.

Pursuant to the Share Purchase Agreement, the Company issued to GEM a warrant (the “GEM Warrant”) granting it the right to purchase up to 9,686 shares of common stock of the Company. The GEM Warrant was issued with an exercise price of $1,935 and a term of three years. The GEM Warrant included an adjustment mechanism, whereby the exercise price is subject to adjustment from time to time. Pursuant to the GEM Warrant, on the first anniversary following the Public Listing Date as defined in the GEM Warrant (the “Adjustment Date”), if all or any portion of the GEM Warrant remained unexercised and the average closing price of the Company’s common stock for the 10 trading days following the Adjustment Date was less than 90% of the then-current exercise price of the warrant (the “Baseline Price”), then the exercise price of the unexercised Warrant Shares that remained exercisable pursuant to the GEM Warrant would be adjusted to 110% of the Baseline Price. Accordingly, the GEM Warrant exercise price was reduced to $9.07 per share as of September 30, 2025.

On August 4, 2022, the Company entered into a Registration Rights Agreement with GEM, obligating the Company to file a registration statement with respect to resales of the shares of common stock issuable to GEM under the Share Purchase Agreement and upon exercise of the GEM Warrant. Because that registration statement was not declared effective by October 23, 2023 (the “Effectiveness Deadline”), the Company was obligated to pay GEM an amount equal to $10,000 for each day following the Effectiveness Deadline until the registration statement was declared effective subject to a $300,000 cap if such delay in the declaration of effectiveness of the registration statement was caused by delays in SEC review of the registration statement or the SEC’s refusal to declare the registration statement effective. The Company has accrued $300,000 as of September 30, 2025 and December 31, 2024 with respect to this agreement.

On October 23, 2023, the Company entered into a warrant amendment agreement retroactively effective as of August 10, 2023 (the “GEM Warrant Amendment”). The GEM Warrant Amendment provides that GEM can elect to limit the exercisability of the GEM Warrant to purchase shares of the Company’s common stock, such that it is not exercisable to the extent that, after giving effect to the exercise, GEM and its affiliates, to the Company’s actual knowledge, would beneficially own in excess of 4.99% of the Company’s common stock outstanding immediately after giving effect to such exercise. On October 23, 2023, GEM provided a notice to the Company electing to have this limit apply to the GEM Warrant effective as of August 10, 2023. GEM may revoke this election notice by providing written notice to the Company of such revocation, which revocation would not be effective until 61 days after such notice is delivered to the Company.

Textron Aircraft Purchase Agreement

On October 31, 2024, the Company entered into an aircraft purchase agreement with Textron Aviation Inc. (“Textron”), for the purchase of three Cessna Citation CJ4 aircraft (the “CJ4 Aircraft”). Under the aircraft purchase agreement, the Company may purchase from Textron specifically configured CJ4 Aircraft at prevailing market rates whereby the aggregate purchase price could be approximately $40.5 million. The aircraft are expected to be delivered in the third and fourth quarter of 2026. The Company made deposits totaling approximately $4.1 million under the purchase agreement through September 30, 2025. No additional deposits are required under this agreement.

December 2024 Engagement Letter

On December 4, 2024, the Company entered into an engagement letter (the “2024 Maxim Engagement Letter”) with Maxim Group LLC (“Maxim”), pursuant to which the Company engaged Maxim to serve as its exclusive financial advisor with respect to one or more potential business combinations involving the Company for a period of seven months. Pursuant to the 2024 Maxim Engagement Letter, the Company agreed to pay Maxim a non-refundable stock fee of 25,000 shares (the “Retainer”) which were issued upon execution of the engagement letter.

F-16

If the Company consummates certain transactions, then Maxim is due a fee (the “Success Fee”) of $500,000 upon the closing of the transaction. In the event that the Company enters into an agreement with respect to a transaction during the term of the 2024 Maxim Engagement Letter that is subsequently terminated, and the Company becomes entitled to a break-up, termination, topping, expense reimbursement or similar fee or payment (including any judgment for damages or amount in settlement of any dispute as a result of such termination, or any profit on any stock acquired from, or stock option granted by, any party to such transaction), a fee (the “Break-up Fee”) equal to 25% of all such amounts will be payable to Maxim promptly upon receipt of such amounts by the Company. In addition to the Retainer, Success Fee and Break-up Fee payable pursuant to the 2024 Maxim Engagement Letter, and regardless of whether any transaction is proposed or consummated, the Company will reimburse Maxim for certain out of pocket expenses incurred under the 2024 Maxim Engagement Letter.

February 2025 Engagement Letter

On February 25, 2025, the Company entered into an engagement letter (the “2025 Maxim Engagement Letter”) with Maxim, pursuant to which the Company engaged Maxim to serve as its exclusive financial advisor with respect to a spin-out transaction. Pursuant to the 2025 Maxim Engagement Letter, the Company agreed to pay Maxim a non-refundable stock fee of 25,000 shares of common stock which were issued upon execution of the 2025 Maxim Engagement Letter. If the Company consummates a spin-out transaction, then Maxim will receive a success fee of $500,000 upon closing. The Company also agreed to reimburse Maxim for certain expenses pursuant to the 2025 Maxim Engagement Letter.

On May 16, 2025, the Company entered into an amendment to the 2025 Maxim Engagement Letter. Pursuant to the amendment, in the event the Company executes, on a one-time basis, both a Joint Venture Agreement and a related Contribution Agreement with any counterparty in connection with a spin-out, joint venture, or similar transaction, the Company shall issue to Maxim an additional 125,000 shares of common stock. The amendment further provides that no additional shares shall be issued to Maxim in connection with any subsequent or additional transactions of a similar nature.

During the nine months ended September 30, 2025, the Company issued 150,000 shares of common stock pursuant to the 2025 Maxim Engagement Letter. The shares were recorded to General and Administrative expenses as stock-based compensation based on the fair value of the shares of approximately $625,000.

Joint Venture Agreement

On June 26, 2025, the Company entered into a Joint Venture Agreement (the “JV Agreement”) with Consensus Core Technologies Inc., a British Columbia corporation (“Consensus Core”), pursuant to which the parties agreed to collaborate in developing data centers. The JV Agreement provided certain terms of the joint venture, including: (i) the parties would enter into a Contribution Agreement (the “Contribution Agreement”) with a joint venture limited liability company (a “JVLLC”) outlining the full terms of the joint venture; (ii) the JVLLC would be organized under the laws of the State of Delaware prior to any initial closing under the Contribution Agreement, which would initially be wholly owned by Consensus Core; and (iii) the JVLLC would establish separate subsidiaries for each data center project to be contributed to the joint venture.

Contribution Agreement

On July 2, 2025, the Company entered into a Contribution Agreement with Consensus Core and Convergence Compute LLC, a Delaware limited liability company (“Convergence Compute”), pursuant to which the Company contributed $300,000 to Convergence Compute in the first closing of the transactions contemplated by the JV Agreement. As consideration for its initial contribution, the Company acquired a 0.5% equity interest in Convergence Compute. Upon the completion of certain data center project milestones, each of the Company and Consensus Core will make additional contributions to Convergence Compute and will receive additional equity interests in Convergence Compute and its subsidiaries.

Pursuant to the Contribution Agreement, the Company will contribute up to an aggregate $20 million to Convergence Compute in five tranches, with the obligation to deliver each tranche tied to specific project development milestones identified in the Contribution Agreement. Consensus Core will contribute 100% of the equity interests of the Midwest data center project to Convergence Compute at the second closing under the Contribution Agreement and will contribute 100% of the equity interests of the Maritime data center project to Convergence Compute at the third closing under the Contribution Agreement. In consideration for such contributions, the Company and Consensus Core will each receive a 17.5% equity interest in the Midwest project upon the second closing and a 17.5% equity interest in the Maritime project upon the third closing. The Company will also receive an additional 0.5% equity interest in Convergence Compute upon each additional closing, for an aggregate equity interest of up to 2.5% if all five tranches are consummated.

F-17

NOTE 7 – STOCKHOLDERS’ EQUITY

Common Stock and Preferred Stock

Under the Amended and Restated Certificate of Incorporation of the Company, as amended, the Company is authorized to issue up to 204,000,000 shares, consisting of two classes: 200,000,000 shares of common stock, $0.0001 par value per share, and 4,000,000 shares of preferred stock, $0.0001 par value per share, of which 5,000 shares of preferred stock have been designated as Series B Convertible Preferred Stock, par value $0.0001 (“Series B Preferred Stock”). As of September 30, 2025, there were no issued and outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock, and 989 issued and outstanding shares of Series B Preferred Stock.

Warrant Exchange

On July 30, 2024, the Company completed an exchange offer relating to its previously outstanding Redeemable Warrants, Merger Consideration Warrants, and private placement warrants (the “Private Placement Warrants”), whereby the holders of the Redeemable Warrants and Private Placement Warrants were offered 0.3054 shares of common stock, and holders of Merger Consideration Warrants were offered 1.0133 shares of common stock, in exchange for each outstanding warrant tendered (the “Warrant Exchange Offer”). In connection with the closing of the Warrant Exchange Offer, a total of 42,597 shares of common stock were issued in exchange for 87,644 warrants. Pursuant to an amendment to the warrant agreement with respect to each class of warrants approved by the holders in connection with the Warrant Exchange Offer, on September 9, 2024, the 14,764 outstanding warrants that were not tendered in the exchange were exchanged for 10,939 shares of common stock. There were no Redeemable Warrants, Merger Consideration Warrants, or Private Placement Warrants outstanding as of September 30, 2024.

As a result of these transactions, the Company recognized a deemed dividend of $540,255 from the excess of the fair value of the common stock over the fair value of the warrants immediately prior to the exchange.

flyExclusive Transaction

On February 13, 2025, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with flyExclusive, Inc. (“flyExclusive”), FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive (“Merger Sub”), and Jet.AI SpinCo, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”). Pursuant to the Merger Agreement, (i) as a condition to closing on the Merger Agreement, the Company will distribute all of the shares of SpinCo, on a pro rata basis, to the Company’s stockholders and (ii) Merger Sub will merge with and into SpinCo (the “Merger” and, together with the Distribution and all other transactions contemplated under the Merger Agreement, the “Transactions”) with SpinCo surviving the Merger as a wholly owned subsidiary of flyExclusive.

In connection with executing the Merger Agreement, the Company, SpinCo, and flyExclusive entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) pursuant to which the Company will transfer the business, operations, services and activities of the Company’s jet charter business to SpinCo. Upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, the Company will distribute all of the shares of common stock of SpinCo (“SpinCo Common Stock”) to the Company’s stockholders on a pro rata basis as set forth in the Separation and Distribution Agreement (the “Distribution”). As such, the Company will no longer operate a jet charter business as of consummation of the Distribution. There will be no change to the Company’s board of directors or executive officers as a result of the Transactions.

F-18

Upon closing of the Merger, the holders of SpinCo Common Stock will have their SpinCo Common Stock converted on a pro rata basis into the right to receive shares of Class A common stock of flyExclusive (“flyExclusive Common Stock”), based on an exchange ratio equal to the quotient of (i) the “Initial Purchase Price” divided by the volume weighted average closing sale price of the flyExclusive Common Stock as reported on NYSE American for a period of 30 consecutive trading days ending on the trading day three trading days prior to the day of closing of the Merger (the “Merger Consideration Shares”), divided by (ii) the total outstanding shares of SpinCo Common Stock. The “Initial Purchase Price” is an amount equal to the product of (x) SpinCo’s estimated net cash, multiplied by certain premium percentages depending on SpinCo’s estimated net cash upon closing of the Merger. The number of Merger Consideration Shares that holders of SpinCo Common Stock will receive is subject to adjustment, depending on, among other things, the actual amount of SpinCo’s net cash at closing of the Merger. The Company’s stockholders will continue to own and hold their existing shares of the Company’s common stock as of closing of the Merger.

On May 6, 2025, the parties entered into an Amended and Restated Agreement and Plan of Merger and Reorganization (the “Amended Merger Agreement”), which amends, restates, replaces, and supersedes the original Merger Agreement. Under the Amended Merger Agreement, 80% of the Merger Consideration Shares will be issued upon the closing, and 20% of the Merger Consideration Shares will be held in reserve by flyExclusive until a final post-closing purchase price is determined. Once the final post-closing purchase price is determined, flyExclusive will only issue additional Merger Consideration Shares from the reserve on a dollar for dollar basis up to the lesser of the final purchase price and the initial purchase price.

The Amended Merger Agreement requires the Company to execute a new securities purchase agreement with a third-party investor, pursuant to which the Company will issue the investor a warrant to purchase up to $50 million worth of shares of a newly designated series of preferred stock.

On October 10, 2025, the parties further entered into an amendment to the Amended Merger Agreement, to extend the deadline for the closing of the proposed merger transaction from October 31, 2025 to December 31, 2025. All other terms of the Amended Merger Agreement remain in full force and effect.

The Transactions are subject to shareholder approval and are expected to close during the first quarter of 2026.

Series B Convertible Preferred Stock Securities Purchase Agreement

On March 28, 2024, the Company entered into a Securities Purchase Agreement (the “Series B Securities Purchase Agreement”) with Ionic Ventures, LLC (“Ionic”) for a private placement, which closed on March 29, 2024. Pursuant to the Series B Securities Purchase Agreement the Company sold 150 shares of Series B Preferred Stock, a warrant to purchase up to 1,500 shares of Series B Preferred Stock with an exercise price of $10,000 per share, and 1,111 shares of Jet.AI common stock for net proceeds of $1,345,025 after deducting offering costs of $155,000.

Each share of Series B Preferred Stock is convertible into a number of shares of Jet.AI common stock, subject to certain limitations, including a beneficial ownership limitation of 4.99% (calculated in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934), which can be adjusted to a beneficial ownership limitation of 9.99% upon 61 days prior written notice by Ionic.

Subject to the limitations set forth in the preceding paragraph and provided there is an effective registration statement covering Ionic’s resale of the Jet.AI common stock underlying the Series B Preferred Stock, shares of Series B Preferred Stock will automatically convert into shares of Jet.AI common stock on or prior to the tenth trading day after the issuance date of such shares of Series B Preferred Stock. The number of shares of common stock issuable upon conversion of a share of Series B Preferred Stock is calculated by dividing the conversion amount per share of Series B Preferred Stock by the then conversion price. The conversion amount is equal to the stated value of the shares of Series B Preferred Stock, which is $10,000, plus any additional amounts and late charges calculated in accordance with the Certificate of Designations of the Series B Convertible Preferred Stock. The conversion price is equal to 90% (or, in the case of a delisting, 80%) of the lowest daily volume weighted average price of Common Stock over a period beginning on the trading day after the Company delivers shares of common stock upon such conversion to Ionic and ending on the trading day on which the aggregate dollar trading volume of our common stock exceeds seven times the applicable conversion amount, subject to a five trading day minimum period for such calculation, and subject to certain adjustments.

F-19

If certain defined “triggering events” defined in the Certificate of Designations occur, such as a breach of the Registration Rights Agreement entered into by the Company and Ionic on March 29, 2024, suspension of trading, or the Company’s failure to convert the Series B Preferred Stock into common stock when a conversion right is exercised, then the Company may be required to redeem the Series B Preferred Stock for cash at 110% of the stated value.

In connection with the transactions under the Series B Securities Purchase Agreement, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim. Pursuant to the terms of the Placement Agency Agreement, the Company agreed to pay Maxim a cash fee equal to 7% of the aggregate gross proceeds raised under the Series B Securities Purchase Agreement. From time to time as the Company has issued additional securities under the Series B Securities Purchase Agreement, the Company is obligated to pay Maxim cash fees of up to $1,050,000.

In January and February 2025, the Company issued 1,100 shares of Series B Preferred Stock from the exercise of 1,100 Series B Preferred Stock warrants for gross proceeds of $11,000,000 before deducting offering costs of $770,000. As a result of these exercises, there were no remaining Series B Preferred Stock warrants outstanding as of September 30, 2025.

During the nine months ended September 30, 2025, the Company issued 1,701,355 shares of common stock for the conversion of 361 shares of Series B Preferred Stock.

Regulation A Offerings

In June 2021, the Company undertook a Regulation A, Tier 2 offering for which it was selling up to shares of 4,012 non-voting common stock at $5,400 per share for a maximum of $21,880,000. During the year ended December 31, 2023, the Company issued an additional 293 shares of non-voting common stock under the Regulation A, Tier 2 campaign for aggregate gross proceeds of $1,598,630, with $6,724 of these proceeds pending release from escrow at September 30, 2025.

Share Repurchase Program

On November 13, 2024, the Company’s Board of Directors authorized and approved a share repurchase program (the “Share Repurchase Program”) pursuant to which the Company may repurchase up to $2 million of the Company’s outstanding shares of common stock from time to time through December 31, 2025. The Company may buy back its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, pursuant to Rule 10b-18 of the Securities Exchange Act of 1934, and federal and state laws governing such transactions, through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, purchases through 10b5-1 trading plans, or by any combination of such methods. The Share Repurchase Program does not oblige the Company to acquire any specific number of shares and may be modified, discontinued, or suspended at any time. As of September 30, 2025, no shares had been repurchased under the Share Repurchase Program.

Stock Options

In connection with the Business Combination, the Company adopted the 2023 Omnibus Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. The 2023 Plan is a continuation of the Jet.AI Inc. 2018 Stock Option and Grant Plan (the “2018 Plan”) and the Jet Token Inc. 2021 Stock Plan (the “2021 Plan”), which were assumed from Jet Token and amended, restated and re-named into the form of the 2023 Plan effective as of the consummation of the Business Combination. In September 2024, the 2023 Plan was amended to increase the number of shares of common stock authorized under the 2023 Plan to 10,933 shares and to eliminate the automatic share replenishment provision. As of September 30, 2025, the total number of shares reserved for issuance under the 2023 Plan was 10,933 shares. The 2023 Plan is administered by the Company’s Board of Directors and expires ten years after adoption, unless terminated by the Board.

F-20

On June 4, 2018, the Company’s Board of Directors adopted the 2018 Plan. The 2018 Plan provides for the grant of equity awards to employees, non-employee directors and consultants, to purchase shares of common stock. As of September 30, 2025, the total number of shares reserved for issuance under the 2018 Plan was 10,301. The 2018 Plan is administered by the Board.

In August 2021, the Board adopted the 2021 Plan. The 2021 plan provides for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. Up to 688 shares of common stock may be issued pursuant to awards granted under the 2021 Plan. During the year ended December 31, 2022, the 2021 Plan was amended to increase the number of shares of common stock authorized under the 2021 Plan to 2,063. In the event that shares of common stock subject to outstanding options or other securities under the Company’s 2018 Plan expire or become exercisable in accordance with their terms, such shares shall be automatically transferred to the 2021 Plan and added to the number of shares then available for issuance under the 2021 Plan. The 2021 Plan is administered by the Board and expires ten years after adoption, unless terminated by the Board.

During the nine months ended September 30, 2024, the Company granted a total of 5,068 stock options to purchase common stock and 486 restricted stock units to various employees, advisors and consultants. The options have a ten-year life and an exercise price of $24.35. Approximately 3,958 of the options were immediately vested on the grant date, while the remaining options vest in monthly tranches over a three-year period. The options had a grant date fair value of approximately $90,000, which will be recognized over the vesting period. The 486 restricted stock units were immediately vested on the grant date.

There were no stock options granted during the nine months ended September 30, 2025.

During the nine months ended September 30, 2025 and 2024, stock-based compensation expense of $1,489,654 and $3,714,404, respectively, was recognized for the vesting of these options, as well as for payments to certain vendors. As of September 30, 2025, there was approximately $328,000 in unrecognized stock-based compensation, which will be recognized through September 2027.

A summary of our stock option activity for the nine months ended September 30, 2025 and 2024, is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted average Remaining Contractual Term
Outstanding at December 31, 2023	16,268	$1,381.64	7.37
Granted	5,068	24.00	10.00
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at September 30, 2024	21,336	$1,059.16	7.42

	Number of Shares	Weighted Average Exercise Price	Weighted average Remaining Contractual Term
Outstanding at December 31, 2024	22,668	$998.26	7.32
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at September 30, 2025	22,668	$998.26	6.57

Exercisable at September 30, 2025	20,490	$1,107.62	6.30

Warrants

The number of outstanding warrants issued by the Company as of September 30, 2025 is as follows:

Warrant	Expiration Date Date	Exercise Price	Number Outstanding
GEM Common Stock Warrants	8/11/2026	$9.07	9,686
Total			9,686

F-21

NOTE 8 – RELATED PARTY TRANSACTIONS

Promissory Note

See Note 4 for a discussion of the related party promissory note receivable entered into with an affiliated entity in May 2025.

Refundable Capital Contribution

During the quarter ended September 30, 2025, the Company made capital contributions of $2,660,000 to AIIA Sponsor Ltd. (“Sponsor”), which serves as the sponsor of AI Infrastructure Acquisition, Corp. (“AIIA”), in exchange for ordinary shares and preference shares of Sponsor. AIIA a special purpose acquisition company that after completing its initial public offering intends to focus on opportunities with companies and/or strategic assets in high-impact private technology companies advancing artificial intelligence and machine learning capabilities, as well as those involved in building, operating, or enabling next-generation data center infrastructure. Sponsor was founded and organized by certain of the Company’s executive officers and directors, who also serve as officers or directors of AIIA, with capital commitments from Sponsor’s founders and the Company. The Company’s contribution represented a 49.9% interest in the Sponsor and was refundable in full if the AIIA offering was not successfully completed by October 31, 2025.

The offering closed on October 6, 2025. Refer to further disclosure in Note 11.

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of the Company’s financial instruments, which consist of cash and cash equivalents, accounts receivable, notes receivable, accounts payable, and notes payable approximate fair value due to their short-term nature.

NOTE 10 – DEFERRED REVENUE

Changes in deferred revenue for the nine months ended September 30, 2025 were as follows:

Deferred revenue as of December 31, 2024	$1,319,746
Amounts deferred during the period	1,815,814
Revenue recognized from amounts included in the deferred revenue beginning balance	(1,303,513)
Revenue from current year sales	(1,389,032)
Deferred revenue as of September 30, 2025	$443,015

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after September 30, 2025 through November 12, 2025, the date of these consolidated financial statements were available to be issued, and noted no additional events requiring recognition for disclosure, except as identified below.

Promissory Note

During October, the Maker repaid in full all obligations owed to the Company evidenced by promissory note identified in Note 4.

F-22

Interest in Sponsor and AIIA Initial Public Offering

On October 6, 2025, AIIA announced the closing of an initial public offering of units (“Units”). In the initial public offering, AIIA sold an aggregate of 13,800,000 Units at a price of $10.00 per unit, resulting in total gross proceeds of $138,000,000. Each Unit consisted of one Class A ordinary share and one right, with each right entitling the holder thereof to receive one-fifth (1/5) of a Class A ordinary share of AIIA upon consummation of an initial business combination.

In connection with AIIA initial public offering, Sponsor purchased from AIIA, simultaneous with the closing of the initial public offering, an aggregate of 269,000 Units at a price of $10.00 per unit ($2,690,000 in the aggregate) in a private placement (the “Private Placement Units”). Each Private Placement Unit consisted of one Class A ordinary share and one right, with each right entitling the holder thereof to receive one-fifth (1/5) of a Class A ordinary share of AIIA upon consummation of an initial business combination.

At the close of the offering, Sponsor held 4,600,000 shares of the Class B ordinary shares of AIIA, representing 25% of the outstanding shares of AIIA (the “Class B Shares”). In addition, the Sponsor held 269,000 units comprising of 269,000 Class A ordinary shares and 269,000 rights.

In connection with the organization of Sponsor, Jet.AI owns approximately 49.9% of the ordinary shares and preferred shares, respectively, of the Sponsor (the “Sponsor Equity Interest”). The Company’s executive officers will be AIIA’s management team. The preferred shares of Sponsor are nonvoting shares and generally entitle the holders thereof to receive the net proceeds, if any, received by Sponsor from the sale, exchange, or disposition of the 269,000 rights or the shares issuable upon the exercise thereof, and the ordinary shares of Sponsor (which are voting shares in Sponsor) will generally be equivalent to the value of the 4,600,000 Class B Shares and 269,000Class A shares of AIIA held by Sponsor.

On October 6, 2025, in conjunction with the closing of AIIA offering, the Company held an aggregate of 2,426,901 ordinary shares and 131,501 preferred shares of Sponsor.

F-23

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Jet.AI Inc.

Las Vegas, Nevada:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Jet.AI Inc. (the “Company”), as of December 31, 2024 and 2023 and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended and the related notes and consolidated financial statement schedules (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

F-24

To the Shareholders and the Board of Directors

Jet.AI Inc.

Page Two

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

HACKER, JOHNSON & SMITH PA

We have served as the Company’s auditor since 2023.

Tampa, Florida

March 26, 2025

F-25

JET.AI INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$5,872,627	$2,100,543
Accounts receivable	132,230	96,539
Other current assets	357,751	190,071
Prepaid offering costs	-	800,000
Total current assets	6,362,608	3,187,153

Property and equipment, net	5,055	7,604
Intangible assets, net	86,745	73,831
Right-of-use lease asset	1,048,354	1,572,489
Investment in joint venture	100,000	100,000
Deposit on aircraft	2,400,000	-
Deposits and other assets	794,561	798,111
Total assets	$10,797,323	$5,739,188

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$280,450	$1,656,965
Accrued liabilities	1,663,338	2,417,115
Deferred revenue	1,319,746	1,779,794
Operating lease liability	525,547	510,034
Note payable, net	-	321,843
Notes payable - related party, net	-	266,146
Total current liabilities	3,789,081	6,951,897

Lease liability, net of current portion	495,782	1,021,330
Redeemable preferred stock	-	1,702,000
Total liabilities	4,284,863	9,675,227

Commitments and contingencies (Notes 2, 5, and 11)	-	-

Stockholders’ Equity (Deficit)
Preferred Stock, 4,000,000 shares authorized, par value $0.0001, 0 issued and outstanding	-	-
Series B Convertible Preferred Stock, 5,000 shares authorized, par value $0.0001,250 and 0 issued and outstanding	-	-
Common stock, 200,000,000 shares authorized, par value $0.0001, 1,629,861 and 43,353 issued and outstanding	162	4
Subscription receivable	(6,724)	(6,724)
Additional paid-in capital	59,065,100	35,343,069
Accumulated deficit	(52,546,078)	(39,272,388)
Total stockholders’ equity (deficit)	6,512,460	(3,936,039)
Total liabilities and stockholders’ equity (deficit)	$10,797,323	$5,739,188

See accompanying notes to consolidated financial statements

F-26

JET.AI INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2024	2023

Revenues	$14,022,628	$12,214,556

Cost of revenues	14,987,245	12,393,089

Gross loss	(964,617)	(178,533)

Operating Expenses:
General and administrative (including stock-based compensation of $4,287,236, and $6,645,891, respectively)	10,752,048	11,597,173
Sales and marketing	687,785	573,881
Research and development	162,152	160,858
Total operating expenses	11,601,985	12,331,912

Operating loss	(12,566,602)	(12,510,445)

Other expense (income):
Interest expense	167,054	103,615
Other income	(221)	(116)
Total other expense	166,833	103,499

Loss before provision for income taxes	(12,733,435)	(12,613,944)

Provision for income taxes	-	2,464

Net Loss	$(12,733,435)	$(12,616,408)

Deemed dividend from warrant exchange offer	(540,255)	-
Cumulative preferred stock dividends	(109,303)	(46,587)

Net Loss to common stockholders	$(13,382,993)	$(12,662,995)

Weighted average shares outstanding - basic and diluted	279,201	28,119
Net loss per share - basic and diluted	$(47.93)	$(450.34)

See accompanying notes to consolidated financial statements

F-27

JET.AI INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series B Preferred Stock		Common Stock		Subscription	Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	(Deficit)
Balance at December 31, 2022	-	-	19,799	2	(15,544)	27,407,815	(26,655,980)	736,293
Stock-based compensation	-	-	662	-	-	6,645,891	-	6,645,891
Sale of Common Stock for cash	-	-	293	-	(86,370)	1,598,630	-	1,512,260
Receipt of subscription receivable	-	-	-	-	95,190	-	-	95,190
Offering costs	-	-	-	-	-	(437,665)	-	(437,665)
Recapitalization	-	-	19,977	2	-	(2,128,547)	-	(2,128,545)
Issuance of Common Stock upon exercise of warrants	-	-	400	-	-	1,035,000	-	1,035,000
Issuance of Common Stock pursuant to Forward Purchase Agreement	-	-	2,222	-	-	1,221,945	-	1,221,945
Net loss	-	-	-	-	-	-	(12,616,408)	(12,616,408)
Balance at December 31, 2023	-	$-	43,353	$4	$(6,724)	$35,343,069	$(39,272,388)	$(3,936,039)
Stock-based compensation	50	-	25,889	3	-	4,287,233	-	4,287,236
Sale of Common Stock for cash	-	-	976,372	97	-	11,849,909	-	11,850,006
Issuance of Common Stock for settlement of accounts payable and accrued liabilities	-	-	162,481	16	-	2,916,882	-	2,916,898
Issuance of Common Stock from warrant exchange	-	-	53,528	5	-	540,250	(540,255)	-
Issuance of Common Stock upon exercise of warrants	-	-	6,891	1	-	742,473	-	742,474
Series A Preferred Stock conversion	-	-	10,166	1	-	550,999	-	551,000
Sale of Series B Convertible Preferred Units	150	-	1,111	-	-	1,500,025	-	1,500,025
Issuance of Series B Preferred Stock upon exercise of warrants	400	-	-	-	-	4,000,000	-	4,000,000
Series B Preferred Stock conversion	(350)	-	293,184	29	-	(29)	-	-
Offering costs	-	-	56,886	6	-	(2,665,711)	-	(2,665,705)
Net loss	-	-	-	-	-	-	(12,733,435)	(12,733,435)
Balance at December 31, 2024	250	$-	1,629,861	$162	$(6,724)	$59,065,100	$(52,546,078)	$6,512,460

See accompanying notes to consolidated financial statements

F-28

JET.AI INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,733,435)	$(12,616,408)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	2,557	135,251
Amortization of debt discount	80,761	87,989
Stock-based compensation	4,287,236	6,645,891
Non-cash operating lease costs	524,135	509,079
Changes in operating assets and liabilities:
Accounts receivable	(35,691)	(96,539)
Other current assets	(167,680)	167,790
Accounts payable	740,383	366,594
Accrued liabilities	46,223	665,426
Deferred revenue	(460,048)	846,433
Operating lease liability	(510,035)	(494,979)
Net cash used in operating activities	(8,225,594)	(3,783,473)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(4,339)
Purchase of intangible assets	(12,922)	(51,524)
Investment in joint venture	-	(100,000)
Deposit on aircraft	(2,400,000)	-
Deposits and other assets	3,550	(35,135)
Net cash used in investing activities	(2,409,372)	(190,998)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable, net of discount	-	275,000
Proceeds from related party notes payable, net of discount	-	225,000
Repayments of notes payable	(371,250)	-
Repayments of related party notes payable	(297,500)	-
Redemption of Series A and Series A-1 Preferred Stock	(1,151,000)	-
Offering costs	(1,865,705)	(437,665)
Proceeds from exercise of common stock warrants	742,474	1,035,000
Proceeds from exercise of Series B Preferred Stock warrants	4,000,000	-
Proceeds from sale of Series B Preferred Stock	1,500,025	-
Proceeds from sale of Common Stock	11,850,006	2,829,395
Proceeds from business combination	-	620,893
Net cash provided by financing activities	14,407,050	4,547,623

Increase in cash and cash equivalents	3,772,084	573,152
Cash and cash equivalents, beginning of year	2,100,543	1,527,391
Cash and cash equivalents, end of year	$5,872,627	$2,100,543

Supplemental disclosures of cash flow information:
Cash paid for interest	$167,054	$-
Cash paid for income taxes	$-	$2,464

Non cash financing activities:
Issuance of Common Stock for settlement of accounts payable	$2,116,898	$-
Issuance of Common Stock from warrant exchange	$540,255	$-
Issuance of Common Stock for Series A Preferred Stock conversion	$551,000	$-
Issuance of Common Stock for Series B Preferred Stock conversion	$29	$-
Issuance of Common Stock for offering costs	$175,500	$-
Decrease in prepaid offering costs and accrued liabilities from issuance of common stock	$800,000	$-
Subscription receivable from sale of Common Stock	$-	$86,370
Increase in accounts payable due to Business Combination	$-	$1,047,438
Increase in redeemable preferred stock due to Business Combination	$-	$1,702,000
Increase in prepaid offering costs and accounts payable	$-	$800,000
Discounts issued with notes payable	$-	$168,750

See accompanying notes to consolidated financial statements

F-29

JET.AI INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Oxbridge Acquisition Corp. (“Oxbridge”) was incorporated as a Cayman Islands exempted company on April 12, 2021. Oxbridge was incorporated for the purpose of effecting a merger, capital stock or share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Jet Token Inc. was formed on June 4, 2018 (“Inception”) in the State of Delaware and is headquartered in Las Vegas, Nevada.

On August 10, 2023 (the “Closing Date”), Oxbridge consummated the business combination transaction (“Business Combination”) pursuant to the Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) with OXAC Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Oxbridge (“First Merger Sub”), Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct wholly owned subsidiary of Oxbridge (“Second Merger Sub”), and Jet Token, Inc., a Delaware corporation (“Jet Token”). Pursuant to the terms of the Business Combination Agreement, a business combination between Oxbridge and Jet Token was effected through the merger of First Merger Sub and Jet Token, with Jet Token emerging as the surviving company, followed by a merger between Jet Token and Second Merger Sub, with Second Merger Sub emerging as the surviving company as a wholly owned subsidiary of Oxbridge. In connection with the finalization of the Business Combination on August 10, 2023, the Company was domesticated and continues as a Delaware corporation (the “Domestication”) and immediately changed its name to Jet.AI, Inc. (“Jet.AI” or the “Company”). Following the Business Combination, the Company has one class of common stock, par value $0.0001 per share, which was then listed on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “JTAI”. The Company also had two forms of publicly traded warrants, being its five-year redeemable warrants (the “Redeemable Warrants”) issued in connection with the Company’s initial public offering and its ten-year merger consideration warrants (the “Merger Consideration Warrants”) issued in connection with the Business Combination. The Redeemable Warrants and the Merger Consideration Warrants at the Closing Date were listed on Nasdaq under the ticker symbols “JTAIW” and “JTAIZ,” respectively.

Following the closing of the Business Combination, the Company owns, directly or indirectly, all of the issued and outstanding equity interests in Second Merger Sub and its subsidiaries, and the stockholders of Jet Token as of immediately prior to the effective time of the First Merger (the “Jet Token Stockholders”) hold a portion of the Company’s common stock, par value $0.0001 per share (the “Jet.AI Common Stock”).

As a result of and upon the effective time of the Domestication: (a) each then issued and outstanding Class A Ordinary Share of Oxbridge was converted automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (b) each then issued and outstanding Class B Ordinary Share of Oxbridge was converted automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (c) each then issued and outstanding Oxbridge Warrant was converted automatically into a warrant to purchase one share of Jet.AI Common Stock pursuant to the Warrant Agreement (“Jet.AI Warrant”); and (d) each then issued and outstanding Oxbridge Unit was converted automatically into a Jet.AI Unit, each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant.

At the effective time of the Business Combination (the “Effective Time”), (i) each outstanding share of Jet Token Common Stock, including each share of Jet Token Preferred Stock that was converted into shares of Jet Token Common Stock immediately prior to the Effective Time, was cancelled and automatically converted into the right to receive (x) the number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio of 0.03094529, and (y) the number of “Merger Consideration Warrants” equal to the Warrant Exchange Ratio of 0.04924242; (ii) each Jet Token Option, whether or not exercisable and whether or not vested, that was outstanding immediately prior to the Effective Time was automatically converted into an option to purchase a number of Jet.AI Options based on the Option Exchange Ratio (determined in accordance with the Business Combination Agreement and as further described in the Proxy Statement); (iii) each Jet Token Warrant issued and outstanding immediately prior to the Effective Time was automatically converted into a warrant to acquire (x) a number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio and (y) a number of Merger Consideration Warrants equal to the Warrant Exchange Ratio; and (iv) each Jet Token RSU Award that was outstanding immediately prior to the Effective Time was converted into a Jet.AI RSU Award with respect to a number of RSUs based on the applicable exchange ratio as determined in accordance with the Business Combination Agreement.

F-30

The Company, directly and indirectly through its subsidiaries, is principally involved in (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain of the Company’s and other’s aircraft at agreed-upon rates, (iii) the operation of a proprietary booking platform (the “App”), which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as via the Company’s leased and managed aircraft, (iv) direct chartering of its HondaJet aircraft by Cirrus, (v) aircraft brokerage and (vi) service revenue from the monthly management and hourly operation of customer aircraft.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern and Management Plans

The Company has limited operating history and has incurred losses from operations since Inception. These matters raise concern about the Company’s ability to continue as a going concern.

During the next twelve months, the Company intends to fund its operations with capital from its operations, drawdowns under its Share Purchase Agreement with GEM Yield LLC SCS and GEM Yield Bahamas Limited, proceeds from the exercise of warrants under its Securities Purchase Agreement with Ionic Ventures, LLC and other sales of debt or equity securities. Additionally, the Company may explore other potential sources of outside capital. The Company could, if necessary, reduce cash burn to preserve capital. There are no assurances, however, that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, the Company may be required to reduce the near-term scope of its planned development and operations, which could delay implementation of the Company’s business plan and harm its business, financial condition and operating results. The consolidated balance sheets do not include any adjustments that might result from these uncertainties.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and an Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements herein.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Oxbridge is treated as the acquired company and Jet Token is treated as the acquirer (the “Reverse Recapitalization”). Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Jet Token issuing stock for the net assets of Oxbridge, accompanied by a recapitalization. The net assets of Oxbridge were stated at historical cost, with no goodwill or other intangible assets recorded.

Jet Token was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

●	Jet Token’s existing stockholders had the greatest voting interest in the combined entity;
●	Jet Token existing stockholders had the ability to nominate a majority of the initial members of the combined entity’s board of directors;
●	Jet Token’s senior management is the senior management of the combined entity
●	Jet Token is the larger entity based on historical operating activity and has the larger employee base; and
●	The post-combination company has assumed a Jet Token branded name: “Jet.AI Inc.”

F-31

Reverse Stock Split

On November 12, 2024, the Company effected a reverse common stock split of the Company’s issued and outstanding shares of common stock at a ratio of one-for-225. On the effective date, every 225 shares of common stock issued and outstanding were combined into one issued share of common stock. In addition, the aggregate number of equity-based awards that remain available to be granted under the Company’s equity compensation plans was decreased proportionately and proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of outstanding stock options, as applicable, as well as to the number of shares that would be owned upon vesting and settlement of restricted stock units and other equity-based awards, as applicable. Similar proportionate adjustments were also made to the outstanding warrants. No fractional shares were issued as a result of the reverse stock split and any fractional shares resulting from the reverse stock split were rounded down to the nearest number of whole shares so that we issued cash in lieu of any fractional shares that such stockholder would have received as a result of the reverse stock split. In accordance with ASC 260-10-55-12, the Company has adjusted the number of shares, per-share computations and the computations of basic and diluted EPS retroactively for all periods presented in the consolidated financial statements and related notes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Jet.AI and its wholly owned subsidiaries, Summerlin Aviation LLC, Jet Token Software Inc., Jet Token Management Inc., Galilee LLC and Galilee 1 SPV LLC. All intercompany accounts and transactions have been eliminated in consolidation.

The consolidated assets, liabilities, and results of operations prior to the Reverse Recapitalization are those of Jet Token. The shares and corresponding capital amounts and losses per share, prior to the Reverse Recapitalization, have been retroactively restated based on shares reflecting the exchange ratio established in the Business Combination.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

F-32

Risks and Uncertainties

The Company has a limited operating history, and to date, has only generated limited revenue from intended operations. The Company’s business and operations are sensitive to general business and economic conditions in the United States (the “U.S.”) and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include but are not limited to: changes in the airline industry, fuel and operating costs, adverse macro-economic conditions, changes to corporate governance best practices for executive flying, general demand for private jet travel, regulations on carbon emissions from aviation and market acceptance of the Company’s business model. These adverse conditions could affect the Company’s financial condition and the consolidated results of its operations.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Included within cash and cash equivalents is restricted cash of $500,000 at December 31, 2024 and 2023.

Offering Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the consolidated balance sheets. The deferred offering costs will be charged to stockholders’ equity (deficit) upon the completion of an offering or to expenses if the offering is not completed.

Other Current Assets

Other current assets include security deposits, which relate primarily to contractual prepayments to third-parties for future services, prepaid expenses and customer receivables for additional expenses incurred in their charter trips.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective year. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. As of December 31, 2024 and 2023, property and equipment consisted entirely of equipment which is being depreciated over a three-year period.

Internal Use Software

The Company incurs software development costs to develop software programs to be used solely to meet its internal needs and cloud-based applications used to deliver its services. In accordance with ASC 350-40, Intangibles-Goodwill and Other-Internal-Use Software, the Company capitalizes development costs related to these software applications once a preliminary project stage is complete, funding has been committed, and it is probable that the project will be completed, and the software will be used to perform the function intended. As of December 31, 2024 and 2023, the Company has capitalized approximately $398,000 of internal software related costs, which is included in intangible assets in the accompanying consolidated balance sheets. Amortization expense for the years ended December 31, 2024 and 2023 was $0 and $99,527, respectively, and is included in cost of revenues in the accompanying consolidated statements of operations. Accumulated amortization as of December 31, 2024 and 2023 was $398,000.

Investments in Joint Ventures

In January 2023, the Company formed a 50/50 joint venture subsidiary with Great Western Air LLC dba Cirrus Aviation Services, 380 Software LLC, a Nevada limited liability company. Costs and profits are to be shared equally. The Company accounts for these investments using the equity method whereby the initial investment is recorded at cost and subsequently adjusted by the Company’s share of income or loss from the joint venture. There is currently no financial activity or material assets to report for this joint venture beyond this initial investment.

F-33

Allowance for Credit Losses

The Company recognizes an expected allowance for credit losses with respect to its accounts receivable. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. Accounts receivable are evaluated individually for impairment. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses. The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in operations or an offset to credit loss expense in the year of recovery, in accordance with the entity’s accounting policy election. No allowance for credit losses was considered necessary at December 31, 2024 and 2023.

Leases

The Company determines if an arrangement is a lease at inception on an individual contract basis. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current and operating lease liabilities, non-current on the consolidated balance sheets. Operating lease right-of-use assets represent the right to use an underlying asset for the lease term. Operating lease right-of-use assets are recognized at lease commencement date based on the present value of the future minimum lease payments over the lease term. The interest rate implicit in each lease was readily determinable to discount lease payments.

The operating lease right-of-use assets include any lease payments made, including any variable amounts that are based on an index or rate, and exclude lease incentives. Lease terms may include options to extend or terminate the lease. Renewal option periods are included within the lease term and the associated payments are recognized in the measurement of the operating right-of-use asset when they are at the Company’s discretion and considered reasonably certain of being exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company has elected the practical expedient not to recognize leases with an initial term of 12 months or less on the Company’s consolidated balance sheets and lease expense is recognized on a straight-line basis over the term of the short-term lease.

Impairment of Long-Lived Assets

The Company follows ASC 360-10, Impairment and Disposal of Long-Lived Assets. ASC 360-10 requires that if events or changes in circumstances indicate that the carrying value of long-lived assets or asset groups may be impaired, an evaluation of recoverability should be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value is required. Long-lived assets or asset groups that meet the criteria in ASC 360-10 as being held for sale are reflected at the lower of their carrying amount or fair market value, less costs to sell.

Revenue Recognition

In applying the guidance of ASC 606, Revenue from Contracts with Customers, the Company determines revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when, or as, a performance obligation is satisfied.

F-34

Revenue is derived from a variety of sources including, but not limited to, (i) fractional/whole aircraft sales, (ii) fractional ownership and jet card programs, (iii) ad hoc charter through the Company’s and (iv) aircraft management.

Under the fractional ownership program, a customer purchases an ownership share in a jet which guarantees the customer access to the jet for a preset number of hours per year. The fractional ownership program consists of a down payment, one or more progress payments, a payment on delivery, a Monthly Management Fee (MMF) and an Occupied Hourly Fee (OHF). Revenues from the sale of fractional or whole interests in an aircraft are recognized at the time title to the aircraft is transferred to the purchasers, which generally occurs upon delivery or ownership transfer.

The jet card program provides the customer with a preset number of hours of guaranteed private jet access over the agreement term (generally a year) without the larger hourly or capital commitment of purchasing an ownership share. The jet card program consists of a fixed hourly rate for flight hours typically paid 100% up front.

Revenue is recognized upon transfer of control of the Company’s promised services, which generally occurs upon the flight hours being used. Any unused hours for the fractional jet and jet card programs are forfeited at the end of the contract term and are thus immediately recognized as revenue at that time.

Deferred revenue is an obligation to transfer services to a customer for which the Company has already received consideration. Upon receipt of a prepayment from a customer for all or a portion of the transaction price, the Company initially recognizes a contract liability. The contract liability is settled, and revenue is recognized when the Company satisfies its performance obligation to the customer at a future date. As of December 31, 2024 and 2023, the Company deferred $1,091,235 and $1,510,976, respectively, related to prepaid flight hours under the jet card program for which the related travel had not yet occurred.

The Company also generates revenues from individual ad hoc charter bookings processed through the Company’s App, whereby the Company sources, negotiates, and arranges travel on a charter basis for a customer based on pre-selected options and pricing provided by the Company to the customer through the App. In addition, Cirrus Aviation markets charters on the Company’s aircraft for the Company’s benefit. Deferred revenue with respect to the App was $212,278 and $268,818 as of December 31, 2024 and 2023, respectively.

The Company utilizes certificated independent third-party air carriers in the performance of a portion of flights. The Company evaluates whether there is a promise to transfer services to the customer, as the principal, or to arrange for services to be provided by another party, as the agent, using a control model. The nature of the flight services the Company provides to members is similar regardless of which third-party air carrier is involved. The Company directs third-party air carriers to provide an aircraft to a member or customer. Based on evaluation of the control model, it was determined that the Company acts as the principal rather than the agent within all revenue arrangements. Owner charter revenue is recognized for flights where the owner of a managed aircraft sets the price for the trip. The Company records owner charter revenue at the time of flight on a net basis for the margin we receive to operate the aircraft. If the Company has primary responsibility to fulfill the obligation, then the revenue and the associated costs are reported on a gross basis in the consolidated statements of operations. Deferred revenue with respect to the management of aircraft was $16,233 and $0 as of December 31, 2024 and 2023, respectively.

The following is a breakout of revenue components by subcategory for the years ended December 31, 2024 and 2023.

	Year Ended
	December 31,
	2024	2023

Software App and Cirrus Charter	$8,128,997	$7,125,230
Jet Card and Fractional Programs	2,288,036	2,847,533
Management and Other Services	3,605,595	2,241,793
	$14,022,628	$12,214,556

F-35

Flights

Flights and flight-related services, along with the related costs of the flights, are earned and recognized as revenue at the point in time in which the service is provided. For round-trip flights, revenue is recognized upon arrival at the destination for each flight segment.

Fractional and jet card members pay a fixed quoted amount for flights based on a contractual capped hourly rate. Ad hoc charter customers primarily pay a fixed rate for flights. In addition, flight costs are paid by members through the purchase of dollar-denominated prepaid blocks of flight hours (“Prepaid Blocks”), and other incidental costs such as catering and ground transportation are billed monthly as incurred. Prepaid Blocks are deferred and recognized as revenue when the member completes a flight segment.

Aircraft Management

The Company manages aircraft for owners in exchange for a contractual fee. Revenue associated with the management of aircraft also includes the recovery of owner-incurred expenses including maintenance coordination, cabin crew and pilots, as well as recharging of certain incurred aircraft operating costs and expenses such as maintenance, fuel, landing fees, parking and other related operating costs. The Company passes the recovery and recharge costs back to owners at either cost or a predetermined margin.

Aircraft management-related revenue contains two types of performance obligations. One performance obligation is to provide management services over the contract period. Revenue earned from management services is recognized over the contractual term, on a monthly basis. The second performance obligation is the cost to operate and maintain the aircraft, which is recognized as revenue at the point in time such services are completed.

Aircraft Sales

The Company acquires aircraft from vendors and various other third-party sellers in the private aviation industry. The Company classifies the purchase as aircraft inventory on the consolidated balance sheets. Aircraft inventory is valued at the lower of cost or net realizable value. Sales are recorded on a gross basis within revenues and cost of revenue in the consolidated statements of operations. The Company recorded aircraft sales of $0 for the years ended December 31, 2024 and 2023.

Pass-Through Costs

In applying the guidance of ASC 606, the Company recognizes revenue when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are distinct performance obligations. The Company then assesses whether it is acting as an agent or a principal for each identified performance obligation and includes revenue within the transaction price for third-party costs when the Company determines that it is acting as the principal.

F-36

Cost of Sales

The cost of sales expenses includes costs incurred in providing air transportation services, such as chartering third-party aircraft, aircraft lease expenses, pilot training and wages, aircraft fuel, aircraft maintenance, and other aircraft operating expenses, each of which is discussed below.

1.	Chartering Third-Party Aircraft: The cost of chartering third-party aircraft is recorded as a part of the cost of sales expense. These expenses include the fees paid to third-party operators for providing aircraft services on behalf of the company. Expenses are recognized in the statements of operations in the period when the service is rendered and are reported on an accrual basis.

2.	Aircraft Lease Expenses: Aircraft lease expenses include the cost of leasing aircraft for the company’s operations. The lease expenses are recognized as an operating expense in the statements of operations over the lease term on a straight-line basis.

3.	Pilot Training and Wages: Pilot training costs are expensed as incurred and are included in the cost of sales expenses. This encompasses expenses related to initial pilot training, recurrent training, and any additional required training programs. Pilot wages, including salaries, bonuses, and benefits, are also recognized as a part of the cost of sales expenses and are reported on an accrual basis.

4.	Aircraft Fuel: The cost of aircraft fuel is recognized as an expense in the cost of sales category based on the actual consumption during flight operations. Fuel costs are recorded in the statements of operations in the period when the fuel is consumed and are reported on an accrual basis.

5.	Aircraft Maintenance: Aircraft maintenance expenses include both routine and non-routine maintenance. Routine maintenance costs are expensed as incurred and are recorded as a part of the cost of sales expense. Non-routine maintenance expenses, such as major repairs and overhauls, are capitalized and amortized over their expected useful life. The amortization expense is included in the cost of sales expense and is recognized in the statements of operations on a straight-line basis over the asset’s useful life.

6.	Other Aircraft Operating Expenses: Other aircraft operating expenses include costs such as insurance, landing fees, navigation charges, and catering services. These expenses are recognized in the statements of operations s a part of the cost of sales expenses in the period when they are incurred and are reported on an accrual basis.

Advertising Costs

The Company expenses the cost of advertising and promoting the Company’s services as incurred. Such amounts are included in sales and marketing expense in the consolidated statements of operations and totaled $687,785 and $573,881 for the years ended December 31, 2024 and 2023, respectively.

Research and Development

The Company incurs research and development costs during the process of researching and developing its technologies and future offerings. The Company’s research and development costs consist primarily of payments for third-party software development that is not capitalizable. The Company expenses these costs as incurred until the resulting product has been completed, tested, and made ready for commercial use.

Stock-Based Compensation

The Company accounts for stock awards under ASC 718, Compensation – Stock Compensation. Under ASC 718, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite vesting period or over the nonemployee’s period of providing goods or services. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model.

Income Taxes

The Company applies ASC 740 Income Taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities.

F-37

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

The Company is subject to tax in the United States and files tax returns in the U.S. Federal jurisdiction and Nevada state jurisdiction. The Company is subject to potential U.S. Federal, state, and local income tax examinations by tax authorities for all periods since Inception. The Company currently is not under examination by any tax authority.

Loss per Common Share

The Company presents basic loss per share (“EPS”) and diluted EPS on the face of the consolidated statements of operations. Basic EPS is computed as net loss divided by the weighted average number of common shares outstanding for the period. For periods in which the Company incurs a net loss, the effects of potentially dilutive securities would be antidilutive and would be excluded from the diluted EPS calculations. For the years ended December 31, 2024 and 2023, there were 22,668 and 16,268 options, 9,686 and 115,444 warrants to purchase common stock, and 208,176 and 0 common shares issuable upon conversion of Series B Preferred Stock, respectively, excluded.

Concentration of Credit Risk

The Company maintains its cash with several major U.S. financial institutions which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, however the Company may maintain balances in excess of the federally insured limits.

Segment Reporting

The Company identifies operating segments as components of the Company for which discrete financial information is available and is regularly reviewed by the chief operating decision maker (the “CODM”), or decision-making group, in making decisions regarding resource allocation and performance assessment. The CODM is the Company’s chief executive officer. The Company determined that the Company operates in a single operating and reportable segment, private aviation services, as the CODM reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenue, for purposes of making operating decisions, allocating resources, and assessing performance. All of the Company’s long-lived assets are located in the United States and revenue from private aviation services is substantially earned from flights throughout the United States.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, “Improvements to Income Tax Disclosures.” ASU 2023-09 requires disclosure of specific categories in the income tax rate reconciliation and requires additional information for reconciling items that meet a quantitative threshold. The standard requires an annual disclosure of income taxes paid, net of refunds received, disaggregated by federal, state and foreign taxes and to disaggregate the information by jurisdiction based on a quantitative threshold. The standard is effective for fiscal years beginning after December 15, 2024 and early adoption is permitted. The Company does not expect the adoption of the standard to have a material impact on its disclosures.

In November 2024, the FASB issued ASU 2024-03, “Expense Disaggregation Disclosures.” ASU 2024-03 requires disclosure to disaggregate prescribed expenses within relevant statement of operations captions. The standard is effective for fiscal years beginning after December 15, 2026 and for interim periods after December 15, 2027. Early adoption is permitted. The Company is evaluating the impact of the changes to its existing disclosures.

F-38

NOTE 3 – OTHER ASSETS

Other assets consisted of the following:

	December 31,
	2024	2023
Deposits	$104,811	$108,361
Lease Maintenance Reserve	689,750	689,750
Total Other Assets	$794,561	$798,111

NOTE 4 – NOTES PAYABLE

Bridge Agreement

On September 11, 2023, the Company entered into a binding term sheet (the “Bridge Agreement”) with eight investors whereby the investors purchased senior secured promissory notes (the “Bridge Notes”) from the Company in the aggregate principal amount of $625,000, which included $281,250 from related parties.

The Company received net proceeds from the sale of the Bridge Notes of $500,000, resulting in an original issue discount of $112,500. The notes accrued interest at five percent (5%) per annum and matured on March 11, 2024. The Company recognized a debt discount of $168,250 from the Bridge Notes, of which $77,625 and $90,625 was amortized during the years ended December 31, 2024 and 2023, respectively. Interest expense was $79,314 and $103,615 for the years ended December 31, 2024 and 2023, respectively.

These Bridge Notes and accrued interest payable were fully repaid during the year ended December 31, 2024.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Lease

In November 2021, the Company entered into a leasing arrangement with a third party for an aircraft to be used in the Company’s operations. The lease term is for 60 months, expiring November 2026, and requires monthly lease payments. At any time during the lease term, the Company has the option to purchase the aircraft from the lessor at the aircraft’s fair market value at that time.

The lease agreement also requires the Company to hold a liquidity reserve of $500,000 in a separate bank account as well as a maintenance reserve of approximately $690,000 for the duration of the lease term. The liquidity reserve is held in a bank account owned by the Company. As such, this is classified as restricted cash in the accompanying consolidated balance sheets. The maintenance reserve are funds held by the lessor to be used for reasonable maintenance expenses in excess of those covered by the airframe and engine maintenance programs maintained by the Company. These maintenance programs are designed to fully cover the Company’s aircraft’s maintenance costs, both scheduled and unscheduled, and therefore the Company does not expect these funds will be drawn upon. If funds from the maintenance reserve are expended by the lessor, the Company is required to replenish the maintenance reserve account up to the required reserve amount. Any funds remaining at the end of the Lease term will be returned to the Company. The maintenance reserve is included within deposits and other assets in the accompanying consolidated balance sheets.

Total lease expense for the years ended December 31, 2024 and 2023 was $1,357,520 and $1,192,184, respectively, which is included within cost of revenues in the accompanying statements of operations.

F-39

Right-of-use lease assets and lease liabilities for our operating leases was recorded in the consolidated balance sheets as follows:

	December 31,
	2024	2023

Operating lease right-of-use asset	$2,576,036	$2,576,036
Accumulated amortization	(1,527,682)	(1,003,547)
Net balance	$1,048,354	$1,572,489

Lease liability, current portion	$525,547	$510,034
Lease liability, long-term	495,782	1,021,330
Total operating lease liabilities	$1,021,329	$1,531,364

As of December 31, 2024, the weighted average remaining lease term was 1.8 years, and the weighted average discount rate was 3%.

As of December 31, 2024, future minimum required lease payments due under the non-cancellable operating lease are as follows:

2025	549,000
2026	503,250
Total future minimum lease payments	1,052,250
Less imputed interest	(30,921)
Maturities of lease liabilities	$1,021,329

GEM Share Purchase Agreement

Jet Token executed a Share Purchase Agreement, dated as of August 4, 2022, with GEM Yield LLC SCS and GEM Yield Bahamas Limited (together with GEM Yield LLC SCS, “GEM”), which was automatically assumed by the Company when the Business Combination was effected. The Company has the right to periodically issue and sell to GEM, and GEM has agreed to purchase, up to $40,000,000 aggregate value of shares of the Company’s common stock during the 36-month period following the date of listing on Nasdaq.

During the year ended December 31, 2024, the Company issued 58,447 shares of common stock pursuant to the agreement for total consideration of approximately $2.5 million.

The Company agreed to pay GEM a commitment fee equal to $800,000 payable in cash or freely tradable shares of the Company’s common stock, payable on or prior to the first anniversary of the date of listing and which fee was satisfied in October 2024 through the issuance of 36,886 shares of common stock.

Pursuant to the Share Purchase Agreement, the Company issued to GEM a warrant (the “GEM Warrant”) granting it the right to purchase up to 9,686 shares of common stock of the Company on a fully diluted basis. The GEM Warrant was issued with an exercise price of $1,935.00 and a term of three years. The GEM Warrant included an adjustment mechanism, whereby the exercise price is subject to adjustment from time to time. Pursuant to the Warrant, on the first anniversary following the Public Listing Date as defined in the GEM Warrant (the “Adjustment Date”), if all or any portion of the GEM Warrant remains unexercised and the average closing price of the Company’s common stock for the 10 trading days following the Adjustment Date is less than 90% of the then current exercise price of the warrant (the “Baseline Price”), then the exercise price of the unexercised Warrant Shares that remain exercisable pursuant to the Warrant shall be adjusted to 110% of the Baseline Price. Accordingly, the warrant exercise price was reduced to $14.12 per share as of December 31, 2024.

On August 4, 2022, the Company entered into a Registration Rights Agreement with GEM, obligating the Company to file a registration statement with respect to resales of the shares of common stock issuable to GEM under the Share Purchase Agreement and upon exercise of the GEM Warrant. Because that registration statement was not declared effective by October 23, 2023 (the “Effectiveness Deadline”), the Company may be obligated to pay GEM an amount equal to $10,000 for each day following the Effectiveness Deadline until the registration statement has been declared effective subject to a $300,000 cap if such delay in the declaration of effectiveness of the registration statement is caused by delays in SEC review of the registration statement or the SEC’s refusal to declare the registration statement effective. The registration statement was declared effective on December 21, 2023. The Company has accrued $300,000 as of December 31, 2024 and 2023 with respect to this agreement.

F-40

On October 23, 2023, the Company entered into a warrant amendment agreement retroactively effective as of August 10, 2023 (the “GEM Warrant Amendment”). The GEM Warrant Amendment provides that GEM can elect to limit the exercisability of the “GEM Warrant” to purchase shares of the Company’s common stock, such that it is not exercisable to the extent that, after giving effect to the exercise, GEM and its affiliates, to the Company’s actual knowledge, would beneficially own in excess of 4.99% of the Company’s common stock outstanding immediately after giving effect to such exercise. On October 23, 2023, GEM provided a notice to the Company electing to have this limit apply to the GEM Warrant effective as of August 10, 2023. GEM may revoke this election notice by providing written notice to the Company of such revocation, which revocation would not be effective until 61 days after such notice is delivered to the Company.

Forward Purchase Agreement

On August 6, 2023, Oxbridge entered into an agreement (the “Forward Purchase Agreement”) with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller”) for OTC Equity Prepaid Forward Transactions. For purposes of the Forward Purchase Agreement, Oxbridge is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Jet.AI is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used in this description but not otherwise defined have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, Seller intended, but was not obligated, to purchase up to 5,275 (the “Purchased Amount”) Class A ordinary shares, par value $0.0001 per share, of Oxbridge (“Oxbridge Shares”) concurrently with the closing pursuant to the Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of Oxbridge Shares purchased by the Seller separately from third parties through a broker in the open market (“Recycled Shares”). The number of shares subject to the Forward Purchase Agreement was subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provided for a prepayment shortfall in an amount in U.S. dollars equal to $1,250,000 (the “Prepayment Shortfall”); provided that Seller was to pay one-half (1/2) of the Prepayment Shortfall to Counterparty on the Prepayment Date (which amount was netted from the Prepayment Amount) (the “Initial Shortfall”) and, at the request of Counterparty, the other one-half (1/2) of the Prepayment Shortfall (the “Future Shortfall”) on the date that the SEC declares the Registration Statement related to the Business Combination effective (the “Registration Statement Effective Date”), provided the VWAP Price is greater than $1,350.00 for any 45 trading days during the prior 90 consecutive trading day period and average daily trading value over such period equals at least four times the Future Shortfall. Seller in its sole discretion and had the right to sell Recycled Shares at any time following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Initial Shortfall and 100% of the Future Shortfall actually paid to Counterparty (as set forth under Shortfall Sales in the Forward Purchase Agreement) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”), all as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement.

The Forward Purchase Agreement provided that the Seller would be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (x) the product of (i) the number of shares as set forth in a Pricing Date Notice and (ii) the redemption price per share as defined in Article 49.5 of Oxbridge’s Amended and Restated Memorandum and Articles of Association, effective as of August 11, 2021, as amended from time to time (the “Initial Price”), less (y) the Prepayment Shortfall.

The Seller agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under Oxbridge’s Amended and Restated Memorandum and Articles of Association that would require redemption by Oxbridge. Such waiver reduced the number of Oxbridge Shares redeemed in connection with the Business Combination, which may have altered the perception of the potential strength of the Business Combination.

F-41

The shares initially held by Seller consisted of 2,949 shares it purchased from third parties through a broker in open market transactions or by reversing previously submitted redemption requests and waived its redemption rights with respect to these shares. Furthermore, Seller purchased 1,101 “Additional Shares” directly from the Company for a per share price of $2,250.00 pursuant to a subscription agreement entered into on August 6, 2023 (the “FPA Funding Amount PIPE Subscription Agreement”). Of the shares it purchased, 222 shares represented Share Consideration to Seller under the Forward Purchase Agreement and are not subject to the terms of the Forward Purchase Agreement, meaning that Seller is free to sell such shares and retain all proceeds therefrom. Netting out the Share Consideration, the total “Number of Shares” initially subject to the terms of the Forward Purchase Agreement was 3,828, comprising 2,727 “Recycled Shares” and 1,101 Additional Shares. Following the closing of the Business Combination, approximately $7.4 million remained in the trust account pursuant to the Forward Purchase Agreement. The Company paid Seller $6,805,651, representing amounts payable by us to Seller under the Forward Purchase Agreement, net of the aggregate purchase price of the total number of Additional Shares issued to Seller under the FPA Funding Amount PIPE Subscription Agreement; and Seller paid the Company one-half (1/2) of the Prepayment Shortfall, or $625,000.

On August 31, 2023 and October 2, 2023, the Company entered into an amendment and a second amendment, respectively (together, the “Amendments”) to the Forward Purchase Agreement.

The combined effect of the Amendments was to:

●	increase the total number of additional shares Seller purchased from the Company under an FPA Funding Amount PIPE Subscription Agreement to 2,436 shares of the Company’s common stock;
●	provide payment to the Company of “Future Shortfall” amounts totaling $550,000 and reducing the Prepayment Shortfall to $1,175,000, all of which has been paid to the Company;
●	increase the total share consideration to Seller to 1,222 shares of the Company’s common stock,
●	reduce the remaining number of Recycled Shares to 1,318;
●	increase the number of shares subject to the Forward Purchase Agreement to 4,421; and
●	extend the “Valuation Date” to the two-year anniversary of the Closing of the Business Combination, or earlier at the discretion of Seller and upon notice to the Company.

The Forward Purchase Agreement, as amended, provides for a cash settlement following the Valuation Date, at which time Seller is obligated to pay the Company an amount equal to the “Number of Shares” subject to the Forward Purchase Agreement (provided such Shares are registered for resale or freely transferrable pursuant to an exemption from registration) multiplied by a per share price reflecting the Company’s volume weighted average trading price over a number of days following the Valuation Date, subject to alternate calculations in certain circumstances. At settlement, the Company is obligated to pay Seller a settlement adjustment of $450 per share for the total Number of Shares, which is payable in cash, or in shares of the Company’s common stock if the settlement adjustment is greater than the settlement amount payable by Seller and provided that Seller’s ownership would not exceed 9.9% of the Company’s outstanding common stock. Provided further, that is the settlement amounts less the settlement amount adjustment is a negative number and the Company has elected to pay the settlement amount adjustment in cash, then neither Meteora nor the Company shall be liable to the other party for any payment under the Forward Purchase Agreement. The Forward Purchase Agreement was determined to be a freestanding equity-linked financial instrument under ASC 480. The FPA does not include an obligation to issue warrants. As such, the FPA shares were classified as equity and net payments made to the Company were recorded to additional paid in capital as part of the recapitalization.

FPA Funding Amount PIPE Subscription Agreements

On August 6, 2023, Oxbridge entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with Seller.

Pursuant to the FPA Funding PIPE Subscription Agreement, Seller agreed to subscribe for and purchase, and Oxbridge agreed to issue and sell to Seller, on the Closing Date, an aggregate of up to 5,275 Oxbridge Shares, less the Recycled Shares in connection with the Forward Purchase Agreement.

F-42

Maxim Settlement Agreement

On August 10, 2023, the Company entered into a settlement agreement (“Maxim Settlement Agreement”) with Maxim Group LLC, the underwriter for the Company’s initial public offering (“Maxim”). Pursuant to the Maxim Settlement Agreement, the Company issued 1,200 shares of Jet.AI Common Stock to settle the payment obligations of the Company under the underwriting agreement dated on or about August 11, 2021, by and between the Company and Maxim, which shares of Jet.AI Common Stock are subject to a Registration Rights Agreement. The Company also issued 1,127 shares of 8% Series A Cumulative Convertible Preferred Stock in an amount equal in value to $1,127,000 (the “Series A Preferred Shares”). The shares of Jet.AI Common Stock issuable upon conversion of the Series A Preferred Shares were subject to mandatory redemption on August 10, 2024, which was automatically extended by an additional three months as the Company did not complete one or more equity financings prior to such date that, in total, result in gross proceeds to the Company of $10.0 million or greater. If the Company raises equity capital, 15% of the net proceeds were required to be used to redeem the Series A Preferred Shares.

In July 2024, the Company and Maxim entered into an amendment to the Maxim Settlement Agreement and agreed to, among other things, amend the definition of the “Series A Conversion Price” for the Series A Preferred Shares and certain restrictions with respect to shares of Company common stock Maxim may acquire upon the conversion of its shares of Series Preferred Stock.

During the year ended December 31, 2024, the Company issued 10,166 shares of Common Stock upon the conversion of 551 Series A Preferred Shares. In November 2024, the Company redeemed in full all of the remaining 576 Series A Preferred Shares for an aggregate redemption price of $663,740, which included cumulative unpaid preferred stock dividends totaling $87,740. As a result of this redemption there are no Series A Preferred Shares issued and outstanding as of December 31, 2024.

Sponsor Settlement Agreement

On August 10, 2023, Jet Token, Oxbridge, and OAC Sponsor Ltd. (the “Sponsor”) entered into a settlement agreement (the “Sponsor Settlement Agreement”). Pursuant to the Sponsor Settlement Agreement, the Company issued 575 shares of the Company’s 5% Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Shares”) to settle the payment obligations of the Company under a promissory note in the principal amount of $575,000 dated November 14, 2022 in favor of Sponsor. The shares of Jet.AI Common Stock issuable upon conversion of the Series A-1 Preferred Shares were subject to mandatory redemption on August 10, 2024, which was automatically extended by an additional three months as the Company did not complete one or more equity financings prior to such date that, in total, result in gross proceeds to the Company of $10.0 million or greater. If the Company raises equity capital, 15% of the net proceeds were required to be used to redeem the Series A-1 Preferred Shares.

In August 2024, Sponsor agreed to waive certain notice and redemption rights in favor of Sponsor pursuant to terms of the Series A-1 Preferred Convertible Stock held by Sponsor related to equity financings conducted by the Company in consideration of a $100,000 fee which was paid in full in October 2024.

In October 2024, the Company redeemed in full all of the 575 issued and outstanding Series A-1 Preferred Shares for an aggregate redemption price of $575,000. As a result of this redemption there are no Series A-1 Preferred Shares issued and outstanding as of December 31, 2024.

Sunpeak Settlement Agreement

On August 21, 2024, the Company entered into a Settlement Agreement and Stipulation, effective on August 28, 2024 (the “Sunpeak Settlement Agreement”), with Sunpeak Holdings Corporation (“SHC”) to settle outstanding claims owed to SHC. Pursuant to the Sunpeak Settlement Agreement, SHC agreed to purchase certain outstanding payables between the Company and designated vendors of the Company totaling approximately $2.1 million (the “SHC Claims”) and agreed to exchange the SHC Claims for shares of Common Stock (the “Settlement Shares”). The Company also agreed to issue to SHC an additional 444 shares of Common Stock pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, in accordance therewith as a settlement fee. The settlement fee was recorded to General and Administrative expenses as stock-based compensation based on the fair value of the shares of $33,800.

During the year ended December 31, 2024, the Company issued 162,481 shares of common stock for settlement of approximately $2.1 million in SHC Claims under the Sunpeak Settlement Agreement.

F-43

Textron Aircraft Purchase Agreement

On October 31, 2024, the Company entered into an aircraft purchase agreement with Textron Aviation Inc. (“Textron”), for the purchase of three Cessna Citation CJ4 aircraft (the “CJ4 Aircraft”). Under the aircraft purchase agreement, the Company may purchase from Textron specifically configured CJ4 Aircraft at prevailing market rates whereby the aggregate purchase price could be approximately $40.5 million. The aircraft are expected to be delivered in the third and fourth quarter of 2026. The Company made deposits totaling $2.4 million under the purchase agreement through December 31, 2024, and will be required to make additional deposits totaling $3.2 million during 2025.

Engagement Letter with Maxim Group LLC

On December 4, 2024, the Company entered into an engagement letter (the “Maxim Engagement Letter”) with Maxim Group LLC. (“Maxim”), pursuant to which the Company engaged Maxim to serve as its exclusive financial advisor with respect to one or more potential business combinations involving the Company for a period of seven months. Pursuant to the Maxim Engagement Letter, the Company agreed to pay Maxim a non-refundable stock fee of 25,000 shares (the “Retainer”) which were issued upon execution of the engagement letter. The shares were recorded to General and Administrative expenses as stock-based compensation based on the fair value of the shares of $95,000.

If the Company consummates a Transaction with a Potential Buyer, then Maxim shall receive a fee (the “Success Fee”) of $500,000 upon the closing of the Transaction. In the event that the Company enters into an agreement with respect to a Transaction during the term of this Agreement that is subsequently terminated, and the Company becomes entitled to a break-up, termination, topping, expense reimbursement or similar fee or payment (including any judgment for damages or amount in settlement of any dispute as a result of such termination, or any profit on any stock acquired from, or stock option granted by, any party to such transaction), a fee (the “Break-up Fee”) equal 25% of all such amounts, payable promptly upon receipt of such amounts by the Company. In addition to the Retainer, Success Fee and Break-up Fee payable pursuant to the Maxim Engagement Letter, and regardless of whether any Transaction is proposed or consummated, the Company shall reimburse Maxim for all reasonable travel, food, lodging and other out-of-pocket expenses incurred in connection with the services performed by Maxim pursuant to Maxim Engagement Letter promptly after submission of such properly evidenced expenses to the Company.

NOTE 6 – STOCKHOLDERS’ EQUITY

Common Stock and Preferred Stock

Under the Amended and Restated Certificate of Incorporation of the Company, as amended, the Company is authorized to issue up to 204,000,000 shares, consisting of two classes: 200,000,000 shares of common stock, $0.0001 par value per share, and 4,000,000 shares of preferred stock, $0.0001 par value per share, of which 5,000 shares of preferred stock have been designated as Series B Convertible Preferred Stock, par value $0.0001 (“Series B Preferred Stock”). As of December 31, 2024, there were no issued and outstanding shares of Series A and Series A-1 Preferred Stock, and 250 issued and outstanding shares of Series B Preferred Stock.

Upon the consummation of the Business Combination, 20,103 shares of Jet.AI Common Stock and 31,984 Merger Consideration Warrants were issued to the Historical Rollover Shareholders (as defined in the Business Combination Agreement) in exchange for all outstanding shares of Jet Token Common Stock (including shares of Jet Token Preferred Stock converted in the Conversion). The Company also reserved for issuance up to 14,598 shares of Common Stock in respect of Jet.AI Options issued in exchange for outstanding pre-merger Jet Token Options, and 662 shares of Jet.AI Common Stock and 1,053 Merger Consideration Warrants in respect of Jet.AI RSU Awards issued in exchange for outstanding pre-merger Jet Token RSU Awards. Each Merger Consideration Warrant entitled the holder to purchase one whole share of the Company’s common stock at a price of $3,375 per share and were to expire ten years after issuance.

F-44

In addition, in connection with the Business Combination, the Jet.AI Board adopted the 2023 Omnibus Incentive Plan (the “2023 Plan”) in order to facilitate the grant of equity awards to attract, retain and incentivize employees (including the named executive officers), independent contractors and directors of Jet.AI Inc. and its affiliates, which is essential to Jet.AI Inc.’s long term success. The 2023 Plan is a continuation of the 2018 Plan and 2021 Plan (each as defined below), which were assumed from Jet Token and amended, restated and re-named into the form of the 2023 Plan effective as of the consummation of the Business Combination.

On October 10, 2024, the Company entered into Securities Purchase Agreements (the “First Purchase Agreement”) with institutional investors for the sale of 118,518 shares of common stock at a per share price of $20.25. The closing of the offering occurred on October 11, 2024. In connection with offering, the Company entered into a placement agency agreement with Maxim, pursuant to which the Company agreed to pay Maxim (as the placement agent) an aggregate fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the shares in the offering. The Company also agreed to reimburse Maxim for certain expenses in an amount up to $100,000. The gross proceeds from the offering were approximately $2.4 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company of approximately $300,000.

On October 21, 2024, the Company entered into Securities Purchase Agreements (the “Second Purchase Agreement”) with institutional investors for the sale of 69,444 shares of common stock at a per share price of $21.60. The closing of the offering occurred on October 21, 2024. In connection with offering, the Company entered into a placement agency agreement with Maxim, pursuant to which the Company agreed to pay Maxim (as the placement agent), an aggregate fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the shares in the offering. The Company also agreed to reimburse Maxim for certain expenses in an amount up to $25,000. The gross proceeds from the offering were approximately $1.5 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company of approximately $150,000.

On October 25, 2024, the Company entered into an Equity Distribution Agreement (“ATM Sales Agreement”) with Maxim, which provides for the sale, in our sole discretion, of shares of our common stock through Maxim, as our sales agent. In accordance with the terms of the ATM Sales Agreement, the Company may offer and sell shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $5,400,000. We pay a commission of up to 3% of gross sales proceeds of any common stock sold under the ATM Sales Agreement. The Company sold 729,963 shares for gross proceeds of $5.4 million, before deducting placement agent’s fees and other estimated offering expenses payable by the Company of approximately $202,000.

On November 14, 2024, the Company issued 20,000 shares of common stock for offering costs. The fair value of the shares of $175,500 was recorded to stockholders’ deficit as a reduction of additional paid-in capital.

Warrant Exchange

On July 30, 2024, the Company completed an exchange offer relating to its previously outstanding Redeemable Warrants, Merger Consideration Warrants, and private placement warrants (the “Private Placement Warrants”), whereby the holders of the Redeemable Warrants and Private Placement Warrants were offered 0.3054 shares of common stock, and holders of Merger Consideration Warrants were offered 1.0133 shares of common stock, in exchange for each outstanding warrant tendered (the “Warrant Exchange Offer”). In connection with the closing of the Warrant Exchange Offer, a total of 42,597 shares of common stock were issued in exchange for 87,644 warrants. Pursuant to an amendment to the warrant agreement with respect to each class of warrants approved by the holders in connection with the Warrant Exchange Offer, on September 9, 2024, the 14,764 outstanding warrants that were not tendered in the exchange were exchanged for 10,938 shares of common stock. There were no Redeemable Warrants, Merger Consideration Warrants, or Private Placement Warrants outstanding as of December 31, 2024.

As a result of these transactions, the Company recognized a deemed dividend of $540,255 from the excess of the fair value of the common stock over the fair value of the warrants immediately prior to the exchange.

F-45

Series B Convertible Preferred Stock Securities Purchase Agreement

On March 28, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Ionic Ventures, LLC (“Ionic”) for a private placement, which closed on March 29, 2024. Pursuant to the Securities Purchase Agreement the Company sold 150 shares of Series B Preferred Stock, a warrant to purchase up to 1,500 shares of Series B Preferred Stock with an exercise price of $10,000 per share, and 1,111 shares of Jet.AI Common Stock for net proceeds of $1,345,025 after deducting offering costs of $155,000.

Each share of Series B Preferred Stock is convertible into a number of shares of Jet.AI Common Stock, subject to certain limitations, including a beneficial ownership limitation of 4.99% (calculated in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934), which can be adjusted to a beneficial ownership limitation of 9.99% upon 61 days prior written notice by Iconic. Prior to the approval by the Company’s stockholders of the issuance of shares of common stock issuable upon exercise of the shares of Series B Preferred Stock in accordance with Nasdaq Stock Market Rules, shares of Series B Preferred Stock could not be converted into shares of common stock if, as a result of such conversion, the number of shares of common stock to be issued would exceed 19.9% of the total number of shares of the Company’s outstanding common stock as of the closing date. At the annual meeting of stockholders held on September 24, 2024, the Company’s stockholders approved a proposal that served to remove the 19.9% limitation.

Subject to the limitations set forth in the preceding paragraph and provided there is an effective registration statement covering Ionic’s resale of the Jet.AI Common Stock underlying the Series B Preferred Stock, shares of Series B Preferred Stock will automatically convert into shares of Jet.AI Common Stock on or prior to the tenth trading day after the issuance date of such shares of Series B Preferred Stock. The number of shares of common stock issuable upon conversion of a share of Series B Preferred Stock is calculated by dividing the conversion amount per share of Series B Preferred Stock by the then conversion price. The conversion amount is equal to the stated value of the shares of Series B Preferred Stock, which is $10,000, plus any additional amounts and late charges calculated in accordance with the Certificate of Designations. The conversion price is equal to 90% (or, in the case of a delisting, 80%) of the lowest daily volume weighted average price of Common Stock over a period beginning on the trading day after the Company delivers shares of common stock upon such conversion to Ionic and ending on the trading day on which the aggregate dollar trading volume of our common stock exceeds seven times the applicable conversion amount, subject to a five trading day minimum period for such calculation, and subject to certain adjustments.

If certain defined “triggering events” defined in the Certificate of Designations occur, such as a breach of the Ionic Registration Rights Agreement, suspension of trading, or the Company’s failure to convert the Series B Preferred Stock into common stock when a conversion right is exercised, then the Company may be required to redeem the Series B Preferred Stock for cash at 110% of the stated value.

In connection with the transactions under the Securities Purchase Agreement, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim. Pursuant to the terms of the Placement Agency Agreement, the Company agreed to pay Maxim a cash fee equal to 7% of the aggregate gross proceeds raised under the Securities Purchase Agreement and reimburse Maxim, directly upon the initial closing under the Securities Purchase Agreement for all travel and other documented out-of-pocket expenses incurred by Maxim, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $15,000. The Company paid Maxim a total of $120,000 out of the gross proceeds it received at closing. From time to time as the Company issues additional securities to Ionic as contemplated by the Securities Purchase Agreement, the Company would be obligated to pay Maxim cash fees of up to $1,050,000.

On September 24, 2024, the Company and Ionic entered into a letter agreement (the “Letter Agreement”) that set forth certain understandings and agreements among the Company and Ionic related to the Securities Purchase Agreement. Under the Letter Agreement, Ionic agreed to refrain from taking action to protect its legal rights under the Securities Purchase Agreement. In consideration for the waiver, the Company agreed to a release of Ionic and its affiliates and issued to Ionic 50 additional shares of Series B Preferred Stock. The share issuance was recorded to General and Administrative expenses as stock-based compensation based on the fair value of the equivalent common shares on the issuance date of $459,000.

On October 10, 2024, the Company and Ionic entered into a second letter agreement (the “Second Letter Agreement”) that set forth certain understandings and agreements among the Company and Ionic related to the Securities Purchase Agreement described in Note 5. Under the Second Letter Agreement, Ionic agreed to refrain from taking action to protect its legal rights under the Securities Purchase Agreement, and the related documents and agreements among the parties, related to certain actions and transactions identified in the Second Letter Agreement. In consideration of Ionic’s consent, the Company has agreed to, among other things, change the Conversion Measurement Period (as defined in the Certificate of Designations) for the 200 shares of Series B Convertible Preferred Stock that Ionic held as of the date of the Second Letter Agreement to begin on March 28, 2024 and to end in accordance with the Certificate of Designations.

F-46

On October 18, 2024, the Company and Ionic entered into a third letter agreement (the “Third Letter Agreement”) that set forth certain understandings and agreements among the Company and Ionic related to the Securities Purchase Agreement described in Note 5. Under the Third Letter Agreement, Ionic agreed to refrain from taking action to protect its legal rights under the Securities Purchase Agreement, and the related documents and agreements among the parties, related to a transaction that may be effected utilizing the registration statement on Form S-3 (File No. 333-281578) as generally identified in the Third Letter Agreement. In consideration for Ionic’s consent, the Company agreed to, among other things, change the Conversion Measurement Period (as defined in the Certificate of Designations) for the first 200 shares of Series B Convertible Preferred Stock that Ionic would hold upon exercise of the Ionic Warrant, to begin on March 28, 2024 and to end in accordance with the Certificate of Designations for the Series B Preferred Stock.

In November and December 2024, the Company issued 400 shares of Series B Preferred Stock from the exercise of 400 Series B Preferred warrants for gross proceeds of $4,000,000 before deducting offering costs of $280,000.

During the year ended December 31, 2024, the Company issued 293,184 shares of common stock for the conversion of 350 shares of Series B Convertible Preferred Stock.

Regulation A offerings

In June 2021, the Company undertook another Regulation A, Tier 2 offering for which it was selling up to 4,012 non-voting common stock at $5,400 per share for a maximum of $21,880,000. During the year ended December 31, 2023, the Company issued an additional 293 shares of non-voting common stock under the Regulation A, Tier 2 campaign for aggregate gross proceeds of $1,598,630, with $6,724 of these proceeds pending release from escrow at December 31, 2024.

Share Repurchase Program

On November 13, 2024, the Company’s Board of Directors authorized and approved a share repurchase program (the “Share Repurchase Program”) pursuant to which the Company may repurchase up to $2 million of the Company’s outstanding shares of common stock from time to time through December 31, 2025. The Company may buy back its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, pursuant to Rule 10b-18 of the Securities Exchange Act of 1934, and federal and state laws governing such transactions, through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, purchases through 10b5-1 trading plans, or by any combination of such methods. The Share Repurchase Program does not oblige the Company to acquire any specific number of shares and may be modified, discontinued, or suspended at any time. As of December 31, 2024, no shares had been repurchased under the Share Repurchase Program.

Stock Options

In connection with the Business Combination, the Company adopted the 2023 Plan. The 2023 Plan provides for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. The 2023 Plan is a continuation of the 2018 Plan and 2021 Plan, which were assumed from Jet Token and amended, restated and re-named into the form of the 2023 Omnibus Incentive Plan effective as of the consummation of the Business Combination. In September 2024, the 2023 Plan was amended to increase the number of shares of common stock authorized under the 2023 Plan to 10,933 shares and to eliminate the automatic share replenishment provision. As of December 31, 2024, the total number of shares reserved for issuance under the Omnibus Incentive Plan was 10,933 shares. The Omnibus Incentive Plan is administered by the Company’s Board of Directors, and expires ten years after adoption, unless terminated by the Board.

On June 4, 2018, the Company’s Board of Directors adopted the Jet.AI, Inc. 2018 Stock Option and Grant Plan (the “2018 Plan”). The 2018 Plan provides for the grant of equity awards to employees, non-employee directors and consultants, to purchase shares of Jet.AI Common Stock. As of December 31, 2024, the total number of shares reserved for issuance under the 2018 Plan was 10,301. The 2018 Plan is administered by the Board.

F-47

In August 2021, the Board adopted the Jet Token Inc. 2021 Stock Plan (the “2021 Plan”). The 2021 plan provides for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. Up to 688 shares of common stock may be issued pursuant to awards granted under the 2021 Plan. During the year ended December 31, 2022, the 2021 Plan was amended to increase the number of shares of common stock authorized under the 2021 Plan to 2,063. In the event that shares of common stock subject to outstanding options or other securities under the Company’s 2018 Stock Option and Grant Plan expire or become exercisable in accordance with their terms, such shares shall be automatically transferred to the 2021 Plan and added to the number of shares then available for issuance under the 2021 Plan. The 2021 Plan is administered by the Board, and expires ten years after adoption, unless terminated by the Board.

During the year ended December 31, 2023, the Company granted a total of 2,038 stock options to purchase common stock to various employees, advisors and consultants. The options have a ten-year life and weighted average exercise price of $880.41. Approximately 190 of the options vest over a period of two months, while the remaining options vest in monthly tranches over a three-year period. The options had a grant date fair value of approximately $2,113,000, which will be recognized over the vesting period.

During the year ended December 31, 2024, the Company granted a total of 6,400 stock options to purchase common stock and 485 restricted stock units to various employees, advisors and consultants. The options have a ten-year life and an exercise price ranging from $22.75 to $24.35. Approximately 3,958 of the options were immediately vested on the grant date, while the remaining options vest in monthly tranches over a three-year period. The options had a grant date fair value of approximately $115,000, which will be recognized over the vesting period. The 485 restricted stock units were immediately vested on the grant date.

A summary of our stock option activity for the years ended December 31, 2024 and 2023, is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at December 31, 2022	14,299	$1,457.73	8.06
Granted	2,038	880.41	10.00
Exercised	-	-	-
Expired/Cancelled	(69)	2,345	-
Outstanding at December 31, 2023	16,268	$1,381.64	7.40
Granted	6,400	23.74	10.00
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2024	22,668	$998.26	7.32

Exercisable at December 31, 2024	14,513	$1,555	6.70

F-48

The Company estimates the fair value of stock options that contain service and/or performance conditions using the Black-Scholes option pricing model. The range of input assumptions used by the Company were as follows:

	December 31,
	2024	2023
Expected life (years)	6	6 to 10
Risk-free interest rate	3.55% - 3.95%	3.55% - 4.55%
Expected volatility	90%	90%
Annual dividend yield	0%	0%
Per share grant date fair value	$18.19	$1,036.57

The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine future forfeitures rates.

The risk-free interest rate assumption for options granted is based upon observed interest rates on the United States government securities appropriate for the expected term of the Company’s stock options.

The expected term of stock options is calculated using the simplified method which takes into consideration the contractual life and vesting terms of the options.

The Company determined the expected volatility assumption for options granted using the historical volatility of comparable public company’s common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility for future stock option grants, until such time that the Company’s common stock has enough market history to use historical volatility.

The dividend yield assumption for options granted is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

During the years ended December 31, 2024 and 2023, stock-based compensation expense of $4,287,236 and $6,645,891, respectively, was recognized for the vesting of these options and restricted stock units. As of December 31, 2024, there was approximately $1,125,000 in unrecognized stock-based compensation, which will be recognized through September 2027.

Warrants

The number of outstanding warrants issued by the Company as of December 31, 2024 is as follows:

Warrant	Expiration Date	Exercise Price	Number Outstanding
GEM Common Stock Warrants	8 /11/2026	$14.12	9,686
Ionic Series B Preferred Stock Warrants	3 /29/2026	$10,000	1,100
Total			10,786

NOTE 7 – RELATED PARTY TRANSACTIONS

See Note 4 for a discussion of the Bridge Agreement entered into with related parties.

See Note 5 for a discussion of the related party Settlement Agreement and Engagement Letter entered into with Maxim.

See Note 5 for a discussion of the related party Settlement Agreement entered into with Sponsor.

See Note 6 for a discussion of related party Placement Agent Agreement with Maxim.

NOTE 8 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of the Company’s financial instruments, which consist of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximate fair value due to their short-term nature.

F-49

NOTE 9 – DEFERRED REVENUE

Changes in deferred revenue for the years ended December 31, 2024 and 2023 were as follows:

Deferred revenue as of December 31, 2022	$933,361
Amounts deferred during the period	3,695,476
Revenue recognized from amounts included in the deferred revenue beginning balance	(933,361)
Revenue from current year sales	(1,915,682)
Deferred revenue as of December 31, 2023	$1,779,794
Amounts deferred during the period	7,625,047
Revenue recognized from amounts included in the deferred revenue beginning balance	(1,779,794)
Revenue from current year sales	(6,305,301)
Deferred revenue as of December 31, 2024	$1,319,746

NOTE 10 – INCOME TAXES

For the years ended December 31, 2024 and 2023, the Company did not record a current or deferred income tax expense or benefit due to current and historical losses incurred by the Company. The Company’s losses before income taxes consist solely of losses from domestic operations.

A reconciliation of income tax expense (benefit) computed at the statutory federal income tax rate to income taxes as reflected in the financial statements is as follows:

	2024	2023
Statutory US Federal tax rate	21.0%	21.0%
Permanent differences:
State and local income taxes, net of Federal benefit	0.0%	0.0%
Stock compensation	-7.0%	-11.1%
Other	0.0%	-0.1%
Temporary differences	-0.4%	-1.3%
Valuation allowance	-13.6%	-8.5%
Total	0.0%	0.0%

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The significant components of the Company’s deferred tax assets and liabilities as of December 31, 2024 and 2023 are comprised of the following:

	2024	2023
Deferred tax asset attributable to:
Net operating loss carryover	$4,299,000	$2,529,000
Valuation allowance	(4,299,000)	(2,529,000)
Net deferred tax asset	$-	$-

F-50

The Company has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets, which are comprised primarily of net operating loss carryforwards. Management has considered the Company’s history of cumulative net losses in the United States, estimated future taxable income and prudent and feasible tax planning strategies and has concluded that it is more likely than not that the Company will not realize the benefits of its U.S. federal and state deferred tax assets. Accordingly, a full valuation allowance has been established against these net deferred tax assets as of December 31, 2024 and 2023, respectively. The Company reevaluates the positive and negative evidence at each reporting period. The Company’s valuation allowance increased during 2024 by approximately $1,770,000 primarily due to the generation of a net operating loss of approximately $8,200,000.

At December 31, 2024, the Company had federal net operating loss carry forwards of approximately $20,400,000. The federal operating losses since inception have no expiration.

Utilization of the U.S. federal and state net operating loss may be subject to a substantial annual limitation under Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state law, due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss that can be utilized annually to offset future taxable income and tax liabilities, respectively. The Company is currently performing an analysis but has not completed its study to assess whether a change of ownership has occurred, or whether there have been multiple ownership changes since its formation. Any limitation may result in expiration of a portion of the net operating loss carryforwards or research and development tax credit carryforwards before utilization.

The Company is subject to tax in the United States (“U.S.”) and files income tax returns in the U.S. Federal jurisdiction and several states and local jurisdictions where the Company has determined it has tax nexus. The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all periods since Inception. The Company currently is not under examination by any tax authority.

NOTE 11 – SUBSEQUENT EVENTS

Share Issuances

In January 2025, the Company issued 250 shares of Series B Preferred Stock upon the partial exercise of the Ionic Warrant for total consideration of $2,500,000.

In January 2025, the Company issued 532,100 shares of common stock for the conversion of 50 shares of Series B Preferred Stock.

In February 2025, the Company issued 850 shares of Series B Preferred Stock upon the full exercise of the Ionic Warrant for total consideration of $8,500,000.

Potential flyExclusive Transaction

On February 13, 2025, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with flyExclusive, Inc. (“flyExclusive”), FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive (“Merger Sub”), and Jet.AI SpinCo, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”). Pursuant to the Merger Agreement, (i) as a condition to closing on the Merger Agreement, the Company will distribute all of the shares of SpinCo, on a pro rata basis, to the Company’s stockholders and (ii) Merger Sub will merge with and into SpinCo (the “Merger” and, together with the Distribution and all other transactions contemplated under the Merger Agreement, the “Transactions”) with SpinCo surviving the Merger as a wholly owned subsidiary of flyExclusive.

F-51

In connection with executing the Merger Agreement, the Company, SpinCo, and flyExclusive entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) pursuant to which the Company will transfer the business, operations, services and activities of the Company’s jet charter business to SpinCo (the “Separation”). Upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, the Company will distribute all of the shares of common stock of SpinCo, $0.001 par value per share (“SpinCo Common Stock”) to the Company’s stockholders on a pro rata basis as set forth in the Separation and Distribution Agreement (the “Distribution”). As such, the Company will no longer operate a jet charter business as of consummation of the Distribution. There will be no change to the Company’s board of directors or executive officers as a result of the Transactions.

As consideration for the Merger and upon closing of the Merger, the holders of common stock of SpinCo will have their SpinCo Common Stock converted on a pro rata basis into the right to receive shares of Class A common stock of flyExclusive, $0.0001 par value per share (“flyExclusive Common Stock”), based on an exchange ratio equal to the quotient of (i) the “Initial Purchase Price” divided by the volume weighted average closing sale price of the flyExclusive Common Stock as reported on NYSE American for a period of 30 consecutive trading days ending on the trading day three trading days prior to the day of closing of the Merger (the “Merger Consideration Shares”), divided by (ii) the total outstanding shares of SpinCo Common Stock. The “Initial Purchase Price” is an amount equal to the product of (x) SpinCo’s estimated net cash, multiplied by certain premium percentages depending on SpinCo’s estimated net cash upon closing of the Merger. The number of Merger Consideration Shares that holders of SpinCo Common Stock will receive is subject to adjustment, depending on, among other things, the actual amount of SpinCo’s net cash at closing of the Merger. The Company’s stockholders will continue to own and hold their existing shares of the Company’s common stock as of closing of the Merger.

The Transactions are subject to shareholder approval and are expected to close during the second quarter of 2025.

The Company has evaluated subsequent events that occurred after December 31, 2024 through March ___, 2025, the date that these consolidated financial statements were available to be issued, and noted no additional events requiring recognition for disclosure.

F-52

PROSPECTUS

2,000,000 Shares of Common Stock

2,000,000 Pre-Funded Warrants

2,000,000 Shares of Common Stock Underlying the Pre-Funded Warrants

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, payable by us in connection with the sale of Common Stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$636
FINRA filing fee	$1,100
Accounting fees and expenses	$20,000
Legal fees and expenses	$150,000
Printing fees and expenses	$5,000

Total	$176,736

Item 14. Indemnification of Directors and Officers

Jet.AI Inc. is incorporated under the laws of the State of Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. In addition, a corporation may advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking from such person to repay any amount so advanced if it is ultimately determined that such person is not eligible for indemnification.

Our certificate of incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages to the fullest extent authorized under applicable law. This provision in our certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VI of our bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of us) by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer of us serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In addition to the above, we have entered into indemnification agreements with each of our directors and officers. These indemnification agreements provide our directors and officers with the same indemnification and advancement of expenses as described above and provide that our directors and officers will be indemnified to the fullest extent authorized by any future Delaware law that expands the permissible scope of indemnification. We also have directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by our directors and officers in their capacities as such.

II-1

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities we have issued within the past three years that were not registered under the Securities Act. Also included is the consideration we received for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

2.	On August 6, 2023, we entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Meteora”). Pursuant to the FPA Funding Amount PIPE Subscription Agreement, Meteora agreed to subscribe for and purchase, and the Company agreed to issue and sell to Meteora, on the closing date of the business combination, an aggregate of up to 1,186,952 Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) concurrently with the closing, less the number of Class A Ordinary Shares purchased by Meteora separately from third parties through a broker in the open market (the “Recycled Shares”) in connection with the Forward Purchase Agreement. On August 10, 2023, Meteora was issued 247,756 shares of Common Stock pursuant to the FPA Funding Amount PIPE Subscription Agreement. On August 31, 2023, Jet.AI and Meteora entered into an amendment to the Forward Purchase Agreement (the “Forward Purchase Agreement Confirmation Amendment”). Pursuant to the Forward Purchase Agreement Confirmation Amendment, the number of shares of Common Stock issued to Meteora was amended to 548,127 pursuant to the FPA Funding Amount PIPE Subscription Agreement. In each instance, the issuance of the securities was made pursuant to Section 4(a)(2) of the Securities Act.
3.	Following the Business Combination on August 10, 2023, we entered into a settlement agreement (the “Sponsor Settlement Agreement”) with Sponsor. Pursuant to the Sponsor Settlement Agreement, the Company issued 575 shares of the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Shares”) to settle our payment obligations under a promissory note in the principal amount of $575,000 dated November 14, 2022, in favor of Sponsor. The issuance of the securities was made pursuant to Section 4(a)(2) of the Securities Act.
4.	Following the Business Combination, on August 10, 2023, we entered into a settlement agreement (the “Maxim Settlement Agreement”) with Maxim. Pursuant to the Maxim Settlement Agreement, we issued 270,000 shares of Common Stock to Maxim Partners to settle our payment obligations under the underwriting agreement in connection with our IPO dated on or about August 11, 2021, by and between us and Maxim. We also issued 1,127 shares of Series A Convertible Preferred Stock in an amount equal in value to $1,127,000 (the “Series A Preferred Shares”). The issuances of the securities were made pursuant to Section 4(a)(2) of the Securities Act.
5.	On September 11, 2023, we entered into a binding term sheet (the “Bridge Agreement”) with eight investors to provide us $500,000 of short-term bridge financing pending our receipt of funds from our other existing financing arrangements. In an event of default, the principal amount of $625,000 would be increased by 120% and would be convertible into shares of our Common Stock. The issuance of the securities was made pursuant to Section 4(a)(2) of the Securities Act. We paid the full amounts due under the Bridge Agreement in March 2024.
6.	On December 28, 2023, we entered into a Warrant Exchange Agreement with an unaffiliated third party investor and issued an aggregate of 807,851 shares of Common Stock to the warrant holder in exchange for the surrender and cancellation of the same number of Jet.AI Warrants held by such holder, in reliance upon the exemption from the registration requirements under Section 3(a)(9) under the Securities Act.
7.	On January 17, 2024, we entered into a Warrant Exchange Agreement with an unaffiliated third party investor and issued an aggregate of 194,729 shares of Common Stock to the warrant holder in exchange for the surrender and cancellation of the same number of Jet.AI Warrants held by such holder, in reliance upon the exemption from the registration requirements under Section 3(a)(9) under the Securities Act.

II-2

8.	On January 23, 2024, we entered into a Warrant Exchange Agreement with an unaffiliated third party investor and issued an aggregate of 483,637 shares of Common Stock to the warrant holder in exchange for the surrender and cancellation of the same number of Jet.AI Warrants held by such holder, in reliance upon the exemption from the registration requirements under Section 3(a)(9) under the Securities Act.
9.	On various dates in the first quarter of 2024, we sold an aggregate of 1,500,000 shares of Common Stock to GEM under the Share Purchase Agreement, as described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Overview – Share Purchase Agreement” for gross proceeds of $1,110,000. The issuance of the securities was made pursuant to Section 4(a)(2) of the Securities Act.
10.	On March 28, 2024, we entered into a Securities Purchase Agreement with Ionic under which the Company issued (a) 150 shares of our Series B Preferred Stock, (b) a warrant to purchase up to 1,500 shares of Series B Preferred Stock, at an exercise price of $10,000 per share, and (c) 250,000 shares of our Common Stock, as described in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Overview – Ionic Transaction” for gross proceeds of approximately $1.5 million. The issuance of the securities was made pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.
11.	On various dates in the second quarter of 2024, we sold an aggregate of 1,244,800 shares of Common Stock to GEM under the Share Purchase Agreement. The issuance of the securities was made in reliance upon the exemption from the registration requirements under Section 4(a)(2) of the Securities Act.
12.	On August 21, 2024, we entered into a Settlement Agreement and Stipulation (the “Sunpeak Settlement Agreement”) with Sunpeak Holdings Corporation (“SHC”), which became effective on August 28, 2024, to settle outstanding claims owed to SHC. Pursuant to the Sunpeak Settlement Agreement, SHC agreed to purchase certain outstanding payables between us and designated vendors totaling approximately $2.4 million (the “Claims”) and exchange such Claims for a settlement amount payable in shares of our Common Stock (the “Settlement Shares”). The Settlement Shares were priced at the closing price of our Common Stock on August 21, 2024, subject to adjustment pursuant to the terms of the Sunpeak Settlement Agreement. We also agreed to also issue to SHC, on the issuance date(s), 100,000 freely trading shares of our Common Stock pursuant to Section 3(a)(10) of the Securities Act in accordance herewith as a Settlement Fee (the “Settlement Fee Shares”). The issuance of the Settlement Shares and the Settlement Fee Shares was made in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act.
13.	On September 24, 2024, we entered into a Letter Agreement with Ionic pursuant to which we issued 50 shares of Series B Preferred Stock to Ionic. The issuance of the securities was made pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.
14.	From October 2024 through the date of this prospectus, we issued 1,500 shares of Series B Preferred Stock from the full exercise of the Ionic Warrant for gross proceeds of $15.0 million before deducting offering costs of $280,000. As of November 28, 2025, we had issued 2,846,655 shares of Common Stock for the conversion of 650 shares of Series B Preferred Stock by Ionic. The securities were offered and sold in reliance on the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.
15	On various dates in the third quarter of 2024, we sold an aggregate of 6,222 shares of Common Stock to GEM under the Share Purchase Agreement. The issuance of the securities was made in reliance upon the exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933.
16	In October 2024, we issued 36,886 shares of Common Stock to satisfy in full the outstanding commitment fee payable to GEM and 44,225 shares of Common Stock under the Share Purchase Agreement with GEM for total consideration of $822,745. The issuance of the securities was made in reliance upon the exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933.
17	In October 2024, we issued 150,043 shares of Common Stock for settlement of approximately $1,877,000 in Claims under the Sunpeak Settlement Agreement. The issuance of the securities was made in reliance upon the exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933.
18	On June 30, 2025, we issued to Maxim a total of 125,000 shares of Common Stock in satisfaction of certain cash fees otherwise due to Maxim. The securities were offered and sold in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act

In each transaction in which we relied on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, we did not engage in any general solicitation or advertising, and we offered the securities to a limited number of persons with whom we had pre-existing relationships. We exercised reasonable care to ensure that the purchasers of securities were not underwriters within the meaning of the Securities Act, including making reasonable inquiry prior to accepting any subscription, making written disclosure regarding the restricted nature of the securities, and placing a legend on the certificates representing the shares. Further, stop-transfer restrictions were placed with our transfer agent and a restrictive legend was placed on the certificate in connection with these offerings. In addition, sales in the transactions exempt under Rule 506(b) were made exclusively to what the Company reasonably believed were accredited investors as defined in Rule 501 of the Securities Act. The recipients of securities in each of these transactions acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

II-3

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The Company has filed the exhibits listed on the accompanying Exhibit Index of this registration statement.

(b) Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference into this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to the Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement by and between Maxim Group LLC and Jet.AI Inc.
2.1	Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023, by and among the Company, First Merger Sub, Second Merger Sub and Jet Token (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
2.2	Amendment No. 1 to Business Combination Agreement and Plan of Reorganization, dated May 11, 2023, by and among the Company, First Merger Sub, Second Merger Sub and Jet Token (incorporated by reference to Exhibit 2.2 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
2.3#	Amended and Restated Agreement and Plan of Merger and Reorganization dated as of May 6, 2025, by and among Jet.AI Inc., flyExclusive, Inc., FlyX Merger Sub, Inc., and Jet.AI SpinCo, Inc. (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on May 6, 2025).
2.4	Amendment No. 1 to Amended and Restated Agreement and Plan of Merger and Reorganization, dated July 30, 2025, between Jet.AI Inc., flyExclusive, Inc., FlyX Merger Sub, Inc., and Jet.AI SpinCo, Inc. (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on July 30, 2025).
2.5	Amendment No. 2 to Amended and Restated Agreement and Plan of Merger and Reorganization, dated July 30, 2025, between Jet.AI Inc., flyExclusive, Inc., FlyX Merger Sub, Inc., and Jet.AI SpinCo, Inc. (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on October 16, 2025).
3.1	Certificate of Incorporation of Jet.AI Inc., as amended through November 12, 2024 (incorporated by reference to Exhibit 3.1 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on March 26, 2025).
3.2	Certificate of Designation of the Series A Convertible Preferred Stock of Jet.AI Inc., as amended through July 15, 2024 (incorporated by reference to Exhibit 3.2 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on March 26, 2025).
3.3	Certificate of Designation of the Series A-1 Convertible Preferred Stock of Jet.AI Inc., dated August 10, 2023 (incorporated by reference to Exhibit 3.3 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
3.4	Certificate of Designations of Series B Convertible Preferred Stock of Jet.AI Inc., as amended through February 14, 2025 (incorporated by reference to Exhibit 3.4 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on March 26, 2025).
3.5	Bylaws of Jet.AI Inc., as amended through August 5, 2024 (incorporated by reference to Exhibit 3.5 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on March 26, 2025).
4.1	Warrant by and between Jet. AI Inc. and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 (File. No. 333-274432) of Jet.AI Inc. filed with the SEC on September 8, 2023).
4.2	Warrant Agreement Amendment by and between Jet.AI Inc. and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A (File No. 333-274432) of Jet.AI Inc. filed with the SEC on October 27, 2023).
4.3	Warrant by and between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 4.5 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on April 1, 2024).
4.4*	Form of Pre-Funded Warrant
5.1*	Consent of Dykema Gossett PLLC.
10.1+	2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on September 26, 2024).
10.2+	Employment Offer Letter dated August 8, 2023 between George Murnane and Jet.AI Inc. incorporated by reference to Exhibit 10.12 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
10.3+	Employment Offer Letter dated August 8, 2023 between Michael Winston and Jet.AI Inc. (incorporated by reference to Exhibit 10.11 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
10.4+	Employment Offer Letter dated July 11, 2023 between Patrick McNulty and Jet.AI Inc. (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-274432) of Jet.AI Inc. filed with the SEC on September 8, 2023).

II-5

10.5	Share Purchase Agreement by and among Jet Token Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated August 4, 2022 (incorporated by reference to Exhibit 10.7 of the Company’s Form S-4/A (File No. 333-270848) filed with the SEC on May 11, 2023).
10.6	Registration Rights Agreement by and among Jet Token Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated August 4, 2022 (incorporated by reference to Exhibit 10.8 of the Company’s Form S-4/A (File No. 333-270848) filed with the SEC on May 11, 2023).
10.7	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
10.8	Securities Purchase Agreement dated as of March 28, 2024 and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.30 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on April 1, 2024).
10.9	Voting Agreement dated as of March 29, 2024 by and among Jet.AI Inc. and certain stockholders. (incorporated by reference to Exhibit 10.31 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on April 1, 2024).
10.10	Registration Rights Agreement dated as of March 29, 2024 between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.32 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on April 1, 2024).
10.11	Placement Agency Agreement (incorporated by reference to Exhibit 10.33 of Jet.AI’s Current Report on Form 8-K filed with the SEC on April 19, 2024).
10.12	Letter Agreement, dated September 24, 2024, between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on September 25, 2024).
10.13	Letter Agreement, dated October 10, 2024, between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on October 10, 2024).
10.14	Letter Agreement, dated October 18, 2024, between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on October 18, 2024).
10.15^	Aircraft Purchase Agreement, dated October 31, 2024, between Galilee, LLC, a wholly-owned subsidiary of Jet.AI Inc., and Textron Aviation Inc. (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on November 5, 2024).
10.16	Separation and Distribution Agreement dated as of February 13, 2025, by and among Jet.AI Inc., Jet.AI SpinCo, Inc., and flyExclusive, Inc. (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on February 20, 2025).
10.17	Form of Stockholder Support Agreement (incorporated by reference to Exhibit 10.2 of Jet.AI’s Current Report on Form 8-K filed with the SEC on February 20, 2025).
10.18#	Joint Venture Agreement, dated June 26, 2025, between Jet.AI Inc. and Consensus Core Technologies Inc. (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on July 2, 2025).
10.19#^	Contribution Agreement, dated July 2, 2025, between Jet.AI Inc., Consensus Core Technologies Inc., and Convergence Compute LLC (incorporated by reference to Exhibit 10.2 of Jet.AI’s Current Report on Form 8-K filed with the SEC on July 2, 2025).
10.20	Equity Distribution Agreement dated November 21, 2025, between Jet.AI Inc. and Maxim Group LLC (incorporated by reference to Exhibit 10.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on November 28, 2025).
21.1	List of Subsidiaries of Jet.AI Inc. (incorporated by reference to Exhibit 21.1 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on March 26, 2025).
23.1*	Consent of Hacker Johnson & Smith PA.
23.2*	Consent of Dykema Gossett PLLC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to the initial filing of this registration statement).
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)
107*	Filing Fee Table.

*	Filed herewith.
+	Management contracts.
#	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.
^	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 1, 2025.

JET.AI INC.

By:	/s/ Michael Winston
Michael Winston
Executive Chairman and Interim Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Winston, as his or her true and lawful attorneys-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Winston	Executive Chairman and Interim Chief Executive Officer	December 1, 2025
Michael Winston	(Principal Executive Officer)

/s/ George Murnane	Interim Chief Financial Officer and Director	December 1, 2025
George Murnane	(Principal Financial Officer, Principal Accounting Officer)

/s/ William Yankus	Director	December 1, 2025
William Yankus

/s/ Wrendon Timothy	Director	December 1, 2025
Wrendon Timothy

/s/ Lt. Col. Ran David	Director	December 1, 2025
Lt. Col. Ran David

/s/ Donald Jeffrey Woods	Director	December 1, 2025
Donald Jeffrey Woods

/s/ Ehud Talmor	Director	December 1, 2025
Ehud Talmor

II-7